Exhibit 4.3

Execution Form

CONFIDENTIAL TREATMENT HAS BEEN REQUESTED BY AERCAP HOLDINGS N.V.  THIS REDACTED VERSION OMITS CONFIDENTIAL INFORMATION, DENOTED BY ASTERISKS [***].  A REFERENCE COPY, INCLUDING THE TEXT OMITTED FROM THIS REDACTED VERSION, HAS BEEN DELIVERED TO THE SECURITIES AND EXCHANGE COMMISSION.

DATED            May 2013

AERCAP HOLDINGS N.V.

LATAM AIRLINES GROUP S.A.

FRAMEWORK DEED

Relating to the purchase and leaseback of ten (10) used Airbus A330-200 aircraft, nine (9) new Airbus A350-900 aircraft, four (4) new Boeing 787-9 aircraft and two (2) new Boeing 787-8 aircraft

Freshfields Bruckhaus Deringer LLP

65 Fleet Street

London EC4Y 1HS

CONTENTS

CLAUSE		PAGE

1.	Definitions and Interpretation	1

2.	Purpose; Base Documents; Conditions Precedent; Agreement	6

3.	Definitive Documents — Arrangements for Execution and Key Terms and Conditions	8

4.	Cancellation Rights Following Delay in Delivery / Total Loss	11

5.	Other Original Purchase Agreement Related Matters	12

6.	Guarantees	15

7.	Obligations of the Parties and Related Matters	15

8.	Representations and Warranties	17

9.	Payment Related Matters	18

10.	Assignments	18

11.	Other Matters	18

12.	Governing Law and Disputes; Process Agent	21

Schedule 1 Aircraft details and Scheduled Delivery Quarters

Schedule 2 A330 Aircraft

Schedule 3 Escalation Formula and Sample Calculations

Schedule 4 Relevant Events

Schedule 5 Relevant Additional clauses for Purchase Agreement Assignment

Schedule 6 Form of Purchase Agreement

Schedule 7 Form of Lease (A350-900 Aircraft)

Schedule 8 Form of Lease (787-8 Aircraft and 787-9 Aircraft)

Schedule 9 Additional Provisions for Lease (A350-900 Aircraft)

Schedule 10 Additional Provisions for Lease (787-8 Aircraft and 787-9 Aircraft)

Schedule 11 Form of Lessor Guarantee

I

THIS DEED is made by way of deed and is entered into on                                             2013

BETWEEN:

(1)                                 AERCAP HOLDINGS N.V., a public company with limited liability (naamloze vennootshap met beperkte aansprakelijkheid) incorporated under the laws of The Netherlands whose registered office is at AerCap House, Stationsplein 965, 1117 CE Schiphol, The Netherlands (AerCap); and

(2)                                 LATAM AIRLINES GROUP S.A., a sociedad anónima incorporated under the laws of Chile, whose registered office is at Av. Presidente Riesco 5711, 20th Floor, Las Condes, Santiago, Chile (LATAM).

IT IS AGREED AND THIS DEED WITNESSES as follows.

1.                                      DEFINITIONS AND INTERPRETATION

In this Deed the following terms have the meanings set out:

787-8 Specification has the meaning given to it in clause 3.6(h)(ii).

787-9 Specification has the meaning given to it in clause 3.6(h)(ii).

A330 Aircraft means each Aircraft listed in Schedule 2.

A330 Aircraft Documentation means, with respect to each A330 Aircraft, the documentation referred to in clause 3.7.

A330 Purchase Agreement means each of the purchase agreements entered into or to be entered into with respect to an A330 Aircraft, between Lan Cargo Overseas, as seller and a Lessor.

A350 Specification has the meaning given to it in clause 3.6(h)(i).

Acceptable Guarantor means AerCap Holdings N.V., or such other guarantor notified by Lessor to LATAM provided that such other Guarantor is a Qualifying Person.

Actual Delay has the meaning given to it in clause 4.1(c).

AerCap Cancellation Right means, with respect to an Aircraft (other than an A330 Aircraft), the right of AerCap to cancel its obligation under this Deed to purchase or procure the purchase of, such Aircraft as set out in clause 4.1(c) or 4.2.

Aircraft Specifications means the A350 Specification, the 787-8 Specification and the 787-9 Specification as applicable.

Anticipated Delay has the meaning given to it in clause 4.1(c).

Affiliate means any other Person directly or indirectly controlling, directly or indirectly controlled by or under direct or indirect common control with the Person specified, and includes any trust of which the beneficiary or Owner Participant (if applicable) is the Lessor or Owner Participant (if applicable) or an Affiliate of the Lessor or Owner Participant (if applicable).

1

Airbus means Airbus S.A.S. or its successor in title.

Aircraft means each of the Airframes to be delivered, sold, assigned, as applicable, and leased in accordance with the relevant Lease and this Deed, with the Engines that will be installed on such Airframes at Delivery and all Parts and Aircraft Documents.

Aircraft Documents means (i) all Manuals and Technical Records; (ii) all log books, Aircraft records, and other documents provided to Lessee at Delivery of the Aircraft and (iii) all documents listed in a schedule to the relevant Delivery Acceptance Certificate.

Airframe means the A330 Aircraft, the nine (9) new Airbus model A350-900 aircraft (each, a A350-900 Aircraft), the four (4) new Boeing model 787-9 aircraft (each, a 787-9 Aircraft) and the two (2) new Boeing model 787-8 aircraft (each, a 787-8 Aircraft).

Applicable Reference Adjustment means [***].

Applicable Swap Rate means the prevailing twelve (12) year US Dollar SWAP rate as stated on Bloomberg screen service page IRSB18 (or on any successor or substitute page of such service, or any successor to or substitute for such service, providing rate quotations comparable to those current provided on such page of such service), expressed as a percentage rounded to two (2) decimal places at 11:00 AM New York City time two (2) Business Days prior to the Delivery Date of the relevant Aircraft.

Base Documents has the meaning given to it in clause 2.3.

Basic Rent for an Aircraft means the amount set out in clause 3.6(g).

BFE means the buyer furnished equipment supplied or purchased by or on behalf of LATAM in respect of the Aircraft (other than the A330 Aircraft) for installation by the Manufacturer pursuant to the Original Purchase Agreement on or before the Delivery Date.

Boeing means The Boeing Company or its successor in title.

Business Day means any day other than a Saturday or a Sunday on which commercial banks are open for business in New York, New York, United States of America, Amsterdam, the Netherlands, Dublin, Ireland, Sao Paolo, Brazil and in Santiago, Chile.

Cancellation Right means the AerCap Cancellation Right or the LATAM Cancellation Right, as applicable.

Cancelled Aircraft means a Delayed Aircraft in relation to which the provisions of clause 4 apply or a Total Loss Aircraft, as applicable.

Compensation Amount means, [***].

Definitive Documents has the meaning given to it in clause 3.1.

Delay means any delay in the delivery of an Aircraft (other than an A330 Aircraft) by the Manufacturer under the Original Purchase Agreement, whether actual or anticipated, beyond the last day of the originally Scheduled Delivery Quarter applicable to such Aircraft.

Delayed Aircraft means any Aircraft the subject of a Delay.

2

Delivery means (a) with respect to each Aircraft (other than an A330 Aircraft), the delivery of such Aircraft by the Manufacturer under the Original Purchase Agreement and (b) with respect to an A330 Aircraft the delivery of such A330 Aircraft under the relevant A330 Purchase Agreement; its transfer of title to the relevant Lessor and the commencement of the leasing of such Aircraft to LATAM under the related Lease.

Delivery Date means, with respect to an Aircraft, the date on which Delivery takes place.

Dispute has the meaning given to it in clause 12.2(a).

Dollars, United States Dollars, U.S. Dollar, USD, US$ and $ means the lawful currency of the United States of America.

Engines means:

(a)                                 with respect to an A350-900 Aircraft each Rolls-Royce Trent XWB83 engine;

(b)                                 with respect to a 787-9 Aircraft each Rolls-Royce Trent 1000-C1 engine;

(c)                                  with respect to a 787-8 Aircraft each Rolls-Royce Trent 1000-C1 engine; and

(d)                                 with respect to an A330 Aircraft each engine that is applicable to such Aircraft as specified in column 2 of Schedule 2,

including, in each case, all Parts installed on any such Engines.

Event of Default has the meaning given to it under the relevant Lease.

Features has the meaning defined in clause 5.2.

Guaranteed Liabilities means any and all monies, liabilities and obligations (whether actual or contingent, whether now existing or hereafter arising, whether or not for the payment of money, and including any obligation or liability to pay damages and including any interest which would have accrued on the amounts in question) which are now or which may at any time and from time to time hereafter be due, owing, payable, or incurred, or expressed to be due, owing, payable or incurred from or by:

(a)                                 Lan Cargo Overseas;

(b)                                 TAM; and/or

(c)                                  any Affiliate of LATAM,

to AerCap or any AerCap Affiliate or any Lessor or any Purchaser under or in connection with any Purchase Agreements, Purchase Agreement Assignments, Airframe Warranties Agreements, Engine Warranties Agreements and any bills of sale or other documentation entered into in connection with the sale and purchase of any Aircraft as contemplated by this Deed, and references to Guaranteed Liabilities includes references to any part thereof.

Lan Cargo Overseas means Lan Cargo Overseas Limited a company incorporated under the laws of the Bahamas whose registered office is at Dehands House, 2nd Terrace West, Centreville, Nassau, The Bahamas.

3

LATAM Cancellation Right means, with respect to an Aircraft (other than an A330 Aircraft), the right of LATAM to cancel its obligation under this Deed to sell or procure the sale of, such Aircraft as set out in clause 4.1(c).

Lease means, with respect to each Aircraft, the lease agreement for such Aircraft between LATAM (as lessee) and a Lessor (as lessor) on the terms and conditions specified in clause 3, and, with respect to any Aircraft, references in this Deed to the Lease shall be construed so as to refer to the Lease for such Aircraft.

Lease Rent means the Basic Rent adjusted by the provisions of clause 3.6(g).

Lease Term means the applicable scheduled lease term as specified in clause 3.6(f).

Lessee means LATAM.

Lessor means AerCap or an Affiliate of AerCap or a Qualifying Person, or a trustee acting on behalf of any such person, as AerCap may determine, and, with respect to an Aircraft, references to Lessor in this Deed shall be construed so as to refer to the Lessor applicable to such Aircraft.

Lessor Guarantee has the meaning given to it in clause 6.1.

Losses has the meaning specified in the form of Leases attached to this Deed.

Manufacturer means:

(a)                                 in relation to the A330 Aircraft and A350-900 Aircraft, Airbus; and

(b)                                 in relation to the 787-8 Aircraft and 787-9 Aircraft, Boeing,

and references in this Deed to the Manufacturer shall be construed so as to refer to whichever of Airbus or Boeing is applicable.

Manufacturer Consent means, with respect to any Aircraft (other than the A330 Aircraft), the consent and agreement of the Manufacturer to the assignment of certain rights under the relevant Original Purchase Agreement (in particular the right to take title to such Aircraft) to the applicable Lessor, in such form as is market practice at the relevant time.

Operative Documents has the meaning set out in each Lease.

Original Purchase Agreement means:

(a)                                 in relation to an A350-900 Aircraft, the purchase agreement relating to the acquisition by TAM of the Aircraft from the Manufacturer dated 20 December 2005 as amended and restated from time to time;

(b)                                in relation to a 787-8 Aircraft or 787-9 Aircraft, the purchase agreement relating to the acquisition by LATAM of the Aircraft from the Manufacturer dated 29 October 2007 and bearing reference number 3256, and references in this Deed to the Original Purchase Agreement shall be construed so as to refer to whichever agreement is applicable.

4

Owner Participant means such entity as AerCap shall advise Lessee in writing as being the owner participant under any owner trust agreement entered into with a Lessor with respect to an Aircraft.

Parts means, whether or not installed in or attached to the Airframe or any Engine any component, furnishing or equipment (other than a complete Engine) installed on or attached to or furnished with the Airframe or any Engine on the Delivery Date or thereafter. Parts includes BFE and Features.

[***]

Purchase Agreement means:

(a)                                 in relation to an A350-900 Aircraft, a 787-8 Aircraft or a 787-9 Aircraft, the purchase agreement between the applicable Purchaser (as purchaser of the Aircraft) and the applicable Seller (as seller) substantially in the form of Schedule 6; and

(b)                                 in relation to an A330 Aircraft, the A330 Purchase Agreement,

and, with respect to any Aircraft, references in this Deed to the Purchase Agreement shall be construed so as to refer to the Purchase Agreement for such Aircraft.

Purchase Agreement Assignment means, if applicable in relation to an Aircraft (other than an A330 Aircraft), the assignment of certain rights under the relevant Original Purchase Agreement (in particular the right to take title to such Aircraft) entered into between the relevant Seller (as assignor) and the relevant Lessor (as assignee) and consented to by the Manufacturer by way of the Manufacturer Consent (unless the Manufacturer is also a party to the Purchase Agreement Assignment and provides its consent by entering into such document).

Purchase Price for an Aircraft (other than an A330 Aircraft) means the amount set out in clause 3.6(a) for such aircraft type as adjusted in accordance with the provisions of clause 3.6(a).

Purchaser means AerCap or an Affiliate of AerCap or a Qualifying Person or a Person guaranteed by a Qualifying Person.

Qualifying Person means a Person (i) with a net worth of [***].

Reference Rate means [***].

Relevant Event means any event as specified in Schedule 4.

Relevant Extracts has the meaning given to it in clause 5.8.

Scheduled Delivery Date for an Aircraft (other than the A330 Aircraft) is the date notified by the Manufacturer as the date on which such Aircraft is scheduled to be ready for delivery and acceptance under the Original Purchase Agreement.

Scheduled Delivery Quarter means the quarter during which each Aircraft (other than the A330 Aircraft) is currently scheduled to be delivered under the Original Purchase Agreement as set out in column 2 of Schedule 1.

5

Seller means LATAM or an Affiliate of LATAM and, in respect of the A330 Aircraft, Lan Cargo Overseas.

Specification means for an aircraft type (other than in respect of an A330 Aircraft), the specification identification number as set out in clause 3.6(h).

Specification Change Notice has the meaning given to it in clause 5.1.

[***]

[***]

TAM means TAM Linhas Aéreas S.A.

Total Loss means:

(a)                                 in relation to any A330 Aircraft, any of the following:

(i)             the actual or constructive total loss of the Aircraft (including any damage to the Aircraft or requisition for use or hire which results in an insurance settlement on the basis of a total loss); or

(ii)          the Aircraft being destroyed, damaged beyond economic repair or permanently rendered unfit for normal use for any reason whatsoever; or

(iii)       the requisition of title or other compulsory acquisition of title for any reason of the Aircraft by any Government Entity or other Person, whether de jure or de facto; or

(iv)      the hi-jacking, theft, disappearance, confiscation, detention, or hire of the Aircraft, which deprives any person permitted by this Deed to have possession and/or use of the Aircraft of its possession and/or use for more than sixty (60) days (and one hundred eighty 180 days in the case of seizure or requisition for use).  If, within 30-days following the Total Loss Date in relation to such hi-jacking, theft, disappearance, confiscation, detention, seizure or requisition for use or hire of the Aircraft, is restored to the possession of TAM, then the scheduled Delivery should continue; and

(b)                                 in relation to any Aircraft (other than as A330 Aircraft), the loss, destruction or, in the reasonable opinion of the relevant Manufacturer, the damage of such Aircraft beyond repair.

Total Loss Aircraft means any Aircraft the subject of a Total Loss.

Capitalized terms used but not otherwise defined herein shall have the meaning set forth for such terms in the form Leases attached to this Deed.

2.                                      PURPOSE; BASE DOCUMENTS; CONDITIONS PRECEDENT; AGREEMENT

2.1                               This Deed constitutes the agreement reached among AerCap and LATAM in respect of the purchase by AerCap or by a Purchaser procured by AerCap and the leaseback to LATAM of the Aircraft.

2.2                               The purpose of this Deed is to set forth:

6

(a)                                 the terms of the agreement of AerCap to provide a purchase and leaseback for the Aircraft, including the terms of LATAM’s agreement to sell, or procure the sale of, each Aircraft to the applicable Lessor and concurrently to lease such Aircraft from the applicable Lessor, and AerCap’s agreement to cause the applicable Lessor to purchase such Aircraft from the applicable Seller (or Manufacturer, pursuant to a Purchase Agreement Assignment in the case of an Aircraft other than an A330 Aircraft), and concurrently to lease such Aircraft to, LATAM, on the applicable Delivery Date for such Aircraft;

(b)                                 the method for determining the key economic provisions, notably the purchase price payable for the Aircraft and the scheduled rental payable under the related Lease; and

(c)                                  certain other terms that are to be applicable to the purchase and leaseback transaction relating to each Aircraft.

Base Documents

2.3                               Attached to this Deed as Schedules are the forms of the following documents (together with some specific pre-agreed amendments) which have been fully negotiated by AerCap and LATAM, with respect to the purchase and leaseback of the Aircraft (collectively, the Base Documents):

(a)                                 Schedule 6 — Purchase Agreement - to be used for the purchase of the A350-900 Aircraft, 787-8 Aircraft and 787-9 Aircraft subject to the terms of clause 3.4;

(b)                                 Schedule 7 — Lease Agreement (A350-900 Aircraft variant) — subject, if requested by AerCap at its discretion that they be inserted, to the amendments specified in Schedule 9;

(c)                                  Schedule 8 — Lease Agreement (787-8 Aircraft and 787-9 Aircraft variant) — subject, if requested by AerCap at its discretion that they be inserted, to the amendments specified in Schedule 10;

(d)                                 [***];

(e)                                  [***];

(f)                                   Schedule 11 — form of Lessor Guarantee.

Conditions Precedent

2.4                               As a condition precedent to the effectiveness of this Deed, each party has provided the following documentation to the other party:

(a)                                 evidence that it has duly authorised the entry into and performance of the transactions contemplated by of this Deed and evidence of the authority of the person signing this Deed on its behalf, all such documentation to be reasonably satisfactory to the party receiving it; and

(b)                                a legal opinion as to this Deed, in form and substance acceptable to the other party, acting reasonably, from external legal counsel in its jurisdiction of incorporation that the parties have separately agreed will provide such opinion.

7

By signature to this Deed, each party confirms its receipt and satisfaction of the foregoing conditions.

Agreement to purchase, sell and lease

2.5                               Subject to the terms and conditions of this Deed and, with respect to each Aircraft, the Definitive Documents and/or the A330 Aircraft Documentation (where applicable) and/or any other documentation entered into by the Seller with the Purchaser relating to such Aircraft:

(a)                                 AerCap agrees to buy or procure the purchase of each Aircraft from the Seller;

(b)                                 LATAM agrees to sell or procure the sale of each Aircraft to the Purchaser; and

(c)                                  Aercap agrees that it will procure that the Purchaser leases the Aircraft to LATAM pursuant to the Lease and LATAM agrees to take the Aircraft on lease from the Purchaser, such leasing to commence simultaneously with the purchase and sale of the Aircraft.

3.                                      DEFINITIVE DOCUMENTS — ARRANGEMENTS FOR EXECUTION AND KEY TERMS AND CONDITIONS

Definitive Documents — Execution Process

3.1                               The definitive documentation for the purchase and leaseback of each Aircraft, other than the A330 Aircraft as to which clause 3.7 shall apply, (with respect to each Aircraft, the Definitive Documents) will be in the form of the Base Documents (except as AerCap and LATAM may otherwise agree in writing) and will reflect the specific purchase and leaseback terms for such Aircraft determined pursuant to this Deed.

3.2                               AerCap, acting reasonably, may, request the amendment of the form of the Lease Agreement for any Aircraft, subject to LATAM’s consent, acting reasonably:

(a)                                 on the advice of its legal counsel to reflect any changes in law in Chile or Brazil after the date of this Deed or, if different, the proposed State of Registration of the Aircraft;

(b)                                 to reflect the requirements of AerCap’s financiers who will provide financing for the Aircraft provided that such amendments reflect market standards for operating lease transactions for the relevant Aircraft or similar Aircraft at the time of the request and further provided such changes will not lead to increased costs for LATAM; and/or

(c)                                  to make changes of an administrative nature, for example to reflect updated definitions, names and addresses of parties, account details and the like,

provided always that any such changes do not increase any material obligations or reduce any material rights of LATAM under the related Lease Agreement.

AerCap will reimburse LATAM in respect of any reasonable out of pocket expenses (including legal fees) incurred by LATAM in connection with documenting any such amendments.

3.3                               AerCap will distribute execution versions of the Definitive Documents with respect to each Aircraft (other than an A330 Aircraft) at least thirty (30) days before the Scheduled

8

Delivery Date for such Aircraft. Upon distribution of such documents LATAM will execute, and AerCap will cause the relevant Purchaser and Lessor to execute, the Definitive Documents with respect to each Aircraft to which it is to be a party, and the parties will thereupon exchange fully executed copies of the Definitive Documents, in each case at least fifteen (15) days before the Scheduled Delivery Date for such Aircraft.  For the avoidance of doubt, if all Definitive Documents with respect to an Aircraft are not executed and delivered by all parties to each such document, then none of the Definitive Documents for such Aircraft shall be binding or otherwise enforceable against any of the parties thereto.

Purchase Agreement Assignment

3.4          If LATAM wishes that title to any Aircraft (other than an A330 Aircraft as to which clause 3.7 shall apply) is transferred directly to the relevant Lessor by the Manufacturer then LATAM will notify AerCap of the same at least forty five (45) days prior to the first Aircraft of that type and with respect to any further Aircraft of that type at least thirty (30) days prior to the Scheduled Delivery Date, such notice to be accompanied by a draft of the Purchase Agreement Assignment relating to such title transfer. The parties will work together in good faith with a view to agreeing upon the execution form of such Purchase Agreement Assignment and any related Manufacturer Consent such that the same is agreed at least twenty (20) days prior to the Scheduled Delivery Date. Absent such agreement, LATAM and the relevant Lessor will enter into a Purchase Agreement for such Aircraft using the Base Document form. The parties agree that the form of Purchase Agreement Assignment, once agreed as contemplated by this clause, will actually be signed by the relevant parties thereto on the Delivery Date for the applicable Aircraft subject always to the terms and conditions of this Deed and to AerCap and the relevant Purchaser being satisfied that LATAM will take the Aircraft on lease in accordance with the provisions of the related Lease simultaneously with the Purchaser taking title to the Aircraft by way of the Purchase Agreement Assignment.

3.5          In the event that an Aircraft is purchased pursuant to a Purchase Agreement Assignment, the parties agree that the additional clauses set out in Schedule 5 to this Deed will be deemed to apply to the purchase and delivery of any Aircraft the subject of a Purchase Agreement Assignment.

Key Terms and Conditions

3.6          The key terms and conditions for the purchase and leaseback of each of the Aircraft, other than the A330 Aircraft as to which clause 3.7 shall apply, are as follows:

(a)                                 Purchase Price: [***];

(b)                                 Seller: at LATAM’s option, either:

(i)             for the A350-900 Aircraft, TAM pursuant to the Purchase Agreement or Airbus (by way of a Purchase Agreement Assignment); or

(ii)          for the 787-8 Aircraft and 787-9 Aircraft, LATAM pursuant to the Purchase Agreement or Boeing (by way of a Purchase Agreement Assignment);

(c)                                  Purchaser/Lessor: at AerCap’s option:

(i)             AerCap; or

9

(ii)          an AerCap Affiliate (or an entity acting as trustee on behalf of such Affiliate) guaranteed by an Acceptable Guarantor pursuant to a guarantee in the form of the Guarantee; or

(iii)       a Qualifying Person (or a Person guaranteed by an Acceptable Guarantor), provided always that, notwithstanding that the Aircraft is to be purchased by and leased to LATAM by a Qualifying Person (or a Person guaranteed by an Acceptable Guarantor), AerCap will be primarily liable to ensure that such Person purchases the Aircraft on the Delivery Date subject to and in accordance with the requirements of this Deed and the Operative Documents;

(d)                                 Lessee: LATAM;

(e)                                  Delivery Date: the date of delivery of such Aircraft by the Manufacturer under the Original Purchase Agreement, estimated to be a date in the Scheduled Delivery Quarter as set out in Schedule 1, noting the potential for a delay in delivery in accordance with the terms of the related Original Purchase Agreement, which is subject to the delayed delivery arrangements agreed by the parties in clause 4;

(f)                                   Lease Term: for each Aircraft, [***] from the actual Delivery Date for such Aircraft;

(g)                                  Lease Rent: [***];

(h)                                 Aircraft specification:

(i)             A350-900 Aircraft: LATAM confirms to AerCap that the current specification of the A350-900 aircraft is the standard specification as set out in the Airbus Aircraft Description Document number [***], as amended by an applicable Specification Change Notices (the A350 Specification);

(ii)          Boeing Aircraft: LATAM confirms to AerCap that the current specification for the 787-8 Aircraft and the 787-9 Aircraft is as follows: the standard specification referred to by the Boeing Detail Specification number [***] (the 787-8 Specification and the 787-9 Specification as applicable);

(iii)       LATAM agrees that it will not discriminate between the Aircraft (excluding the A330 Aircraft) to be subject to the purchase and leaseback transaction as contemplated by this Deed and the other aircraft that are subject to the Original Purchase Agreement and that are to be delivered within a similar timeframe as the Aircraft, such that the final specification of the Aircraft will be substantially the same as such other aircraft.

LATAM agrees to consider in good faith, without obligation to consent, any requests by AerCap to include additional specifications which will assist in the remarketing of the Aircraft, such additions to be incorporated at AerCap’s cost and such cost will not lead to any adjustment in the rent payable by Lessee under the related Lease; and

(i)                                     Other Terms and Conditions: as set out in the agreed form Lease that is applicable to such Aircraft type.

A330 Aircraft Documentation

3.7          On or prior to the date of this Deed, the parties have agreed the following relating to each A330 Aircraft:

10

(a)                                 the form of A330 Purchase Agreement;

(b)                                 the form of Lease;

(c)                                  the specifications of each A330 Aircraft; and

(d)                                 the purchase price, Lease rent, Lease rent factor, and Lease term for each A330 Aircraft (as set out in Schedule 2).

3.8          Subject to the terms and conditions of each Purchase Agreement and each Lease, the parties confirm their intention that the completion of the purchase and leaseback of the A330 Aircraft will take place during the month of June, 2013 and each party agrees to cooperate together to ensure that such completions take place in line with a schedule of closings that they have separately settled upon.

3.9          [***].

4.             CANCELLATION RIGHTS FOLLOWING DELAY IN DELIVERY / TOTAL LOSS

[***]

4.1          [***]:

Total Loss of an Aircraft prior to Delivery

4.2          If, before Delivery, an Aircraft suffers a Total Loss, LATAM shall, as soon as reasonably practicable after it has become aware of such Total Loss, notify AerCap in writing thereof.  Following notification of a Total Loss, subject to clause 4.3, AerCap has the right, by giving notice in writing to LATAM, to cancel its obligation under this Deed to purchase or procure the purchase of the Total Loss Aircraft and lease it to LATAM (and each applicable Purchaser and Lessor, if Definitive Documents have been executed and delivered, shall have a corresponding right under such documents).  If AerCap exercises such Cancellation Right then, [***] LATAM will pay to AerCap the Compensation Amount for the Total Loss Aircraft within six (6) months of the exercise of the Cancellation Right.

[***]

4.3          [***].

4.4          [***].

4.5          [***].

4.6          [***].

4.7          [***].

4.8          All references to “Aircraft” in this clause 4 shall be construed so as not to include any A330 Aircraft, it being agreed that this clause 4 does not apply to the A330 Aircraft.

11

5.             OTHER ORIGINAL PURCHASE AGREEMENT RELATED MATTERS

Specification Change Notices, Features and BFE

5.1          The parties acknowledge that the A350 Specification is not yet fully defined.  In this regard, LATAM agrees with AerCap that LATAM will finalise, or procure that TAM finalises, the list of Specification Change Notices (SCNs) and BFE to be installed on each A350-900 Aircraft with the Manufacturer in accordance with the Manufacturer’s usual processes as contemplated by the Original Purchase Agreement. LATAM will give AerCap prior written notice of proposed SCNs and BFE to be incorporated on each A350-900 Aircraft and confirm to AerCap such SCNs and BFE once contracted with Airbus or the relevant BFE vendor.

5.2          The parties acknowledge the amendments to the 787-8 Specification and the 787-9 Specification are not yet fully defined.  In this regard, LATAM agrees with AerCap that LATAM will finalise the list of features (Features) and BFEs to be installed on each 787-8 Aircraft and 787-9 Aircraft with the Manufacturer in accordance with the Manufacturer’s usual processes as contemplated by the Original Purchase Agreement. LATAM will give AerCap prior written notice of proposed Features and BFEs to be incorporated on each 787-8 Aircraft and the 787-9 Aircraft and confirm to AerCap such Features and BFE once contracted with Boeing or the relevant BFE vendor.

5.3          In relation to any such amendment to the Specification by way of SCN and/or BFE, LATAM agrees that it will not discriminate between the Aircraft to be subject to the purchase and leaseback transaction as contemplated by this Deed and the other aircraft that are subject to the Original Purchase Agreement to be delivered during a similar timeframe as the Aircraft, and that the final Specification of the Aircraft as amended by any Specification Change Notices and/or BFE shall be substantially the same as such other aircraft. LATAM further agrees to consider in good faith without obligation to consent a request from AerCap following its review of SCN, Features or BFE list, for the installation, at AerCap’s cost (and on the basis that such costs shall not be rentalised), of incremental SCNs, Features or BFEs which would improve the remarketability of the Aircraft following the Lease with LATAM.

Development Changes and Certification Changes

5.4          From time to time each Aircraft Specifications may be revised by the relevant Manufacturer (Development and Certification Changes).  LATAM shall as soon as reasonably practicable, provide AerCap a written copy of such Development and Certification Changes.

Manufacturer Notices

5.5          LATAM shall, as soon as reasonably practicable, inform AerCap of the contents of any notices and other communications received by LATAM from the relevant Manufacturer concerning the following with respect to each Aircraft:

(a)                                the proposed month of Delivery;

(b)                                 the manufacturer’s serial number;

(c)                                  the Scheduled Delivery Date of each Aircraft;

(d)                                 any change to or amendment of the Specification of any Aircraft;

12

(e)                                  the arrangements for the delivery of the Aircraft;

(f)                                   any actual or anticipated delay in delivery of any Aircraft;

(g)                                  any default by LATAM or TAM or any Affiliate under any Original Purchase Agreement where the relevant Manufacturer has reserved its rights in relation to such default or notifies LATAM of the termination, in whole or in part, of any Original Purchase Agreement as a consequence of such default.

Delivery Inspections and delivery condition deviations

5.6    (a)    Subject to compliance by AerCap with any requirements of the relevant Manufacturer, LATAM will use reasonable endeavours to procure that AerCap is entitled, if it wishes to do so, to participate in the inspection of the Aircraft conducted under the provisions of the related Original Purchase Agreement and to attend the delivery and acceptance process for each Aircraft so that AerCap can verify that the Aircraft meets the Aircraft Specification as amended by SCNs, Features and BFE, the requirements of the Original Purchase Agreement, this Deed and the other Operative Documents, as to specification and condition.

(b)                                 Where, with respect to an Aircraft, the delivery acceptance and inspections procedure has been conducted by the Manufacturer under the Original Purchase Agreement and:

(i)             such Aircraft does not meet the Specification; and/or

(ii)          LATAM, acting in a manner that is consistent with best practices of leading commercial airlines accepting delivery of aircraft new from the Manufacturer, determines that it is not willing to accept delivery of such Aircraft under the Original Purchase Agreement due to other technical deficiencies in the condition of such Aircraft, then the parties shall consult together, in good faith, with respect to such deviation from Specification and/or other technical deficiencies, such consultation to continue for at least fifteen (15) Business Days or such longer period as the parties may agree. LATAM will use reasonable efforts to arrange for the Manufacturer to be involved in such consultations. If following such consultations the parties have not agreed upon a remedy with respect to the Specification deviation or other deficiency that is acceptable to each of them, in their sole discretion (or in the case of a deficiency referred to in clause 5.6(b)(ii), acceptable to LATAM, in its sole discretion) then:

(X)                               in the case of clause 5.6(b)(i), either party may terminate this Deed with respect to such Aircraft; and

(Y)                               in the case of clause 5.6(b)(ii), only LATAM may terminate this Deed with respect to such Aircraft.

In such event, the party wishing to terminate this Deed with respect to such Aircraft will promptly notify the other party of its decision to do so and sub-clause (c) below will then apply.

(c)                                  With respect to any Aircraft for which a termination notice is issued in accordance with clause 5.6(b) , the provisions of clause 4 shall apply as if such Aircraft were a “Delayed Aircraft” and a Cancellation Right had been exercised in relation to such Aircraft.

13

Amendments to Original Purchase Agreement

5.7          LATAM will not amend or agree to any amendment of, or waive performance under or agree to any such waiver, any Original Purchase Agreement (or under any Engine general terms agreement) if the same relate to any of the following matters:

(a)                                 the formula for calculating purchase price escalation;

(b)                                 the warranties relating to the Aircraft and/or any Engines;

(c)                                  the delivery and acceptance process and the obligations of the Manufacturer in relation to the delivery of the Aircraft in compliance with the Specification and otherwise in accordance with the requirements of the Original Purchase Agreement.

Relevant Extracts

5.8          Subject to the consent of the relevant Manufacturer, LATAM has provided to AerCap on or before the date of this Deed:

(a)                                 the following extracts from the Original Purchase Agreements:

(i)             Aircraft specifications;

(ii)          price escalation formulae;

(iii)       all provisions that relate to: delivery, title transfer, acceptance; specification change; scheduled delivery quarters and matters to do with delay — excusable and non-excusable; termination; warranties and service life policies; and

(b)                                 the assignable engine warranties and service life policies

(together the Relevant Extracts).

5.9          LATAM undertakes to provide to AerCap all relevant extracts of documentation relating to BFE as AerCap may reasonably request, subject always to obtaining the relevant manufacturer’s consent, if required.

5.10        LATAM hereby represents and warrants to AerCap that the Relevant Extracts are true, complete and accurate copies of the original documentation as to the matters referred to therein and LATAM has not omitted to provide AerCap with any documentation or agreements that have the effect of amending any of the provisions that have been disclosed .

5.11        LATAM will use reasonable efforts to ensure that AerCap is allowed access to all online information as available on AirbusWorld (including AIRNAV, CDIS and drawings), MyBoeingFleet (MBF) as well as equivalents of Engine manufacturers relating to each Aircraft from the relevant Delivery Date of such Aircraft (or earlier if available). If such access is not permitted by the Manufacturer or Engine manufacturer then LATAM will, on request and subject to the consent of the relevant Manufacturer, or Engine Manufacturer, to the extent required, provide AerCap with copies of any documentation that it would otherwise have had access on the online system.

5.12        All references to “Aircraft” in this clause 5 shall be construed so as not to include any A330 Aircraft, it being agreed that this clause 5 does not apply to the A330 Aircraft.

14

6.             GUARANTEES

Lessor Guarantee

6.1          AerCap undertakes that in relation to each Lease, AerCap or an Acceptable Guarantor will provide to LATAM a guarantee substantially in the form of Schedule 11 (each a Lessor Guarantee).

6.2          AerCap will notify LATAM of the identity of any Acceptable Guarantor which it wishes to propose for each relevant Lease no later than fifteen (15) Business Days before entry into the relevant Lease.

LATAM Guarantee

6.3          By entry into this Deed, LATAM irrevocably and unconditionally guarantees to AerCap on demand the due and punctual performance of the Guaranteed Liabilities. LATAM also agrees to indemnify AerCap and the relevant Lessor on demand in relation to any Losses suffered or incurred by AerCap or the relevant Lessor as a result of any representation or warranty given by TAM, LAN Cargo Overseas, any Affiliates of LATAM or any seller under and pursuant to any Purchase Agreement or any bill of sale or other title transfer document relating to any Aircraft being inaccurate, untrue or incorrect. Any release, discharge or settlement between LATAM and AerCap shall be conditional upon no security, disposition or payment to AerCap being void, set aside or ordered to be refunded and if such condition shall not be fulfilled AerCap shall be entitled to enforce the guarantee under this clause subsequently as if such release, discharge or settlement had not occurred and any such payment had not been made.

6.4          The guarantee under clause 6.3 shall:

(a)                                 secure the Guaranteed Liabilities from time to time owing to AerCap and shall be a continuing security, notwithstanding any intermediate payment, partial settlement, delay in payment or other matter whatsoever;

(b)                                 be in addition to any present or future rights or remedies available to AerCap in respect of the Guaranteed Liabilities; and

(c)                                  not be in any way prejudiced or affected by the existence of any such rights or remedies or by the same becoming wholly or in part void, voidable or unenforceable on any ground whatsoever or by AerCap dealing with, exchanging, varying or failing to perfect or enforce any of the same or giving time for payment or indulgence or compounding with any other person liable.

6.5          The liability of LATAM shall not be affected nor shall the guarantee under clause 6.3 be discharged or reduced by reason of any act or omission which, but for this clause 6.5, would discharge or reduce its liability under the guarantee under clause 6.3.

7.             OBLIGATIONS OF THE PARTIES AND RELATED MATTERS

7.1          AerCap agrees to cause each Lessor to satisfy or to cause to be satisfied the conditions precedent set forth in Section 6.3 of the Lease and clause 4.1 of each Purchase Agreement in each case to which such Lessor is a party.

7.2          LATAM agrees to satisfy or to cause to be satisfied the conditions precedent set forth in Sections 6.1 and 6.2 of each Lease and clause 4.4 of each Purchase Agreement.

15

7.3          If:

(a)                                 an Event of Default occurs and is continuing under any Lease in respect of a delivered Aircraft; or

(b)                                 a Relevant Event occurs and is continuing; or

(c)                                  LATAM fails to return to AerCap fully executed copies of the Definitive Documents with respect to any Aircraft (other than an A330 Aircraft) at least ten (10) days before the Scheduled Delivery Date; or

(d)                                 if the Definitive Documents for an Aircraft (other than an A330 Aircraft) are entered into but title to such Aircraft is not transferred to the Lessor and the leasing of such Aircraft to LATAM is not commenced within ten (10) Business Days of the date notified by the Manufacturer to be the Scheduled Delivery Date for such Aircraft, for any reason other than as specified in clause 4, clause 5.6 or clause 7.4 below; or

(e)                                  LATAM breaches any of its other material obligations or representations and warranties under this Deed and such breach, if capable of remedy, is not remedied to the reasonable satisfaction of AerCap, with thirty (30) days of notice from AerCap requiring the same to be remedied; or

(f)                                   the Original Purchase Agreement is terminated or cancelled with respect to all of the Aircraft (other than where such termination relates to a Delay or cancellation which is provided for in clause 4), then all obligations of AerCap to cause any Lessor to purchase and take title to some or all Aircraft (that have not yet been purchased and leased as contemplated by this Deed) and concurrently to lease such Aircraft to LATAM, and the related obligations of AerCap and any Lessor under this Deed and any of the Operative Documents with respect to such Aircraft as selected by AerCap in its absolute discretion, shall terminate and be of no further force or effect:

(i)                  upon notice of such termination by AerCap to LATAM; and

(ii)               automatically, without notice or other action, upon the occurrence of any of the Relevant Events specified in paragraphs 3 or 4 of Schedule 4.

7.4          If:

(a)                                 AerCap fails to purchase or arrange for the purchase of any Aircraft in circumstances where:

(i)                  LATAM has fulfilled all of its material obligations under this Deed and each other Operative Document relating to such Aircraft;

(ii)               all of the conditions precedent to the delivery, purchase and lease of such Aircraft (other than those that can only be, and are, provided simultaneously with the Delivery) that are required to be provided for Lessor’s or AerCap’s benefit have been supplied or otherwise fulfilled;

(iii)            such Aircraft is in the condition required by the Original Purchase Agreement, this Deed and the related Lease and AerCap has had the opportunity to inspect such Aircraft or to participate in the inspection of such

16

Aircraft to verify that it meets such condition in accordance with the terms of this Deed; or

(iv)           none of the events or circumstances specified in clause 7.3 have occurred and are continuing,

and such failure continues for thirty (30) days from notice by LATAM to AerCap requiring such failure to be remedied; or

(b)                                 any Relevant Event of the type referred to in paragraphs 3 or 4 of Schedule 4 occurs and is continuing with respect to AerCap,

then all obligations of LATAM to procure the sale of some or all of the Aircraft (that have not yet been purchased and leased as contemplated by this Deed) and concurrently to lease such Aircraft, and the related obligations of LATAM under this Deed and any of the Operative Documents with respect to such Aircraft as selected by LATAM in its absolute discretion, shall terminate and be of no further force or effect upon notice of such termination by LATAM to AerCap.

7.5          Notwithstanding any termination pursuant to this clause 7:

(a)                                 each of AerCap and LATAM shall retain any and all rights, remedies and claims that it may have against the other party for breach of its obligations under this Deed and under any Operative Document; and

(b)                                 [***].

7.6          If any Aircraft is ready for Delivery under the Original Purchase Agreement and an event or circumstance referred to in clause 7.3 has occurred and is continuing such that AerCap is entitled to terminate this Deed with respect to such Aircraft then AerCap will notify LATAM of its decision as to whether or not it wishes to proceed with the purchase and leaseback of such Aircraft subject to and in accordance with this Deed. AerCap agrees to give such notice as soon as reasonably practicable and in any event no later than ten (10) Business Days after the Scheduled Delivery Date for such Aircraft. AerCap will not be obliged to give such notice if it is restricted from doing so under any applicable laws.

8.             REPRESENTATIONS AND WARRANTIES

Each party to this Deed represents and warrants to the others, as of the date of execution and delivery of this Deed, that:

(a)                                 this Deed has been duly authorized, executed and delivered by such party and constitutes the legal, valid and binding obligation of such party, enforceable against such party in accordance with its terms, except as the same may be limited by bankruptcy, insolvency, reorganization, moratorium, examinership or other similar laws affecting the rights of creditors generally and by general principles of equity; and

(b)                                 the execution, delivery and performance by such party of this Deed do not require any stockholder (or equivalent) approval or approval or consent of any trustee or holder of any indebtedness or obligations of such party, except such as have been duly obtained and are in full force and effect, and do not contravene or conflict with any law, governmental rule, regulation, judgment or order binding on such party or the Certificate of Incorporation or By-Laws (or equivalent constitutive documents) of

17

such party or contravene or result in a breach of, or constitute a default under, or result in the creation of any lien or other lien upon the property of such party under, any indenture, mortgage, contract or other agreement to which such party is a party or by which it or any of its properties are bound.

9.             PAYMENT RELATED MATTERS

9.1          The fees and expenses of each party incurred in connection with the preparation of this Deed and any Definitive Document and all other related documents are for the respective accounts of each such party.

9.2          If either party requests any amendment, waiver or consent hereby then the requesting party shall, within thirty (30) Business Days of demand by the other party, reimburse such party for all reasonable and properly incurred costs and expenses (including reasonable legal fees) incurred by such party in responding to or complying with such request.

9.3          All payments by AerCap to LATAM or LATAM to AerCap under this Deed shall be made for value on the due date in United States Dollars and in immediately available funds settled through the New York Clearing House System or such other funds as may for the time being be customary for the settlement in New York City of payments in Dollars by wire transfer to such account as AerCap or LATAM, as applicable, shall notify the other party in writing, giving at least five (5) Business Days prior notice. All such payments shall be made free and clear of any withholdings or deductions.

10.          ASSIGNMENTS

10.1        This Deed shall be binding upon and enure to the benefit of each party hereto and its or any subsequent successors.

10.2        Neither party may assign or otherwise transfer its rights or obligations under this Deed, in whole or in part, without the prior written consent of the other party.  Any such assignment or transfer without such consent shall be null and void.

11.          OTHER MATTERS

Financial Accommodation

11.1        The parties hereto acknowledge and agree that, with respect to each Aircraft that has not previously been purchased by any Purchaser, this Deed and the obligations of AerCap hereunder, or any Purchaser, Lessor and Owner Participant, if any, under an applicable Purchase Agreement (or Purchase Agreement Assignment), in each case with respect to such Aircraft, constitute, and are intended to constitute, (a) a “sale-leaseback” financing by such Purchaser, Lessor and Owner Participant, if any, of LATAM’s acquisition of such Aircraft and an extension of credit by AerCap, such Purchaser, Lessor and such Owner Participant, if any, to LATAM and (b) agreements to extend “financial accommodations”, within the meaning of Sections 365(c)(2) and 365(e)(2)(B) of the Bankruptcy Code of the United States of America, to LATAM.

Rights of Third Parties Act

11.2        A person who is not a Party has no right under the Contracts (Rights of Third Parties) Act 1999 (the Third Parties Act) to enforce or enjoy the benefit of any term of this Deed.

18

11.3        The parties to this Deed do not require the consent of any person not a party to this Agreement to rescind, supplement, amend or vary this Deed (or any rights arising by virtue of the Third Parties Act as contemplated herein) from time to time.

Continuing Obligations

11.4        No failure to exercise, nor any delay in exercising any right or remedy under this Deed shall operate as a waiver, nor shall any single or partial exercise of any right or remedy prevent any further or other exercise or the exercise of any other right or remedy.

Invalidity of any Provision

11.5        If, at any time, any provision of this Deed is or becomes illegal, invalid or unenforceable in any respect under any law of any jurisdiction, neither the legality, validity or enforceability of the remaining provisions nor the legality, validity or enforceability of such provision under the law of any other jurisdiction will in any way be affected or impaired.

Notices

11.6        Unless otherwise expressly provided herein, all notices, requests, demands or other communications to or upon the respective parties hereto in connection with this Deed shall:

(a)                                 in order to be valid be in English and in writing;

(b)                                 be deemed to have been duly served on, given to or made in relation to a party if it is:

(i)             posted by first class airmail postage prepaid or sent with an internationally recognised courier service in each case in an envelope addressed to that party at the address set out herein or at such other address as that party has specified by not less than five (5) days’ written notice to the other party; or

(ii)          sent by facsimile to the facsimile number of that party set out herein or to such other facsimile number as that party has specified by not less than five (5) days’ written notice to the other parties hereto;

(c)                                  be sufficient if:

(i)             executed under the seal of the party giving, serving or making the same; or

(ii)          signed or sent on behalf of the party giving, serving or making the same by any attorney, director, secretary, agent or other duly authorised officer or representative of that party;

(d)                                 be deemed received:

(i)             in the case of a letter, on the tenth (10th) day after mailing; and

(ii)          in the case of a facsimile transmission, on the date set forth on the confirmation of receipt produced by the sender’s fax machine immediately after the fax is sent.

11.7        For the purposes of clause 11.6, all notices, requests, demands or other communications shall be given or made by being addressed as follows:

19

(a)                                 if to AerCap, to:

AerCap Holdings N.V.

AerCap House

Stationsplein 965

1117 CE Schiphol Airport

The Netherlands

[***]
[***]

(b)                                 if to LATAM at the following address:

LATAM Airlines Group S.A.

Avenida Presidente Riesco 5711

20th Floor

Las Condes,

Santiago

Chile

[***]

[***]

Confidentiality

11.8        Without prejudice to the provisions of clause 11.9, this Deed and the other Definitive Documents, including any information provided hereunder or thereunder, in each case to the extent not publicly disclosed, and all non-public information obtained by either party about the other, are confidential and are between AerCap and LATAM only and shall not be disclosed by a party to third parties (other than to any Owner Participant, an actual or prospective new lessor, or a party’s Affiliates and its or their (i) Board of Directors and employees, auditors, legal counsel, professional advisors, rating agencies, shareholders, prospective investors and actual or prospective financiers so long as such person is under a duty of confidentiality or is subject to a confidentiality agreement or, in the case of a rating agency, a practice of confidentiality); and (ii) as may be required to be disclosed under applicable law or regulations or for the purpose of legal proceedings) without the prior written consent of the other party.  If disclosure is required as a result of applicable law (including any SEC disclosure obligations), AerCap and LATAM will co-operate with one another to obtain confidential treatment as to the commercial terms and other material provisions of this Deed; provided that if they are unable to obtain such confidential treatment and disclosure is required by applicable law, then such disclosure may be made in accordance with such law.

11.9        AerCap and LATAM or any of their Affiliates agree to discuss in good faith the contents of any public announcement of the transactions contemplated by this Deed.

Amendments

11.10      This Deed can only be amended, modified or varied with the consent of all of the parties hereto.

20

Counterparts

11.11      This Deed may be executed in any number of counterparts, and this has the same effect as if the signatures on the counterparts were on a single copy.

12.          GOVERNING LAW AND DISPUTES; PROCESS AGENT

Governing Law and Jurisdiction

12.1        This Deed and any non-contractual obligations arising out of or in connection with it are governed by and construed in accordance English law.

12.2    (a)  The courts of England have exclusive jurisdiction to settle any dispute arising out of or in connection with this Deed (including a dispute relating to the existence, validity or termination of this Deed or any non-contractual obligation arising out of or in connection with this Deed) (a Dispute).

(b)                                 The parties agree that the courts of England are the most appropriate and convenient courts to settle Disputes and accordingly no Party will argue to the contrary.

(c)                                  This clause 12.2 is for the benefit of the parties to this Deed only.  As a result, no party shall be prevented from taking proceedings relating to a Dispute in any other courts with jurisdiction.  To the extent allowed by law, the parties may take concurrent proceedings in any number of jurisdictions.

Process Agent

12.3        AerCap hereby irrevocably designates, appoints and empowers LPA Process Limited (registered in England with company number 6439736) whose current address is at 3A Eghams Wood Road, Beaconsfield, Buckinghamshire, HP9 1JP, England (being its current registered office) to receive for it and on its behalf service of process issued out of the courts of England in any such legal action or proceedings.

12.4        LATAM hereby irrevocably designates, appoints and empowers the London office of LATAM, at present located at 2nd Floor, Landmark House, Hammersmith Bridge Road, London W6 9EJ England (Attention: Gonzalo Garcia) to receive for it and on its behalf service of process issued out of the courts of England in any such legal action or proceedings.

IN WITNESS whereof the parties to this Deed have caused this Deed to be duly executed as a deed and delivered on the date stated at the beginning of this Deed.

21

SCHEDULE 1

AIRCRAFT DETAILS AND SCHEDULED DELIVERY QUARTERS

[***]	[***]
[***]	[***]
[***]	[***]
[***]	[***]
[***]	[***]
[***]	[***]
[***]	[***]
[***]	[***]
[***]	[***]
[***]	[***]
[***]	[***]
[***]	[***]
[***]	[***]
[***]	[***]

SCHEDULE 2

A330 AIRCRAFT

[***]	[***]	[***]	[***]	[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]	[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]	[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]	[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]	[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]	[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]	[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]	[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]	[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]	[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]	[***]	[***]	[***]	[***]

SCHEDULE 3

ESCALATION FORMULA AND SAMPLE CALCULATIONS

[***]

SCHEDULE 4

RELEVANT EVENTS

Each of the following is a Relevant Event:

1.                                      Discontinuation: LATAM suspends or ceases to carry on all or substantially all of its business.

2.                                      Disposal of Business: LATAM sells or otherwise disposes of all or substantially all of its business.

3.                                      Bankruptcy:

(a)                                 there shall have been commenced against LATAM an involuntary case or other proceeding under the bankruptcy laws of Chile, as now or hereafter constituted, or any other applicable foreign, federal, provincial, state or local bankruptcy, insolvency or other similar law or seeking the appointment of a receiver, liquidator, assignee, custodian, trustee, sequestrator (or similar official) of LATAM for all or substantially all of its property, or seeking the winding-up or liquidation of its affairs (and any such involuntary case or other proceeding shall not have been dismissed, vacated, or withdrawn within sixty (60) days, unless an order judgment or decree is entered during that period); or

(b)                                 an order, judgment or decree shall have been entered in any proceeding by any court of competent jurisdiction appointing a receiver, trustee or liquidator of LATAM for all or substantially all of LATAM’s property or sequestering all or substantially all of the property of LATAM and any such order, judgement or decree or appointment or sequestration shall be final or shall remain in force and effect, undismissed, unstayed or unvacated; or

(c)                                  there shall at any time be an order for relief under the Bankruptcy Code in effect with respect to LATAM.

4.                                      Insolvency:

(a)                                 LATAM suspends payment on its debts or other obligations, is unable to or admits its inability to pay its debts or other obligations as they fall due or shall have voluntarily commenced a case or other proceeding under the bankruptcy laws of Chile, as now constituted or hereafter amended, or any other applicable foreign, federal, provincial, state or local bankruptcy, insolvency or other similar law; or

(b)                                 LATAM shall have consented to the appointment of or taking possession by a receiver, liquidator, assignee, trustee, custodian, sequestrator (or other similar official) of LATAM for all or substantially all of the property of LATAM; or

(c)                                  LATAM shall have made any assignment for the benefit of creditors of LATAM; or

(d)                                 LATAM shall have taken any corporate action to authorise or facilitate any of the foregoing.

SCHEDULE 5

RELEVANT ADDITIONAL CLAUSES FOR PURCHASE AGREEMENT

ASSIGNMENT

The provisions of this Schedule 5 apply in the circumstances set out in clause 3.5 of this Deed:

1.             BFE

LATAM warrants that, with respect to any BFE to which title is being transferred to Purchaser, upon such transfer of title such BFE is transferred to Purchaser with full title guarantee.

2.             Satisfaction of condition of Aircraft

The requirements of the Original Purchase Agreement in relation to the condition of the Aircraft and its acceptance for delivery thereunder shall have been fulfilled and Purchaser shall have been afforded the opportunity to participate in the technical acceptance procedures in accordance with the relevant Lease and the Purchase Agreement, subject to Purchaser having entered into such documentation as the Manufacturer may require in order to permit such participation in the technical acceptance procedures.

SCHEDULE 6

FORM OF PURCHASE AGREEMENT

Dated                      20[    ]

[•]
as Seller

[•]
as Purchaser

AIRCRAFT SALE AND PURCHASE AGREEMENT

relating to one new [•] aircraft bearing manufacturer’s serial number [•]

I

I

THIS AIRCRAFT SALE AND PURCHASE AGREEMENT (this Agreement) is made on                        201[•]

BETWEEN:

(1)                                 [•], a company incorporated under the laws of [•] and having its registered office at [•] (Seller); and

(2)                                 [•], a company incorporated under the laws of [•] and having its registered office at [•] (Purchaser).

WHEREAS, the Seller, on the Delivery Date, is the legal and beneficial owner of one (1) [•] aircraft bearing manufacturer’s serial number [•], together with two (2) [•] model engines as described in Schedule 1 (collectively, the Aircraft).

WHEREAS, the Purchaser wishes to purchase the Aircraft from the Seller and the Seller wishes to sell and transfer title to the Aircraft to the Purchaser.

NOW, THEREFORE, in consideration of the mutual covenants herein contained and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1.                                      INTERPRETATION

Definitions

1.1                               In this Agreement capitalised words and expressions have the meanings set out in the Lease unless otherwise defined in this Clause 1.1.

Acceptance Certificate means the purchase acceptance certificate in the form of Schedule 3;

Aircraft means the aircraft described in Schedule 1 and includes, where the context admits, a separate reference to all Engines, BFE, [Features](1), Parts and Aircraft Documents;

BFE means buyer furnished equipment, supplied or purchased by or on behalf of LATAM in respect of the Aircraft for installation by the Manufacturer pursuant to the Original Purchase Agreement on or before the Delivery Date;

BFE Bill of Sale means a bill of sale in relation to the BFE [or Features](2) as the case may be from Seller to Purchaser in form and substance agreed between the parties acting reasonably;

Bill of Sale means a bill of sale from Seller to Purchaser substantially in the form attached in Schedule 2;

Delivery means the transfer of title to the Aircraft by Seller to Purchaser;

Delivery Conditions mean that the Aircraft:

(1)  Boeing aircraft only.

(2)  Only relevant where no Manufacturer BFE Bill of Sale

1

(a)                                 meets the relevant Aircraft Specification (defined in the Framework Deed) as amended by any and all SCNs and/or BFE [and/or Features] as applicable in accordance with the Framework Deed;

(b)                                 is airworthy; and

(c)                                  is in a condition for immediate commercial operations.

[Features means parts supplied or purchased by or on behalf of LATAM in respect of the Aircraft for installation by the Manufacturer pursuant to the Original Purchase Agreement on or before the Delivery Date;](3)

Final Delivery Date means [•] or such other date as Seller and Purchaser may agree in writing;

LATAM means LATAM Airlines Group S.A.

Lease means the aircraft operating lease agreement dated on or prior to the date hereof between Purchaser, as Lessor and LATAM Airlines Group S.A., as Lessee;

Manufacturer Bill of Sale means the bill of sale from Manufacturer to Seller;

[Manufacturer BFE Bill of Sale means the bill of sale from the manufacturer of the BFE to Seller;]

Original Purchase Agreement means the purchase agreement relating to the acquisition by Seller of the Aircraft from the Manufacturer dated [•] and bearing reference number [•];

Purchaser Conditions Precedent means the conditions precedent to be satisfied by Seller in accordance with clause 4.1;

Purchase Price has the meaning set out in clause 3;

Sale Documents means this Agreement, [the BFE Bill of Sale,] the Bill of Sale, the Acceptance Certificate and any agreement amending or supplementing any of the foregoing documents;

Seller Conditions Precedent means the conditions precedent to be satisfied by Purchaser in accordance with clause 4.4; and

VAT means any value added Tax, good and services Tax, consumption Tax or other Tax of a similar nature.

Construction

1.2                               References in this Agreement to:

(a)                                 any statutory or other legislative provision shall be construed as including any statutory or legislative modification or re-enactment thereof, or any provision enacted in substitution therefor;

(3)  Boeing aircraft only.

2

(b)                                the word “person” or “persons” or to words importing persons include, without limitation, individuals, partnerships, corporations, government agencies, committees, departments, authorities and other bodies, corporate or unincorporated, whether having distinct legal personality or not;

(c)                                  “Purchaser” or “Seller” include any permitted assignee or successor in title to Purchaser or Seller respectively;

(d)                                 any deed, agreement or instrument shall include any such deed, agreement or instrument as may from time to time be amended, supplemented or substituted;

(e)                                  an “agreement” also includes a concession, contract, deed, franchise, licence, treaty or undertaking (in each case, whether oral or written);

(f)                                   “law” includes common or customary law and any constitution, decree, judgment, legislation, order, ordinance, regulation, statute, treaty or other legislative measure in any jurisdiction or any present or future directive, regulation, request or requirement (in each case, whether or not having the force of law but, if not having the force of law, the compliance with which is in accordance with the general practice of persons to whom the directive, regulation, request or requirement is addressed);

(g)                                  a Clause or a Schedule is a reference to a clause of or a schedule to this Agreement;

(h)                                 “month” is a reference to a period which starts on one day in a calendar month and ends on the day immediately preceding the numerically corresponding day in the next calendar month, except that, if there is no numerically corresponding day in that next month, it shall end on the last day of that next month (and references to “months” shall be construed accordingly);

(i)                                     Clause and Schedule headings are for ease of reference only;

(j)                                    where the context so admits, words importing the singular number only shall include the plural and vice versa, and words importing neuter gender shall include the masculine or feminine gender;

(k)                                 the words “include(s)”, “including” and “in particular” shall be construed as being by way of illustration or emphasis only and shall not be construed as, nor shall they take effect as, limiting the generality of any preceding words; and

(l)                                     a reference to “parties” is a reference to the parties to this Agreement.

2.                                      AGREEMENT TO SELL AND PURCHASE

Aircraft on order from Manufacturer

2.1                               Seller has agreed to purchase the Aircraft from Manufacturer subject to the terms and conditions of the Original Purchase Agreement.

Direct Purchase

2.1     (a)              Seller shall purchase the Aircraft in accordance with the terms and conditions of the Original Purchase Agreement and upon completion of such purchase shall sell such Aircraft to Purchaser on the Delivery Date with full title guarantee and, subject to the

3

terms of this Agreement, Purchaser shall purchase such Aircraft from Seller on such date for an amount equal to the Purchase Price; and

(b)                                 Each of the parties hereto shall use reasonable efforts to effect Delivery at the Delivery Location on the date on which such Aircraft is delivered to Seller by Manufacturer pursuant to the Original Purchase Agreement.

Passage of Title & Risk

2.2                               Risk of loss or destruction of the Aircraft shall pass to the Purchaser upon Delivery.

3.                                      PURCHASE PRICE

3.1                               The purchase price in respect of the Aircraft payable by Purchaser shall be an amount calculated in accordance with clause 3.6(a) of the Framework Deed and separately agreed in writing by the Seller and the Purchaser on or prior to the date hereof (the Purchase Price).

4.                                      CONDITIONS PRECEDENT

Purchaser Conditions Precedent

4.1                               Purchaser’s obligation to purchase the Aircraft is subject to Purchaser being satisfied that the following conditions have been fulfilled on or prior to the Delivery Date in respect of the Aircraft:

(a)                                 satisfaction of each of the Conditions Precedent and the further conditions set forth in Section 6.2 of the Lease required on or before the Delivery Date shall be fulfilled in accordance with the terms of the Lease;

(b)                                 Purchaser shall be satisfied that Lessee will take the Aircraft on lease in accordance with the provisions of the Lease simultaneously with Purchaser taking title to the Aircraft pursuant to this Agreement;

(c)                                  the requirements of the Original Purchase Agreement in relation to the condition of the Aircraft and its acceptance for delivery thereunder shall have been fulfilled to Purchaser’s satisfaction and Purchaser shall, in accordance with the provisions of the Framework Deed, have been afforded the opportunity to participate in the technical acceptance procedures in accordance with the Lease and the Original Purchase Agreement;

(d)                                 the Aircraft is in a condition complying with the Delivery Conditions; and

(e)                                  all sums due and payable from Seller to Purchaser on or prior to the Delivery Date under any Operative Document shall have been received by Purchaser.

4.2                               The Purchaser Conditions Precedent are inserted for the sole benefit of Purchaser and may be waived or deferred in whole or in part and with or without conditions by Purchaser in its sole discretion.

4.3                               If any of the Purchaser Conditions Precedent remain outstanding as of 5pm in London on the Final Delivery Date and are not waived or deferred in writing by the Purchaser, (save where failure to satisfy the relevant Purchaser Conditions Precedent is due to a breach by the Purchaser or AerCap Holdings N.V. of their respective obligations under this Agreement, the Framework Deed or any Operative Document), the Purchaser may at any time after 5pm in

4

London on the Final Delivery Date terminate the obligation of the Purchaser to purchase the Aircraft from the Seller by notice to the Seller, whereupon neither party to this Agreement shall have any further obligation or liability with respect to the Aircraft under this Agreement to the other party, other than as set out in the Framework Deed.

Seller Conditions Precedent

4.4                               Seller’s obligation to sell the Aircraft is subject to Seller being satisfied that the following conditions have been fulfilled on or prior to the Delivery Date:

(a)                                 the conditions precedent required on or before the Delivery Date pursuant to Clause 6.3 of the Lease shall be fulfilled by the Lessor in accordance with the Lease; and

(b)                                 the requirements of the Original Purchase Agreement in relation to the condition of the Aircraft and its acceptance for delivery thereunder shall have been fulfilled to Seller’s satisfaction.

4.5                               The Seller Conditions Precedent are inserted for the sole benefit of Seller and may be waived or deferred in whole or in part and with or without conditions by Seller in its sole discretion.

4.6                               If any of the Seller Conditions Precedent remain outstanding as of 5pm in London on the Final Delivery Date and are not waived or deferred in writing by the Seller, the Seller may at any time after 5pm in London on the Final Delivery Date terminate the obligation of the Seller to sell the Aircraft to the Purchaser by notice to the Purchaser, whereupon neither party to this Agreement shall have any further obligation or liability with respect to the Aircraft under this Agreement to the other party, other than as set out in the Framework Deed.

5.                                      TERMINATION SCENARIOS

Total Loss before Delivery

5.1                               If before Delivery, an Aircraft suffers a Total Loss, Seller shall, as soon as reasonably practicable after it has become aware of such Total Loss, notify Purchaser in writing thereof.  Following a Total Loss, the provisions of clause 4 of the Framework Deed shall apply.  If the Lease is terminated in accordance with Section 17.2 of the Lease, this Agreement shall terminate with respect to such Aircraft in accordance with Clause 5.2.

Termination of the Lease

5.2                               Without derogating from the terms of the Framework Deed, if before Delivery, the Lease is terminated for any reason then Seller’s obligation to sell and Purchaser’s obligation to purchase the Aircraft hereunder shall terminate, whereupon neither Seller nor Purchaser shall have any further obligation or liability to the other under this Agreement, in each case, with respect to the Aircraft, notwithstanding any rights, obligations or liabilities Seller and/or Purchaser may have under the Framework Deed.

5.3                               For the avoidance of doubt, the parties acknowledge that any termination of this Agreement under this clause 5 does not derogate from the rights and obligations of the parties under the Framework Deed.

5

6.                                      REPRESENTATIONS AND WARRANTIES

Seller Representations and Warranties

6.1                               Seller represents and warrants to Purchaser as of the date hereof and on the Delivery Date the following:

(a)                                 Corporate Status: Seller is duly incorporated and validly existing under the laws of its jurisdiction of incorporation and has the full corporate power and authority to own its assets and to carry on its business as presently conducted and to perform its obligations hereunder;

(b)                                 Legal Validity: this Agreement, the Bill of Sale [and the BFE Bill of Sale] have been duly authorised, executed and constitute the legal, valid and binding obligations of Seller enforceable against Seller in accordance with their respective terms except as enforceability may be limited by bankruptcy, insolvency, reorganisation or principles of equity or other Laws of general application affecting the enforcement of creditors’ rights;

(c)                                  Power and Authority: Seller has the corporate power to enter into and perform its obligations under and has taken all necessary corporate, shareholder and other action to authorise the entry into, performance and delivery of this Agreement, the Bill of Sale [and the BFE Bill of Sale] and the transactions contemplated hereby and/or thereby;

(d)                                 No Conflict: the entry into and performance by Seller of and the transactions contemplated by this Agreement do not and will not conflict with any applicable Laws or conflict with any provision of the constitutional documents or, by-laws of Seller or conflict with or result in any breach or default under any document which is binding upon Seller or any of its assets nor would it result in the creation of any Security Interest (except for Permitted Liens) over any of its assets other than as expressly created hereunder; and

(e)                                  Title: it is the legal and beneficial owner of the Aircraft and on the Delivery Date it shall transfer full legal and beneficial and good and marketable title to the Aircraft to the Purchaser, with full title guarantee, free and clear of all Security Interests other than any Permitted Liens; and

(f)                                   [BFE: Seller warrants that title to all BFE [and/or Features (as applicable)] is transferred to Purchaser and that upon such transfer of title the BFE [or Features (as applicable)] is transferred to Purchaser with full title guarantee free and clear of all Security Interests other than any Permitted Liens.]

Purchaser Representations and Warranties

6.2                               Purchaser represents and warrants to Seller as of the date hereof and on the Delivery Date the following:

(a)                                Corporate Status: Purchaser is duly incorporated and validly existing under the laws of its jurisdiction of incorporation and has the full corporate power and authority to own its assets and to carry on its business as presently conducted and to perform its obligations hereunder;

6

(b)                                 Legal Validity: this Agreement and the other Sale Documents to which Purchaser is a party have been duly authorised, executed and constitute the legal, valid and binding obligations of Purchaser enforceable against Purchaser in accordance with their respective terms except as enforceability may be limited by bankruptcy, insolvency, reorganisation or principles of equity or other Laws of general application affecting the enforcement of creditors’ rights;

(c)                                  Power and Authority: Purchaser has the corporate power to enter into and perform its obligations under and has taken all necessary corporate, shareholder and other action to authorise the entry into, performance and delivery of this Agreement and each of the other Sale Documents to which it is, or will be, a party and the transactions contemplated hereby and/or thereby; and

(d)                                 No Conflict: the entry into and performance by Purchaser of and the transactions contemplated by this Agreement and the other Sale Documents to which it is a party do not and will not conflict with any applicable Laws or conflict with any provision of the constitutional documents or, by-laws of Purchaser or conflict with or result in any breach or default under any document which is binding upon Purchaser or any of its assets nor would it result in the creation of any Security Interest (except for Permitted Liens) over any of its assets other than as expressly created hereunder.

7.                                      DELIVERY

Delivery Location

7.1                               The Bill of Sale [and the BFE Bill of Sale, if relevant,] shall be delivered to the Purchaser while the Aircraft (including, for the avoidance of doubt, its Engines) is located at the Manufacturer’s facilities in [**                    ].

Delivery

7.2                               Subject to satisfaction (or waiver or deferral with the agreement in writing of the Seller) of the Seller Conditions Precedent, the Seller shall tender the Aircraft for Delivery and upon receipt by the Seller from Buyer of the Purchase Price in accordance with this Agreement, Seller shall effect the transfer of all of Seller’s right, title and interest in and to the Aircraft to Purchaser on the Delivery Date by execution and delivery of the Bill of Sale [and the BFE Bill of Sale, if relevant,] to Purchaser.  Simultaneously with the delivery of the Bill of Sale to Purchaser title to the Aircraft (including the Aircraft Documents) will pass from Seller to Purchaser but the Purchaser acknowledges that the Aircraft (including the Aircraft Documents) will, upon and following such transfer of title, remain in the possession of Lessee and Seller shall not be obliged to give or effect physical delivery of the Aircraft (including the Aircraft Documents) to Purchaser, and (ii) contemporaneously Lessor and Lessee shall execute and deliver the Acceptance Certificate under the Lease. Provided that the Purchaser Conditions Precedent in respect of the Aircraft have been satisfied (or waived by the Purchaser), the Purchaser shall pay to the Seller the Purchase Price and execute and deliver to Seller on the Delivery Date an Acceptance Certificate in respect of the Aircraft, which shall be conclusive evidence (as between Purchaser and Seller) of the matters therein stated.

As-Is, Where-Is

7.3                               Upon Delivery of the Aircraft, Purchaser agrees that the Aircraft is purchased as is-where.

7

8.                                      PAYMENT MATTERS AND TAXES

Payments

8.1                               All payments by Purchaser to Seller and Seller to Purchaser under this Agreement shall be made for value on the due date in United States Dollars and in immediately available funds settled through the New York Clearing House System or such other funds as may for the time being be customary for the settlement in New York City of payments in dollars by wire transfer to such account as Seller and Purchaser shall notify the other party in writing, giving at least five (5) Business Days prior notice.

8.2                               No payment shall be considered made by a party hereto until it is received in the account of the other party. Promptly upon becoming aware of receipt of the Purchase Price in respect of the Aircraft, the Seller will ask its bank to send confirmation of receipt of such Purchase Price to it and, once received, the Seller will promptly send such confirmation to the Purchaser.

Taxes

8.3                               Seller agrees to pay promptly when due, and to indemnify and hold harmless Purchaser on demand on a full indemnity basis from and against all Taxes however and wherever imposed (whether imposed on Seller or Purchaser on all or part of the Aircraft, the Engines or otherwise) by any Government Entity or taxing authority in the jurisdiction where the Aircraft is located at the time of Delivery upon or with respect to the purchase of the Aircraft by Purchaser pursuant to this Agreement and the Bill of Sale.

Mitigation of taxes

8.4                               Seller and Purchaser agree that each will consult with the other in relation to mitigating any Tax, VAT or sale tax or equivalent which may arise on the sale and purchase of the Aircraft.

VAT

8.5                               The Purchase Price is exclusive of any VAT or sale tax or any equivalent tax payable in any jurisdiction.

9.                                      MISCELLANEOUS PROVISIONS

Assignments or Transfers

9.1                               No party shall assign or transfer all or any of its rights and / or obligations under this Agreement without the prior written consent of the other party, provided that the Purchaser may assign by way of security its benefits and interests under this Agreement insofar as they relate to the Aircraft to any Finance Party which is financing its acquisition of such aircraft and the Seller agrees to acknowledge any notice of assignment in relation to such security assignment provided by such Finance Party in form and substance reasonably satisfactory to the Seller.

Rights Cumulative, Waivers

9.2                               The rights of Seller and Purchaser under this Agreement are cumulative, may be exercised as often as each party considers appropriate and are in addition to its rights under applicable Law.  The rights of Seller and Purchaser in relation to the Aircraft (whether arising

8

under this Agreement or the general law) shall not be capable of being waived or varied otherwise than by an express waiver or variation in writing and signed by a duly authorised officer of the Purchaser. Any failure to exercise or any delay in exercising any of such rights shall (i) not operate as a waiver or variation of that or any other such right and (ii) not constitute an election to affirm any of the Operative Documents.  Any election to affirm any of the Operative Documents on the part of Purchaser shall be ineffective unless it is in writing and signed by a duly authorised officer of Purchaser.  Any defective or partial exercise of any of such rights shall not preclude any other or further exercise of that or any other such right; and no act or course of conduct or negotiation on the part of either party or on its behalf shall in any way preclude it from exercising any such right or constitute a suspension or any variation of any such right.

Entire Agreement

9.3                               This Agreement, the Framework Deed and the Lease are the sole and entire agreements between Seller and Purchaser in relation to the sale and purchase and leaseback of the Aircraft and together, supersede all previous agreements in relation to that sale and purchase and leaseback.

Rights of Third Parties Act

9.4                               A person who is not a party to this Agreement has no right under the Contracts (Rights of Third Parties) Act 1999 (the Act) to enforce any term of this Agreement.

9.5                               The parties to this Agreement do not require the consent of any person not a party to this Agreement to rescind, supplement, amend or vary this Agreement (or any rights arising by virtue of the Act as contemplated herein) from time to time.

Counterparts

9.6                               This Agreement may be executed in any number of separate counterparts and each counterpart shall when executed and delivered be an original document but all counterparts shall together constitute one and the same instrument.

Language

9.7                               All notices, requests, directions and other communications to be given under this Agreement will be in English.  All documents delivered to Purchaser pursuant to this Agreement will be in English or, if not in English, will be accompanied by a certified English translation upon which Purchaser shall be entitled to rely.  If there is any inconsistency between the English version of this Agreement and any version in any other language, the English version will prevail.

Variation

9.8                               The provisions of this Agreement shall not be varied otherwise than by an instrument in writing executed by or on behalf of Seller and Purchaser.

Invalidity of any Provision

9.9                               If any provision of this Agreement becomes invalid, illegal or unenforceable in any respect under any Law, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired. To the extent such Law may not be waived, the parties shall use reasonable efforts to substitute for any affected provision(s) a valid, legal and

9

binding provision that will cover as closely as possible the interest and scope of such affected provision(s).

Further Assurance

9.10                        Each of the parties agree to perform (or procure the performance of) all further acts and things within its control, and execute and deliver (or procure the execution and delivery of) such further documents, as may be required by applicable law or as may be necessary or reasonably desirable to implement and/or give effect to this Agreement and the transactions contemplated by this Agreement. This includes entering into such additional documents in relation to the transfer of full title, free and clear of all Security Interest other than any Permitted Liens, of all BFE and/or Features as are reasonably requested by the Purchaser.

Costs and Expenses

9.11                        Except where an Operative Document states differently, each party shall be responsible for its own fees, costs and expenses (including but not limited to, fees of legal counsel, accounting and insurance advisors and equipment appraisers) arising out of or connected with this Agreement.

Survival

9.12                        All indemnities, representations and warranties of Seller and Purchaser shall survive, and remain in full force and effect, notwithstanding the expiration or other termination of this Agreement.

Currency

9.13                        Each party to this Agreement acknowledges that the specification of Dollars in this Agreement is of the essence and that Dollars shall be the currency of account in any and all events between Purchaser and Seller. If a party (the recipient) receives an amount in respect of a liability of the other party under this Agreement or if such liability is converted into a claim, proof, judgment or order in a currency other than the currency (the contractual currency) in which the amount is expressed to be payable under this Agreement:

(a)                                 such other party will indemnify the recipient as an independent obligation against any loss arising out of or as a result of such conversion;

(b)                                 if the amount received by the recipient, when converted into the contractual currency (at the market rate at which the recipient is able to convert the amount received into the contractual currency) to purchase the contractual currently in New York or (at its option) London, with that other currency) is less than the amount owned in the contractual currency, such other party will, forthwith on demand, pay to the recipient an amount in the contractual currency equal to the deficit; and

(c)                                  such other party will pay to the recipient on demand any exchange costs and Taxes payable in connection with the conversion.

Brokers and other Third Parties

9.14                        Each party to this Agreement hereby represents and warrants to the other party that it has not paid, agreed to pay or caused to be paid directly or indirectly in any form, any commission, percentage, contingent fee, brokerage or other similar payments of any kind, in connection with the establishment or operation of this Agreement, to any Person.

10

9.15                        Each party to this Agreement agrees to indemnify and hold the other party harmless from and against any and all claims, suits damages, costs and expenses (including, but not limited to, reasonably attorneys’ fees) asserted by any agent, broker or other third party for any commission or compensation of any nature whatsoever based upon this Agreement or any of the other Operative Documents or the Aircraft, if such claim, suit damage, costs or expense arises out of any breach by the indemnifying party, its employees or agents of Clause 9.14.

10.                               NOTICES

10.1                        Unless otherwise expressly provided herein, all notices, requests, demands or other communications to or upon the respective parties hereto in connection with this Agreement shall:

(a)                                 in order to be valid be in English and in writing;

(b)                                 be deemed to have been duly served on, given to or made in relation to a party if it is:

(i)    posted by first class airmail postage prepaid or sent with an internationally recognised courier service in each case in an envelope addressed to that party at the address set out herein or at such other address as that party has specified by not less than five (5) days’ written notice to the other party; or

(ii)   sent by facsimile to the facsimile number of that party set out herein or to such other facsimile number as that party has specified by not less than five (5) days’ written notice to the other parties hereto;

(c)           be sufficient if:

(i)    executed under the seal of the party giving, serving or making the same; or

(ii)   signed or sent on behalf of the party giving, serving or making the same by any attorney, director, secretary, agent or other duly authorised officer or representative of that party;

(d)           be deemed received:

(i)    in the case of a letter, on the tenth (10th) day after mailing; and

(ii)   in the case of a facsimile transmission, on the date set forth on the confirmation of receipt produced by the sender’s fax machine immediately after the fax is sent.

10.2                        For the purposes of clause 10.1, all notices, requests, demands or other communications shall be given or made by being addressed as follows:

To Purchaser at:

Address:	[•]

Attention:	[•]

Facsimile:	[•]

Telephone:	[•]

11

To Seller at:

Address:	[•]

Attention:	[•]

Facsimile:	[•]

11.                               CONFIDENTIALITY

11.1                        The provisions of Clauses 11.8 and 11.9 of the Framework Deed apply to this Agreement, mutatis mutandis except that references to ‘this Deed’, ‘AerCap’ and ‘LATAM’ shall be read as references to ‘this Agreement’, ‘the Purchaser’ and ‘the Seller’ respectively.

12.                               GOVERNING LAW AND JURISDICTION

Governing Law

12.1                        This Agreement is, and any non-contractual obligations arising out of or in connection with it shall be, governed by and shall be construed in accordance with the laws of England.

Jurisdiction

12.2     (a)       The courts of England are to have jurisdiction to settle any disputes arising out of or in connection with this Agreement (including a dispute regarding the existence, validity or termination of this Agreement) and any dispute relating to non-contractual matters (a Dispute).

(b)                                 The parties agree that the courts of England are the most appropriate and convenient courts to settle Disputes and accordingly no party will argue to the contrary.

(c)                                  This clause 12.2 is for the benefit of the parties to this Agreement only.  As a result, no party shall be prevented from taking proceedings relating to a Dispute in any other courts with jurisdiction. To the extent allowed by law, the parties may take concurrent proceedings in any number of jurisdictions.

Process Agent

12.3                        Seller shall at all times maintain an agent for service of process in England.  Such agent shall be [•] and any claim form, judgement or other notice of legal process shall be sufficiently served on Seller if delivered to such agent at its address for the time being.  If for any reason, such agent no longer serves as agent of Seller to receive service of process in England, Seller shall promptly appoint another agent and advise Purchaser thereof.

12.4                        Purchaser shall at all times maintain an agent for service of process in England.  Such agent shall be [•] and any claim form, judgement or other notice of legal process shall be sufficiently served on Purchaser if delivered to such agent at its address for the time being.  If for any reason, such agent no longer serves as agent of Purchaser to receive service of process in England, Purchaser shall promptly appoint another agent and advise Seller thereof.

Waiver of Sovereign Immunity

12.5                        Each party hereto irrevocably and unconditionally:

12

(a)                                 agrees that if the other party brings legal proceedings against it or its assets in relation to this Agreement, no immunity from such legal proceedings (which will be deemed to include without limitation, suit, attachment prior to judgement, other attachment, the obtaining of judgement, execution or other enforcement) will be claimed by or on behalf of itself or with respect to its assets;

(b)                                 waives any such right of immunity which it or its assets now has or may in the future acquire; and

(c)                                  consents generally in respect of any such proceedings to the giving of any relief or the issue of any process in connection with such proceedings including, without limitation, the making, enforcement or execution against any property whatsoever (irrespective of its use or intended use) of any order or judgement which may be made or given in such proceeding.

13

IN WITNESS whereof this Agreement has been signed on the day and year first above written.

Seller

SIGNED by	)
for and on behalf of	)
[•]	)
in the presence of	)

Purchaser

SIGNED by	)
for and on behalf of	)
[•]	)
in the presence of	)

14

SCHEDULE 1
AIRCRAFT DETAILS

Aircraft

Manufacturer:	[•]

Model:	[•]

Serial Number:	[•]

Engines

Manufacturer:	[•]

Model:	[•]

Serial Numbers:	[•]

15

SCHEDULE 2
FORM OF BILL OF SALE

KNOW ALL MEN BY THESE PRESENTS that [•] (Seller) in consideration of value received, the receipt of which is hereby acknowledged, does hereby grant, sell, transfer and deliver to [•] (Purchaser) title in and to the following aircraft and engines and all Parts and all equipment, accessories and parts belonging to, installed in or appurtenant to such Aircraft or engines, together with the Aircraft Documents (collectively, the Equipment):

one (1) [•] model [•]aircraft bearing manufacturer’s serial number [•] and with two (2) installed [•] engines bearing manufacturer’s serial nos. [•] and [•] (the Aircraft),

TO HAVE AND TO HOLD said Equipment unto Purchaser forever.

Seller hereby warrants to the Purchaser that it is the legal and beneficial owner of the Equipment, that there is hereby conveyed to the Purchaser, on the date hereof, good and marketable title to the Equipment, with full title guarantee free and clear of all Security Interests other than any Permitted Liens.  This Bill of Sale is made and delivered pursuant to the provisions of that certain Aircraft Sale and Purchase Agreement dated [•] between the Seller and the Purchaser (the Sale Agreement).  The Delivery Location is [•] and the time of delivery of this Bill of Sale is [•].  Capitalised terms used in this Bill of Sale have the same meanings as in the Sale Agreement.  Seller will warrant and defend such title forever against all claims and demands whatsoever.

Except as otherwise provided in the Sale Agreement, the Aircraft is sold as-is and where-is.

This Bill of Sale and any non-contractual obligations arising out of or in connection with this Bill of Sale shall be governed by and construed in accordance with the laws of England.

IN WITNESS WHEREOF, Seller has caused this Bill of Sale to be duly executed, this              day of              20[•].

[•]

By:

Name:

16

SCHEDULE 3
FORM OF CERTIFICATE OF ACCEPTANCE

relating to one (1) [•]Aircraft,
manufacturer’s serial number [•] (the Aircraft)

[•] (Purchaser) hereby certifies that pursuant to the aircraft sale and purchase agreement dated                              between [•] (Seller) and Purchaser (the Sale Agreement):

(a)                                 Purchaser has inspected the Aircraft, and found the Aircraft to be complete and satisfactory;

(b)                                 Purchaser has accepted delivery of the Aircraft at [•] hours [timezone] at [location];

(c)                                  Purchaser has inspected all of the Aircraft Documents (as defined in the Sale Agreement) and found them to be complete and satisfactory;

This Acceptance Certificate and any non-contractual obligations arising out of or in connection with this Acceptance Certificate shall be governed by and construed in accordance with the laws of England.

Date: [                                   ]

Duly executed for Purchaser by:

By:

Title:

17

SCHEDULE 7

FORM OF LEASE (A350-900 AIRCRAFT)

AGREED FORM

AIRCRAFT OPERATING LEASE AGREEMENT(1)

dated as of

[....]

between

[*]

(Lessor)

and

LATAM AIRLINES GROUP S.A.

(Lessee)

IN RESPECT OF

One Airbus A350-900 Aircraft

Bearing Manufacturer’s Serial Number [....]

Registration Mark [....]

Scheduled Delivery Date [•]

(1) This Lease has been drafted on the assumption that there will be a sub-lease from delivery and that the State of Registration of the Aircraft at Delivery will be Brazil.  If either of these assumptions are incorrect, various supplemental amendments will need to be made where indicated.

INDEX

R E C I T A L S		6
1.	SUMMARY OF TRANSACTION	6
1.1	Description of Aircraft.	6
1.2	Scheduled Delivery Date and Location.	6
1.3	Lease Term.	6
1.4	Country of Aircraft Registration.	6
1.5	Maintenance Programme.	6
1.6	Agreed Value.	6
1.7	Lessor’s Designated Bank Account(s).	7
2.	DEFINITIONS AND INTERPRETATION	7
2.1	Definitions.	7
2.2	Interpretation.	29
3.	PLACE AND DATE OF DELIVERY, DELIVERY CONDITION	30
3.1	Place of Delivery.	30
3.2	Scheduled Delivery Date.	30
3.3	Delivery Subject to Conditions Precedent.	30
3.4	Lessee Acceptance of Aircraft.	30
3.5	Delay or Failure in Delivery.	31
3.6	Cancellation for Delay.	31
4.	LEASE TERM	31
4.1	Lease Term.	31
4.2	Expiry Date.	31
4.3	Survival.	32
5.	RENT AND OTHER PAYMENTS	32
5.1	Basic Rent.	32
5.2	[***].	32
5.3	[***].	32
5.4	Lessor’s Designated Bank Account.	33
5.5	Lessee’s Bank Account.	33
5.6	Late Payment Interest.	33
5.7	No Deductions or Withholdings.	34
5.8	Sales or Value Added Taxes.	34
5.9	Net Lease.	35
5.10	Currency Indemnity.	36
5.11	Miscellaneous.	37
6.	CONDITIONS PRECEDENT	38
6.1	Conditions Precedent.	38
6.2	Further Conditions.	42
6.3	Lessee Conditions Precedent.	43
6.4	Conditions Subsequent.	44
6.5	Waiver.	44
6.6	Documents in English.	44
7.	DISCLAIMERS	44
7.1	“As Is-Where Is”.	44
7.2	Waiver of Warranty of Description.	45
7.3	Conclusive Evidence.	45
7.4	No Lessor Liability for Losses.	46
7.5	No Liability to Repair or Replace.	46
7.6	Lessee Waiver.	46
7.7	No Waiver.	46
7.8	Consideration for Rent and other Amounts.	47
7.9	Benefit of this Section 7.9.	47

8.	MANUFACTURER’S WARRANTIES	47
8.1	Warranties.	47
8.2	Warranty Claims.	47
8.3	Proceeds.	47
8.4	Assignment on Return.	48
9.	OPERATION OF AIRCRAFT	48
9.1	Compliance with Laws.	48
9.2	Costs of Operation.	49
9.3	Training.	49
9.4	No Violation of Insurance Policies.	49
9.5	No Relinquishment of Possession.	49
9.6	No Security Interests.	50
9.7	Non-Representation of Lessor.	50
9.8	Habitual Base.	50
9.9	International Registry	50
9.10	No Risk or Penalty or Appropriation.	50
10.	SUBLEASES	50
10.1	Initial Sublease	50
10.2	No Subleasing without Lessor Consent.	51
10.3	Wetlease.	54
10.4	[***].	54
10.5	Continued Responsibility of Lessee.	55
11.	MAINTENANCE OF AIRCRAFT	55
11.1	General Obligation.	55
11.2	Maintenance Performer.	55
11.3	Notification of Shop Visits and Additional Work Requested by Lessor.	56
11.4	Specific Obligations.	56
11.5	Replacement of Parts.	57
11.6	Removal of Engines.	58
11.7	Pooling.	59
11.8	Modifications.	60
11.9	Reporting Requirements.	61
11.10	Maintenance Programme.	61
11.11	Inspection of Aircraft.	61
12.	TITLE AND REGISTRATION	62
12.1	Title to the Aircraft.	62
12.2	Registration of Aircraft and Security Interests.	63
12.3	International Registry.	63
12.4	Discharge of Registration.	64
12.5	Irrevocable De-registration and Export Request Authorisation.	64
13.	IDENTIFICATION PLATES	64
13.1	Airframe and Engine Identification Plates.	64
14.	TAXES	65
14.1	General Obligation of Lessee.	65
14.2	After-Tax Basis.	66
14.3	Timing of Payment.	66
14.4	Tax Credit	66
14.5	Contest.	67
14.6	Mitigation.	67
14.7	Verification.	67
14.8	Co-operation in Filing Tax Returns.	68

14.9	Survival of Obligations.	68
15.	INDEMNITIES	68
15.1	General Indemnity.	68
15.2	Exceptions to General Indemnities.	69
15.3	Consultation, Mitigation and Reimbursement	70
15.4	After-Tax Basis.	71
15.5	Time of Payment.	71
15.6	Subrogation.	71
15.7	Notice.	71
15.8	Defence of Claims.	72
15.9	Survival of Obligation.	72
16.	INSURANCE	72
16.1	Insurances.	72
16.2	Date Recognition.	73
16.3	Renewal.	73
16.4	Assignment of Rights by Lessor.	73
16.5	Insurance Covenants.	73
16.6	Currency.	74
16.7	Failure to Insure.	74
16.8	Continuation of Insurances.	75
16.9	Application of Insurance Proceeds.	75
17.	RISK, LOSS, DAMAGE AND REQUISITION	76
17.1	Risk.	76
17.2	Total Loss of Aircraft prior to Delivery.	76
17.3	Notice of Total Loss.	76
17.4	Total Loss of Aircraft or Airframe.	77
17.5	Surviving Engine(s).	77
17.6	Total Loss of Engine and not Airframe.	77
17.7	Other Loss or Damage.	78
17.8	Requisition.	79
18.	REPRESENTATIONS AND WARRANTIES OF LESSEE	80
18.1	Lessee Representations.	80
18.2	Repeating Representations.	83
18.3	Survival:	83
19.	REPRESENTATIONS AND WARRANTIES OF LESSOR	83
19.1	Lessor Representations.	83
20.	FINANCIAL AND OTHER INFORMATION	85
20.1	Financial and Other Information.	85
21.	RETURN OF AIRCRAFT	86
21.1	General.	86
21.2	Return Report.	86
21.3	Inspection.	86
21.4	Demonstration Flight.	87
21.5	Certificate of Airworthiness Export and Deregistration Matters at Return.	87
21.6	Non-compliance.	87
21.7	Return Certificate.	88
21.8	Indemnities and Insurance.	89
22.	QUIET ENJOYMENT	89
22.1	Quiet Enjoyment.	89
23.	ASSIGNMENT	89
23.1	No Assignment by Lessee.	89
23.2	Transfer by Lessor.	89

23.3	Lessee Co-operation.	89
23.4	Conditions.	90
23.5	Protection.	91
23.6	Release.	92
24.	DEFAULT OF LESSEE	92
24.1	Lessee Notice to Lessor.	92
24.2	Events of Default.	92
24.3	Lessor’s General Rights.	95
24.4	Lessee Liability for Damages.	97
24.5	Waiver of Default.	98
25.	LESSEE ILLEGALITY AND LESSOR ILLEGALITY AND OTHER EVENTS	98
25.1	Lessee Illegality Event.	98
25.2	Lessor Illegality Event.	99
25.3	Other Events.	99
26.	NOTICES	99
26.1	Manner of Sending Notices.	99
26.2	Notice Information.	100
27.	GOVERNING LAW AND JURISDICTION	100
27.1	Governing Law.	100
27.2	[***].	100
27.3	Jurisdiction.	101
27.3.1	English Courts.	101
27.3.2	Non-Exclusive Jurisdiction.	101
27.3.3	Service of Process.	101
28.	MISCELLANEOUS	101
28.1	Confidentiality.	101
28.2	Delegation by Lessor.	102
28.3	Remedy.	102
28.4	Waiver, Remedies Cumulative.	102
28.5	Further Assurances.	103
28.6	Severability.	103
28.7	Time is of the Essence.	103
28.8	Amendments in Writing.	103
28.9	Third Party Rights.	103
28.10	Entire Agreement.	103
28.11	English Language.	104
28.12	No Brokers.	104
28.13	Execution in Counterparts.	104
28.14	[Concerning Lessor.	104
28.15	[Successor Owner Trustee.	104
Exhibit A		107
DESCRIPTION OF AIRCRAFT		107
Exhibit B		109
FINANCIAL PROVISIONS		109
Exhibit C		110
FORM OF DELIVERY ACCEPTANCE CERTIFICATE		110
Exhibit D		124
FORM OF RETURN ACCEPTANCE CERTIFICATE		124
Exhibit E		135
INSURANCE REQUIREMENTS		135
Exhibit F		139
OPERATING CONDITION OF THE AIRCRAFT AT DELIVERY		139

Exhibit G	140
Exhibit H	147
FORM OF QUARTERLY REPORT	147
Exhibit I	149
FORM OF NOTICE AND ACKNOWLEDGEMENT OF SECURITY ASSIGNMENT	149
PART A	149
PART B	152
Exhibit J	160
FORM OF CONFIRMATION OF QUIET ENJOYMENT	160
PART A	160
PART B	161
Exhibit K	162
EUROCONTROL AUTHORISATION LETTER	162
Exhibit L	163
AIRCRAFT DOCUMENTATION AND STANDARDS	163
Exhibit M	181
FORM OF IDERA [(BRAZIL)	181
Exhibit N	183
FORM OF DEREGISTRATION POWER OF ATTORNEY (BRAZIL)	183

AIRCRAFT OPERATING LEASE AGREEMENT

THIS AIRCRAFT OPERATING LEASE AGREEMENT (the “Agreement”) is made and entered into as of this        day of                       , between LATAM Airlines Group S.A., a company duly incorporated under the laws of Chile, through its office located at Av. Presidente Riesco 5711, 20th Floor Las Condes, Santiago, Chile (“Lessee”) and [*], a company duly incorporated under the laws of [*] through its office located at [*] (“Lessor”).

R E C I T A L S

WHEREAS, Lessee desires to lease from Lessor and Lessor is willing to lease to Lessee the Aircraft described herein upon and subject to the terms of this Agreement;

NOW, THEREFORE, in consideration of the mutual promises herein, Lessor and Lessee agree as follows:

1.                                      SUMMARY OF TRANSACTION

The following is a summary of the lease transaction between Lessee and Lessor. It is set forth for the convenience of the parties only and will not be deemed in any way to amend, detract from, simplify or affect the construction of the other provisions of this Agreement. In the event of a conflict with any such other provision, such other provision shall govern.

1.1                               Description of Aircraft.

Airbus 350-900; MSN [      ].

1.2                               Scheduled Delivery Date and Location.

In the month of [•] at the Delivery Location.

1.3                               Lease Term.

[***].

1.4                               Country of Aircraft Registration.

Brazil(2) or such other jurisdiction permitted in accordance with this Agreement.

1.5                               Maintenance Programme.

Initial Sub-Lessee’s Maintenance Programme, for so long as Aircraft is subject to the Initial Sub-Lease.

1.6                              Agreed Value.

The “Agreed Value” of the Aircraft is the amount shown in Exhibit B hereto as the “Agreed Value” and is the amount payable to Lessor (or its designee or assignee) in the event of a Total Loss.

(2) This drafting reflects the aircraft being registered in Brazil.  To be updated if this is not the case.

1.7                               Lessor’s Designated Bank Account(s).

Account Name	[•]
Account Number	[•]
IBAN	[•]
Swift Code	[•]
Bank Name	[•]
Bank Address	[•]
USD Correspondent Bank	[•]
Swift Code	[•]
ABA/Fedwire	[•]

2.                                      DEFINITIONS AND INTERPRETATION

2.1                               Definitions.

Capitalised terms used in this Agreement shall have the following meanings for all purposes of this Agreement.

“[***] Check” means each of the Airframe structural checks for [***] (or such other interval per the then applicable revision of the MPD).

“Acceptable Bank” means a financial institution that:

(a)                                is registered in an OECD (Organisation for Economic Cooperation and Development) member country and has a long term unsecured, unsubordinated and unguaranteed debt obligations rating, as rated by Moody’s Investors Services Inc. or Standard & Poor’s Corporation, of at least equal to or better than Aa3 and AA- respectively; or

(b)                                is acceptable to Lessor (in its reasonable discretion).

“Acceptable Guarantor” means AerCap Ireland Limited, AerFunding 1 Limited, AerCap Lease Securitisation IV Limited or such other guarantor notified by Lessor to Lessee provided that such other guarantor is a Qualifying Person.

“Acceptable Repairs” shall mean fully documented structural repairs as set out in the Structural Repair Manual (“SRM”) or any other repair procedure prescribed by the Manufacturer or a DOA, for such repairs in writing or approved by the Aviation Authority and the Compliance Authority and complying with the following requirements:

(a)                               repairs shall be flush if feasible and applicable;

(b)                                repairs must be permanent and according to standard industry practice;

(c)                                 repairs shall not require inspection other than damage tolerance inspection, and the threshold and interval for such damage tolerance inspection shall not be less than the interval required by the Manufacturer or a DOA; and

(d)                                repairs must be fully documented and transferable to the next operator or purchaser of the Aircraft.

“Accession Risk Country” means a country imposing accession risk with respect to pooling of aircraft engines and parts, including but not limited to The Netherlands, Finland, Greece, Jamaica, Sweden, Turkey, and any other country as Lessor may notify Lessee in writing from time to time.

“Administrative User” means the person appointed by Lessee to carry out the functions of the administrator of a registered user entity under section 4 of the procedures for the International Registry as issued by the Supervisory Authority.

“AerCap Group” means AerCap Holdings N.V. and Affiliates.

“Aeronautical Registry” means the [Brazilian Aeronautical Registry (or any successor thereto), for so long as the Aviation Authority is the Agência Nacional de Aviação Civil](3).

“Affiliate” means any other Person directly or indirectly controlling, directly or indirectly controlled by or under direct or indirect common control with the Person specified, and includes any trust of which the beneficiary or Owner Participant (if applicable) is Lessor or Owner Participant (if applicable) or an Affiliate of Lessor or Owner Participant (if applicable).

“Agent” means such person as may be notified to Lessee by Lessor from time to time as being the Agent acting for the Financing Parties.

“Agreed Expiry Date” means the date falling [***] after the Delivery Date.

“Agreed Form of Sublease” means the form of sublease agreed by the parties prior to the date of this Agreement.

“Agreed Value” is then applicable amount calculated as the “Agreed Value” pursuant to Exhibit B.

“Agreement” means this Aircraft Operating Lease Agreement together with all Exhibits hereto.

“Airbus” means Airbus S.A.S., a societé par actions simplifiée organised under the Laws of France, having its principal office at Blagnac, France, or its successor in title.

“Aircraft” means the Airframe to be delivered and leased hereunder together with the two (2) Engines whether or not such Engines are from time to time installed on the Airframe or any other airframe, the Parts and the Aircraft Documentation, as further described in Exhibit A and the Delivery Acceptance Certificate, collectively.  As the context requires, “Aircraft” may also mean the

(3) This drafting reflects the aircraft being registered in Brazil.  To be updated if this is not the case.

Airframe, any Engine, any Part, the Aircraft Documentation or any part thereof individually.

“Aircraft Activity” means the ownership (but only for purposes of Sections 14.1 and 15.1), possession, use, import, export, registration, re-registration, deregistration, non-registration, manufacture, performance, transportation, management, location, movement, disposal, transfer, exchange, control, design, condition, defect, testing, inspection, acceptance, delivery, redelivery, leasing, subleasing, wetleasing, pooling, interchange, maintenance, repair, loss, damage, emissions, refurbishment, insurance, reinsurance, service, modification, overhaul, replacement, alteration, storage, removal, operation of or to, or any Security Interest (other than a Lessor Lien) on the Aircraft, the Airframe, any Engine or any Part (whether in the air or on the ground or otherwise) at any time.

“Aircraft Documentation” or “Aircraft Documents” means (i) all Manuals and Technical Records; (ii) all log books, Aircraft records, and other documents provided to Lessee at Delivery of the Aircraft or generated by Lessee, the Initial Sub-Lessee, or other Permitted Sub-Lessee or by third parties during the Lease Term; (iii) all documents listed in a schedule to the Delivery Acceptance Certificate and (iv) any other documents required by the Aviation Authority, the Compliance Authority or the Maintenance Programme to be maintained during the Lease Term (all of which will be maintained in English (excluding pilot reports)), and all additions, renewals, revisions and replacements from time to time made to any of the foregoing in accordance with this Agreement, each of which conforms to the standard set out in Exhibit L.

“Airframe” means the airframe described in Exhibit A together with all Parts relating thereto (except Engines or engines).

[***]

“Airframe Warranties Agreement” means the airframe warranties agreement relating to the Aircraft, entered, or to be entered into between, inter alios, Lessor, Lessee and Manufacturer in form and substance reasonably satisfactory to Lessor, as the same may be amended, modified or supplemented from time to time in accordance with the applicable provisions thereof.

“Airworthiness Directive” or “AD” means each airworthiness directive (or equivalent) and other mandatory instruction of the Compliance Authority and/or the FAA and/or the Aviation Authority and any other mandatory instruction of the Aviation Authority applicable to the Aircraft.

“AMM” means the latest revision of the Airplane Maintenance Manual or Aircraft Maintenance Manual published by the Manufacturer in respect of the Aircraft.

“AOC” means Lessee’s Air Operator’s Certificate issued by the Chilean Aviation Authority (Dirección General de Aeronáutica Civil) or any Sub-Lessee’s Air Operator’s Certificate issued by the Aviation Authority of the State of Registration.

“Applicable Swap Rate” means the [***] rate as stated on Bloomberg screen service page IRSB18 (or on any successor or substitute page of such service, or any successor to or substitute for such service, providing rate quotations comparable to those current provided on such page of such service), expressed as a percentage rounded to two (2) decimal places at 11:00 AM New York City time two (2) Business Days prior to the Delivery Date.

[***]

“APU” means the auxiliary power unit installed on the Aircraft on the Delivery Date or any replacement auxiliary power unit installed in accordance with this Agreement.

[***]

“Assignment of Insurances” means the assignment of insurances and requisition compensation granted, or to be granted, by Lessee or Initial Sub-Lessee in favour of Lessor in relation to the Aircraft, in form and substance acceptable to Lessor.

“Aviation Authority”(4) means, as of any time of determination, (i) National Agency of Civil Aviation (“ANAC”) or any Government Entity which under the Laws of Brazil from time to time has control over civil aviation or the registration, airworthiness or operation of aircraft in Brazil or (ii) if, in accordance with this Agreement, the Aircraft is registered in a country other than Brazil, the relevant governmental airworthiness authority having jurisdiction over the Aircraft or which regulates and/or controls civil aviation under the laws of the country or state in which the Aircraft is then registered or having jurisdiction over the registration, airworthiness and operation of, or other matters relating to the Aircraft.

“Aviation Documents” means any or all of the following which at any time may be required to be obtained from the Aviation Authority in the State of Registration: (i) if required, a temporary certificate of airworthiness from the Aviation Authority allowing the Aircraft to be flown after Delivery to the State of Registration; (ii) if applicable, an application for registration of the Aircraft with the appropriate authority in the State of Registration; (iii) the certificate of registration for the Aircraft issued by the State of Registration; (iv) a full certificate of airworthiness for the Aircraft specifying transport category (passenger); (v) an air transport licence, (vi) an air operator’s certificate; (vii) such recordation of Lessor’s rights, title and interest in and to the Aircraft and the Operative Documents as may be available in the State of Registration; and (viii) all such other authorisations, approvals, consents and certificates in the State of Registration and/or the State of Incorporation as may be required to enable Lessee lawfully to operate the Aircraft (such as noise certificates, radio station licences, flight manual approval sheets, etc).

“Bankruptcy Code” means:

(a)                                Title 11 of the United States Code, as amended from time to time, and any successor statute; or

(b)                                [Brazilian Law No. 11,101 of February 9, 2005, as amended from time to time, and any successor statute](5); or

(4) This drafting reflects the aircraft being registered in Brazil.  To be updated if this is not the case.

(5) This drafting reflects the aircraft being registered in Brazil.  To be updated if this is not the case.

(c)                                 Chilean Law No. 18175 of October 28, 2982, as amended from time to time, and any successor statute; or

(d)                                any other applicable foreign, federal, provincial, state or local bankruptcy, insolvency or other similar law applicable to which Lessee may resort to.

“Basic Rent” has the meaning set forth in Section 5.1.

“BFE” means buyer furnished equipment, supplied or purchased by or on behalf of Lessee in respect of the Aircraft for installation by Manufacturer pursuant to the Original Purchase Agreement or the Purchase Agreement Assignment on or before the Delivery Date.

[“BFE Bill of Sale” means the bill of sale in relation to the BFE to be executed by Lessee [or Airbus] in favour of Lessor on the Delivery Date.]

“Bill of Sale” means, collectively, the Manufacturer’s Bill of Sale[, the Seller Bill of Sale], [Manufacturer BFE Bill of Sale] and the [BFE Bill of Sale].

“Business Day” means any day other than a Saturday or a Sunday on which business of the nature required by this Agreement is carried out in Amsterdam, the Netherlands, Dublin, Ireland, [Sao Paulo, Brazil](6), Santiago, Chile and the state in which the principal place of business of Lessor, Owner, Security Trustee and Lessee is located and, where used in relation to payments, on which commercial banks are open for business in New York, New York, United States of America, [in Sao Paulo, Brazil](7) and in Santiago, Chile.

“C-Check” means an Airframe check during which all those tasks prescribed by the MPD which have an interval of [36 months](8) (or such other interval per the then current revision of the MPD) are accomplished including all tasks with an interval less than [36 months](9) (or such other interval per the then current revision of the MPD) which, in accordance with typical industry practice, would normally be accomplished at the same time.

“Cape Town Convention” means the English language version of the Convention on International Interests in Mobile Equipment (the “Convention”) and the Protocol to the Convention on International Interests in Mobile Equipment on Matters Specific to Aircraft Equipment (the “Protocol”), both signed in Cape Town, South Africa on November 16, 2001, together with any protocols, regulations, rules, orders, agreements, instruments, amendments, supplements, declarations, revisions or otherwise that have or will be subsequently made in connection with the Convention and/or the Protocol by the “Supervisory Authority” (as defined in the Protocol), the “International Registry” or “Registrar” (as defined in the Convention) or an appropriate “registry authority” (as defined in the Protocol) or any other international or national body or authority.

“Certificated Air Carrier” means any Person (except the United States government) that: (a) is a “citizen of the United States”, as defined in Section 40102(a)(15)(c) of the Title 49 of the United States Code and (b) holds both (i) a

(6)  This drafting reflects the aircraft being registered in Brazil.  To be updated if this is not the case.

(7)  This drafting reflects the aircraft being registered in Brazil.  To be updated if this is not the case.

(8)  To be updated to the interval in the Airbus MPD.

(9)  To be updated to the interval in the Airbus MPD.

Certificate of Public Convenience and Necessity issued under Section 41102 of Title 49 of the United States Code by the Department of Transportation or predecessor or successor agency thereto, or in the event such certificates are no longer issued, a Person meeting the requirements set forth immediately above holding all necessary certificates, authorizations and licenses and legally engaged in the business of transporting passengers or cargo for hire by air predominantly to, from or between points within the United States of America, and (ii) an air carrier operating certificate issued pursuant to Chapter 447 of Title 49 of the United States Code for aircraft capable of carrying ten or more individuals or 6,000 pounds or more of cargo and which is certificated within the meaning of and thus entitling Lessor to the benefits of, Section 1110.

“Compliance Authority” means the certifying authorities of the State of Design (as such expression is defined in Annex 8 of the Convention on International Civil Aviation) of the Aircraft, which means any of the Airframe, any Engine or any Part Manufacturer or such other agency or authority as shall succeed its functions.

“Conditions Precedent” has the meaning set forth in Section 6.1.

“Contracting State” has the meaning given to such term in the Cape Town Convention.

“Creditors” has the meaning given to such term in the Cape Town Convention.

“Cycle” or “FC” means one take-off and landing of the Aircraft or, in respect of any Engine or Part temporarily installed on another aircraft, of that other aircraft and for this purpose one (1) “touch and go” shall count as one (1) take-off and landing.

“Damage Notification Threshold” means US$[***].

“Damage Proceeds Threshold” means US$[***].

“Default” means (i) any Event of Default and/or (ii) any event, which with the giving of notice or the lapse of time or both would become an Event of Default.

“Delivery” means the delivery of the Aircraft by Lessor to Lessee.

“Delivery Acceptance Certificate” means the delivery acceptance certificate in the form of Exhibit C.

“Delivery Conditions” means the operating condition of the Aircraft at Delivery as set out in Exhibit F.

“Delivery Date” means the date on which Delivery takes place.

“Delivery Location” has the meaning given to it in the [Purchase Agreement][Purchase Agreement Assignment].

“DER Repair” means a repair which is not covered by the SRM and has not been approved for use on the Airframe by the Manufacturer of the Airframe or on an Engine by the Engine Manufacturer or on a Part by the Manufacturer of such Part is not approved by a person or organization holding a DOA and is not approved by the Aviation Authority and the Compliance Authority.

“Deregistration Power of Attorney” means each de-registration power of attorney that may from time to time be issued by Lessee or any Permitted Sub-Lessee, authorizing inter alia Lessor and any employee or representative of Lessor or such other Person as Lessor may specify from time to time to do anything or any act or to give any consent or approval which may be required to obtain deregistration of the Aircraft from the register of aircraft in the State of Registration upon termination of the leasing of the Aircraft, and in relation to an Aircraft registered in [Brazil](10), substantially in the form set out in Exhibit N.

“Dispute” has the meaning set forth in Section 27.2.1.

“DOA” means a Design Organisation Approval issued pursuant to EASA Part 21.

“Dollars”, “United States Dollars”, “U.S. Dollar”, “USD”, “US$” and “$” means the lawful currency of the United States of America.

“EASA” means the European Aviation Safety Agency as established by European Parliament and Council Regulation (EC) No. 216/2008 (repealing European Parliament and Council Regulation (EC) No. 1592/2002), or any successor thereof.

“EASA Certification Specification” or “EASA CS” means certification specifications issued by EASA pursuant to Article 18 and Article 19 of European Parliament and Council Regulation (EC) No. 216/2008 and 21A.16A of EASA Part 21 or such amendment and/or equivalent standard as might be promulgated by the European Union and/or EASA.

“EASA Member State” means each of (i) the member states of the European Union and (ii) any other country or state which has entered into an agreement with the European Community (or European Union) pursuant to Article 66 of European Parliament and Council Regulation (EC) No. 216/2008 or any successor thereof.

“EASA Part 145” means Annex II to European Union Commission Regulation (EC) 2042/2003 or such amendment and/or equivalent standard as might be promulgated by the European Union and/or EASA.

“EASA Part 21” means the Annex to European Union Commission Regulation (EC) 1702/2003 or such amendment and/or equivalent standard as might be promulgated by the European Union and/or EASA.

“EASA Part M” means Annex I to European Union Commission Regulation (EC) 2042/2003 or such amendment and/or equivalent standard as might be promulgated by the European Union and/or EASA.

“Engine” means (i) each of the engines listed in Exhibit A or each of the engines installed on or furnished with the Aircraft at Delivery and listed in the Delivery Acceptance Certificate, such Engines being identified as to manufacturer, type and serial numbers (serial numbers to be identified as per the Delivery Date); (ii) any replacement engine (including any Replacement Engine) and title to which has, or should have passed to Owner in accordance with this Agreement; and (iii) all Parts installed in or on any of such engines at Delivery (or substituted,

(10)  This drafting reflects the aircraft being registered in Brazil.  To be updated if this is not the case.

renewed or replacement Parts in accordance with this Agreement) so long as title to such Parts is or remains or should be vested in Owner in accordance with the terms of Section 12.5. At such time as a replacement engine (including a Replacement Engine) becomes an Engine, the Engine it is replacing shall cease to be an Engine.

“Engine Manufacturer” means Rolls Royce Plc or its successor in title.

“Engine Warranties Agreement” means the engine warranties agreement relating to an Engine, entered, or to be entered into between, inter alios, Lessee, Lessor and Engine Manufacturer in form and substance satisfactory to Lessor, as the same may be amended, modified or supplemented from time to time in accordance with the applicable provisions thereof.

“EU ETS Authority” means any Government Entity of a member state of the European Union with jurisdiction for the application and administration of EU ETS Laws in relation to any of Lessee, Permitted Sub-Lessee or the Aircraft.

“EU ETS Directive” means Directive 2003/87/EC of the European Parliament and of the Council of 13 October 2003 establishing a scheme for greenhouse gas emissions allowance trading and amending Council Directive 96/61/EC, as amended by Directive 2008/101/EC so as to include aviation activities, as the same may be amended, supplemented, superseded or re-adopted from time to time (whether with or without modifications).

“EU ETS Laws” means (a) the EU ETS Directive; and (b) any applicable Law of a member state of the European Union implementing the EU ETS Directive.

“EU-OPS” means Annex III to European Union Council Regulation (EEC) No 3922/91, as amended by Council Regulation (EC) no 1899/2006 or such amendment and/or equivalent standard as might be promulgated by the European Union and/or EASA.

“Eurocontrol” means the European Organisation for the Safety of Air Navigation established by the Eurocontrol International Convention relating to Co-operation for the Safety of Air Navigation of 13 December 1960, as amended from time to time.

“Eurocontrol Authorisation Letter” means the letter in the form set out in Exhibit K.

“Event of Default” means any of the events referred to in Section 24.2 and each such Event of Default shall be a “default” for the purposes of Article 11(1) of the Cape Town Convention.

“Excluded Taxes” means, in relation to a Tax Indemnitee:

(a)                                 any Tax on, based on, measured by or with respect to the net or gross income or profits, net or gross receipts (including any capital gains Taxes, minimum Taxes), Taxes on or measured by any items of tax preference, capital, net worth or taxes in the nature of income taxes imposed by any government entity or taxing authority on such Tax Indemnitee, provided that this paragraph (a) shall not include any such Taxes to the extent they are imposed: (i) as a consequence of the operation, presence or registration in the jurisdiction imposing the Tax of the Aircraft or any Part;

(ii) as a result of the presence in the jurisdiction imposing the Tax of a permanent establishment of Lessee; or (iii) as a result of the payment by Lessee from the jurisdiction imposing the Tax of any amount due under this Agreement;

(b)                                 Taxes imposed on such Tax Indemnitee as a result of a sale, assignment, novation, transfer or other disposition, whether voluntary or involuntary (each a “Disposition”), by Lessor or any person, other than Lessee, of the Aircraft or any legal or beneficial interest in the Aircraft, or any Engine or Part, this Agreement or any other Operative Document; provided however, that such Disposition does not result from the exercise of any remedy as a result of an Event of Default; or is not a Disposition expressly contemplated by this Agreement pursuant to Sections 17.2, 17.4 and 17.6;

(c)                                  Taxes imposed on such Tax Indemnitee with respect to any period or event occurring (i) after the Return of the Aircraft in accordance with the conditions set out in this Agreement except to the extent that such Taxes are attributable to such Return or to the period prior to such Return, and (ii) at any time during which Lessee shall have been deprived of the use or possession of the Aircraft as a result of a breach by Lessor, or any person claiming by or through Lessor, of the covenant of quiet and peaceful use and enjoyment of the Aircraft as set forth in Section 22.1 or in any document or instrument delivered in connection herewith;

(d)                                 Taxes to the extent caused by any failure by Lessor to issue or provide punctually any notice or information which is reasonably required and requested by Lessee in order to file punctual and accurate returns, statements or other documents which are required to be filed by the revenue or similar laws of any government entity, or which Lessor is otherwise required to furnish to Lessee by the terms of this Agreement; provided that nothing in this paragraph shall (i) interfere with the right of Lessor to arrange its tax affairs as it thinks fit, or (ii) oblige Lessor to disclose any information relating to its affairs which it determines to be commercially sensitive or confidential;

(e)                                  any Tax liability which such Tax Indemnitee would have had even if the Operative Documents had not been entered into;

(f)                                   any Tax which arises or is imposed on such Tax Indemnitee in respect of, or as a consequence of, any Lessor Lien or any financing arrangements which may from time to time be effected by Lessor to the extent that the amount of any such Tax exceeds the amount of Tax what would otherwise have been payable under this Agreement in the absence of any such financing arrangement;

(g)                                  penalties, additions to Tax, fines or interest on Taxes of such Tax Indemnitee which would not have arisen in relation to any Taxes but for avoidable delay or failure by such Tax Indemnitee in notifying Lessee of the same or in filing the necessary tax returns or in paying the relevant Taxes, or but for an error on the part of such Tax Indemnitee in completing the necessary tax returns or in paying the relevant Taxes, unless such delay or failure or error has been consented to, caused by, or requested by, Lessee;

(h)                                 Taxes to the extent imposed on such Tax Indemnitee as a result of (i) the willful misconduct, or reckless disregard with knowledge of the probable consequences thereof, on the part of such Tax Indemnitee, or any person claiming by or through such Tax Indemnitee; or (ii) any breach by such Tax Indemnitee, or any person claiming by or through such Tax Indemnitee, of any representations, warranties, covenants or obligations contained in this Agreement or any other Operative Document or any other document or instrument delivered under or in connection with this Agreement or any other Operative Document, or the transactions contemplated herein or therein; and

(i)                                     any Tax to the extent that such Tax Indemnitee or any person claiming by or through such Tax Indemnitee has received and retained a payment in respect thereof pursuant to any other provision of this Agreement or any other Operative Document.

“Expiry Date” means the date determined in accordance with Section 4.2.

“FAA” means, as the context requires, the U.S. Federal Aviation Administration of the U.S. Department of Transportation and/or the Administrator of the U.S. Federal Aviation Administration or any successor thereto under the Laws of the United States of America.

“FAR” means the Federal Aviation Regulations embodied in Title 14 of the U.S. Code of Federal Regulations, as amended from time to time, or any successor regulations thereto.

“Financing Documents” means any Mortgage, lease assignment, loan agreement, conditional sale agreement, head lease, security assignment, sublease security assignment, Trust Agreement or any other documents entered into by Lessor or Owner or Owner Participant (if applicable) with any Financing Party in connection with Lessor’s or Owner’s or Owner Participant (if applicable) financing of the Aircraft.

“Financing Parties” means any Person from time to time notified by Lessor to Lessee as making any loan, superior lease or other financing arrangement available to Lessor, Owner, any Owner Participant or any of their Affiliates which is for the financing or refinancing of the Aircraft and/or in relation to which such Person (or any Security Trustee on its behalf) acquires title to or any right or interest (present or future) in the Aircraft and/or any of the Operative Documents, and “Financing Parties” includes the Agent and Security Trustee, if any.

“First Run” with respect to an Engine shall refer to the period from new manufacture of the Engine until completion of the first accomplishment of a Performance Restoration of such Engine since new manufacture.

“Flight Hour” or “FH” means each hour or fraction thereof elapsing from the moment at which the wheels of the Aircraft, or in the case of any Part or Engine temporarily installed on another aircraft, the wheels of that other aircraft, leave the ground on the take-off of such Aircraft or aircraft until the wheels of such Aircraft or aircraft touch the ground on the landing of such Aircraft or aircraft following such flight.

“Framework Deed” means the agreement dated on or about 28 May 2013 among Lessee and AerCap Holdings N.V. in respect of, amongst other things, the purchase and leaseback of the Aircraft.

“Geneva Convention” means the Convention on the International Recognition of Rights in Aircraft signed in Geneva, Switzerland on June 19, 1948, and amended from time to time, but excluding the terms of any adhesion thereto or ratification thereof containing reservations to which the State of Registration does not accede.

“Government Entity” means and includes (whether having a distinct legal personality or not) any: (i) national, state or local government; (ii) board, commission, department, division, instrumentality, court, agency or political subdivision thereof, however constituted; and (iii) association, organisation or institution (international or otherwise) of which any thereof is a member or to whose jurisdiction any thereof is subject or in whose activities any thereof is a participant.

“Gross Negligence” means any intentional or conscious action or decision or failure to act with reckless disregard for the consequences of such action or decision or failure to act.

“Habitual Base” means: (i) Brazil(11); (ii) the principal operations base of any Permitted Sub-Lessee provided such base is not in a country or countries which is a Prohibited Country; or (iii) subject to the prior written consent of Lessor acting reasonably, any other country or countries not being a Prohibited Country in which the Aircraft is for the time being habitually based (and for this purpose, the Aircraft shall be “habitually based” at the location from which the Aircraft departs on a flight (or a series of flights) and to which it customarily returns and remains between such flights (or series of flights)).

“Hard Time Component” means a Part, which must be removed from service for a Hard Time Event at specified intervals per the MPD and/or the Maintenance Programme and/or a specified maintenance programme.

“Hard Time Event” means a check, inspection, maintenance, overhaul or scrap for life limit for a Hard Time Component in accordance with the requirements of the MPD and/or the Maintenance Programme and/or a specified maintenance programme.

“Headlease” means any aircraft lease agreement entered, or to be entered into from time to time between Owner and Lessor in respect of the Aircraft.

“IATA” means the International Air Transport Association.

“IDERA” means the irrevocable deregistration and export request authorisation letter addressed by Initial Sub-Lessee (or any other Permitted Sub-Lessee, as applicable) to the relevant registry authority containing an irrevocable deregistration and export request authorisation, in the form required by the Cape Town Convention and otherwise in the form set forth in Exhibit M.

“IFRS” means the international financial reporting standards.

(11)  This drafting reflects the aircraft being registered in Brazil.  To be updated if this is not the case.

“Indemnitees” means the Relevant Parties and their successors, assigns, Affiliates, partners, officers, directors, employees, servants, transferees and agents.

“Initial Sublease” means the sublease of the Aircraft entered into between Lessee and Initial Sub-Lessee on or about the date of this Agreement.

“Initial Sub-Lessee” means [•].

“Insurances” has the meaning set forth in Section 16.1.

“International Interest” has the meaning given to such term in the Cape Town Convention.

“International Registry” has the meaning given to such term in the Cape Town Convention.

“Landing Gear” means the landing gear assemblies (and their constituent sub-assemblies and Parts) of the Aircraft, meaning the Nose Landing Gear Assembly and the Left Main Landing Gear Assembly and the Right Main Landing Gear Assembly, whether or not for the time being installed in or attached to the Airframe.  As the context requires, “Landing Gear” may also mean each of such landing gear assemblies of the Aircraft individually.

[***]

“Late Payment Interest” has the meaning set forth in Section 5.6.

“Late Payment Interest Rate” means [***] above 1 month USD LIBOR. During the calendar month in which any amount shall become due, the applicable USD LIBOR rate is the rate in effect at the applicable due date. The Late Payment Interest Rate shall be revised each subsequent month, in accordance with the applicable USD LIBOR rate in effect at the first Business Day of such month.

“Late Payment Interest Payment Date” means the 5th (fifth) day of each calendar month except that if such day is not a Business Day, the Late Payment Interest shall be due on the immediately preceding Business Day.

“Law” means any: (i) statute, decree, constitution, regulation, order or any directive of any Government Entity; (ii) treaty, convention, pact or other agreement to which any Government Entity is a signatory or party; and (iii) judicial or administrative interpretation or application of any of the foregoing and “law”, “laws” and “lawfully” shall be construed accordingly.

“Lease Term” means the period commencing on the Delivery Date and ending on the Expiry Date.

“Leasing Affiliate” means any of:

(a)                                 a Subsidiary of Lessee;

(b)                                 an Affiliate of Lessee;

(c)                                  any other person controlled by Lessee,

in each case that is, if the relevant person is the operator, or proposed operator of the Aircraft, a commercial air carrier possessing at all relevant times whilst the Aircraft is operated by such person, all necessary authorisations, consents and licences.

For the purpose of this definition, Lessee shall be deemed to control another person if:

(i)                                     Lessee possesses directly or indirectly the power to direct the management or policies of such other person whether through:

(x)                                 the ownership of voting rights;

(y)                                 control of the board (including control of its composition) of the other person; or

(z)                                  indirect control of (x) and (y); or

(ii)                                  such other person would, under relevant accounting principles, be consolidated for accounting purposes with Lessee.

“Lessee Illegality Event” means an event or circumstance which makes it (or will make it) unlawful in (i) any jurisdiction for Lessee to fulfil or perform any of the covenants or obligations expressed to be assumed by it under this Agreement or any other Operative Document to which it is a party, or (ii) the State of Registration, the State of Incorporation of Lessee or the Habitual Base for Lessor to give effect to any of its obligations under this Agreement, other than where such unlawfulness is not specific to this Agreement or Lessor’s dealings with Lessee or is unrelated to any of the jurisdictions mentioned in sub-clause (ii) of this definition.

“Lessor Group” means Lessor and any Owner Participant and Lessor’s and any Owner Participant’s Subsidiaries or Affiliates, any other Person that is the lessor of an aircraft where the subject aircraft is managed by a Servicer and any Person that is an Affiliate of a Servicer.  For the purposes of this definition only, where a Person described herein is either acting as a trustee or is the beneficiary of a trust, the reference to such Person shall be deemed to include both the trustee and the beneficiary of the trust.

“Lessor Guarantee” means the guarantee dated as of the Delivery Date between an Acceptable Guarantor and Lessee in form and substance satisfactory to Lessee, acting reasonably, pursuant to which such guarantor guarantees the performance of the obligations and liabilities of Lessor under this Agreement and the other Operative Documents.

“Lessor Illegality Event” means an event or circumstance which makes it or will make it unlawful in any jurisdiction for Lessor to give effect to any of its obligations under this Agreement or any other Operative Document to which it is a party, save where a Lessee Illegality Event has occurred and is continuing.

“Lessor Lien” means:

(a)                              the Mortgage and any other Security Interest from time to time created by or through Lessor and/or Owner in favour of any Financing Party;

(b)                              any other Security Interest in respect of the Aircraft that results from acts of or claims against Lessor, and/or Owner or any Owner Participant not related to the transactions contemplated by or permitted under this Agreement; or

(c)                               any Security Interest in respect of the Aircraft for Excluded Taxes.

“Lessor’s Designated Bank” has the meaning set forth in Section 5.5.

“Life Limited Part” or “LLP” means a Hard Time Component, which must be removed from service and discarded before a maximum life as specified by the Manufacturer and approved by the Compliance Authority is reached.

[***]

“Losses” means any and all liabilities, obligations, losses, damages, proceedings, claims, demands, actions, suits, judgments, orders or other sanctions, payments, charges, penalties, fines (whether criminal or civil), fees, costs, disbursements and expenses (including legal fees and related expenses, including legal fees and expenses incurred in enforcing any applicable indemnity) of every kind and nature, including any of the foregoing arising or imposed with or without any Indemnitee’s fault or negligence, active or passive, or under the doctrine of strict liability.

“Maintenance Performer” means an EASA Part 145 and/or JAR 145 and/or FAR 145 approved maintenance, overhaul, repair and modification facility approved for the type of maintenance required on aircraft or engines or parts of the same type as the Aircraft, Engines or Parts or such other person approved in advance in writing by Lessor.

“Maintenance Programme” means Lessee’s or any Permitted Sub-Lessee’s maintenance programme as approved by the Aviation Authority and which conforms as a minimum to the MPD or such other maintenance programme as Lessor and Lessee may agree upon in writing.

[***]

“Manuals and Technical Records” means all records, logs, books, operational and maintenance manuals, technical data, aircraft delivery documents, customised specification, interior material specification, material certifications, operator non-incident statements and other materials and documents (whether kept or to be kept in compliance with any regulation of the Aviation Authority or otherwise) relating to the Aircraft.

“Manufacturer” means with respect to the Airframe, Airbus, with respect to the Engines, the Engine Manufacturer, and with respect to any Part, the manufacturer of such Part, or its successor in title.

[“Manufacturer BFE Bill of Sale” means the bill of sale from the manufacturer of the BFE to [Seller] [in the case of a Purchase Agreement] [Lessor] [in the case of a Purchase Agreement Assignment].]

“Manufacturer Bill of Sale” means the bill of sale relating to the Aircraft to be delivered by Manufacturer [to Seller] [in the case of a Purchase Agreement] [to Lessor] [in the case of a Purchase Agreement Assignment].

“Minimum Liability Coverage” is the amount shown as the “Minimum Liability Coverage” in Exhibit B.

[***]

“Modification” has the meaning set forth in Section 11.8.1.

“Month” means a period commencing on one day in a calendar month and ending on the day immediately preceding the numerically corresponding day in the next calendar month, except that if there is no numerically corresponding day in that next month it shall end on the last day of that next month (and “month”, “months”, and “monthly” shall be construed accordingly).

“Mortgage” means any mortgage or similar Security Interest over the Aircraft from time to time granted by Lessor or Owner to Security Trustee or any other Financing Party in connection with the financing or re-financing of the Aircraft and notified to Lessee in writing from time to time.

“MPD” means the latest revision of the Maintenance Planning Document or Maintenance Planning Data document published by the Manufacturer in respect of the Aircraft, provided always that at Return reference to the MPD shall not require any revision to the MPD issued within three (3) months prior to Return.

“MRB Report” means the latest revision of the Maintenance Review Board document published by the Manufacturer.

“New Lessor” has the meaning set forth in Section 23.2.

“Notice and Acknowledgement of Security Assignment” means the notice delivered or to be delivered by Lessor to Lessee in respect of the Security Assignment and the acknowledgement by Lessee thereof, substantially in the form of Part A or Part B, of Exhibit I.

“Operative Documents” means this Agreement, the Assignment of Insurances, the Delivery Acceptance Certificate, the Return Certificate, any Notice and Acknowledgement of Security Assignment, any Quiet Enjoyment Letter, the Airframe Warranties Agreement, the Engine Warranties Agreement, each Bill of Sale, [the Purchase Agreement/ the Purchase Agreement Assignment,] the Lessor Guarantee, the Framework Deed, the Initial Sublease, the Subordination Agreement, any Security Assignment of Sublease, any Sublease and any schedules or documents executed pursuant to this Agreement or any of the foregoing documents and/or any other documentation in connection with the leasing of the Aircraft from Lessor to Lessee or the purchase of the Aircraft by Lessor.

[“Original Purchase Agreement” means the purchase agreement dated 20 December 2005 between Manufacturer, as seller, and TAM Linhas Aéreas S.A., as purchaser in respect of the Aircraft.]

“Other Agreements” means and includes the Framework Deed and other operating lease agreements between:  (i) Lessee and (a) Lessor, or (b) any of

Lessor’s Subsidiaries, or (c) any of Lessor’s Affiliates, or (d) any Trustee; (ii) any of Lessee’s Subsidiaries and (a) Lessor, or (b) any of Lessor’s Subsidiaries, or (c) any of Lessor’s Affiliates, or (d) any Trustee; or (iii) Lessee (or any of Lessee’s Subsidiaries) and any other Person where the subject aircraft is managed by a Servicer (where such Servicer is an Affiliate of Lessor or a member of Lessor Group).  For the purposes of this definition only, where a Person described herein is either acting as a trustee or is the beneficiary of a trust, the reference to such Person shall be deemed to include both the trustee and the beneficiary of the trust and any reference to “Trustee” means a Person acting as Trustee (or in a fiduciary capacity) for Lessor or any of Lessor’s Subsidiaries or any of Lessor’s Affiliates.

“Overhaul” shall mean the work necessary to return an item or Part to the highest standard specified in the relevant overhaul manual.

“Owner” means Lessor or such other Person who, from time to time, Lessor may notify Lessee in writing as being the owner of the Aircraft for the time being. At the date of execution of the Agreement, Owner is Lessor.

“Owner Participant” means such entity as Lessor shall advise Lessee in writing as being the owner participant.

“Owner Trustee” means such entity as Lessor shall advise Lessee in writing, not in its individual capacity but solely as owner trustee under the Trust Agreement.

[“Owner’s Consent to Registration” means the standard form notice from the Owner to the Aeronautical Registry in Brazil in relation to registration of the Initial Sublease.](12)

“Part” means, whether or not for the time being installed in or attached to the Airframe or any Engine: (i) any component, furnishing or equipment (other than a complete Engine) installed on or attached to or furnished with the Airframe or any Engine on the Delivery Date or thereafter; and/or (ii) any other component, furnishing or equipment (other than a complete Engine) title to which has or should have passed to Owner pursuant to this Agreement from time to time; but excluding any such items title to which has or should have passed to Lessee pursuant to this Agreement.

“Performance Restoration” or “PR” with respect to:

(a)                                 an Engine shall mean a shop visit at which such Engine undergoes as a minimum a workscope which includes a core restoration (refurbishment of the High Pressure Compressor, Combustor and High Pressure Turbine modules) and also includes as necessary refurbishment for each other module where such would be recommended by the Engine Manufacturer’s workscope planning guidance documents for the Required Engine Build Level.  The workscope accomplished for each individual module of such Engine during such shop visit and the performance of the Engine demonstrated during test cell for such shop visit shall be sufficient to achieve a full operating interval until the next anticipated Performance Restoration shop visit and in any event not less than [***] Flight Hours,

(12)  This drafting reflects the aircraft being registered in Brazil.  To be updated if this is not the case.

with an assumed FH:FC ratio of [***] (the “Required Engine Build Level”); and

(b)                                 an APU shall mean a shop visit at which a prescribed package of inspection, checks, repair and replacement of Parts on the hot section is accomplished in accordance with the APU manufacturer’s shop manual.

“Performance Restoration Rate” means the rate set forth in Exhibit B as the Performance Restoration Rate, subject to escalation as provided in Section 5.1.

“Permitted Lien” means:

(a)                                 this Agreement and any subleases entered into in accordance with the provisions of this Agreement;

(b)                                 any Lessor Lien;

(c)                                  any lien arising after the Delivery Date for Taxes either not yet assessed or, if assessed, not yet due; or

(d)                                 material men’s, mechanic’s, workmen’s, repairmen’s, employees, or other like liens arising by operation of Law in the ordinary course of Lessee’s business for amounts which are either not yet due or which are not overdue for a period of more than 30 (thirty) days;

and which, in the case of (c) and (d) are being diligently contested in good faith by appropriate proceedings in accordance with this Agreement and for which adequate reserves have been made (or, when required in order to pursue such proceedings, an adequate bond has been provided) and such contest does not involve any risk of sale, forfeiture or loss of the Aircraft or any Engine or of imposition of any civil or criminal liability or penalty upon Lessor or any other Relevant Party.

“Permitted Sub-Lessee” means, at any time, (a) a Leasing Affiliate or (b) any other permitted air carrier to whom the Aircraft may be sub-leased, wet-leased or chartered at such time by Lessee in accordance with the provisions of Section 10 and includes, as at the date of this Agreement the Initial Sub-Lessee.

“Person” means any individual, firm, partnership, joint venture, trust, corporation, company, Government Entity, association, committee, department, authority or any other entity, incorporated or unincorporated, whether having distinct legal personality or not, or any member of the same and “person” and “persons” shall be construed accordingly.

“PMA Part” means a Part which has not been manufactured by, or with the written permission of, the Manufacturer or the Engine Manufacturer, as the case may be.

“Prohibited Country” means any state, country or jurisdiction to which the export and/or use of the Aircraft, as applicable, is not permitted under any sanctions, orders or legislation from time to time promulgated by any of:

(a)                                 the United Nations;

(b)                                 the European Union;

(c)                                  US export controls;

(d)                                 any country which is prohibited under Lessee’s insurance coverage from time to time in effect; or

(e)                                  any Government Entity of the State of Registration,

the effect of which prohibits or restricts the location and/or consigning for use of the Aircraft in such state, country or jurisdiction.

“Prohibited Person” means any Person with whom any Relevant Party (other than any of the Financing Parties) or Lessee is prohibited by any applicable law, regulation, decree or order (including without limitation, any regulation or order of the Office of Foreign Assets Control United States Department of Treasury) in effect from time to time from transacting business.

[“Purchase Agreement” means the purchase and sale agreement dated on or about the date of this Agreement between Seller, as seller, and Lessor, as purchaser in respect of the Aircraft. / “Purchase Agreement Assignment” means the purchase agreement assignment in respect of the Aircraft to be entered into and dated on the Delivery Date between Lessor and Lessee, and consented and agreed to by Manufacturer.](13)

“Qualifying Person” has the meaning given to that term in Section 23.4(v)(a).

“Quarterly Report” means a quarterly report substantially in the form of

(13)  References to Purchase Agreement/Purchase Agreement Assignment to reflect method of purchase for each Aircraft.

Exhibit HExhibit H.

“Quiet Enjoyment Letter” means each covenant of quiet enjoyment issued by Security Trustee and/or Owner to Lessee substantially in the form of Part A or Part B of Exhibit I.

[***]

“Relevant Parties” means Lessor, Owner, Owner Participant (if any), the Servicer, each of the Financing Parties (and any other Person who, from time to time, Lessor shall notify Lessee as having a right, title or interest in or to the Aircraft) and the expression “Relevant Party” means any of them individually.

“Rent” means Basic Rent and Supplemental Rent, collectively.

“Rent Payment Date” means the first day of each Rent Period.

“Rent Period” means each of the consecutive monthly periods throughout the Lease Term, the first such period commencing on and including the Delivery Date up to and including the day preceding the next Rent Payment Date.

“Replacement Engine” means an engine of the same type, model, thrust rating and same or lesser age as the Engine it is replacing, which: (a) is suitable for installation and use on the Airframe without impairing the value or utility of the Aircraft; and (b) having a value, utility, build standard, modification status, serviceability status (including but not limited to trend monitoring data and EGT margin), complete maintenance history and useful life at least equal to, and being in as good operating condition (including the incorporation of all Airworthiness Directives and services bulletins) and no greater number of Flight Hours or Cycles accumulated since new or since last Performance Restoration completed on such engine as the Engine such Replacement Engine is replacing. In addition the documentation and records of such engine shall comply in all respects with the requirements of this Agreement.

“Required Engine Build Level” has the meaning set forth in the definition of Performance Restoration in this Section 2.1.

“Return” means the return of the Aircraft by Lessee to Lessor in accordance with Section 21.

“Return Certificate” means the return certificate in the form of Exhibit D.

“Return Conditions” means the operating condition of the Aircraft at Return as set out in Exhibit G.

“Return Location” means an airport in [Brazil](14) or any other airport as may be mutually agreed between Lessee and Lessor.

“Scheduled Delivery Date” has the meaning set forth in Section 3.2.

“Second Currency” has the meaning set forth in Section 5.10.2.

(14)  This drafting reflects the aircraft being registered in Brazil.  To be updated if this is not the case.

“Second Run” with respect to an Engine shall refer to the period after completion of the first accomplishment of a Performance Restoration on such Engine since new manufacture.

“Section 1110” means Section 1110 of the Bankruptcy Code of the United States of America.

“Security Assignment” means any security assignment granted by Lessor or Owner or Owner Participant (if applicable) from time to time in respect, inter alia, of the rights of Lessor under this Agreement.

“Security Assignment of Sublease” means any assignment of sublease entered into between Lessee and Lessor and acknowledged by Sub-Lessee.

“Security Interest” means any encumbrance or security interest whatsoever, however and wherever created or arising including (without prejudice to the generality of the foregoing) any right of ownership, security, mortgage, pledge, assignment by way of security, charge, encumbrance, lease, lien (including Permitted Lien), statutory or other right in rem, hypothecation, title transfer or retention, attachment, levy, claim or right of possession, seizure or detention, set-off or any other agreement or arrangement having the effect of conferring security.

“Security Trustee” means any Person from time to time notified by Lessor to Lessee as the security or collateral agent or trustee (or similar representative) for any of the Financing Parties.

“Seller” means [•].

[“Seller Bill of Sale” means the warranty bill of sale relating to the Aircraft to be delivered by Seller to [Lessor/Owner] pursuant to the Purchase Agreement.]

“Serviceable Tag” means, (i) with respect to an Engine, a release to service certificate (FAA form 8130-3 or EASA Form 1) with dual maintenance release for both EASA and FAA, and (ii) with respect to a Part, a release to service certificate (FAA form 8130-3 or EASA Form 1).

“Servicer” means AerCap Ireland Limited, AerCap Cash Manager II Limited, AerCap Administrative Services Limited, AerCap Group Services B.V. and/or any member of the AerCap Group that Lessor may notify Lessee in writing as being the Servicer from time to time.

“Solvent” means, when used with respect to any Person, that as of any date of determination, (a) the amount of the “present fair saleable value” of the assets of such Person will, as of such date, exceed the amount of all “liabilities of such Person, contingent or otherwise” as of such date, as determined in accordance with and as defined under applicable Laws governing determination of the solvency of debtors, (b) the present fair saleable value of the assets of such Person will, as of such date, be greater than the amount that will be required to pay the liability of such Person on its debts as such debts become absolute and matured, (c) such Person will not have, as of such date, an unreasonably small amount of capital with which to conduct its business, and (d) such Person will be able to pay its debts as they become due. For purposes of this definition, (i) “debt” means any liability on a claim, and (ii) “claim” means any right to payment, whether or not such right is reduced to judgement, liquidated, unliquidated, fixed, contingent, matured or unmatured, disputed, undisputed, secured or unsecured.

“SRM” means Structural Repair Manual.

“State of Incorporation” means Chile under whose laws Lessee is incorporated.

“State of Registration” means Brazil(15) or (i) the state of registration of Lessee or any Leasing Affiliate provided such country is not a Prohibited Country, or (ii) such other country or state of registration of the Aircraft not being a Prohibited Country as Lessor may, in its reasonable discretion, approve in writing.

“Sub-Lessee” means Initial Sub-Lessee or any other Permitted Sub-Lessee as applicable.

“Subordination Agreement” means the subordination agreement entered into between Sub-Lessee, Lessee and Lessor in relation to a sublease.

“Subsidiary” means:

(a)                                 in relation to any reference to accounts, any company whose accounts are consolidated with the accounts of Lessee in accordance with accounting principles generally accepted under accounting standards of the State of Incorporation; and

(b)                                 for any other purpose an entity from time to time (i) of which another has direct or indirect control or owns directly or indirectly more than 50 per cent of the voting share capital, or (ii) which is a direct or indirect subsidiary of another under the laws of the jurisdiction of its incorporation.

“Supervisory Authority” has the meaning given to it in the Cape Town Convention.

“Supplemental Rent” means all amounts, liabilities and obligations (other than Basic Rent) which Lessee assumes or agrees to pay to Lessor (a) under this Agreement, including, without limitation, the Agreed Value, [***] and indemnity payments, or (b) under any of the other Operative Documents.

“Taxes” means all present and future taxes, fees, levies, imposts, duties (including without limitation customs duties), charges, deductions or withholdings of in the nature of taxes (including without limitation any value added, franchise, transfer, sales, gross receipts, use, business, occupation, excise, personal property, real property, asset, stamp or other tax), together with any assessments, penalties, fines, surcharge, additions to tax or interest thereon whether imposed upon any Person, the Aircraft or any part thereof by any Government Entity or other taxing authority (whether federal, state, local, municipal, national, international or multinational) in any country.

“Tax Indemnitee” means Lessor and any Owner Participant and the expression “Tax Indemnitee” means either of them individually.

(15)  This drafting reflects the aircraft being registered in Brazil.  To be updated if this is not the case.

“Total Loss” means any of the following in relation to the Aircraft, Airframe or any Engine:

(a)                                 the actual or constructive total loss of the Aircraft, Airframe or any Engine (including any damage to the Aircraft or any Engine or requisition for use or hire which results in an insurance settlement on the basis of a total loss); or

(b)                                 the Aircraft, Airframe or any Engine being destroyed, damaged beyond economic repair or permanently rendered unfit for normal use for any reason whatsoever; or

(c)                                  the requisition of title or other compulsory acquisition of title for any reason of the Aircraft, Airframe or any Engine by any Government Entity or other Person, whether de jure or de facto; or

(d)                                 the hi-jacking, theft, disappearance, confiscation, detention, or hire of the Aircraft, Airframe or any Engine which deprives any person permitted by this Agreement to have possession and/or use of the Aircraft of its possession and/or use for more than [***] or beyond the Expiry Date.  If, within [***] following the Total Loss Date in relation to such hi-jacking, theft, disappearance, confiscation, detention, seizure or requisition for use or hire of the Aircraft, Airframe or any Engine, the Aircraft, Airframe or Engine are restored to the possession of Lessee, then the Agreed Value should not be payable and the Lease Term should continue.

“Total Loss Date” means:

(a)                                in the case of an actual total loss or destruction, damage beyond economic repair, or being rendered permanently unfit, the date on which such loss, destruction, damage or rendition occurs (or, if the date of loss or destruction is not known, the date on which the Aircraft or Engine was last heard of);

(b)                                in the case of a constructive, compromised, arranged or agreed total loss, whichever shall be earlier of (i) the date being thirty (30) days after the date on which notice claiming such total loss is issued to the insurers or brokers, and (ii) the date on which such loss is agreed or compromised by the insurers;

(c)                                 in the case of requisition for title or compulsory acquisition, the date on which the same takes effect; and

(d)                                in the case of hi-jacking, theft, disappearance, confiscation, detention, seizure or requisition for use or hire (other than by the State of Registration), the earlier of (i) the last day of the period referred to in paragraph (d) of the definition of Total Loss, and (ii) the date on which the insurers make payment on the basis of a Total Loss.

“Total Loss Proceeds” means the proceeds of any insurance or any other compensation or similar payment arising in respect of a Total Loss.

“Transfer” means Delivery and/or Return, as applicable.

“Transfer Conditions” means Delivery Conditions and/or Return Conditions, as applicable.

“Trust Agreement” means any Trust Agreement in relation to the Aircraft between Owner Trustee and Owner Participant.

“USD LIBOR” means, with respect to any period, the rate of interest per cent per annum (rounded upward, if not already such a multiple, to the nearest whole multiple of 1/16th of one per cent), at which deposits in Dollars for such period are displayed on the Bloomberg BBAM1 page (or such other page as may replace it from time to time) at or about 11.00 a.m. (London Time).

“U.S.” means the United States of America.

2.2                               Interpretation.

2.2.1                      The term “including” is used herein without limitation and by way of example only.

2.2.2                      Section headings and the Contents are inserted for convenience of reference only and shall be ignored in the interpretation of this Agreement.

2.2.3                      In this Agreement, unless the context otherwise requires:

(i)                                     references to Sections, Exhibits and Schedules are to be construed as references to the sections of, and exhibits and schedules to this Agreement and references to this Agreement include its Exhibits;

(ii)                                  references to (or to any specified provision of) this Agreement or any other document shall be construed as references to this Agreement, that provision or that document as in force for the time being and as amended, modified or supplemented in accordance with the terms hereof or thereof, or as the case may be, with the agreement of the relevant parties and (where such consent is, by the terms of this Agreement or the relevant document required to be obtained as a condition to such amendment being permitted) the prior written consent of Lessor;

(iii)                               words importing the plural shall include the singular and vice versa;

(iv)                              references to any Law, or to any specified provision of any Law, is a reference to such Law or provision as amended, substituted or re-enacted; and

(v)                                 references to Lessor, Owner, Lessee, Security Trustee or any of the Financing Parties shall be construed as including each of its/their respective successors in title, permitted assignees and transferees.

3.                                      PLACE AND DATE OF DELIVERY, DELIVERY CONDITION

3.1                               Place of Delivery.

Lessee shall accept the Aircraft at the Delivery Location on or around the Scheduled Delivery Date subject to and in accordance with the provisions of this Agreement.  Lessee and Lessor hereby acknowledge that the Aircraft will be delivered to Lessee in accordance with the terms and conditions of this Agreement, the Framework Deed and the [Purchase Agreement/Purchase Agreement Assignment].

3.2                               Scheduled Delivery Date.

As of the date of this Agreement, and subject to this Agreement, the Framework Deed and the [Purchase Agreement/Purchase Agreement Assignment], Delivery of the Aircraft to Lessee is scheduled to occur in [•] on such date as notified by Lessee to Lessor at least four (4) Business Days prior to such date as the date on which the Lessee expects “Delivery” to take place under and in accordance with the [Purchase Agreement/Purchase Agreement Assignment] (the “Scheduled Delivery Date”).

3.3                              Delivery Subject to Conditions Precedent.

Lessor’s obligation to purchase the Aircraft under the [Purchase Agreement/Purchase Agreement Assignment] and to lease the Aircraft under this Agreement and therefore the commencement of the leasing, is subject to (i) satisfaction of each of the Conditions Precedent, and (ii) the further conditions set forth in Section 6.2.

3.4                               Lessee Acceptance of Aircraft.

Immediately upon acquisition of title of the Aircraft by Lessor, Lessee shall be deemed to have accepted the Aircraft and shall evidence its acceptance of the Aircraft by the execution in twofold and delivery to Lessor of one (1) original Delivery Acceptance Certificate.

Lessee acknowledges that in accepting the Aircraft it is relying on its own inspection and knowledge of the Aircraft in determining whether it meets the requirements of this Agreement.

Lessee shall accept Delivery of the Aircraft in “AS IS, WHERE IS” condition, subject to all faults and defects (whether known or unknown, whether discoverable or undiscoverable (by inspection or otherwise) of whatever nature or degree) and subject to each and every disclaimer and waiver set forth in Section 7.

Lessee acknowledges that Lessor shall not be obligated to purchase the Aircraft and lease it to Lessee hereunder, unless and until Lessor provides written notice to Lessee that the Conditions Precedent and the further conditions set forth in Section 6.2 have been satisfied or waived.

The parties hereby acknowledge that the leasing of the Aircraft hereunder is expressly subject to the Delivery of the Aircraft under the [Purchase Agreement/Purchase Agreement Assignment].

3.5                               Delay or Failure in Delivery.

Subject to the terms of the Framework Deed, Lessor shall not be liable for any Losses (including loss of profit) arising from any delay in the delivery of, or failure to purchase the Aircraft pursuant to the Framework Deed or the [Purchase Agreement/Purchase Agreement Assignment], or to deliver the Aircraft to Lessee under this Agreement, unless such delay or failure arises as a direct consequence of the wilful misconduct or Gross Negligence of Lessor. Lessee shall not be entitled on the grounds of such delay or failure to reject the Aircraft when tendered for delivery by Lessor or to terminate this Agreement, save as expressly stated in Section 3.6. In no event shall Lessor be liable for any delay or failure which is caused by Lessee’s or any Leasing Affiliate’s performance or non-performance under the Framework Deed or the [Purchase Agreement/Purchase Agreement Assignment].

3.6                               Cancellation for Delay.

If for any reason the Aircraft becomes a Cancelled Aircraft (as defined in the Framework Deed),then either party (provided it has not breached the terms of any Operative Document) will have the right to terminate this Agreement by giving written notice to the other party within ten (10) Business Days after such date and this Agreement shall terminate on the date of receipt of such notice. Subject to the terms of the Framework Deed, in the event of such termination, neither party will have any further liability (provided it has not breached the terms of any Operative Document) to the other except: (i) that both Lessee and Lessor shall comply with the confidentiality provision set forth in Section 28.1, (ii) for any indemnities which survive the termination of this Agreement, and (iii) for any obligations or liabilities that exist between Lessee and Lessor pursuant to any Operative Document.

4.                                      LEASE TERM

4.1                               Lease Term.

Lessor shall lease the Aircraft to Lessee and Lessee shall take the Aircraft on lease in accordance with this Agreement for the duration of the Lease Term.

4.2                               Expiry Date.

The Expiry Date shall be the Agreed Expiry Date, subject to the following provisions:

(i)                                     if there is a Total Loss of the Aircraft after Delivery, the Expiry Date shall be the date on which full payment is made to (and received by) Lessor of the Agreed Value and all other sums due from Lessee to Lessor under this Agreement and the other Operative Documents and Lessee has fully complied with all of its other obligations under this Agreement and the other Operative Documents (other than such obligations the performance of which is rendered impossible as a result of the occurrence of such Total Loss);

(ii)                                  if the leasing of the Aircraft to Lessee under this Agreement is terminated pursuant to Section 24.3, the date of such termination shall be the Expiry Date and Sections 24.3 to 24.6 shall apply;

(iii)                               if Section 21.6 becomes applicable, the Expiry Date shall be, with respect to Section 21.6(i), the date when any non-compliance referred to in Section 21.6 has been fully rectified and the Aircraft has been returned by Lessee to Lessor in accordance with this Agreement and, with respect to Section 21.6(ii) the date upon which the payments and/or indemnities specified therein are provided to Lessor and the Aircraft is returned to Lessor;

(iv)                              if Section 25 becomes applicable, the Expiry Date shall be the applicable Effective Date (as defined in Section 25); and

(v)                                 if Section 17.8.4 becomes applicable, the Expiry Date shall be extended until the earlier of (a) the date on which the Aircraft ceases to be subject to the relevant requisition for hire and (b) the date falling [***] after the date on which the relevant requisition commenced.

4.3                               Survival.

All representations and warranties of Lessee shall survive Delivery of the Aircraft.  All indemnities and other obligations of Lessee which shall arise or are attributable to circumstances occurring during the Lease Term shall survive and remain in full force and effect, notwithstanding the expiration of this Agreement or other termination of the leasing of the Aircraft hereunder.

5.                                      RENT AND OTHER PAYMENTS

5.1                               Basic Rent.

5.1.1                     Lessee shall pay Basic Rent to Lessor with respect to each Rent Period on each Rent Payment Date in advance in the amount shown in Exhibit B, adjusted as set out in Exhibit B, to be the Basic Rent (the “Basic Rent”). Lessee shall initiate payment adequately in advance to ensure that Lessor receives credit for the payment on such Rent Payment Date. If a Rent Period does not constitute the duration of the entire applicable Month, the Basic Rent for such period shall be prorated on the basis of a thirty (30) day month.

5.1.2                     The first payment of Basic Rent shall be paid no later than the day of   Delivery. Each subsequent payment of Basic Rent shall be due thereafter on each Rent Payment Date, except that if such day is not a Business Day, the Basic Rent shall be due on the immediately succeeding Business Day.

5.2                               [***]

[***]

5.3                               [***]

[***]

5.4                               Lessor’s Designated Bank Account.

All payments by Lessee to Lessor under this Agreement and any other Operative Documents (unless otherwise specified therein) shall be paid by wire transfer of immediately available Dollar funds to:

Account Name	[•]
Account Number	[•]
IBAN	[•]
Swift Code	[•]
Bank Name	[•]
Bank Address	[•]
USD Correspondent Bank	[•]
Swift Code	[•]
ABA/Fedwire	[•]

or to such other bank account as Lessor or the Security Trustee may from time to time designate (provided Lessor has given Lessee not less than five (5) Business Days written notice and it does not result in any increased cost to Lessee) (“Lessor’s Designated Bank”). In the event of a conflict between a written notice of Lessor and a written notice of the Security Trustee, that of the Security Trustee shall prevail. Payments under this Agreement shall be deemed made only when actually credited to such account. Receipt of immediately available funds at Lessor’s Designated Bank on the due date shall constitute discharge in respect of such payment by Lessee and receipt of funds after such time on the date due shall be deemed received on the day following the due date.

5.5                               Lessee’s Bank Account.

All payments by Lessor to Lessee under this Agreement shall be paid by wire transfer of immediately available U.S. Dollar funds to such bank account as Lessee may from time to time designate by written notice to Lessor.

5.6                               Late Payment Interest.

5.6.1                      If Lessee fails to pay any amount payable under the Operative Documents when due, Lessee shall pay on the Late Payment Interest Payment Date as Supplemental Rent (by way of liquidated damages and not as a penalty) interest (both before and after judgment) on that amount, until and including the date of payment in full by Lessee to Lessor at the Late Payment Interest Rate based upon actual days elapsed in an assumed year of 360 days and twelve months of thirty (30) days each. Late Payment Interest will accrue (at the Late Payment Interest Rate) on a day-to-day basis and will be compounded monthly at the end of each calendar month.

5.6.2                      Notwithstanding anything to the contrary in this Agreement or the other Operative Documents, Lessee shall not be obligated to pay Late Payment Interest or other interest in excess of the maximum non-usurious interest rate, as in effect from time to time, which may by applicable Law be charged, contracted for, reserved, received or collected by Lessor in connection with this Agreement or the other Operative Documents. During any period of time in which the then applicable highest lawful rate of interest is lower than the Late Payment Interest Rate, Late Payment Interest shall accrue and be payable at such highest lawful rate; however, if at later times such highest lawful rate of interest is greater than the Late Payment Interest Rate, then Lessee shall pay Late Payment Interest at the Late Payment Interest Rate.

5.7                               No Deductions or Withholdings.

All payments by Lessee or Lessor under the Operative Documents shall be made in full without any deduction or withholding whether in respect of set-off, counterclaim, duties, or Taxes, unless Lessee (or Lessor) is prohibited by Law from doing so, in which event Lessee (or Lessor) shall gross up the payment amount such that the net after-tax payment received by Lessor (or Lessee) after any deduction or withholding equals the amounts called for under this Agreement. Lessee (or Lessor) shall also do the following:

(i)                                     ensure that the deduction or withholding does not exceed the minimum amount legally required;

(ii)                                  pay to the relevant Government Entities within the period for payment permitted by applicable Law the full amount of the deduction or withholding (including the full amount of any deduction or withholding from any additional amount paid pursuant hereto); and

(iii)                               furnish to Lessor (or Lessee) within thirty (30) days after each payment an official receipt of the relevant Government Entities involved (to the extent that such receipts are provided) for all amounts so deducted or withheld.

5.8                               Sales or Value Added Taxes.

The Rent and other amounts payable by Lessee under this Agreement or any other Operative Document are exclusive of any sales tax, value added tax, stamp duty (provided any such stamp duty is unrelated to Lessor’s financing or refinancing of the Aircraft), turnover tax, or similar tax or duty.  If a sales tax, use and excise tax, value added tax, stamp duty (provided any such stamp duty is unrelated to Lessor’s financing or refinancing of the Aircraft), turnover tax, or any similar tax or duty (other than an Excluded Tax) is payable in any jurisdiction in respect of any Rent or other amounts as aforesaid, Lessee shall pay all such tax or duty and indemnify Lessor against any claims for the same and any related Losses.  The provisions of Section 14.6 shall apply in relation to this clause.

5.9                               Net Lease.

5.9.1                      This Agreement is a net lease and Lessee’s obligations to pay Rent and to perform any of its other obligations pursuant to the Operative Documents are absolute and unconditional, irrespective of any circumstance or contingency whatsoever, including (but not limited to) any of the following:

(i)                                     any right of set-off, withholding, counterclaim, recoupment, defence or other right (including any right of reimbursement) which Lessee may have against Lessor, Manufacturer or any other Person for any reason whatsoever, including any claim Lessee may have for the foregoing;

(ii)                                    any unavailability of or interruption in use of the Aircraft for any reason, including a requisition thereof or any prohibition or interference with or other restriction against Lessee’s use, operation or possession of the Aircraft (whether by Law or otherwise);

(iii)                                 any lack or invalidity or other defect in title, registration, airworthiness, merchantability, fitness for any purpose, condition, design, specification or operation of any kind or nature of the Aircraft, the ineligibility of the Aircraft for any particular use or trade or for registration or documentation under the Laws of any jurisdiction, or, except as expressly provided herein, any Total Loss in respect of or any damage to the Aircraft;

(iv)                              any insolvency, bankruptcy, reorganisation, arrangement, readjustment of debt, dissolution, liquidation, receivership, administration or similar proceedings by or against Lessor, Lessee, Manufacturer or any other Person;

(v)                                 any illegality, invalidity or unenforceability or lack of due authorisation of or defect (procedural or otherwise) in or relating to any of the Operative Documents;

(vi)                              any failure or delay on the part of Lessor to perform any of its obligations under or in connection with this Agreement and/or the Operative Documents;

(vii)                           Security Interests or Taxes; and

(viii)                        any other cause or circumstance which (but for this provision) would or might otherwise have the effect of terminating or in any way affecting any obligation of Lessee under any Operative Document.

5.9.2                      Lessee hereby waives, to the extent permitted by applicable Law, any and all rights which it may have or which at any time hereafter may be conferred upon Lessee by statute or otherwise, to terminate, cancel, quit or surrender this Agreement, except termination in accordance with the express provisions hereof. Each Rent payment made by Lessee will be final and Lessee shall not seek to recover all or any part of such payment from Lessor for any reason whatsoever (except that Lessee may seek to recover the amount of any inadvertent overpayment by Lessee).

5.9.3                      Nothing in this Section 5.12 shall be construed to limit Lessee’s rights and remedies in the event of Lessor’s breach of its covenant of quiet enjoyment set forth in Section 22.1, provided no Event of Default has occurred and is continuing, or to take legal proceedings to recover damages from Lessor or to limit Lessee’s rights and remedies to pursue in a court of law any claim it may have against any other Person.

5.10                        Currency Indemnity.

5.10.1               The obligation of Lessee and Lessor to pay amounts due under this Agreement and the Operative Documents in Dollars at the designated place and time of payment is of the essence to Lessor and Lessee. Dollars shall be the currency of account in all events. Each of Lessor and Lessee waives any right it may have in any jurisdiction to pay any amount under this Agreement in a currency other than Dollars.

5.10.2               If for the purpose of obtaining judgment in any court or for any other reason it is necessary to convert a sum due hereunder in Dollars into another currency (hereinafter the “Second Currency”), the rate of exchange that shall be applied shall be that at which in accordance with normal banking procedures Lessor or Lessee (as applicable) could purchase Dollars with the Second Currency in New York, New York on the Business Day on which such payment is received. The obligation of Lessee and Lessor in respect of any such sum due from it to Lessor (or Lessee) hereunder shall, notwithstanding the rate of exchange actually applied in rendering such judgment, be discharged only to the extent that on the Business Day of receipt by Lessor (or Lessee) of any sum adjudged to be due hereunder in the Second Currency, Lessor (or Lessee) may in accordance with normal banking procedures purchase and transfer to New York, New York, Dollars with the amount of the Second Currency so adjudged to be due.

5.10.3               Lessee shall indemnify Lessor against and pay to Lessor on demand, in Dollars as a separate obligation and notwithstanding any such judgment: (i) any difference between the sums originally due to Lessor in Dollars and the amount of Dollars so purchased and transferred; (ii) any exchange costs and Taxes payable in connection with the conversion; and (iii) all other Losses arising out of or as a result of such conversion.

5.10.4               If for any reason any exchange control or other legal prohibition or restriction shall be imposed with respect to the payment in Dollars, Lessee or Lessor (as applicable) shall forthwith obtain any permit, authorization, waiver or exemption as may be necessary to permit the free transfer of such Dollars to designated places and if Lessee (or Lessor) shall for any reason, because of legal restrictions or otherwise, be unable to obtain such permit, authorization waiver or exemption, it shall forthwith make all necessary and satisfactory arrangements with reputable banking or other financing institutions to provide satisfactory assurance to Lessor (or Lessee) that all of its obligations hereunder and under the Operative Documents will be satisfied as they arise in the manner contemplated by this Agreement or the Operative Documents, as the case may be.

5.11                        Miscellaneous.

5.11.1               Set-Off.

Following the occurrence of an Event of Default that is continuing, Lessor may set-off any matured obligation of Lessee under any Operative Document or Other Agreement to which Lessee is a party against any obligation, whether or not matured, owed by Lessor towards Lessee, regardless of the place of payment or currency. If the obligations are in different currencies, Lessor may convert either obligation at the market rate of exchange available in London, or at its option, New York for the purpose of such set-off. If an obligation is unascertained or unliquidated, Lessor may in good faith estimate that obligation and set off in respect of the estimate, subject to the relevant party accounting to the other when the obligation is ascertained or liquidated.  Neither Lessor nor any of its Affiliates shall be obliged to pay any amounts to Lessee under any Operative Document or Other Agreement if a Default is then subsisting so long as any sums which are then due from Lessee under the Operative Documents or under any Other Agreement remain unpaid and any such amounts which would otherwise be due will fall due only if and when Lessee has paid all such sums, except to the extent Lessor otherwise agrees or sets off such amounts against such payment pursuant to the foregoing.

5.11.2               Application of Payments.

After an Event of Default has occurred and is subsisting, any amounts paid or recovered in respect of Lessee’s liabilities under this Agreement and any other Operative Documents or Other Agreements may be applied to Rent, fees or any other amount due under this Agreement and the other Operative Documents or Other Agreements in such proportions, order and manner as Lessor determines in its sole discretion.

5.11.3               Expenses.

Whether or not the Aircraft is delivered to Lessee pursuant to this Agreement, Lessee shall pay to Lessor on demand (i) all fees, costs and expenses (including legal, professional and out-of-pocket expenses) directly associated with filing and/or perfecting the Operative Documents in the State of Incorporation, the State of Registration and/or the Habitual Base (and any other state or country as appropriate having regard to the operation of the Aircraft) including (but not limited to) reasonable fees, costs and expenses directly associated with legal opinions, translations and registrations, and the payment of documentary Taxes and any other Taxes (save for Excluded Taxes and stamp duties payable exclusively in relation to any financing) and fees, whether required by Lessor or Lessee; and (ii) all fees, costs and expenses (including legal, professional, inspection, out-of-pocket expenses and other costs) payable or incurred by Lessor in connection with any amendment, waiver or other modification of any Operative Document (unless requested by Lessor) or with the enforcement of or preservation of any of its/their rights under the Operative Documents (including the enforcement of any indemnity hereunder) or in respect of the repossession of the Aircraft. All amounts payable pursuant to this Section 5.11.3 shall be paid in the currency in which they were incurred by Lessor or the Owner.  For avoidance of doubt and as further described in

Section 12.2 (ii) the parties hereby acknowledge and agree that Lessor shall be always responsible for all fees, costs and expenses incurred in registering the Financing Documents in any jurisdiction and for any legal opinion and translations in relation to such Financing Documents save as to any sublease.

5.11.4               Costs of Negotiation.

The fees and expenses of each party incurred in connection with the preparation of any Operative Document and all other related documents are for the respective accounts of each such party.

5.11.5               Certificates.

Save where expressly provided in this Agreement, any certificate or determination by Lessor as to any rate of interest or as to any other amount payable under this Agreement will, in the absence of manifest error, be conclusive and binding on Lessee.  Lessor shall provide reasonable details of any calculation made in any such certificate or determination.

6.                                      CONDITIONS PRECEDENT

6.1                               Conditions Precedent.(16)

Lessor’s obligation to lease the Aircraft to Lessee under this Agreement is subject to Lessor having received from Lessee the following before the Scheduled Delivery Date in form and substance reasonably satisfactory to Lessor (the “Conditions Precedent”):

(i)                                     Constitutional Documents: an up-to-date copy of the constitutional documents and by-laws (or equivalent) of Lessee;

(ii)                                  Board of Trade Register Extract: a recent extract of the relevant board of trade register or similar document evidencing the legal existence of Lessee;

(iii)                               Resolutions: a copy of a resolution of the appropriate management authority of Lessee approving the terms of and the transactions contemplated by this Agreement and the other Operative Documents, resolving that it enter into this Agreement and the other Operative Documents to which Lessee is a party and authorizing one or more specified person or persons to execute this Agreement and the other Operative Documents and accept delivery of the Aircraft on its behalf;

(iv)                              Opinions: (a) a legal opinion in form and substance reasonably acceptable to Lessor from in-house legal counsel for Lessee; and (b) a legal opinion from in-house counsel of the Initial Sub-Lessee reasonably acceptable to Lessor in each case relating to the due execution, and enforceability of, the Operative Documents to which Lessee and Initial Sub-Lessee are respectively a party; and (c) such

(16)  These CPs assume that there will be an Initial Sub-Lessee in Brazil at Delviery.  If this is not the case, all CPs are to be satisfied by the Lessee and the CPs amended accordingly.

information, documents and certificates as reasonably requested by Lessor’s legal counsel to prepare a legal opinion in respect of the registrations required to be made in accordance with 6.1(xxvii);

(v)                                 Approvals: (except to the extent required under sub-clause (vii) below) evidence of the issue of all governmental or other approvals, licences and consents which may be required in relation to, or in connection with the performance by Lessee of any of its obligations hereunder, including but not limited to the remittance to Lessor in Dollars of all amounts payable under this Agreement and the export of the Aircraft;

(vi)                              [Import: a copy of a Declaration of Importation (“DI”) and Proof of Importation (“CI”) valid for the term of the Initial Sub-Lease and evidence that any required import licence, and all customs formalities, relating to the import of the Aircraft into the State of Registration and/or the State of Incorporation have been obtained or complied with (to include certified copies of the customs import declaration(s), documentation evidencing the declared value, customs classifications, certificate of release of duty), and that the import of the Aircraft into the State of Registration is under the temporary importation regime](17);

(vii)                           Licences: certified copies of (a) the Aircraft’s Certificate of Airworthiness and certificate of registration and nationality issued by the Aeronautical Registry, and (b) Initial Sub-Lessee’s valid air transport licence, air operator’s certificates and all other licences, certificates and permits required by Initial Sub-Lessee in relation to or in connection with the operation of the Aircraft;

(viii)                        Accounts: if the audited balance sheet and other financial statements of Lessee are not available on the following website:  www.latamairlinesgroup.net, a certified copy of the audited balance sheet and other financial statements of Lessee for the financial year ended [•], and if available the most recent quarterly financial statements, prepared in accordance with IFRS and, if available, the most recent quarterly results;

(ix)                              Process Agent: evidence of acceptance of appointment by an agent for the service of process to accept service of process on behalf of Lessee and the Initial Sub-Lessee in England, together with copies of such appointment by Lessee and the Initial Sub-Lessee;

(x)                                 Letter of Authority: evidence that the Eurocontrol Authorisation Letter duly executed by Lessee or Initial Sub-Lessee has been submitted to Eurocontrol pursuant to which Lessee or Initial Sub-Lessee authorizes Eurocontrol to provide Lessor with statement(s) of account in relation to air navigation charges incurred by Lessee or Initial Sub-Lessee and due to Eurocontrol;

(17)  This drafting reflects the aircraft being registered in Brazil.  To be updated if this is not the case.

(xi)                              Security Assignment: if requested by Lessor, the Notice and Acknowledgement of Security Assignment countersigned by Lessee;

(xii)                           Air Authorities Letter: an irrevocable letter from Initial Sub-Lessee addressed to the airport and air traffic authorities in the State of Registration in a form and substance reasonably satisfactory to Lessor, pursuant to which Initial Sub-Lessee authorises the addressee to: (a) allow Lessor access rights to any applicable on line service to monitor relevant information during the Lease Term; and (b) issue to Lessor, upon written request of Lessor, a statement of account of any sums due by Initial Sub-Lessee to the authority in respect of the Aircraft;

(xiii)                        Maintenance Programme: a summary of the Maintenance Programme, including the Aviation Authority’s approval of the Maintenance Programme;

(xiv)                       Basic Rent:  the first monthly instalment of Rent in accordance with Section 5.1;

(xv)                          Acceptance power of attorney: if required, a power of attorney empowering Lessee’s representative to accept the Aircraft on behalf of Lessee;

(xvi)                       Deregistration power of attorney: a Deregistration Power of Attorney;

(xvii)                    Insurance: a Certificate of Insurance and Brokers’ Letter of Undertaking in form and substance reasonably acceptable to Lessor, from Lessee’s insurance broker evidencing that insurance of the Aircraft will be in place in accordance with this Agreement with effect from the Delivery Date;

(xviii)                 Assignment of Insurances: a duly executed Assignment of Insurances, including, but not limited to, the notice and acknowledgement of such Assignment of Insurances in the form and substance reasonably acceptable to Lessor;

(xix)                       [IDERA: the IDERA executed on behalf of Initial Sub-Lessee](18);

(xx)                          Airframe Warranties Agreement: an original copy of the Airframe Warranties Agreement duly executed by all parties thereto (other than any Relevant Party which is party thereto);

(xxi)                       Engine Warranties Agreement: an original copy of the Engine Warranties Agreement duly executed by all parties thereto (other than any Relevant Party which is party thereto);

(xxii)                    Delivery Acceptance Certificate: one (1) original duly executed Delivery Acceptance Certificate covering the Aircraft and effective as of the Delivery Date. Execution of the Delivery Acceptance

(18)  This drafting reflects the aircraft being registered in Brazil.  A form of IDERA for the State of Registration to be used if this is not the case.

Certificate will be conclusive proof that Lessee has unconditionally accepted the Aircraft for lease under this Agreement without any reservations or exceptions whatsoever;

(xxiii)                 Purchase Documents: the Purchase Agreement/Purchase Agreement Assignment and each Bill of Sale duly executed by Seller, or Manufacturer, as applicable;

(xxiv)                Officer’s Certificate: a certificate from a duly authorized officer of Lessee (a) setting out a specimen of each signature of the authorized person(s) referred to in Section 6.1 (iii) above; and (b) certifying that each copy of each document specified in Section 6.1 (i), (ii) and (v) is true, correct and complete and in full force and effect and (c) certifying that Lessee’s representations and warranties as set out herein are true and correct on the Delivery Date as if given on such date and (d) certifying that there has been no material change in Lessee’s constitutional documents since originally delivered by Lessee to Lessor;

(xxv)                   Registration: evidence that on the Delivery Date all filings, registrations and recordings where possible have been made and other actions have been taken which are necessary or advisable to ensure the validity and enforceability of the Operative Documents to which Lessee and Initial Sub-Lessee is a party and to protect the rights, title and interests of Lessor and each Relevant Party in and to the Aircraft, the Operative Documents and/or the Financing Documents, as applicable;

(xxvi)                International Registry: if applicable, evidence satisfactory to Lessor, acting reasonably, that immediately after Delivery the prospective International Interests constituted by this Agreement and the Initial Sub-Lease will be duly registered in the International Registry in accordance with the terms of this Agreement;

(xxvii)             [Sublease: certified copy of the Initial Sub-Lease and an original of the Subordination Agreement and if requested, a Security Assignment of Sublease, duly executed by Lessee and Initial Sub-Lessee];

(xxviii)          [Filing with the Aeronautical Registry and the Registry of Titles and Documents in Brazil](19): evidence satisfactory to Lessor of (i) lodging of the Initial Sub-Lease and the Owner’s Consent to Registration with the Aeronautical Registry and registration of the Initial Sub-Lease with the Registry of Titles and Documents, and (ii) that following Delivery, any Mortgage, any Notice and Acknowledgement of Security Assignment, any Security Assignment and any Security Assignment of Sublease will be lodged or registered with the Aeronautical Registry and/or Registry of Titles and Documents as applicable, in each case along with their sworn translation into Portuguese, provided that Lessee shall have received the relevant documents from the appropriate Relevant Parties;

(19)  This drafting reflects the aircraft being registered in Brazil.  To be updated if this is not the case.

(xxix)                Fees: evidence that all registration, notarial, consular and translation fees (if any) due and payable in any applicable jurisdiction in connection with any document (other than Financing Documents) have been duly paid in full;

(xxx)                   General: on giving as much prior notice as is reasonably practicable, such other additional documents, certificates, opinions, filings, approvals and consents as Lessor may reasonably request; and

(xxxi)                Electronic Tool Box: Lessee shall provide a letter to Airbus which will allow Lessor full and complete access to the Manufacturer’s “electronic toolbox” or equivalent, used to upload configuration changes, software updates, and other technical data for the Aircraft following an Event of Default which is continuing.

6.2                               Further Conditions.

The obligation of Lessor to lease the Aircraft to Lessee under this Agreement is subject to the further conditions that:

(i)                                     the representations and warranties set out in Section 18 are true and correct as if each were made with respect to the facts and circumstances existing immediately prior to Delivery;

(ii)                                  no Default shall have occurred and be continuing or would arise by reason of Delivery taking place;

(iii)                               Lessor is satisfied that in its reasonable opinion since the date of this Agreement there has not occurred a material adverse change in the financial condition of Lessee or a material change in the ownership of Lessee which, in either case, would have a material adverse effect on the ability of Lessee to comply with its obligations under any of the Operative Documents;

(iv)                              compliance by Lessee with its obligations under the Framework Deed and by Seller with its obligations under the [Purchase Agreement/Purchase Agreement Assignment] in respect of the Aircraft;

(v)                                 the Aircraft shall be tendered in accordance with the terms and conditions of the [Purchase Agreement/Purchase Agreement Assignment] including:

(vi)                              the Aircraft shall be in the condition required under the [Purchase Agreement/Purchase Agreement Assignment] and by the Delivery Conditions and Exhibit A;

(vii)                           [Seller shall have transferred good and marketable title to the Aircraft to Lessor free and clear of all Security Interests, except as contemplated by the Operative Documents, and Lessor shall have accepted the same, in each case, in accordance with the [Purchase Agreement/Purchase Agreement Assignment]]; and

(viii)                        Lessee shall have performed in full its obligations and undertakings in respect of the Aircraft under the Framework Deed.

6.3                               Lessee Conditions Precedent.

Lessee will receive from Lessor the following before the Scheduled Delivery Date in form and substance reasonably satisfactory to Lessee:

(i)                                     Constitutional Documents: an up-to-date copy of the constitutional documents of Lessor and the Acceptable Guarantor;

(ii)                                  Resolutions: a copy of a resolution of the appropriate management authority of Lessor and the Acceptable Guarantor approving the terms of and the transactions contemplated by this Agreement and the other Operative Documents, resolving that it enter into this Agreement and the other Operative Documents and authorizing one or more specified person or persons to execute this Agreement and the other Operative Documents and accept delivery of the Aircraft on its behalf;

(iii)                               Process Agent: evidence of acceptance of appointment by an entity to accept service of process on behalf of Lessor and Acceptable Guarantor in England, together with copies of such appointment by Lessor and Acceptable Guarantor;

(iv)                              Approvals: evidence of the issue (if any) of all approvals and consents which may be required in relation to, or in connection with the performance by Lessor and Acceptable Guarantor of any of their respective obligations under the Operative Documents to which they are a party;

(v)                                 Officer’s Certificate: a certificate from a duly authorized officer of each of Lessor and Acceptable Guarantor: (a) setting out a specimen of each signature of the authorized person(s) referred to in Section 6.3(ii) certifying that each copy of each document specified in Section 6.3 is true, correct and complete and in full force and effect as at the date of the certificate; and (b) certifying that Lessor’s representations and warranties as set out herein are true and correct on the Delivery Date as if given on such date; and (c) certifying that there has been no material change in Lessor’s and Acceptable Guarantor’s constitutional documents since originally delivered to Lessee by Lessor;

(vi)                              Lessor Guarantee: a copy of the Lessor Guarantee duly executed by an Acceptable Guarantor;

(vii)                           Purchase Documents: the [Purchase Agreement/Purchase Agreement Assignment] duly executed by Lessor and Manufacturer, as applicable;

(viii)                        Representation and Warranties:  the representations and warranties set out in Section 19 are true and correct as if each were made with respect to the facts and circumstances existing immediately prior to Delivery;

(ix)                              Quiet Enjoyment Letter: a duly executed Quiet Enjoyment Letter; and

(x)                                 Opinions: a legal opinion in form and substance reasonably acceptable to Lessee from in-house or external legal counsel for Acceptable Guarantor relating to the Lessor Guarantee.

6.4                               Conditions Subsequent.

Lessee shall deliver to Lessor, as soon as practicable but in all events within forty five (45) Business Days after the Delivery Date the following documents each duly authenticated as required by Lessor: a copy of the (a) certificate of registration issued by the Aeronautical Registry specifying the Owner as owner of the Aircraft and the Initial Sub-Lessee as operator of the Aircraft; and (b) certificate issued by the Aeronautical Registry confirming that the Initial Sub-Lease, any Security Assignment, any Security Assignment of Sublease and any Mortgage have each been duly registered and the interests of Lessor, the Owner, the Owner Participant and any other Relevant Parties in the Aircraft are properly recorded, to the extent possible under applicable Law.

6.5                               Waiver.

The applicable Conditions Precedent are inserted for the sole benefit of Lessor and Lessee respectively and may be waived or deferred in whole or in part and with or without conditions by Lessor or Lessee (as applicable) in its sole discretion.

6.6                               Documents in English.

All documents delivered to Lessor pursuant to this Section will be in English or, if not in English, will be accompanied by an English translation if requested by Lessor acting reasonably.

7.                                      DISCLAIMERS

7.1                               “As Is-Where Is”.

LESSEE AGREES THAT IT IS LEASING THE AIRCRAFT “AS IS-WHERE IS”. LESSEE UNCONDITIONALLY ACKNOWLEDGES AND AGREES THAT, EXCEPT AS EXPRESSLY STATED IN THE OPERATIVE DOCUMENTS, NEITHER LESSOR NOR ANY OTHER INDEMNITEE HAVE MADE OR SHALL BE DEEMED TO HAVE MADE ANY TERM, CONDITION, REPRESENTATION, WARRANTY OR COVENANT EXPRESS OR IMPLIED (WHETHER STATUTORY OR OTHERWISE) AS TO: (I) THE CAPACITY, AGE, AIRWORTHINESS, TITLE, VALUE, QUALITY, DURABILITY, CONFORMITY TO THE PROVISIONS OF ANY AGREEMENT RELATING TO THE SALE OR PURCHASE OF THE AIRCRAFT, AND/OR THE OPERATIVE DOCUMENTS, DESCRIPTION, CONDITION (WHETHER OF THE AIRCRAFT, ANY ENGINE, ANY REPLACEMENT ENGINE, ANY PART THEREOF OR THE AIRCRAFT DOCUMENTATION), DESIGN, WORKMANSHIP, MATERIALS, MANUFACTURE, CONSTRUCTION, OPERATION, STATE, MERCHANTABILITY, PERFORMANCE, FITNESS FOR ANY PARTICULAR USE OR PURPOSE (INCLUDING THE ABILITY TO OPERATE OR REGISTER THE AIRCRAFT OR USE THE AIRCRAFT OR AIRCRAFT DOCUMENTATION IN ANY

OR ALL JURISDICTIONS) OR SUITABILITY OF THE AIRCRAFT OR ANY PART THEREOF, AS TO THE ABSENCE OF LATENT, INHERENT OR OTHER DEFECTS, WHETHER OR NOT DISCOVERABLE, KNOWN OR UNKNOWN, APPARENT OR CONCEALED, EXTERIOR OR INTERIOR; (II) THE ABSENCE OF ANY INFRINGEMENT OF ANY PATENT, TRADEMARK, COPYRIGHT OR OTHER INTELLECTUAL PROPERTY RIGHTS; (III) ANY IMPLIED WARRANTY ARISING FROM COURSE OF PERFORMANCE, COURSE OF DEALING OR USAGE OF TRADE; OR (IV) ANY OTHER REPRESENTATION OR WARRANTY WHATSOEVER, EXPRESS OR IMPLIED, WITH RESPECT TO THE AIRCRAFT OR ANY PART THEREOF, THE USE, MAINTENANCE, OPERATION OF THE AIRCRAFT OR ANY PART THEREOF, AND ANYTHING THAT HAS BEEN DONE OR OMITTED TO BE DONE WITH RESPECT TO THE AIRCRAFT, ANY PART THEREOF OR ANY AIRCRAFT DOCUMENTS, BY OR ON BEHALF OF THE PREVIOUS OPERATOR (WHOM LESSEE ACKNOWLEDGES WAS RESPONSIBLE FOR THE MAINTENANCE OF THE AIRCRAFT) OR OWNER (IF ANY), THEIR RESPECTIVE EMPLOYEES, SERVANTS, OFFICERS, AGENTS OR REPRESENTATIVES, ALL OF WHICH ARE HEREBY EXPRESSLY, UNCONDITIONALLY AND IRREVOCABLY EXCLUDED AND EXTINGUISHED. LESSEE COVENANTS TO LESSOR THAT LESSEE HAS USED ITS OWN JUDGMENT IN SELECTING, INSPECTING AND ACCEPTING THE AIRCRAFT AND HAS DONE SO BASED ON ITS SIZE, DESIGN AND TYPE. LESSEE ACKNOWLEDGES THAT LESSOR IS NOT A MANUFACTURER OF THE AIRCRAFT, REPAIRER OR DEALER IN THE AIRCRAFT. TO THE FULLEST EXTENT PERMISSIBLE UNDER APPLICABLE LAW, LESSEE HEREBY WAIVES ANY RIGHTS IT MAY HAVE IN TORT OR OTHERWISE IN RESPECT OF ANY OF THE MATTERS REFERRED TO ABOVE AND IRREVOCABLY AND UNCONDITIONALLY AGREES THAT NEITHER LESSOR NOR ANY OTHER INDEMNITEE SHALL HAVE ANY GREATER LIABILITY IN TORT IN RESPECT OF ANY SUCH MATTER THAN SUCH PERSON WOULD HAVE IN CONTRACT AFTER TAKING ACCOUNT ALL OF THE EXCLUSIONS CONTAINED IN THE OPERATIVE DOCUMENTS. LESSEE ACKNOWLEDGES THAT NO THIRD PARTY IS MAKING OR HAS MADE ANY REPRESENTATION OR WARRANTY RELATING TO THE AIRCRAFT OR ANY PART THEREOF NOR HAS SUCH THIRD PARTY AUTHORITY TO BIND OR REPRESENT LESSOR.

7.2                               Waiver of Warranty of Description.

MOREOVER, IN CONSIDERATION OF (I) LESSEE’S RIGHTS WITH RESPECT TO THE FINAL INSPECTION OF THE AIRCRAFT PURSUANT TO THIS AGREEMENT, AND (II) LESSOR PROVIDING TO LESSEE THE BENEFIT OF MANUFACTURER’S WARRANTIES UNDER THIS AGREEMENT, IF APPLICABLE, LESSEE HEREBY AGREES THAT ITS ACCEPTANCE OF THE AIRCRAFT AT DELIVERY AND ITS EXECUTION AND DELIVERY OF THE DELIVERY ACCEPTANCE CERTIFICATE CONSTITUTE LESSEE’S WAIVER OF ANY WARRANTY OF DESCRIPTION, EXPRESS OR IMPLIED, AND ANY CLAIMS LESSEE MAY HAVE AGAINST LESSOR BASED UPON THE FAILURE OF THE AIRCRAFT TO CONFORM WITH SUCH DESCRIPTION.

7.3                               Conclusive Evidence.

LESSOR AND LESSEE AGREE THAT THE DISCLAIMERS, WAIVERS AND CONFIRMATIONS SET FORTH IN THIS SECTION SHALL APPLY AS BETWEEN LESSOR AND LESSEE AT ALL TIMES WITH EFFECT FROM LESSEE’S ACCEPTANCE OF THE AIRCRAFT BY EXECUTION OF THE DELIVERY ACCEPTANCE CERTIFICATE, WHICH SHALL BE CONCLUSIVE

EVIDENCE THAT LESSEE HAS FULLY INSPECTED THE AIRCRAFT AND EVERY PART THEREOF AND THAT THE AIRCRAFT, THE ENGINES, THE PARTS AND THE AIRCRAFT DOCUMENTATION ARE IN ALL RESPECTS ACCEPTABLE TO LESSEE.

7.4                               No Lessor Liability for Losses.

LESSOR SHALL NOT HAVE ANY OBLIGATION OR LIABILITY WHATSOEVER TO LESSEE, ANY PERMITTED SUB-LESSEE OR ANY OTHER PERSON WHETHER ARISING IN CONTRACT, TORT OR OTHERWISE AND WHETHER ARISING BY REFERENCE TO NEGLIGENCE OR STRICT LIABILITY OR OTHERWISE FOR:

(i)                                     any liability, loss or damage (consequential or otherwise) or delay of or to or in connection with the Aircraft or any Person or property whatsoever, whether on board of the Aircraft or elsewhere, irrespective of whether such liability, loss, damage or delay is caused or alleged to be caused directly or indirectly by the Aircraft or any Engine or any Part or by any inadequacy or deficiency or defect thereof or by any other circumstance in connection therewith;

(ii)                                  the use, operation or performance of the Aircraft or any risks relating thereto;

(iii)                               any interruption of service, loss of business or anticipated profits or any other direct, indirect or consequential loss or damage (except if any interruption of service is a direct consequence of a breach of the quiet enjoyment obligations under Section 22.1; and/or

(iv)                              the delivery, operation, servicing, maintenance, repair, improvement or replacement of the Aircraft, any Engine or any Part.

7.5                               No Liability to Repair or Replace.

Lessor shall not be liable for any expense in repairing or replacing any item of the Aircraft or be liable to supply another aircraft or any item in lieu of the Aircraft or any part thereof if the same is lost, confiscated, damaged, destroyed or otherwise rendered unfit for use.

7.6                               Lessee Waiver.

Lessee hereby waives and agrees not to seek to establish or enforce any rights and remedies, express or implied (whether statutory or otherwise) against Lessor or any Indemnitee or the Aircraft relating to any of the matters mentioned in Sections 7.1, 7.2, 7.3, 7.4 and 7.5.

7.7                               No Waiver.

Nothing in Section 7 or elsewhere in this Agreement shall be deemed to be a waiver by Lessee of any rights it may have against Manufacturer or other supplier of any Part.

7.8                               Consideration for Rent and other Amounts.

The amount of the Rent and other payments contained herein are based upon and in consideration of Lessee’s waiver of warranties and indemnities set forth in Sections 7, 14 and 15, respectively, and the other provisions of this Agreement.

7.9                               Benefit of this Section 7.9.

The provisions of this Section 7.9 are given by Lessee for the benefit of, and to and in the favour of, each Indemnitee.

8.                                      MANUFACTURER’S WARRANTIES

8.1                               Warranties.

During the Lease Term and so long as no Event of Default has occurred and is continuing, Lessor shall make available to Lessee pursuant to the Airframe Warranties Agreement and the Engine Warranties Agreement, the benefit of all subsisting warranties and other product support, if any, in respect of or related to the Aircraft given to Lessor by a Manufacturer, supplier, maintenance performers or other vendor of the Aircraft to the extent that Lessor is permitted to do so. Lessee shall be entitled to such warranties strictly on the terms and conditions as applicable thereto and Lessee hereby acknowledges that such entitlement is without warranty and expressly without recourse against Lessor in any respect whatsoever.

8.2                               Warranty Claims.

8.2.1                      Lessee shall properly and promptly pursue any valid claims it may have against a Manufacturer and others under such warranties with respect to the Aircraft and shall promptly provide Lessor with written notice of any major warranty claim of a value greater than [***].  Lessee shall not do or permit anything to be done or omit to do anything the omission of that would or would be likely to prejudice any material right that Lessor, Owner or Security Trustee may have against a Manufacturer or repairer under any agreement in respect of the Aircraft or any Part thereof.

8.2.2                      Lessee shall give Lessor prompt written notice of any warranty claim that is settled with Lessee on the basis of a total or partial cash payment. Any cash payment shall be applied to remedy the defect subject to such warranty claim unless Lessor otherwise consents in writing. Any cash payment to Lessee in respect of warranty claims that is not applied to the repair or remedy of such relevant defect in the Aircraft or to compensate Lessee for the costs incurred for any such repair or remedy and/or that is not in respect of compensation for loss of use of the Aircraft, an Engine or Part during the Lease Term due to a defect covered by such warranty, shall be for the benefit of Lessor and shall be paid promptly by Lessee to Lessor.

8.3                               Proceeds.

8.3.1                      So long as no Event of Default has occurred and is continuing, Lessor agrees, subject to Section 8.1, to reasonably co-operate with Lessee to cause any proceeds from any warranty referred to in Section 8.1 to be paid directly to Lessee, and if any such proceeds are nonetheless paid to Lessor, Lessor agrees to remit such proceeds to Lessee.

8.3.2                      If an Event of Default has occurred and is continuing, Lessor may immediately:

(i)                                     retain for its own account any such proceeds paid to Lessor that would have been remitted to Lessee under Section 8.3.1 in the absence of such Event of Default;

(ii)                                  cause any proceeds of any pending claims to be paid directly to Lessor, rather than to Lessee; and/or

(iii)                               recover from Lessee the (part of the) proceeds of any warranty claim previously paid to Lessee to the extent that such proceeds relate to any defect in the Aircraft not fully and completely rectified by Lessee.

8.4                               Assignment on Return.

With effect from the Expiry Date, all rights under such warranties to which this Section 8 applies shall immediately revert to Lessor, including all claims thereunder (whether or not perfected) in accordance with the provisions of the Airframe Warranties Agreement and the Engine Warranties Agreement and Lessee shall take steps and execute all documents (at Lessee’s cost) required to perfect such reversion.

9.                                      OPERATION OF AIRCRAFT

9.1                               Compliance with Laws.

Lessee shall not maintain, use or operate the Aircraft in any Prohibited Country or in violation of any Law of any Government Entity having jurisdiction in any country, state, province or other political subdivision in or over which the Aircraft is flown or in violation of any airworthiness certificate, licence or registration relating to the Aircraft issued by the Aviation Authority or any similar authority or any jurisdiction in or over which the Aircraft is flown. Lessee shall be responsible for obtaining any export or re-export approvals required under any jurisdiction in order for the Aircraft to operate to, from or through any destination or in any airspace for which such approvals might be required. Lessee will ensure that the Aircraft at all times during the Lease Term is operated by duly qualified pilots and air crew employees solely for commercial operations (save as to test, ferry and positioning flights and hijacking) and is not used to transport contraband or illegal narcotics or hazardous or perilous cargo or for any illegal purpose (save as for any hijacking) or in any illegal manner or for any purpose for which it is not designed or reasonably suited. Lessee further undertakes that, throughout the Lease Term, it will or will procure that any Permitted Sub-Lessee will, comply with all EU ETS Laws applicable to it or the Aircraft and ensure that it or any Permitted Sub-Lessee (and not Lessor or any Financing Party) shall be the “aircraft operator” for the purpose of the EU ETS Laws, and Lessee shall identify itself as such to any EU ETS Authority (or procure that any Permitted Sub-Lessee so identifies itself) whenever required under the EU ETS Laws or whenever requested by Lessor.

9.2                               Costs of Operation.

Lessee shall promptly pay and discharge when due all costs incurred by it from any Aircraft Activity during the Lease Term, including the costs of flight crews, cabin personnel, fuel, oil, lubricants, maintenance, repair, insurance, storage, landing and navigation fees, airport charges, passenger service, custom duties raised by the customs authorities of the State of Registration, State of Incorporation and/or Habitual Base against Lessee in relation to the import and export of the Aircraft and any and all other expenses of any kind or nature, directly or indirectly incurred by it, in connection with or related to any Aircraft Activity. Lessee has no authority to pledge and shall not pledge the credit of Lessor or any other Relevant Party for any of the same.

9.3                               Training.

Lessee will not use the Aircraft or cause the Aircraft to be used, for purposes of training, qualifying or re-confirming the status of cockpit personnel, except for the benefit of Lessee’s own cockpit personnel (or the cockpit personnel of any Leasing Affiliate), and then only if the use of the Aircraft for such purpose is not disproportionate to the use for such purpose of other aircraft of the same type operated by Lessee.

9.4                               No Violation of Insurance Policies.

Lessee will not fly or use or permit the Aircraft to be flown or used in or over any area or in any manner or for any purpose or for the carriage of any goods, materials or cargo, in each case which is not adequately covered by the policies of Insurances. Lessee will not carry any goods of any description excepted or exempted from such policies or do any other act or permit to be done anything which could be expected to invalidate or limit any such policies. Lessee will not fly or use the Aircraft or permit the Aircraft to be flown or used in or over any recognised or, in the reasonable judgement of Lessor, threatened area of hostilities unless covered by war risk insurance.

9.5                              No Relinquishment of Possession.

Lessee will not, without the prior written consent of Lessor, deliver, transfer or relinquish possession of the Aircraft except for approved maintenance and repair in accordance with Section 11 or approved subleasing in accordance with Section 10. Lessee will not do, and will use all reasonable endeavours to prevent, any act which could reasonably be expected to result in the Aircraft or any of its Engines being arrested, confiscated, seized, taken in execution, impounded, forfeited, detained in exercise or purported exercise of any possessory or other claim (save as to any Lessor Lien) or otherwise taken from the possession of Lessee and, if such arrest, confiscation, seizure, taking, impounding, forfeiture or detention occurs, Lessee will give Lessor and Security Trustee written notice thereof as soon as reasonably practicable (subject to Section 17.3) and will make reasonable efforts to procure the prompt release of the Aircraft and each of the Engines (save in the case of any enforcement or attempted enforcement of a Lessor Lien).

9.6                               No Security Interests.

Lessee will not create, incur or permit to exist over the Aircraft or any Part thereof any Security Interest, other than Permitted Liens. Lessee shall forthwith upon becoming aware of the existence of any Security Interest give written notice thereof to Lessor and take all action as may be necessary to discharge or remove or procure the release of any Security Interest (other than a Permitted Lien).

9.7                               Non-Representation of Lessor.

Lessee will not represent or hold out Lessor or any other Relevant Party as carrying goods or passengers on the Aircraft or as being in any way connected or associated with any operation or carriage being undertaken by Lessee or as having any operational interest in or responsibility for the Aircraft.

9.8                               Habitual Base.

Lessee shall ensure that the Aircraft is habitually based in the Habitual Base.

9.9                               International Registry

As and when the Aircraft Protocol of the Cape Town Convention has entered into force in the State of Incorporation or the State of Registration Lessee shall (and shall procure that the Initial Sub-Lessee shall):  (i) register as, and remain, a transacting user entity in the International Registry; (ii) remain capable of consenting to registrations and discharges of International Interests in accordance with the Cape Town Convention; and (iii) not allow (to the extent that Lessee is legally entitled under the Cape Town Convention to prevent any such registration) any interests conflicting with (whether or not taking priority over) the interests of Lessor or Owner to be registered at the International Registry without the prior written consent of Lessor or Owner (as the case may be).

9.10                        No Risk or Penalty or Appropriation.

Lessee shall not do or permit anything to be done that may reasonably be expected to expose the Aircraft, any Engine or any Part to penalty, forfeiture, impounding, detention, appropriation, arrest, damage or destruction and (without prejudice to the foregoing), if any such penalty, forfeiture, impounding, detention or appropriation, arrest, damage or destruction occurs, Lessee shall give Lessor notice thereof and take such actions as may be necessary to procure the immediate release of the Aircraft, Engine or Part as the case may be.  This Section 9.10 shall not apply in relation to any enforcement or attempted enforcement of a Lessor Lien.

10.                               SUBLEASES

10.1                        Initial Sublease

Lessor and Lessee agree that Lessee has entered (or will enter) into the Initial Sublease with Initial Sub-Lessee on or shortly after the date of this

Agreement and Lessor acknowledges that as the operator of the Aircraft, Initial Sub-Lessee will be responsible for providing some of the conditions precedent set out in Section 6.1 (which shall be deemed to also be included as conditions precedent under the Initial Sublease).

Lessor agrees that performance by any Sub-Lessee of any of Lessee’s obligations under this Agreement shall, pro tanto, constitute performance by Lessee of such obligations.

If the Initial Sublease is terminated for any reason and a replacement sublease is not entered into in accordance with the provisions of this Section 10 with the result that Lessee becomes the operator of the Aircraft and/or there is a change in the State of Registration of the Aircraft, Lessee undertakes to provide to Lessor evidence of those documents set out in Section 6.1 which had previously been provided by Initial Sub-Lessee and/or which related to the State of Registration being Brazil(20).

10.2                        No Subleasing without Lessor Consent.

Lessee will not sublease (included but not limited to dry-, damp-, ACMI- or wet lease), charter, hire or otherwise part with the possession or operational control of the Aircraft, Engine or Part (except as explicitly permitted in this Agreement) without the prior written consent of Lessor, which shall not be unreasonably withheld or delayed. Any permitted subleasing except such subleasing as is permitted under Section 10.4 shall be in accordance with such terms and conditions as Lessor may impose if it grants its consent, which shall not be unreasonably withheld or delayed, but shall at all times at least comply with the following terms:

(i)                                     the sublease agreement shall be in form and substance satisfactory to Lessor, acting reasonably;

(ii)                                  Lessor shall be notified of the name of the parties to any sublease in a timely manner;

(iii)                               the Aircraft, the Headlease (if applicable), the Mortgage (if applicable), this Agreement, the sublease, and such documents as evidence any Security Interest (including if requested by Lessor following advice from relevant local counsel that not having such security will be prejudicial to Lessor’s rights, a Security Assignment of Sublease) in the Aircraft shall remain registered with the relevant Aviation Authority and the International Registry (if applicable) throughout the term of the sublease and the interests created by such documents shall be in full force and effect and not in any way affected by such sublease;

(iv)                              the Permitted Sub-Lessee shall covenant for the benefit of Lessor and Owner and Security Trustee that it will not do or refrain from doing anything which could reasonably be expected to prejudice Owner’s title to the Aircraft and Lessor’s rights under this Agreement and the other Operative Documents, or the rights of

(20)  This drafting reflects the aircraft being registered in Brazil and assumes that there will be an Initial Sublease at Delivery.  To be updated if either of these assumptiosn is not the case.

Owner and Security Trustee under any document granting a Security Interest, or the value of the Aircraft;

(v)                                 the rights of the Permitted Sub-Lessee under the sublease shall be expressly subject and subordinate to this Agreement, the other Operative Documents and to the rights, title and interests of the Relevant Parties hereunder, and the Permitted Sub-Lessee shall at least one (1) Business Day prior to the execution of the sublease execute and deliver to Lessor, Owner and if relevant, the Security Trustee, an acknowledgement of such rights and confirm that its right to possession of the Aircraft under the sublease will terminate immediately upon the termination of the leasing of the Aircraft under this Agreement, and that it will Return the Aircraft to Lessor upon notification from Lessor that an Event of Default under this Agreement has occurred and Lessor has, as a result thereof, terminated Lessee’s right to possession of the Aircraft under this Agreement, in a form set out in a subordination acknowledgment reasonably satisfactory to Lessor, Owner and the Security Trustee;

(vi)                             the term of any sublease, including any renewals and extensions, will in no event exceed or be capable of exceeding the end of the Lease Term;

(vii)                          Lessee shall cause the Permitted Sub-Lessee to provide Lessor with a Deregistration Power of Attorney;

(viii)                        Lessee shall, at Lessee’s cost and expense, provide to each of the Relevant Parties an opinion of counsel from the jurisdiction(s) in which the proposed Permitted Sub-Lessee is domiciled in the form and substance reasonably acceptable to Lessor and the Security Trustee to the effect that rights of the Relevant Parties in and to the Aircraft, the Operative Documents and the Financing Documents shall be protected and otherwise unaffected by the entry into and performance of the sublease or any consequent change in the State of Registration (if approved by Lessor) and that such sublease will not prejudice Lessor’s rights to repossess the Aircraft in the event of an Event of Default hereunder;

(ix)                              Lessee shall procure that all necessary translations and filings in respect of any sublease are made promptly in accordance with all applicable laws in any applicable jurisdiction;

(x)                                 the sublease shall not contain any provision which conflicts with any of the provisions of this Agreement relating to the respective rights, title and interest of the Relevant Parties to and in the Aircraft;

(xi)                              the Aircraft will, during the term of the sublease, continue to be operated and maintained in accordance with the applicable provisions of this Agreement;

(xii)                           the Aircraft shall continue to be insured in accordance with the terms of this Agreement and Lessee shall cause to provide an insurance certificate and broker’s letter of undertaking, both such documents acceptable to Lessor in form and substance and complying with Section 16 and Exhibit E;

(xiii)                        the Permitted Sub-Lessee shall: (a) have a valid air operators certificate and any other relevant licences required for the operation of the same type of aircraft as the Aircraft; (b) shall not be a Prohibited Person; (c) shall not be registered or domiciled in or incorporated in a Prohibited Country; and (d) be a certified air carrier, and if the Permitted Sub-Lessee’s State of Incorporation is the U.S. or any state of the U.S. then the Permitted Sub-Lessee shall be a Certificated Air Carrier;

(xiv)                       the terms of such subleasing shall not permit any further subleasing;

(xv)                          such sublease will not involve anything that would in any way diminish or discharge Lessee’s obligations hereunder or under any other Operative Document;

(xvi)                       Lessee shall remain primarily liable for the performance of all its obligations hereunder;

(xvii)                    if necessary pursuant to applicable Law, financing statements or similar documents shall be executed, if applicable, and delivered by Lessee and the Permitted Sub-Lessee, in the form prescribed by applicable Law, in order to protect the Operative Documents, the Financing Documents, as applicable, and/or the rights of any Relevant Parties;

(xviii)                 Lessee shall deliver to Lessor, prior to the commencement of the subleasing a Eurocontrol Letter of Authorisation (if required by Lessor) executed by the relevant Permitted Sub-Lessee;

(xix)                       Lessee shall cause the Permitted Sub-Lessee to provide Lessor with an IDERA executed on behalf of the Permitted Sub-Lessee and, when the Aircraft Protocol of the Cape Town Convention has entered into force in the State of Registration and/or the State of Incorporation of the Permitted Sub-Lessee, countersigned by the relevant registry authority to the extent possible;

(xx)                          the Aircraft: (a) shall remain registered with the Aviation Authority in a country which is not, at the time of that registration, a Prohibited Country; (b) shall be habitually based in a Habitual Base; and (c) shall not be operated in, a Prohibited Country;

(xxi)                       Lessee shall execute a Security Assignment of Sublease if requested by Lessor following advice from relevant local counsel that not having such security will be prejudicial to Lessor’s right, and Lessor shall receive the acknowledgment signed by the relevant Permitted Sub-Lessee in a form reasonably satisfactory to the Lessor; and

(xxii)                   Lessee shall provide or shall cause the Permitted Sub-Lessee to provide and/or to do and perform such other and further acts and execute and deliver any and all such other instruments as Lessor may reasonably request.

Within five (5) days after the execution of any sublease, Lessee shall provide Lessor with a fully executed copy of such sublease. Lessee will not amend the terms of any sublease relating to the governing law of such sublease or the subordination provisions without the prior written consent of Lessor.

10.3                        Wetlease.

The wet leasing of the Aircraft during the Lease Term, whereby: (i) the Aircraft will at all times be operated by air crew employed by and subject to the full operational control of Lessee; (ii) the Insurances required under this Agreement shall remain in full force and effect; and (iii) the Aircraft shall be maintained by Lessee and any Maintenance Performer as required under this Agreement, is permitted, provided:

(i)                           no Event of Default has occurred and is continuing;

(ii)                        the wet lease shall be expressly subject and subordinate in all respects to this Agreement;

(iii)                     the wet lease shall have a maximum continuous term of [***] and, will in any event, not be capable of extending beyond the Expiry Date;

(iv)                    the wet lease shall not result in any change in the State of Registration;

(v)                       the wet lease shall not result in any change in the Habitual Base;

(vi)                    the wet lease shall not be in violation of any relevant United Nations, US or EU sanction;

(vii)                 the wet lease shall be subject to and compliant with the insurance requirements under this Agreement and the Aircraft shall continue to be maintained in accordance with the requirements of this Agreement;

(viii)              the Aircraft shall be operated solely by regular employees of Lessee possessing all the requisite certificates and licences required by applicable law;

(ix)                    Lessee shall promptly inform Lessor when it has entered into a wet lease and provide Lessor with a copy of such wet lease agreement; and

(x)                       the Permitted Sub-Lessee is not a Prohibited Person.

10.4                        [***]

[***]

10.5                        Continued Responsibility of Lessee.

Notwithstanding anything contained in this Section 10, Lessee shall continue to be fully and primarily responsible to Lessor for compliance with all the terms of this Agreement during any period of any sublease [***].

11.                               MAINTENANCE OF AIRCRAFT

11.1                        General Obligation.

During the Lease Term, Lessee alone shall, at its own expense at all times, maintain, service, repair, overhaul, test, and modify, or procure the same, the Aircraft, Engines (subject to the provisions of this Section 11) and all of the Parts and equipment therein and Aircraft Documentation: (i) in accordance with the terms of this Agreement; (ii) in accordance with the Maintenance Programme; (iii) in accordance with the rules and regulations of the Aviation Authority; (iv) in accordance with the recommendations of the Manufacturer (save as provided in Section 11.4(iii)); (v) in accordance with the mandatory requirements of the Compliance Authority as permitted or required by the Aviation Authority to the Aircraft; (vi) in the same manner and with at least the same care as used by Lessee with respect to similar aircraft and engines operated by Lessee and without in any way discriminating against the Aircraft provided that Lessee shall be permitted to discriminate against the Aircraft in relation to the implementation of a proposed Modification to the Aircraft (being a Modification which it is implementing, or which it intends to implement, in respect of its A350 fleet) if in Lessee’s sole discretion, acting reasonably, the economic benefit to Lessee of implementing the Modification to the Aircraft is less than the cost of such implementation on the basis of such cost being amortised over the period from the date on which such implementation would be completed until the Agreed Expiry Date); and (vii) so as to enable all airworthiness certifications of the Aircraft to be maintained in good standing at all times under the laws of the State of Registration. Lessee shall promptly repair the Aircraft, including any individual Engine or Part that becomes unserviceable during the Lease Term (or, with respect to a Part, replace such Part pursuant to Section 11.5), and Lessee covenants that it will not allow the Aircraft and/or any Engine and/or any Part to remain unserviceable for more than sixty (60) days, without any evident intent to repair the Aircraft, Engine and/or Part (or, with respect to a Part replace such Part pursuant to Section 11.5).

11.2                        Maintenance Performer.

The performer of all or any part of the above maintenance tasks, whether Lessee itself, a Permitted Sub-Lessee or a third party, must qualify as a Maintenance Performer. In the case of subcontracting of maintenance tasks, such subcontractor must qualify as a Maintenance Performer. Lessee will inform such Person(s) that the Aircraft is owned by Owner and leased from Lessor and shall ensure that no Security Interests are placed on or vested in the Aircraft to secure Lessee’s payment for such work (except for material men’s, mechanic’s, workmen’s, repairmen’s, employees, or other like liens arising by operation of Law for amounts which are either not yet due or which are not overdue for a period of more than thirty (30) days).

11.3                        Notification of Shop Visits and Additional Work Requested by Lessor.

11.3.1               Lessee shall provide to Lessor written details of the work scope for a scheduled Engine shop visit as soon as they are available prior to the scheduled date for the shop visit.  Lessor’s prior written approval of the work scope is required, provided that a decision on such approval shall not be unreasonably withheld or delayed.  Lessee agrees to perform any additional work requested by Lessor which Lessee can reasonably accommodate into its schedule without prejudice to the return to service date and Lessor shall reimburse Lessee for any additional costs (without a profit factor, mark-up or charge for overhead) incurred in the performance of such work.

In the event of an unanticipated shop visit, Lessee shall provide to Lessor written details of the work scope for an Engine shop visit as soon as reasonably practicable.

11.3.2               During the work performed just prior to Return of the Aircraft as required under Section 2 of Exhibit G, Lessee agrees to perform any additional work requested by Lessor which Lessee can reasonably accommodate into its schedule without prejudice to the Expiry Date and Lessor shall reimburse Lessee for the additional costs (without a profit factor) together with any applicable sales or value added Taxes.  In the event of a delay caused by such additional work performed at the request of Lessor, Lessee shall not be required to pay Rent during the period of such delay.

11.4                        Specific Obligations.

Without limiting Section 11.1, Lessee agrees that the maintenance and repair of the Aircraft under this Agreement will include, but not be limited to, each of the following specific items:

(i)                                     performance in accordance with the Maintenance Programme of all routine and non-routine maintenance work;

(ii)                                  incorporation in the Aircraft as required, based upon terminating action if such terminating action is available, of all Airworthiness Directives and any other mandatory modifications of the Aviation Authority and the Compliance Authority;

(iii)                                the Aircraft will not be discriminated from the rest of Lessee’s fleet in service bulletin compliance, operation engineering bulletin implementation or other maintenance, servicing, repairing or overhauling matters;

(iv)                              incorporation in the Maintenance Programme for the Aircraft of a full corrosion prevention and control programme as recommended by Manufacturer and/or the Aviation Authority and/or Compliance Authority;

(v)                                 the correction of any defects in accordance with the recommendations of Manufacturer.  All repairs to the Airframe shall be Acceptable Repairs.  No DER Repairs shall be incorporated in the Airframe, Engines or Parts other than DER Repairs incorporated in the passenger cabin of the Airframe or Parts in the passenger cabin.  Repairs to Engines shall be accomplished in accordance with the Engine Manufacturer’s published manuals.  Any deviations to the requirements of the Engine Manufacturer’s published manuals recommended by the Engine Manufacturer which are specific to an Engine (as opposed to all engines of the same type as the Engine) shall require the written approval of Lessor before use with respect to the Engine.  Repairs to Parts shall be accomplished in accordance with the Part Manufacturer’s published manuals;

(vi)                              incorporation in the Maintenance Programme for the Aircraft of a fuel tank contamination programme as recommended by Manufacturer and/or Aviation Authority and/or Compliance Authority;

(vii)                           engine trend monitoring shall be in place;

(viii)                        keeping all Aircraft Documentation up to date and in the English language (excluding pilot reports), including the reporting of modifications status and operation engineering bulletins implementation status to the Manufacturer in a timely manner;

(ix)                              maintain historical records in the English language for all applicable condition-monitored, on-condition, hard time and Life Limited Parts (as required by the Aviation Authority and Compliance Authority), the Flight Hours and Cycles operated by the Aircraft, Engines and Parts and all maintenance and repairs performed on them. In addition, with respect to Engine LLPs, APU LLPs and Landing Gear LLPs, Lessee shall also obtain and/or maintain documentation evidencing complete “back to birth” traceability; and

(x)                                 properly complete and document in the English language all repairs, Modifications, alterations and the addition, removal or replacement of Parts in accordance with the rules and regulations of the Aviation Authority and reflecting such items in the Aircraft Documentation.

11.5                        Replacement of Parts.

11.5.1               Lessee, at its own cost and expense, shall promptly replace, or procure the replacement of all Parts which may from time to time become worn out, lost, stolen, destroyed, seized, confiscated, damaged beyond repair or permanently rendered unfit for their intended use for any reason whatsoever. In the ordinary course of maintenance, service, repair, Overhaul or testing, Lessee may remove any Part provided that Lessee replaces such Part promptly. All such replacement Parts will: (i) be of the same type and model as the Part(s) replaced (or a more advance make and model having the same interchangeability); (ii) be free and clear of all Security Interests (except Permitted Liens) of any kind or description; (iii) be in airworthy condition, be of equivalent modification status and have a value and utility at least equal to the Parts replaced, assuming such replaced Parts were in the condition and repair required to be maintained by the terms hereof; and (iv) at installation must have a current Serviceable Tag in accordance with the rules and regulations of the Aviation Authority of the Manufacturer or Maintenance Performer providing such Parts to Lessee, indicating that such Parts are new, serviceable, repaired or overhauled. No PMA Part [***] shall be installed within or on the Aircraft. No PMA Part [***] shall be installed within an Engine, the APU or the Landing Gear. No Part incorporating a DER Repair shall be installed other than a Part installed in the passenger cabin.

11.5.2               All Parts removed from the Airframe or any Engine will remain the property of Owner and subject to the Mortgage (if any) and this Agreement no matter where located, until such time as such Parts have been permanently replaced by Parts (which have been incorporated or installed in or attached to the Airframe or such Engine) which meet the requirements for replacement Parts specified above and title to such replacement Parts has passed to Owner subject to the Mortgage (if any) and this Agreement under all applicable Laws. Lessee shall ensure, without further act from Lessor, that immediately upon any permanent replacement Part becoming incorporated, installed in or attached to the Airframe or an Engine as above provided: (i) title to such replacement Part will thereupon vest in Owner subject to the Mortgage (if any) and this Agreement but otherwise free and clear of all rights of Lessee and Security Interests; (ii) title to the removed Part will thereupon vest in Lessee, free and clear of all rights of Owner and Lessor and Lessor Liens; and (iii) such replacement Part will become subject to this Agreement and be deemed to be a Part hereunder to the same extent as the Parts originally incorporated or installed in or attached to the Airframe or such Engine.

11.5.3               During any Engine shop visit, Lessee shall not replace an Engine LLP with an Engine LLP of lower life remaining. If during a Engine shop visit an Engine LLP needs to be replaced due to not meeting engine shop criteria for reinstallation and an Engine LLP with equal or better life is unavailable then Lessee will request approval from Lessor, acting reasonably, to incorporate such Engine LLP.

11.6                        Removal of Engines.

11.6.1               An Engine may only be removed from the Aircraft for testing, service, repair, maintenance, Overhaul, alterations, modifications or substitution as authorised herein.  If any Engine is removed and not reinstalled on the Aircraft or installed in any other aircraft of the same type as the Aircraft operated by Lessee within sixty (60) days from the Engine removal, then Lessee, shall store and preserve such removed Engine strictly according to the AMM and the Maintenance Programme.

11.6.2               After the testing, service, repair, maintenance, Overhaul, alteration or modification of the Engine referred to in Section 11.6.1 is finalized, Lessee shall notify Lessor within ninety (90) days after the repaired Engine is installed on the Aircraft or another aircraft pursuant to Section 11.8.

11.6.3               Subject to Sections 11.6.1 and 11.6.2 Lessee may temporarily remove any of the Engines from the Aircraft and install another engine or engines on the Aircraft, provided that Lessee shall:

(i)                                     promptly replace such Engine with an engine of the same type and model as, or an improved or advanced version of the removed Engine, and Lessee shall have full details as to the source and maintenance records of the replacement engine;

(ii)                                  procure that the insurance requirements set forth in Section 16 and Exhibit E are in place. If required by the Insurances, Lessee shall notify the insurers of the Aircraft promptly of any removal of an Engine and any installation of an engine and shall comply with any instructions and directions of the insurers or brokers;

(iii)                               procure that the identification plates referred to in Section 13 are not removed from any Engine when being detached from the Aircraft; and

(iv)                              procure that title to the Engine remains vested in Owner subject to the Mortgage and this Agreement free and clear from all Security Interests (except Permitted Liens) regardless of the location of the Engine or its attachment to the Aircraft or any aircraft or detachment from the Aircraft and any such Engine shall be deemed part of the Aircraft and remain subject to the Agreement for all purposes thereof.

11.7                        Pooling.

11.7.1               Lessee shall (notwithstanding the foregoing provisions of Sections 11.5 and 11.6), be permitted, if no Event of Default has occurred and is continuing, to install any Engine or Part on an aircraft, or in the case of a Part, an engine:

(i)                                     owned and operated by Lessee or a Leasing Affiliate free from Security Interests;

(ii)                                  leased or hired to Lessee or a Leasing Affiliate pursuant to a lease or conditional sale agreement and on terms whereby Lessee has full operational control of that aircraft or engine; or

(iii)                               acquired by Lessee or a Leasing Affiliate and/or financed or refinanced, and operated by Lessee or any Leasing Affiliate, on terms that ownership of that aircraft or engine, as the case may be, pursuant to a lease or conditional sale agreement, or a Security Interest therein, is vested in or held by any other Person, provided that, in the case of (ii) and (iii) above:

(a)                                 the terms of any such lease, conditional sale agreement or Security Interest will not have the effect of prejudicing the title and interest of Lessor and Owner to and in that Engine or Part or the interests of the Relevant Parties in respect thereof;

(b)                                 the lessor under such lease, the seller under such conditional sale agreement or the holder of such Security Interest, as the case may be, has confirmed and acknowledged by way of written agreement (which may be set forth in the relevant lease or conditional sale agreement or other security agreement) in form and substance reasonably satisfactory to Lessor, that it will respect the respective title and interest of Lessor and the Relevant Parties to and in that Engine or Part and that it will not seek to exercise any rights whatever in relation thereto; and

(c)                                  an installation of an Engine or Part on an aircraft, or a Part on an engine in an Accession Risk Country shall only be permitted if a recognition of rights agreement in form and substance reasonably satisfactory to Lessor have been entered into between, inter alios, Lessor, Lessee and the owner and/or lessor of such other aircraft or engine, as applicable, and provided further that, in all cases, any such Engine is insured in accordance with all the applicable provisions of this Agreement, on an agreed value basis for an amount not less than the Manufacturer’s list price at that time for a new engine of the same make and model as the Engine, and that Lessee provides Lessor with evidence of such insurance cover in form and substance satisfactory to Lessor, prior to any such installation.

11.7.2               Provided the conditions set forth in this Section 11.7 shall have been complied with, Lessor hereby agrees (for the benefit of each such lessor, seller or holder of a Security Interest, as the case may be) that during the Lease Term it will respect the respective title and interest of such lessor, seller or holder of a Security Interest, as the case may be, in and to any Engine or Part installed on the Airframe or Engines at any time while such engine or part is subject to such lease, conditional sale agreement or security agreement and owned by such lessor or seller or subject to such Security Interest.

11.8                        Modifications.

11.8.1               Lessee may at its own expense, make or procure the making of such modifications, alterations, additions to and removals from the Aircraft as Lessee may need for the proper operation of the Aircraft  (“Modification”), provided that such Modification shall not diminish the value or utility of the Aircraft or impair the condition or airworthiness thereof or invalidate any warranty associated with or attached to the Aircraft and provided that any such Modification expected to cost in excess of [***] to complete or reverse will not be made without the prior written consent of Lessor, [***]. Lessor’s consent is not required for Airworthiness Directives or any other mandatory requirement of the Aviation Authority, Compliance Authority or a Manufacturer’s recommended service bulletin.

[***]

11.8.2               Lessor may review Lessee’s proposed designs, plans, engineering drawings and diagrams, and flight and maintenance manual revisions for any proposed Modification requiring Lessor’s consent. If requested by Lessor, Lessee will furnish Lessor (at Lessee’s expense) with such documents in final form and any other documents required by Law, as a result of such Modification. Lessor will not disclose such documents to a third party unless the Modification is still incorporated in the Aircraft on the Expiry Date and the documents are for the sole use of subsequent operators, Lessor or subsequent aviation authorities. All Modifications incorporated on the Aircraft will be properly documented in the Aircraft Documentation and be fully approved by the Aviation Authority and the Compliance Authority including but not limited to: (i) interface load analysis; (ii) electrical load analysis; and (iii) the requirement for continuous airworthiness data.

11.8.3              No Modification (other than a mandatory Modification) will be made by Lessee if an Event of Default has occurred and is continuing.

11.8.4              Unless otherwise agreed by Lessor in writing, all permanent or structural Modifications will forthwith become a part of the Aircraft and Lessee relinquishes to Owner all rights (except for any intellectual property rights) and full and clean title thereto. All temporary and non-structural Modifications will remain the property of Lessee and, at Lessee’s option or Lessor’s request, will be removed from the Aircraft prior to the Return of the Aircraft. Notwithstanding the foregoing, immediately upon the occurrence of an Event of Default hereunder and during the continuation of such Event of Default, without the requirement of any further act or notice, all right (except for any intellectual property right), title and interest in such Modifications will immediately vest in Owner and no removal will be permitted without Lessor’s permission.

11.8.5              Save as provided in Section 11.8.1, neither Lessor nor any other Relevant Party shall have any liability whatsoever for the cost of Modifications of the Aircraft whether in the event of grounding or suspensions of certification or for any other causes.

11.9                        Reporting Requirements.

Lessee will furnish to Lessor a Quarterly Report substantially in the form of Exhibit H.  Each Quarterly Report will be furnished within ten (10) days after the end of each calendar quarter, except that the Quarterly Report pertaining to the last quarter (or any portion thereof) of the Lease Term will be furnished to Lessor on the Expiry Date.

11.10                 Maintenance Programme.

11.10.1       Lessee will provide Lessor with a summary of the Maintenance Programme demonstrating its applicability to the Aircraft and the approval of the Aviation Authority.

11.10.2       Lessee will notify Lessor of material changes (if any) made to the Maintenance Programme other than as a result of the Manufacturer issuing a new release of the MPD or in case the Compliance Authority issues a revised MRB Report within three (3) months after release of the applicable revised issue(s).

11.11                 Inspection of Aircraft.

11.11.1       Upon reasonable notice from Lessor [***], Lessor and/or Security Trustee (and/or their/its respective representatives) will have the right to inspect the Aircraft and Aircraft Documentation, such inspections to be coordinated with Lessee so as to cause no disturbance to Lessee’s commercial operation of the Aircraft.  All such inspections shall be carried out at Lessor’s cost and expense, save as expressly provided in Section 11.11.4.  The requirements for reasonable notice and coordination so as not to cause disturbance shall not apply following the occurrence of a Default which is continuing or where such inspection is necessary to verify the rectification of deficiencies shown to require repair on a previous inspection. Lessee shall co-operate with Lessor in making the Aircraft and Aircraft Documentation available to such Lessor’s and/or the Security Trustee’s representatives. Neither Lessor nor the Security Trustee will have any duty to make any such inspection and will not incur any liability or obligation by reason of not making any such inspection (and Lessee’s indemnity obligations pursuant to Section 16 will apply notwithstanding) or by reason of any reports it receives or any reviews it may make of the Aircraft and Aircraft Documentation.

11.11.2       At any one time in the [***] immediately prior to the Expiry Date or at any time an Event of Default has occurred and is continuing, Lessee shall permit Lessor and the Security Trustee and/or its/their representatives to conduct an inspection, which shall not exceed [***], of the Aircraft, and Aircraft Documentation. Lessee shall make up to date copies available of the: (i) Certified Airworthiness Directive Status; (ii) Certified Service Bulletin Status; (iii) Certified Fitted Listing; (iv) Certified Hard Time Component Status; (v) complete workscope for the checks (if available), inspections and other work to be performed on the Aircraft prior to Return; (vi) Certified Repair Status, (vii) Aircraft and Engines Flight Hours and Cycles status report; (viii) Certified Maintenance Programme Status; (ix) current Aircraft and Engine maintenance forecast; (x) Certified Engine Life Limited Part Status and Engine Condition Monitoring Report; and (xi) any other data which is reasonably required by Lessor.  Lessee shall provide Lessor with an updated summary of the Maintenance Programme.

11.11.3       Lessee shall forthwith effect such repairs to the Aircraft as the above inspections or repeat inspections may show are required for the terms of this Agreement to be complied with.

11.11.4       In the event that the inspection is performed: (i) due to a Default having occurred; (ii) at a subsequent visit required to ensure that the repairs required pursuant to Section 11.11.3 have been made; or (iii) the Aircraft is found not to be substantially in the condition required by this Agreement as a result of a breach of Lessee’s material obligations to maintain the Aircraft, Lessee shall reimburse Lessor, without prejudice to all Lessor’s rights under this Agreement, for all of Lessor’s costs and expenses reasonably incurred in performing such inspection, including but not limited to out-of-pocket expenses.

12.                               TITLE AND REGISTRATION

12.1                        Title to the Aircraft.

Title to the Aircraft shall remain vested in Owner subject to the Mortgage (if any) and this Agreement and any assignments or transfers Lessor may make under Section 23. Lessee shall have no right, title or interest in the Aircraft except for the right to lease the Aircraft to the extent provided for in this Agreement. Lessee shall not hold itself out as owner of the Aircraft and shall, on all occasions when the ownership of the Aircraft or any part thereof is relevant, inform all third parties that Owner holds title thereto (subject to the Mortgage, if any). Lessee acknowledges and agrees that: (i) all Parts at any time installed on the Airframe or on any Engine shall be the property of Owner subject to the Mortgage, if any, and this

Agreement; (ii) all replacements, renewals or substitutions thereof shall be made with Parts that comply at least with requirements of Section 11.5 (Replacement of Parts); (iii) that all Engines at any time installed on or removed from the Airframe shall be and remain the property of Owner subject to the Mortgage, if any, and this Agreement; and (iv) that all Aircraft Documents shall be the property of the Owner.

12.2                       Registration of Aircraft and Security Interests.

12.2.1              Throughout the Lease Term Lessee shall (i) register and maintain or procure the maintenance of the registration of the Aircraft in the name of Owner as owner of the Aircraft, the Security Trustee as mortgagee and Lessor as lessor of the Aircraft under this Agreement at the register of aircraft maintained by the Aviation Authority in the State of Registration, and (ii) from time to time do or cause to be done any and all such acts and things then required by Law (including the Geneva Convention and the Cape Town Convention as and when the Aircraft Protocol of the Cape Town Convention has entered into force in the State of Registration and/or the State of Incorporation) or by practice, custom or understanding or as Lessor may reasonably request to protect, preserve, maintain and perfect to the fullest extent possible in accordance with applicable laws the rights, title and interests of the Relevant Parties in and to the Aircraft and the Operative Documents in the State of Incorporation, the State of Registration, the Habitual Base or in any other jurisdiction in or over which the Aircraft may be operated at any time. Lessee shall not knowingly take any action or omit to take any action that would reasonably be expected to adversely affect any such registration or otherwise prejudice the rights, title and interest of the Relevant Parties in and to the Aircraft and/or the Operative Documents and the Financing Documents.  Lessee shall provide Lessor with evidence of such registration as soon as available. Lessee shall ensure that the original certificate of registration for the Aircraft is kept on the Aircraft or, where it is permitted to be removed, in safe custody.

12.2.2              Lessee shall be responsible for all fees, costs and expenses incurred in registering and perfecting the respective interests of Lessor and/or Owner (as applicable) in the State of Registration, State of Habitual Base and any other jurisdiction in or over which the Aircraft may be operated (to the extent necessary or desirable on reasonable grounds).  Lessor shall be responsible for all fees, costs and expenses incurred in registering and perfecting the respective interests of Lessor and/or Owner (as applicable) in any other jurisdiction and registering and perfecting the interest of the Security Trustee in any jurisdiction (including the State of Registration and the State of Habitual Base). For avoidance of doubt the parties hereby acknowledge and agree that Lessor shall be always responsible for all fees, costs and expenses incurred in registering and/or perfecting the Financing Documents in any jurisdiction.

12.3                        International Registry.

Each of the parties hereto consents to the registration in the International Registry of the International Interest arising by virtue of this Agreement and agrees that this Agreement constitutes an agreement for the registration of the Aircraft for the purposes of the Cape Town Convention as and when the Aircraft Protocol of the Cape Town Convention has entered into force in the State of Registration and/or the State of Incorporation.

Lessee shall do all such acts and things necessary in order to give its consent to the registration in the International Registry of the International Interest arising by virtue of this Agreement or with respect to the Aircraft within 36 hours of receiving e-mail notification from the International Registry that Lessor has requested such consent (provided that Lessee should not incur any liability under this Section 12.3 for any failure to consent within 36 hours if that 36-hour period does not span two Business Days, commencing during normal working hours).

Lessor may (in its sole discretion) assign the associated rights of the Lease and the right to discharge the international interest constituted by the Lease on the International Registry to any other Relevant Party.

12.4                        Discharge of Registration.

Lessee hereby irrevocably and by way of security for its obligations under this Agreement appoints Lessor or those persons as designated by Lessor as its attorney to execute and deliver any documentation and to do any act or thing, and shall be deemed to have hereby provided any necessary consent, required in connection with the exercise by Lessor of its rights under Section 24.3.1(iii).

12.5                        Irrevocable De-registration and Export Request Authorisation.

Lessee undertakes to procure that the Initial Sub-Lessee will within fifteen (15) Business Days after the date on which such recordation is capable of being effected through the Brazilian Aeronautical Registry to submit the IDERA in favour of the Owner and/or the IDERA in favour of Lessor, whichever is required to be registered/lodged with the Brazilian Aeronautical Registry, for recordation by the Brazilian Aeronautical Registry.  Following recordation by the Brazilian Aeronautical Registry, Lessee shall provide Lessor and/or Owner with evidence that the IDERA has been filed as soon as such evidence is provided to it by the Brazilian Aeronautical Registry.(21)

Lessee undertakes not to (or to procure that the Initial Sub-Lessee will not) execute or submit an IDERA for recordation in favour of any creditor other than the Owner or Lessor without Lessor’s prior written consent.

13.                              IDENTIFICATION PLATES

13.1                        Airframe and Engine Identification Plates.

On the Delivery Date Lessee shall have affixed or procure that the Permitted Sub-Lessee has affixed in a permanent fashion on the Airframe and each Engine fireproof metal identification plates containing the following legends or any other legend requested by Lessor in writing:

(21)  This drafting reflects the aircraft being registered in Brazil.  To be updated if this is not the case.

(i)            Airframe Identification Plates.

Location:                   One to be affixed to the Aircraft structure above the forward entry door or in the cockpit adjacent to and not less prominent than that of the Manufacturer’s data plate and another in a prominent place on the flight deck.

Size:                                              No smaller than 10 cm X 7 cm

Legend:                            “THIS AIRCRAFT WITH MANUFACTURER’S SERIAL NUMBER [….] IS OWNED BY [*] AND IS SUBJECT TO A MORTGAGE IN FAVOUR OF […..]”

(ii)           Engine Identification Plates.

Location:                   The legend on the plate must be no less prominent than the Engine Manufacturer’s data plate.

Size:                                              No smaller than 10 cm X 7 cm

Legend:                            “THIS ENGINE WITH MANUFACTURER’S SERIAL NUMBER [….] IS OWNED BY [*] AND IS SUBJECT TO A MORTGAGE IN FAVOUR OF [……]”

Lessee shall at all times maintain or procure that any Permitted Sub-Lessee maintains such plates in good repair, clearly visible, free of obstructions and shall cause like plates to be fitted to any Replacement Engine or replacement engine, of which title is transferred to Owner in accordance with this Agreement.

If Lessor from time to time notifies Lessee that the Aircraft shall be subject to any replacement Mortgage, Lessee shall on the next occasion when the Aircraft is removed from service for the performance of maintenance, affix or procure that any Permitted Sub-Lessee affixes replacement identification plates complying with the requirements of this Section 13.1 and including legends:  “THIS AIRCRAFT / ENGINE WITH MANUFACTURER’S SERIAL NUMBER [….] IS OWNED BY [*] AND IS SUBJECT TO A MORTGAGE IN FAVOUR OF [….]”.

Any change of identification plates requested by Lessor, shall be at Lessor’s cost.

14.                               TAXES

14.1                        General Obligation of Lessee.

Lessee agrees to pay promptly when due, and to indemnify and hold harmless the Tax Indemnitees on demand on a full indemnity basis from all licence and registration fees and Taxes (other than Excluded Taxes) however or wherever imposed (whether imposed upon Lessee, Lessor, on all or part of the Aircraft, the Engines or otherwise) by any Government

Entity or taxing authority upon or with respect to, based upon or measured by any of the following:

(i)                                     the Aircraft, the Engines or any Parts;

(ii)                                  the use, rental, operation or maintenance of the Aircraft or carriage of passengers or freight during the Lease Term;

(iii)                               Lessee, this Agreement and Operative Documents, the payments due hereunder and thereunder and the terms and conditions hereof and thereof; and/or

(iv)                              the ownership (but only to the extent relating or attributable to the leasing, operation, maintenance, possession or registration of the Aircraft or to any of the transactions contemplated by this Agreement or any of the other Operative Documents), possession, performance, refurbishment, transportation, replacement, exchange, removal, pooling, interchange, sub-leasing, wet leasing, chartering, registration, storage, control, maintenance, condition, service, repair, overhaul, delivery, import or export, Return, payment of Total Loss Proceeds or any rent, receipts, insurance proceeds, income or other amounts arising therefrom or the making of any Modification.

14.2                        After-Tax Basis.

The amount which Lessee is required to pay with respect to any Taxes indemnified against under Section 14.1 is an amount sufficient to restore the relevant Tax Indemnitee on an after-tax basis to the same position the relevant Tax Indemnitee would have been in had such Taxes not been incurred.

14.3                        Timing of Payment.

Any amount payable by Lessee pursuant to this Section 14 shall be paid within ten (10) Business Days after receipt of a written demand therefore from the relevant Tax Indemnitee accompanied by a written statement describing in reasonable detail the basis for such indemnity and the computation of the amount so payable; provided that such amount need not be paid by Lessee prior to the earlier of (i) the date any Taxes become payable to the appropriate Government Entity or taxing authority, and (ii) in the case of amounts that are being contested by Lessee in good faith or by the relevant Tax Indemnitee pursuant to Section 14.5, the date such contest is finally resolved.

14.4                        Tax Credit

If a Tax Indemnitee, in good faith, determines that it has realised a cash tax benefit as a result of any payment for which Lessee is liable under Sections 14.1 or 5.8 such Tax Indemnitee shall pay to Lessee (provided no Event of Default has occurred and is continuing) as soon as practicable after the tax benefit has been realised (but not before Lessee has made all payments and indemnities to such Tax Indemnitee required under either Section 14.1 or 5.8) an amount which will ensure that (after taking into account the payment itself) such Tax Indemnitee is in no better and no worse position than it would have been if such cash tax benefit had not been realised.  Lessee acknowledges that nothing contained in this Section 14.4 shall interfere with the right of each Tax Indemnitee to arrange its tax affairs in whatsoever proper manner it thinks fit and in particular each Tax Indemnitee shall not be under any obligation to claim any tax benefit in priority to any other tax benefit available to it.

14.5                        Contest.

If a claim is made against any Tax Indemnitee for Taxes with respect to which Lessee is liable for a payment or indemnity under this Agreement, Lessor shall promptly upon becoming aware thereof, give Lessee notice in writing of such claim. Lessor’s failure to give notice shall not relieve Lessee of its obligations hereunder. Provided: (i) a contest of such Taxes does not involve any risk of the sale, forfeiture or loss of the Aircraft or any interest therein; (ii) if the relevant Tax Indemnitee has requested that Lessee provide such Tax Indemnitee with an opinion of independent tax counsel (addressed to Lessor and the relevant Tax Indemnitee) that a reasonable basis exists for contesting such claim, and Lessee has provided such opinion; (iii) no Event of Default has occurred and is continuing; and (iv) a contest does not involve any risk of criminal or unreimbursed civil penalties against such Tax Indemnitee, then the relevant Tax Indemnitee at Lessee’s written request shall in good faith, with due diligence and at Lessee’s sole cost and expense, contest the validity, applicability or amount of such Taxes provided always that Lessee shall indemnify and keep indemnified the Tax Indemnitees from and against any Losses suffered or incurred in connection with such contest.

14.6                        Mitigation.

Lessor agrees that it shall, as soon as reasonably practicable after it becomes aware of any circumstances which shall, or would reasonably be expected to, become the subject of a claim for indemnification pursuant to Section 14.1, notify Lessee in writing accordingly.  Similarly, Lessee (or, as the case may be, Lessor) shall, as soon as reasonably practicable after it becomes aware of any circumstances which shall, or would reasonably be expected to, require it to make any deduction or withholding pursuant to Section 5.8 notify Lessor (or, as the case may be, Lessee) in writing accordingly.  Lessor and Lessee shall then consult with one another in good faith in order to determine what action (if any) may reasonably be taken to mitigate or avoid the incidence of the relevant Taxes. Lessor (or, as the case may be, Lessee) shall then take such steps as are reasonably requested by Lessee (or, as the case may be, Lessor) for that purpose, provided always that (i) it is fully indemnified by Lessee (or, as the case may be, Lessor) for so doing, (ii) it shall not be required to take, or omit to take, any action, if the effect of such action or omission would reasonably be expected to adversely affect Lessor (or, as the case may be, Lessee) or would be contrary to applicable Law. The costs of any restructuring shall be for the account of Lessee.

14.7                        Verification.

At Lessee’s request the computation of any amount payable by Lessee pursuant to Section 14.1 above shall be verified by an independent accounting firm of national reputation selected by Lessor and reasonably satisfactory to Lessee.  The fees of such accounting firm shall be paid by Lessee unless the results of such verification show that the actual amount due is at least ten percent less than the amount claimed by Lessor or any Tax Indemnitee, in which event such fees shall be paid by Lessor.

14.8                        Co-operation in Filing Tax Returns.

Lessee and Lessor shall co-operate with one another in providing information that may be reasonably required to fulfil each party’s tax filing requirements and any audit information request arising from such filing. Nothing herein shall be deemed, however, to require that either party furnish or disclose to the other or any other Person any tax return or other information relating to its tax affairs that Lessor deems, in its sole discretion, to be confidential or proprietary.

14.9                        Survival of Obligations.

The representations, warranties, indemnities and agreements of Lessee provided for in this Section 14 shall survive the Expiry Date.

15.                               INDEMNITIES

15.1                        General Indemnity.

Lessee agrees that it is liable for and waives any rights to make a claim against any Indemnitee for any Losses that may from time to time be suffered or incurred by or asserted against Lessee, and Lessee shall indemnify and hold harmless each of the Indemnitees on demand from and against any and all Losses that may at any time be suffered or incurred by or asserted against such Indemnitee:

(i)                                    that are in any manner related to the Aircraft, this Agreement, any of the other Operative Documents to which Lessee is a party or any transactions contemplated hereby or the breach of any representation, warranty or covenant made by Lessee hereunder or any other default by Lessee in the due and punctual performance of any of its obligations under this Agreement and the other Operative Documents to which Lessee is a party;

(ii)                                 directly or indirectly as a result of or connected with any Aircraft Activity, including without limitation, claims for death, personal injury, property damage, other loss or harm to any Person whatsoever and claims relating to any Laws, including without limitation environmental control, noise and pollution laws, rules or regulations;

(iii)                               on the grounds that any design, article or material in the Aircraft, any Engine or any Part or the operation or use thereof constitutes a defect in design, material or workmanship, whether or not discovered or discoverable or a patent, trademark or copyright infringement or a breach of any obligation of confidentiality owed to any Person;

(iv)                             in preventing or attempting to prevent the arrest, confiscation, seizure, taking in execution, impounding, forfeiture or detention of the Aircraft or any Engine or any Part, or in securing the release of the Aircraft or any Engine or any Part; and/or

(v)                                in connection with any Total Loss.

15.2                        Exceptions to General Indemnities.

Lessee shall have no liability to indemnify any Indemnitee under Section 15.1 with respect to any Losses:

(i)                                     to the extent that such Losses are caused by the wilful misconduct or Gross Negligence of or breach of any applicable Law by, an Indemnitee or of their respective employees, servants or agents;

(ii)                                  to the extent that any such Losses are the result of any failure on the part of Lessor or any other Indemnitee to comply with any of the express terms of this Agreement or any other Operative Document or any representation or any warranty given by Lessor in this Agreement not being true and correct at the date when, or when deemed to have been, given or made;

(iii)                               to the extent that any such Losses represent a Tax or a loss of Tax benefits (Lessee’s liabilities for which, to the extent thereof, are set forth in Section 14);

(iv)                              which are an ordinary and usual operating or overhead expense of Lessor except to the extent that the same arise on the occurrence of an Event of Default;

(v)                                 which are required to be borne by Lessor in accordance with any other provision of this Agreement or the other Operative Documents;

(vi)                              which represent or result from any decline in the market value of the Aircraft (unless such decline arises out of any Event of Default or breach by Lessee of its obligations under this Agreement in respect of operation, maintenance or repair of the Aircraft or the Aircraft being materially damaged for any reason during the Lease Term);

(vii)                           which are caused by a Lessor Lien or any Losses which arise out of any claim of title to or against the Aircraft by any creditor of Lessor or the Owner claiming in its capacity as such, other than any such Losses which arise out of the occurrence of any Event of Default;

(viii)                        which are caused by, or arise out of, any breach by any Indemnitee of its contractual obligations to any third party;

(ix)                              which result from any voluntary Disposition of all or any part of Lessor’s or Owner’s rights, title or interest to or in the Aircraft and/or under this Agreement, unless such Disposition occurs as a consequence of an Event of Default or is a Disposition expressly contemplated by this Agreement in Sections 11.5, 17.2, 17.4 and 17.6;

(x)                                 to the extent that any such Losses arise in connection with the Aircraft in respect of an act, omission, event or circumstance which occurs, exists or arises after Return (or, as the case may be, the termination of the leasing of the Aircraft hereunder following the occurrence of a Total Loss), and which is not directly attributable to any act or omission on the part of Lessee or Sub-Lessee or any event or circumstance occurring, existing or arising after Delivery and prior to Return (or, as the case may be, the Total Loss);

(xi)                              which are settled or reimbursed from any proceeds of Insurances paid to that Indemnitee;

(xii)                           which arise as a result of any financing arrangement entered into by Lessor with respect to the Aircraft, including without limitation break costs and any other amounts payable under any Financing Documents but without derogating from the rights of the Financing Parties to be indemnified under clause 15.1 for the matters referred to in section 15.1(ii), (iii) and (v) and 15.1 (iv) where the Security Trustee has exercised its rights under the Security Assignment; and

(xiii)                        which arise out of any legal liability of an Indemnitee as manufacturer, repairer or maintenance provider or as a person performing maintenance of the Aircraft or any Part thereof.

15.3                        Consultation, Mitigation and Reimbursement

(a)                                 Lessor agrees that it shall, as soon as reasonably practicable after it becomes aware of any circumstances which shall, or would reasonably be expected to, become the subject of a claim for indemnification pursuant to Section 15.1 (a “Claim”) notify Lessee in writing accordingly.  Lessor (and/or any other Indemnitee seeking indemnification, as the case may be) and Lessee shall then consult with one another in good faith in order to determine what action (if any) may reasonably be taken to avoid or mitigate such Claim.  Provided always that Lessee shall have admitted in writing to Lessor (or any such other Indemnitee) its liability to indemnify Lessor (or any such other Indemnitee) in respect of such Claim, Lessee shall have the right to take all reasonable action (on behalf, and, if necessary, in the name, of Lessor and/or other such Indemnitee) in order to resist, defend or compromise (provided such compromise is accompanied by payment) any claims by third parties giving rise to such Claim, provided always that Lessee shall not be entitled to take any such action unless adequate provision, reasonably satisfactory to Lessor (and/or any other such Indemnitee), shall have been made in respect of the third party claim and the costs thereof.  Lessee shall be entitled to select any counsel to represent it and/or Lessor (and/or other such Indemnitee) in connection with any such action, subject to the approval of Lessor and/or other such Indemnitee (such approval not to be unreasonably withheld) and any action taken by Lessee shall be on a full indemnity basis in respect of Lessor (and/or other such Indemnitee).  Lessee shall not be entitled to take any such action on behalf and, if necessary, in the name, of Lessor and/or other such Indemnitee if an Event of Default shall have occurred and be continuing, or if any such action involves a material risk of the sale, forfeiture or loss of, or the creation of a Security Interest (other than a Permitted Lien) over, the Aircraft, or if such action could in the reasonable opinion of Lessor and/or other such Indemnitee give rise to any reasonable likelihood of criminal liability or a conflict of interest making separate legal representation necessary.

(b)                                 Any sums paid by Lessee to Lessor and/or any other Indemnitee in respect of any Claim pursuant to Section 15.1 shall be paid subject to the condition that, in the event that Lessor (and/or other such Indemnitee) is subsequently reimbursed in respect of that Claim by any other person, Lessor (and/or other such Indemnitee) shall, provided no Default shall have occurred and be continuing, promptly pay to Lessee an amount equal to the sum paid to it by Lessee, including any interest on such amount to the extent attributable thereto and received by Lessor (and/or other such Indemnitee), less any Tax payable by Lessor (and/or other such Indemnitee) in respect of such reimbursement and less any costs and expenses incurred by Lessor and/or any other Indemnitee in obtaining such reimbursement (to the extent that Lessor and/or such other Indemnitee is not reimbursed for such costs and expenses).

15.4                        After-Tax Basis.

The amount which Lessee shall be required to pay with respect to any Losses indemnified against under Section 15.1 shall be an amount sufficient to restore the Indemnitee, on an after-tax basis, to the same position such Indemnitee would have been in had such Losses not been incurred.

15.5                        Time of Payment.

Lessee shall pay directly to each Indemnitee all amounts due pursuant to this Section 15 within five (5) Business Days after written demand is given by such Indemnitee accompanied by a written statement describing in reasonable detail the basis for such indemnity.

15.6                        Subrogation.

Upon the payment in full to an Indemnitee of any indemnity pursuant to this Section 15 by Lessee, Lessee shall be subrogated to any right of such Indemnitee in respect of the matter against which such indemnity has been made.

15.7                        Notice.

Each Indemnitee and Lessee shall give prompt written notice one to the other of any Losses of which such party has knowledge, for which Lessee is, or may be, liable under Section 15.1. Failure to give such notice will not terminate any of the rights of Indemnitees under this Section 15 and will not relieve Lessee of any of its obligations hereunder.

15.8                        Defence of Claims.

Unless an Event of Default has occurred and is continuing, and so long as Lessee has agreed that such claim will be indemnified by Lessee hereunder, Lessee and its insurers shall have the right (in each such case at Lessee’s sole expense) to investigate, defend or compromise any claim covered by insurance for which indemnification is sought pursuant to Section 15.1 and each Indemnitee shall co-operate with Lessee or its insurers (to the extent it is reasonable for the Indemnitee so to do) with respect thereto; provided, however that Lessee shall not and shall not permit its insurers to compromise or settle any claim that may result in any admission of culpability on the part of any Indemnitee or otherwise subject any Indemnitee to any civil or criminal penalty. Notwithstanding this Section 15.8 no Indemnitee shall be prevented from settling or paying any claim immediately if required by Law to do so nor from assuming control of and terminating Lessee’s participation in any defence of a claim if, in Lessor’s reasonable judgment, any act, delay or omission of Lessee indicates that the interest of any Indemnitee may be adversely affected or prejudiced by Lessee’s continued defence of such claim. If Lessee or its insurers retain attorneys to act on any such claim, such counsel must be reasonably satisfactory to the Indemnitees. If not, the Indemnitees shall have the right to retain counsel of their choice at Lessee’s expense.

15.9                        Survival of Obligation.

The indemnities contained in this Section 15 shall continue in full force and effect notwithstanding any breach by Lessor or Lessee of the terms of this Agreement or of any other Operative Document, the termination of the leasing of the Aircraft to Lessee under this Agreement or the repudiation by Lessor or Lessee of this Agreement, and the indemnities shall survive the Expiry Date. The indemnities are expressly made for the benefit of and shall be enforceable by each Indemnitee.

16.                               INSURANCE

16.1                        Insurances.

Throughout the Lease Term Lessee shall, at its own expense, effect and maintain in full force and effect the insurance and, where required by Lessor or Security Trustee, reinsurance, and the broker’s letter of undertaking described in this Section 16 and in Exhibit E (the “Insurances”) through brokers and with insurers of recognised standing in London or New York or such other insurance markets as may be approved by Lessor and Security Trustee who normally participate in aviation insurances in the leading international insurance markets and led by internationally recognised and reputable underwriters. Lessor or Security Trustee may require Lessee to amend the Insurances from time to time so that the scope and level of cover are maintained in order that the interests of Lessor, Owner and the other Indemnitees, in Lessor’s sole opinion, are prudently protected. The certificates of insurance and the broker’s letter of undertaking to be provided to Lessor shall be in English.  Notwithstanding the provisions of this Section 16 and Exhibit E, for so long as the AVN67B endorsement is in effect and remains the general practice to insure equipment financed or leased on the basis of such endorsement, Lessee may maintain insurances in respect of the Aircraft for the purposes of this Agreement which incorporate the terms and conditions of AVN67B. To the extent any provision of AVN67B conflicts, or is otherwise inconsistent with, the requirements of this Section 16 and Exhibit E, then such AVN67B endorsement will be deemed to satisfy the relevant requirements of this Agreement. An insurance certificate in the form of AVN67B will be deemed to satisfy the requirements of this Section 16 and Exhibit E insofar as such provisions relate to the form of the insurance certificate required under this Agreement (but without regard to the adequacy of the monetary amounts of coverage maintained), the types of risks insured against and the other matters that are neither unavailable under nor in conflict with the AVN67B form of endorsement. The provisions of this Section 16.1 will not apply to any successor endorsement to AVN67B, which Lessor will have the right to review and determine, acting reasonably, whether or not to accept.

16.2                        Date Recognition.

In case a date recognition exclusion clause AVN 2000 or equivalent clause acceptable to insurers, is contained or introduced into insurance coverage of Lessee with respect to the Aircraft or otherwise, Lessee has to fulfil all requirements to enable insurers to write back the insurance cover in accordance with a date recognition limited coverage clause AVN 2001 with respect to Hull and Aircraft Liability coverage and AVN 2002 with respect to non-Aircraft liability, or equivalent clause with the same effect.

16.3                        Renewal.

On or prior to the expiration or termination date of any Insurances, Lessee shall procure that its brokers shall confirm in writing to Lessor that the Insurances have been renewed and that all premiums in respect thereof as are due upon renewal have been paid. Within seven (7) days after the renewal date, Lessee shall furnish to Lessor or, at its request, to Lessor’s insurance brokers or make available on its broker’s website to which Lessor has been provided access rights, the renewal certificates of insurance (and reinsurance if applicable) and the brokers’ letters of undertaking.

16.4                        Assignment of Rights by Lessor.

If Lessor assigns all or any of its rights under and in accordance with the terms of this Agreement or otherwise disposes of its rights, title or interest in the Aircraft to any Person as permitted by this Agreement, Lessee shall, upon request, procure that such Person hereunder be added as a loss payee and/or an additional insured in the policies effected hereunder and enjoy the same rights and insurance enjoyed by Lessor under such policies. Lessor shall nevertheless continue to be covered by such policies in accordance with Section 23.5.

16.5                        Insurance Covenants.

Lessee shall:

(i)                                     ensure that all requirements as to insurance of the Aircraft, any Engine or any Part which may from time to time be imposed by the Laws of the State of Registration, the State of Incorporation, the Habitual Base or any state to, from or over which the Aircraft may be flown, in so far as they affect or concern the operation of the Aircraft, are complied with;

(ii)                                  comply with the terms and conditions of each policy of the Insurances and not do, consent or agree to any act or omission which:

(a)                             invalidates or may invalidate the Insurances;

(b)                             renders or may render void or voidable the whole or any part of any of the Insurances; and/or

(c)                              brings any particular insured liability within the scope of an exclusion or exception to the Insurances;

(iii)                               not make any modification or alteration to the Insurances adverse to the interests of any of the Indemnitees and notify Lessor and Security Trustee promptly of any modification or alteration;

(iv)                              be responsible for any deductible under the Insurances;

(v)                                 provide any other information and assistance in respect of the Insurances that Lessor or Security Trustee may from time to time reasonably require, including, but not limited to, information as to any claim being made or threatened to be made, information as to the payment of premium and evidence as Lessor may require of Lessee’s compliance with its obligations under this Section;

(vi)                              not create any Security Interests over the Insurances other than in favour of Lessor or any Security Trustee; and

(vii)                           not take out insurances with respect to the Aircraft or any Engine other than as required under this Agreement where such insurance shall or may prejudice the Insurances or recovery hereunder such as insuring the Aircraft for a value higher than the Agreed Value; however, Lessee may carry hull all risks and hull war and allied perils cover on the Aircraft in excess of the Agreed Value (which is payable to Lessor) only to the extent that such excess insurance (which is payable to Lessee) does not exceed 10% of the Agreed Value and only to the extent that such excess insurance will not prejudice the insurance required herein or recovery by Lessor or Security Trustee thereunder.

16.6                        Currency.

Lessee shall provide cover denominated in Dollars and any other currencies, which Lessor and Security Trustee may reasonably require in relation to liability insurance. All proceeds of insurance pursuant to this Agreement shall be payable in Dollars except as may be otherwise agreed by Lessor and Security Trustee.

16.7                        Failure to Insure.

16.7.1              If at any time any of the Insurances shall cease to be in full force and effect, Lessee shall:

(i)                                 forthwith ground or cause to be grounded the Aircraft and keep the Aircraft grounded until such time as all Insurances are in full force and effect again; and

(ii)                              immediately notify Lessor and Security Trustee of the non-compliance of the Insurances and provide Lessor and Security Trustee with full details of any steps which Lessee is taking or proposes to take, in order to remedy such non-compliance.

16.7.2              If at any time any of the Insurances shall cease to be in full force and effect in compliance with all provisions of this Agreement, each of the Indemnitees shall be entitled but not bound upon prior written notice to Lessee, without prejudice to any rights of Lessor or any other Indemnitee under this Agreement:

(i)                                 to pay the premiums due or to effect and maintain insurances satisfactory to it or otherwise remedy Lessee’s failure in such manner, including to effect and maintain an “owner’s interest” policy, as it considers appropriate. Any sums so expended by Lessor and/or such Indemnitee shall become immediately due and payable by Lessee to Lessor or, as applicable, the relevant Indemnitee, together with interest thereon at the Late Payment Interest Rate, from the date of expenditure by Lessor or the relevant Indemnitee up to the date of reimbursement by Lessee; and

(ii)                              at any time while such failure is continuing to require the Aircraft to remain at an airport or to proceed to and remain at an airport designated by Lessor until the Insurances are in full force and effect.

16.8                        Continuation of Insurances.

Lessee will maintain (at no cost to Lessor or Security Trustee) after the Expiry Date the insurance required under paragraph 1 (iv) of Exhibit E until whichever is the earlier of (a) the second anniversary of the Expiry Date, and (b) the next C-Check to be performed on the Aircraft following the Expiry Date, with each Indemnitee being an additional insured. Lessee’s obligation in this Section 16.8 shall not be affected by Lessee ceasing to be lessee of the Aircraft and/or any Indemnitees ceasing to have any interest in respect of the Aircraft.

16.9                        Application of Insurance Proceeds.

As between Lessor and Lessee:

(i)                                 all insurance payments received as the result of a Total Loss occurring during the Lease Term shall be paid to Lessor (or as directed by Lessor) for application in and towards satisfaction of Lessee’s obligations under this Agreement and the other Operative Documents;

(ii)                              all insurance proceeds of any damage or loss to the Aircraft, any Engine or any Part occurring during the Lease Term not constituting a Total Loss and in excess of the Damage Proceeds Threshold will be paid to a Maintenance Performer (or to reimburse Lessee) for repairs or replacement property, upon Lessor being satisfied that the repairs or replacement have been or will be effected in accordance with this Agreement. If at the time of the payment of any such insurance proceeds an Event of Default has occurred and is continuing, all such proceeds will be paid to or retained by Lessor (so long as such Event of Default is continuing) to be applied toward payment of any amounts which may be or become payable by Lessee in such order as Lessor sees fit or as Lessor may elect;

(iii)                           all insurance proceeds in amounts below the Damage Proceeds Threshold may be paid by the insurer directly to Lessee or at Lessee’s option, to a Maintenance Performer. If at the time of the payment of any such insurance proceeds a Default has occurred and is continuing, all such proceeds will be paid to or retained by Lessor (so long as such Default is continuing) to be applied toward payment of any amounts which may be or become payable by Lessee in such order as Lessor sees fit or as Lessor may elect; and

(iv)                          all insurance proceeds in respect of third party liability shall, except to the extent paid by the insurers to the relevant third party, be paid in satisfaction of the relevant liability or to Lessee in reimbursement of any payment so made by Lessee in respect of such liability.

17.                               RISK, LOSS, DAMAGE AND REQUISITION

17.1                        Risk.

Throughout the Lease Term Lessee shall bear the full risk of any loss, destruction, theft, defect, hi-jacking, condemnation, confiscation, seizure or requisition of or damage to the Aircraft and of any other occurrence of whatever kind that shall deprive Lessee or the operator of the Aircraft (for the time being) of the use, possession or enjoyment thereof except for any period during which Lessee shall be deprived of its quiet use or possession of the Aircraft as a result of a breach by Lessor, or any Relevant Party or any Person claiming by or through them of their respective covenant of quiet and peaceful use and enjoyment as set forth in Section 23.1 or in any other document or instrument delivered in connection herewith.

17.2                        Total Loss of Aircraft prior to Delivery.

If a Total Loss of the Aircraft (not being a Total Loss of an Engine only) occurs prior to Delivery, the rights and obligations of the parties under this Agreement to commence the leasing of the Aircraft shall immediately terminate. In the event of such termination, neither party will have any further liability to the other under this Agreement both Lessee and Lessor shall comply with the confidentiality provision set forth in Section 28.1.

17.3                        Notice of Total Loss.

Lessee shall immediately after a Total Loss Date notify Lessor and Security Trustee in writing (and in any event within three (3) Business Days after a Total Loss Date) of the Total Loss of the Aircraft, Airframe or any Engine.

Lessee shall supply to Lessor and Security Trustee all necessary information, documentation and assistance that may be required by Lessor in connection with such Total Loss (including, without limitation, any information, documentation or assistance required for making any claim under the Insurances).

17.4                        Total Loss of Aircraft or Airframe.

17.4.1              If a Total Loss of the Aircraft or Airframe occurs during the Lease Term, Lessee shall, on or prior to the earlier of:

(i)                                 ninety (90) days after the Total Loss Date; and

(ii)                              the date of receipt of insurance proceeds in respect of that Total Loss,

pay to Lessor:

(a)                                 the Agreed Value; and

(b)                                 Rent and all other amounts then accrued and due under this Agreement.

17.4.2              Upon receipt by Lessor of the amounts described in Section 17.4.1, Rent shall cease to be payable and the leasing of the Aircraft shall thereupon immediately terminate, but without prejudice to any continuing obligations of Lessee and Lessor (as to payment, indemnity or otherwise) under this Agreement. Lessor shall refund that part of the Basic Rent paid by Lessee which relates to any period following the receipt of the amounts described in 17.4.1.

17.5                        Surviving Engine(s).

If a Total Loss of the Airframe occurs and there has not been a Total Loss of an Engine or Engines, then, provided no Default has occurred and is continuing, at the request of Lessee (subject to agreement of relevant insurers) and on receipt of all monies due under Section 17.4, Lessor shall procure that Owner transfers all its right, title and interest in the surviving Engine(s) to Lessee, but without any responsibility, condition or warranty whatsoever on the part of Lessor other than as to freedom from Lessor Liens.

17.6                        Total Loss of Engine and not Airframe.

17.6.1              Upon a Total Loss of any Engine not then installed on the Aircraft or a Total Loss of an Engine installed on the Airframe not involving a Total Loss of the Airframe, Lessee shall give Lessor and Security Trustee written notice of such Total Loss within five (5) Business Days thereof. Lessee shall replace such Engine as soon as reasonably practicable and in any event within ninety (90) days after the occurrence of such Total Loss and shall duly convey to Owner, at Lessee’s expense, title to a Replacement Engine free and clear of all Security Interests but subject to the Mortgage, if any, and this Agreement. In fulfilment of its obligations under this Section 17.6.1, Lessee shall provide Lessor with a duly executed and enforceable bill of sale, a lease supplement providing for the leasing of the Replacement Engine hereunder, a supplement to any Mortgage providing for the granting of a security interest in the Replacement Engine to the holder of such Mortgage and a legal opinion confirming the validity of the transfer of legal title to such Replacement Engine, the leasing of the Replacement Engine hereunder, the grant and perfection of the holder of the Mortgage’s security interest in the Replacement Engine, all such documents being in all respects reasonably acceptable to Lessor, Security Trustee and Owner.

17.6.2              Lessee shall, if applicable register the prospective International Interest over the Replacement Engine to be created by this Agreement and any Bill of Sale in respect of the Replacement Engine in the International Registry as soon as reasonably practicable after Lessee becomes aware of the Manufacturer’s serial number of the Replacement Engine.

17.6.3              Lessee agrees at its own expense to take such action as Lessor may reasonably request in order that any such Replacement Engine becomes the property of Owner subject to the Mortgage, if any, and is leased hereunder on the same terms as the Engine that is a Total Loss. Lessee’s obligation to pay Rent shall continue in full force and effect, but an amount equal to the Total Loss Proceeds received by Lessor with respect to such destroyed Engine shall be paid to Lessee, subject to Lessor’s right to deduct therefrom any amounts then due and payable by Lessee under the Operative Documents and provided Owner has received title to the Replacement Engine free and clear of any Security Interest other than the Mortgage, if any, and the receipt of the documents required by Section 17.6.1. If the Total Loss Proceeds in respect of the Engine are received before Lessee purchases a Replacement Engine, then such Total Loss Proceeds shall be applied towards the purchase price of such Replacement Engine.

17.7                        Other Loss or Damage.

17.7.1              If the Aircraft or any part thereof suffers loss or damage not constituting a Total Loss of the Aircraft or the Airframe or any Engine, all the obligations of Lessee under this Agreement (including without limitation payment of Rent) shall continue in full force.

17.7.2              In the event of any loss or damage to the Aircraft or Airframe which does not constitute a Total Loss of the Aircraft or the Airframe, or any loss or damage to an Engine which does not constitute a Total Loss of such Engine, Lessee shall at its sole cost and expense fully repair the Aircraft or Engine in order that the Aircraft or Engine is placed in an airworthy condition and at least the same condition as it was prior to such loss or damage, assuming Lessee has fully performed its obligations under this Agreement with respect hereto. Lessee shall notify Lessor forthwith of any loss, theft or damage to the Aircraft for which the cost of repairs is estimated to exceed the Damage Notification Threshold. Any such repairs shall be carried out in accordance with the SRM or, to the extent not covered by the SRM, in accordance with a repair scheme developed by the Manufacturer (or a DOA) and approved by the Aviation Authority and Lessor (such approval by Lessor not to be unreasonably withheld).

17.7.3              To the extent insurance proceeds received by Lessee directly from its insurers do not cover the cost of such repair work on the Aircraft or

Engine and Lessor has received additional insurance proceeds from Lessee’s insurers with respect to such repair work, Lessor shall (subject to submission by Lessee of reasonable documentation in support of such excess repair costs and for so long as no Event of Default shall be continuing) pay to Lessee insurance proceeds received by Lessor as and when such repair work is performed on the Aircraft. If the insurance moneys are insufficient to pay the cost of the repair, Lessee will pay the deficiency.

17.8                        Requisition.

17.8.1              If the Aircraft, Airframe or any Engine is requisitioned for use by any Government Entity and such requisition does not constitute a Total Loss, Lessee shall promptly (and in any event within five (5) Business Days of such requisition) notify Lessor of such requisition. In any such case, the leasing of the Aircraft to Lessee under this Agreement shall continue in full force and effect and all of Lessee’s obligations hereunder shall continue as if such requisition had not occurred.

17.8.2              Provided no Event of Default has occurred and is continuing, all payments received by Lessor or Lessee from such Government Entity shall be paid over to or retained by Lessee. Lessee shall, as soon as practicable after the requisition, cause the Aircraft to be put into the condition required by this Agreement.

17.8.3              Lessor shall be entitled to all compensation payable by the requisitioning authority in respect of any change in the structure, state or condition of the Aircraft arising during the period of requisition, and Lessor shall apply such compensation in reimbursing Lessee for the cost of complying with its obligations under this Agreement in respect of any such change; PROVIDED THAT, if any Event of Default has occurred and is continuing, Lessor may apply the compensation in or towards settlement of any amounts owing by Lessee under this Agreement or any other Operative Document. If there is any excess of requisition compensation over the prevailing Rent and Lessor’s Losses then provided there is no subsisting Event of Default, such excess shall be paid to Lessee.

17.8.4              If the Aircraft is under requisition for use or hire at the end of the Lease Term (in circumstances where no Total Loss occurs), the Lease Term shall, provided no Event of Default has occurred and is continuing, be deemed to be extended until the earlier of (i) the date on which the Aircraft ceases to be subject to such requisition for use or hire, and (ii) the date falling one-hundred and eighty (180) days after the date on which the relevant requisition commenced. If at the end of the one-hundred and eighty (180) day period, the Aircraft is still subject to requisition for use or hire and consequently cannot be returned to Lessor in accordance with Section 22.1, a Total Loss shall be deemed to have occurred and then Lessee shall pay to Lessor the Agreed Value applicable as at the end of the Lease Term. Title to the Aircraft shall pass to Lessee free of Lessor Liens and on an ‘AS IS, WHERE IS’ basis and Lessor will, at Lessee’s expense, execute and deliver such bills of sale and other documents and instruments as Lessee may reasonably request to evidence such transfer. During any extension of the Lease Term as contemplated by this Section 17.8.4, Lessee shall pay Rent to Lessor in the same amounts and in the same manner as were being paid prior to the commencement of the requisition for use or hire (pro rata for any period of less than one month) and Lessee shall be entitled to receive and retain any requisition hire payable.

18.                               REPRESENTATIONS AND WARRANTIES OF LESSEE

18.1                        Lessee Representations.

Lessee represents and warrants to Lessor that:

(i)                                 Corporate Status: Lessee is a sociedad anónima duly incorporated and validly existing under the laws of the State of Incorporation and has the full corporate power and authority to own its assets and to carry on its business as presently conducted and to perform its obligations hereunder;

(ii)                              Legal Validity: this Agreement and the other Operative Documents to which Lessee is or will become a party have been (or will have been prior to execution) duly authorized, executed and constitute the legal, valid and binding obligations of Lessee enforceable against Lessee in accordance with their respective terms, except as enforceability may be limited by bankruptcy, insolvency, reorganisation or principles of equity or other Laws of general application affecting the enforcement of creditors’ rights;

(iii)                           Power and Authority: Lessee has the corporate power to enter into and perform its obligations under and has taken all necessary corporate, shareholder and other action to authorise the entry into, performance and delivery of this Agreement and each of the other Operative Documents to which Lessee is a party and the transactions contemplated hereby and/or thereby;

(iv)                          No Conflict: the entry into and performance by Lessee of and the transactions contemplated by this Agreement and the other Operative Documents to which Lessee is a party do not conflict with any laws binding on Lessee or conflict with any provision of the constitutional documents or, by-laws of Lessee or conflict with or result in any breach or default under any document which is binding upon Lessee or any of its assets nor would it result in the creation of any Security Interest over any of its assets other than as expressly created hereunder or under any of the Operative Documents;

(v)                             Licences: Lessee holds all licences, certificates and permits from all relevant Government Entities for the conduct of its business as a certified air carrier and the performance of its obligations hereunder;

(vi)                          Governmental Approvals: all authorisations, consents, registrations and notifications required in connection with the authorisation, execution, delivery and performance of this Agreement and the other Operative Documents to which Lessee is a party have been (or will on or before the Delivery Date have been) obtained or effected (as appropriate) and are (or will on their being obtained or effected be) in full force and effect and there has been no default in the observance of any of the conditions or restrictions (if any) imposed in or in connection with any of the same;

(vii)                 No Immunity: Lessee is subject to civil commercial Law with respect to its obligations under this Agreement and the other Operative Documents to which Lessee is a party and neither Lessee nor any of its assets is entitled to any right of immunity and the entry into and performance of this Agreement and the other Operative Documents to which Lessee is a party by Lessee constitute private and commercial acts;

(viii)              Accounts Full Disclosure: the audited (consolidated) financial statements including balance sheets and related consolidated statements of income, profits and losses, stockholder equity and cash flows of Lessee and its Subsidiaries most recently published have been prepared in accordance with accounting principles and practices generally accepted and consistently applied in the State of Incorporation and fairly represent the (consolidated) financial condition of Lessee and its Subsidiaries as at the date to which they were drawn up and the results of operations and cash flow of Lessee for the periods ended on such dates and, as at that date, Lessee had no significant liabilities, contingent or otherwise, which are not disclosed by, or reserved against in, such financial statements and Lessee had no unrealised or anticipated losses;

(ix)                    No Default: no Default has occurred and is continuing or would result from the entry into or performance by Lessee of its obligations under this Agreement and the other Operative Documents to which Lessee is a party and no other event has occurred and is continuing which constitutes (or with the giving of notice, lapse of time, determination of materiality or the fulfilment of any other applicable condition or any combination of the foregoing might constitute) a material default under any agreement or document which is binding on Lessee or any assets of Lessee;

(x)                       [Registration: except for the registration of the Aircraft with the Aviation Authority and the recordation of the International Interests arising hereunder and thereunder (if any) with the International Registry pursuant to the Cape Town Convention, the issuance of a permanent certificate of airworthiness and the placing on the Aircraft and on each Engine of the plates containing the legends referred to in Section 13.1 hereof and the registration of the Bill of Sale and the Initial Sublease with the Aviation Authority and a competent Registry of Titles and Documents, no further filing, registration or advisable recording of this Agreement, the Delivery Acceptance Certificate or of any other Operative Document and no further actions are necessary for the operation of the Aircraft](22);

(xi)                    Lessor’s Rights Perfected: under the laws of the State of Incorporation, the State of Registration or the Habitual Base the property rights of Owner and Lessor in the Aircraft have been (or will, at Delivery, have been) fully established, perfected and

(22)  This drafting reflects the aircraft being subleased to Brazil.  To be updated if this is not the case.

protected and this Agreement and the other Operative Documents will have priority in all respects over the claims of all creditors of Lessee or any other third party in respect of the Aircraft (other than in respect of obligations that are mandatorily preferred by law and statutory priorities in case of bankruptcy);

(xii)                 No Authority to Pledge: Lessee has not pledged, and acknowledges that it has no authority to pledge, the credit of any other party for any fees, costs or expenses connected with any maintenance, overhaul, repairs, replacements or Modifications to the Aircraft or otherwise connected with the use or operation of the Aircraft;

(xiii)              Litigation: no action, suit, litigation, arbitration, administrative or other proceedings before any court, agency, arbitral, tribunal, body or official are taking place pending or threatened against Lessee or any of its Subsidiaries or to which, its respective business, assets or property are subject that if adversely determined, could reasonably be expected to have a material adverse effect upon its business, assets or financial condition or its ability to perform its obligations under this Agreement and the other Operative Documents to which Lessee is a party and no such actions, suits, arbitrations, administrative or other proceedings are pending or preferred which questions the validity of or seeks to prevent the consummation of the transactions contemplated by this Agreement or any of the other Operative Documents to which Lessee is a party;

(xiv)             Pari Passu: the obligations of Lessee under this Agreement and the other Operative Documents to which Lessee is a party are direct, general and unconditional obligations of Lessee and rank at least pari passu with all other present and future unsecured and unsubordinated obligations (including contingent obligations) of Lessee, with the exception of such obligations as are mandatorily preferred by law and not by virtue of any contract;

(xv)                Material Adverse Change: there has been no material adverse change in the (consolidated) financial condition of Lessee and its Subsidiaries since the date to which the accounts most recently published were prepared and Lessee is not in default under any agreement that would have a material adverse effect upon its financial conditions or its business or its ability to perform its obligations under this Agreement and the other Operative Documents to which it is a party;

(xvi)             Taxes: Lessee has filed all necessary returns and has made all payments due to the tax authorities in the State of Incorporation, the State of Registration or the Habitual Base and all other jurisdictions in which Lessee is required to pay Taxes or file returns and Lessee is not required by law to deduct any Taxes from any payments under this Agreement or the other Operative Documents;

(xvii)          Information: the financial and other information, exhibits, reports and any other document, certificate or statement furnished by or on behalf of Lessee in connection with the matters contemplated by this Agreement, the other Operative Documents to which it is a party or with the negotiation and preparation hereof and thereof does not contain any untrue statement or omit to state any fact, the omission of which makes the statements herein or therein, misleading, nor omits to disclose any material matter to Lessor and all forecasts and opinions contained therein were honestly made on reasonable grounds after due and careful inquiry by Lessee; and there is no fact or circumstance which has not been disclosed by Lessee to Lessor in writing that materially adversely affects or will materially adversely affect the ability of Lessee to carry on its business or to perform its obligations hereunder or thereunder;

(xviii)         Insurances: neither the Insurances nor any part thereof will, on the Delivery Date, be subject to any encumbrance save for any Permitted Lien or as may be created pursuant to this Agreement or other Operative Document;

(xix)              No Restriction on Payments: under the laws of the State of Incorporation there are no restrictions on Lessee to make the payments required by or in connection with this Agreement;

(xx)                  No Winding Up: no meeting has been convened or other action taken for or in connection with winding up or dissolution or for the appointment of any receiver in relation to Lessee or any of its assets;

(xxi)               No Security Interest: the Aircraft is not subject to any Security Interest except Permitted Liens;

(xxii)            Prohibited Country: Lessee is not organised under the laws of, or domiciled in, any Prohibited Country; and

(xxiii)         Solvent: Lessee is and immediately after giving effect hereto shall be Solvent.

18.2                        Repeating Representations.

The representations in Clause 18.1 are made by Lessee on the date of this Agreement and on the Delivery Date.

18.3                        Survival:

All of the foregoing representations and warranties shall survive the execution of this Agreement and the Delivery of the Aircraft and shall continue until the Expiry Date.

19.                              REPRESENTATIONS AND WARRANTIES OF LESSOR

19.1                        Lessor Representations.

Lessor represents and warrants to Lessee as of the Delivery Date the following:

(i)                           Corporate Status: Lessor is duly incorporated and validly existing under the Laws of the [*] and it has the full corporate power and authority to own its assets and to carry on its business as presently conducted and to perform its obligations hereunder;

(ii)                        Legal Validity: this Agreement and the other Operative Documents to which Lessor is a party have been, or will be when executed, duly authorized and delivered by Lessor and represent the valid, enforceable and binding obligations of Lessor except as enforceability may be limited by bankruptcy, insolvency, reorganisation or principles of equity or other Laws of general application affecting the enforcement of creditors’ rights;

(iii)                     Power and Authority: Lessor has the corporate power to enter into and perform its obligations under and has taken all necessary corporate, shareholder and the other action to authorise the entry into, performance and delivery of, this Agreement and the other Operative Documents to which Lessor is a party and the transactions contemplated hereby and/or thereby;

(iv)                    No Conflict: the entry into and performance by Lessor of, and the transactions contemplated by, this Agreement and the other Operative Documents to which Lessor is a party do not and will not conflict with any laws binding on Lessor or conflict with any provision of the constitutional documents or, by laws of Lessor or conflict with any document which is binding upon Lessor or any of its assets;

(v)                      No Immunity: Lessor is subject to civil commercial Law with respect to its obligations under this Agreement and the other Operative Documents to which Lessor is a party and neither Lessor nor any of its assets is entitled to any right of immunity and the entry into and performance of this Agreement and the other Operative Documents to which Lessor is a party by Lessor constitute private and commercial acts;

(vi)                   Governmental Approvals: all governmental authorisations, consents, registrations and notifications that are required in connection with Lessor’s execution, delivery and performance of this Agreement and the other Operative Documents have been (or will on or before the Delivery Date have been) obtained or effected (as appropriate) and are (or will on their being obtained or effected be) in full force and effect and there has been no default in the observance of any of the conditions or restrictions (if any) imposed in or in connection with any of the same;

(vii)                 No Default: no Default has occurred and is continuing or would result from the entry into or performance by Lessor of its obligations under this Agreement and the other Operative Documents and no other event has occurred and is continuing which constitutes (or with the giving of notice, lapse of time, determination of materiality or the fulfilment of any other applicable condition or any combination of the foregoing might constitute) a material default under any agreement or document which is binding on Lessor or any assets of Lessor;

(viii)              Litigation: no action, suit, litigation, arbitration, administrative or other proceedings before any court, agency, arbitral, tribunal, body or official are taking place pending or threatened against Lessor to which, its respective business, assets or property are subject that if adversely determined, could reasonably be expected to have a material adverse effect upon its business, assets or financial condition or its ability to perform its obligations under this Agreement and the other Operative Documents; and no such actions, suits, arbitrations, administrative or other proceedings are pending or preferred which questions the validity of or seeks to prevent the consummation of the transactions contemplated by this Agreement or any of the other Operative Document;

(ix)                    Pari Passu: the obligations of Lessor under this Agreement and the other Operative Documents are direct, general and unconditional obligations of Lessor and rank at least pari passu with all other present and future unsecured and unsubordinated obligations (including contingent obligations) of Lessor, with the exception of such obligations as are mandatorily preferred by law and not by virtue of any contract;

(x)                       Solvent: Lessor is and immediately after giving effect hereto shall be Solvent; and

(xi)                    No Winding Up: no meeting has been convened or other action taken for or in connection with winding up or dissolution or for the appointment of any receiver in relation to Lessor or any of its assets.

20.                               FINANCIAL AND OTHER INFORMATION

20.1                        Financial and Other Information.

Lessee agrees to furnish each of the following to Lessor:

(i)                         if requested by Lessor, the consolidated management accounts of Lessee (in Dollars, and comprising a balance sheet and profit and loss statement and cash flow forecasts) in English prepared for the most recent previous financial quarter certified by a qualified financial officer of Lessee as being true and correct, to be provided as soon as reasonably practicable after necessary filings with applicable regulatory authorities;

(ii)                      as soon as available but not in any event later than 180 days after the last day of each financial year of Lessee, to the extent permitted by Law,  its audited consolidated balance sheet in English as of such day and its audited consolidated profit and loss statement for the year ending on such day (each in Dollars); and

(iii)                   such other information concerning the location, condition, use and operation of the Aircraft as Lessor may from time to time reasonably request.

Provided, however, that Lessee will not be required to provide any part of the above information relating to the financial position of Lessee which is publicly available to Lessor through the following website: www.latamairlinesgroup.net.

21.                               RETURN OF AIRCRAFT

21.1                        General.

On the Expiry Date (other than following a Total Loss of the Aircraft or Airframe and provided that the Aircraft has been delivered) Lessee shall at its expense return the Aircraft, Engines, Parts and Aircraft Documentation to Lessor at the Return Location free and clear of all Security Interests, other than Lessor Liens, and in accordance with the procedures set out below. Lessee undertakes that at Return the Aircraft shall be in full compliance with this Agreement and the Return Conditions.

21.2                        Return Report.

No later than six (6) months prior to the Agreed Expiry Date, Lessee shall provide Lessor with a written plan, in form and substance satisfactory to Lessor, as to how Lessee intends to put the Aircraft into the condition required pursuant to the Return Conditions at Return. Such plan shall include evidence that Lessee has booked a maintenance slot which, in the reasonable opinion of Lessor, is in sufficient time ahead of the Agreed Expiry Date in order for Lessee to put the Aircraft in the condition required pursuant to the Return Conditions at Return.

21.3                        Inspection.

21.3.1                       Prior to Return, Lessor and/or its representatives shall be entitled to observe the maintenance checks, as set out in more detail in the Return Conditions, and a full systems functional and operational inspection of the Aircraft in accordance with Manufacturer’s standard aircraft acceptance procedures.

21.3.2                       Immediately prior to Return, Lessee, at its own expense, shall make the Aircraft and Aircraft Documentation available to Lessor for inspection at the Return Location in order to verify that the condition of the Aircraft complies with the Return Conditions. The period allowed for this inspection shall have a duration not exceeding seven (7) days.  Such inspection shall include the following:

(i)                            inspection of the Aircraft Documentation;

(ii)                         inspection of the Aircraft and Parts;

(iii)                      a demonstration flight per Section 21.4;

(iv)                     power assurance checks or performance checks as applicable confirming the release of each Engine and APU as required in the Return Conditions (to be performed following satisfactory completion of the demonstration flight); and

(v)                        the witnessing by Lessor of a full video borescope inspection of the Engines and APU performed in accordance with the AMM (to be performed following satisfactory completion of the demonstration flight and power assurance checks).

21.4                        Demonstration Flight.

Immediately prior to Return, Lessee will carry out for Lessor and/or Lessor’s representatives (a maximum of four (4) as observers) a demonstration flight (in accordance with the Manufacturer’s in service test manual unless otherwise mutually agreed) that will not exceed two (2) hours. Flight cost and fuel will be furnished by and at the expense of Lessee.

21.5                        Certificate of Airworthiness Export and Deregistration Matters at Return.

21.5.1                       If the Aircraft is to be registered in a country other than one governed by the Compliance Authority after Return, Lessor will provide at least four (4) months notice to Lessee prior to Return and may require that Lessee at its expense put the Aircraft in a condition to meet the requirements for issuance of a certificate of airworthiness in its class of transportation for which it is intended, of the aviation authority of the next state of registration, to the extent not prohibited by the Aviation Authority; provided in all cases that: (i) Lessor’s request does not result in any delay in Return; (ii) there is the required availability of parts; and materials, manpower skills, equipment and (if required) hangarage and (iii) Lessee shall not withdraw the Aircraft from revenue service earlier as a consequence of such request.

21.5.2                       If so requested by Lessor, Lessee at its cost shall (i) provide or shall procure that any Sub-Lessee provides an unconditional “Export Certificate of Airworthiness” or its equivalent which demonstrates that the Aircraft is fit to be operated in its commercial transportation category for which it is intended so that the Aircraft can be exported to the country designated by Lessor; (ii) provide for or at Lessor’s option assist with, the deregistration of the Aircraft from the register of aircraft in the State of Registration (and provide Lessor with satisfactory evidence of such deregistration); and (iii) perform any other acts reasonably required by Lessor, at Lessor’s cost and expense, in connection with the foregoing.

21.5.3                       Lessee shall provide Lessor with evidence of the granting of any customs declaration, waiver, certificate, release and evidence of the full payment of any duties due by Lessee to the customs authorities in the State of Registration or the Habitual Base in relation to the import, leasing and export of the Aircraft pursuant to the terms of this Agreement, and any such documents as may have been provided to Lessee by Lessor at Delivery.

21.6                        Non-compliance.

[***]

If for any reason Lessee does not return the Aircraft to Lessor on the Expiry Date in accordance with the Redelivery Conditions [***] and the other provisions of this Agreement (unless Lessee has been deprived of possession of the Aircraft in breach of Section 22.1), Lessee shall at Lessor’s sole option, without prejudice to Sections 15 and 24:

(i)                                     immediately rectify the non-compliance and to the extent the non-compliance extends beyond the Agreed Expiry Date, the Lease Term will be extended for such period as Lessor may determine, in its sole discretion. During such extension period:

(a)                                 Lessee shall not use the Aircraft in flight operations (other than in respect of demonstration flights or repositioning flights for redelivery);

(b)                                 all Lessee’s obligations and covenants under this Agreement will remain in full force and effect until Lessee returns the Aircraft in the accordance with the terms of this Agreement;

(c)                                  until such time as the Aircraft is returned to Lessor in accordance with the terms of this Agreement, instead of paying Rent, Lessee shall pay [***]. Payment shall be made promptly upon presentation of Lessor’s invoice. Following the end of the extension period, provided no Default is occurring, Lessor shall refund to Lessee such amounts paid pursuant to this sub-Section to the extent that they exceed the aggregate of (i) daily Rent for each day of the extension period, and (ii) such other amounts owing by Lessee under the Operative Documents (including, without limitation, by way of indemnity in respect of Losses suffered by Lessor as a result of Lessee’s failure to Return the Aircraft to Lessor in accordance with the provisions of the Operative Documents; and

(d)                                 until such Return, the Agreed Value shall be an amount equal to the Agreed Value on the day the Aircraft should have been returned to Lessor pursuant to this Agreement;

or

(ii)                                  return the Aircraft as-is to Lessor, comply with all other provisions of this Agreement and fully indemnify Lessor and the Relevant Parties from and against any and all Losses it/they suffer or incur as a result of the Aircraft not being returned to Lessor on the Expiry Date in accordance with this Agreement. Lessee shall provide cash to Lessor in an amount satisfactory to Lessor as security for that indemnity, against the cost of putting the Aircraft into the condition required by this Agreement.

Options (i) and (ii) above shall not be considered a waiver of any right or remedy of Lessor hereunder.

21.7                        Return Certificate.

Lessor shall indemnify and hold harmless Lessee (except to the extent resulting from Lessee’s Gross Negligence of wilful misconduct) from and against all losses arising from death or injury to any observer, representative or employee of Lessor in connection with any demonstration or test flight or inspection of the Aircraft by Lessor.

Upon Return, Lessor shall prepare and execute two (2) Return Certificates and Lessee shall countersign and return one such Return Certificate to Lessor.

21.8                        Indemnities and Insurance.

The indemnities and insurance requirements set forth in Section 16 and Exhibit E , shall apply to Indemnitees and Lessor’s representatives during Return of the Aircraft, including the ground inspection and demonstration flight. With respect to the demonstration flight, each of Lessor’s and Indemnitees’ representatives shall receive the same protection as Lessor on “Lessee’s Aviation and Airline General Third Party Liability Insurance”..

22.                               QUIET ENJOYMENT

22.1                        Quiet Enjoyment.

Provided no Event of Default has occurred and is continuing, Lessor shall not interfere with Lessee’s quiet use, possession and enjoyment of the Aircraft in accordance with the terms of this Agreement, but the exercise by Lessor of its rights under or in respect of this Agreement or any of the Operative Documents shall not constitute such an interference. Lessor shall procure Security Trustee to deliver to Lessee a signed Quiet Enjoyment Letter. If Owner shall be a Person other than Lessor, Lessor agrees to deliver to Lessee a Quiet Enjoyment Letter signed by Owner.

23.                               ASSIGNMENT

23.1                        No Assignment by Lessee.

Lessee shall not assign, novate, dispose, sell, delegate or otherwise transfer (voluntarily, involuntarily, by operation of law or otherwise), or create or permit to exist any Security Interest in respect of, any of its interests, rights or obligations under this Agreement or the other Operative Documents, and any attempt to do so shall be null and void.

23.2                        Transfer by Lessor.

Lessee agrees that Lessor, Owner or Owner Participant (if any) may at any time without the consent of Lessee (i) sell the Aircraft and/or transfer, assign, novate or otherwise dispose of any or all of its rights and obligations under this Agreement and the other Operative Documents to any Person (“New Lessor”), and (ii) grant, effect, amend, modify or replace the Mortgage, if any, or other Security Interest in favour of any of the Financing Parties in respect of the Aircraft or any Operative Document or any other document evidencing the same.

23.3                        Lessee Co-operation.

Subject to Section 23.4, Lessee agrees to:

(i)                            co-operate with Lessor, Owner Participant (if any), Owner and the other Relevant Parties in connection with any sale, assignment, disposition, novation by Lessor, Owner Participant (if any), or Owner pursuant to Section 23.2;

(ii)                         execute and deliver to Lessor any documents (including, but not limited to: (a) legal opinions of in-house legal counsel to Lessee; (b) such information, documents and certificates as reasonably requested by Lessor’s legal counsel for such legal counsel to prepare a legal opinion in respect of such transfer; and (c) in the case of any such sale, assignment, disposition, novation or other transfer, an acknowledgement of assignment requested by New Lessor and in form and substance acceptable to Lessee acting reasonably (other than a Notice and Acknowledgement of Security Assignment which shall be in the form set out in Exhibit I), a replacement Deregistration Power of Attorney and a [replacement IDERA](23) in favour of New Lessor and a replacement letter addressed to the Aviation Authority as detailed in Section 6.1(xii) in favour of New Lessor);

(iii)                      change the nameplates in accordance with Section 13 and to give all other reasonable assistance as Lessor, the other Relevant Parties and New Lessor may reasonably require, including but not limited to assisting in efforts to minimize or eliminate Taxes related to such sale, assignment, disposition, novation or other transfer (to the extent such assistance will not disrupt the commercial operation of the Aircraft by Lessee);

(iv)                     take any actions as are reasonably requested by Lessor to effect, perfect, record or implement any such granting, effecting, amendment, modification, sale, assignment, novation or other transfer;

(v)                        co-operate with Lessor, Owner Participant (if any) and Owner in connection with the financing or refinancing of the Aircraft or any interest therein or in the Operative Documents, any grant, amendment, modification or replacement of any Mortgage, if any, and/or other Financing Document or Security Interest and countersign and deliver to Lessor any notices delivered to Lessee from time to time in connection therewith to the extent such notices are acceptable to Lessee; and

(vi)                     countersign and deliver to Lessor any Notice and Acknowledgement of Security Assignment delivered to Lessee by Lessor and/or Security Trustee from time to time.

23.4                        Conditions.

In connection with any such sale, assignment, disposition, novation or other transfer by Lessor, Owner or Owner Participant (if any) as is referred to in Section 23.2 (each a “Transfer”):

(i)                                      Quiet Enjoyment: as a condition precedent to such Transfer becoming effective, Lessor will procure that the New Lessor, transferee or any new owner of the Aircraft (save where such new owner is also the “Lessor” hereunder) or any new holder of a

(23)  An IDERA from the new State of Registration to be provided in the relevant form.

mortgage over the Aircraft or any holder of an interest in the Aircraft (by way of security or otherwise), as the case may be, shall execute and deliver to Lessee a letter of quiet enjoyment in respect of Lessee’s use and possession of the Aircraft in a form reasonably satisfactory to Lessee;

(ii)                                   Costs: Lessor shall promptly reimburse to Lessee its reasonable out-of-pocket expenses (including, without limitation, legal expenses) actually incurred in connection with co-operating with Lessor in relation to any such Transfer, provided that such expenses are properly documented and substantiated to Lessor’s reasonable satisfaction;

(iii)                                [***];

(iv)                               [***];

(v)                                  Credit: in relation to a sale, change of Owner Participant or novation only, Lessor shall not, without the prior consent of Lessee, transfer any interest in the Aircraft or its rights and obligations under this Agreement or the other Operative Documents unless the transferee falls within either subclause (a) or subclause (b) below:

(a)                                 it shall be a person (a “Qualifying Person”) (i) with a net worth of [***]; or

(b)                                 it is an Affiliate of a Qualifying Person, provided that the Qualifying Person guarantees the obligations of its Affiliate as lessor hereunder, such guarantee to be in form and substance reasonably acceptable to Lessee;

in either case, (aa) neither the transferee nor any of its Affiliates shall be in direct competition with the commercial airline business of Lessee or any Leasing Affiliate, and (bb) it shall be reasonably experienced in aircraft leasing or will, for the duration of the Lease Term, employ personnel or engage consultants which are reasonably experienced in aircraft leasing.

The reasonable and properly documented out-of-pocket costs of Lessee in co-operating with Lessor shall be reimbursed by Lessor to Lessee.

In connection with any proposed transfer to a New Lessor or a change in any Owner Participant, Lessor will provide to Lessee any financial and other relevant information in respect of the proposed New Lessor or Owner Participant (and, if applicable, the entity which guarantees the New Lessor or Owner Participant) reasonably and promptly requested by Lessee within a reasonable period prior to the effectiveness of such Transfer.

23.5                        Protection.

The agreements, covenants, obligations and liabilities on the part of Lessee contained in this Agreement, including, but not limited to, all obligations to pay Rent and to indemnify any person, are made for the benefit of Lessor, and the Relevant Parties and each of their respective successors and assigns.

For a period of the lesser of (i) two (2) years, and (ii) the next C Check after any sale or assignment or other transfer in accordance with the provisions of this Section 23, Lessee shall, at its own cost, continue to name the Indemnitees as additional insureds under the Aviation and Airline General Third Party Liability Insurance specified in Exhibit E. Lessor shall notify Lessee of such sale, assignment, novation, disposition or other transfer in due course.

23.6                        Release.

Lessee acknowledges that, if Lessor should sell or transfer to a New Lessor all of Lessor’s interest under this Agreement and in the Aircraft, (i) Lessor shall be relieved of all of its obligations hereunder attributable to the period before the date of sale or Transfer, and (ii) New Lessor shall succeed to all of Lessor’s rights, interests and obligations hereunder attributable to the period from the date of the sale or Transfer.

24.                               DEFAULT OF LESSEE

24.1                        Lessee Notice to Lessor.

Lessee shall promptly notify Lessor if Lessee becomes aware of the occurrence of any Default.

24.2                        Events of Default.

The occurrence of any of the following will constitute an Event of Default and repudiatory breach of this Agreement by Lessee:

(i)                                     Non-payment: (a) Lessee fails to make a payment of Basic Rent, Supplemental Rent or Agreed Value [***], or (b) Lessee fails to make a payment of any other amount due under this Agreement, any of the other Operative Documents to which it is a party (such amounts expressed to be payable on demand) after the same shall have become due [***].

(ii)                                  Insurance: Lessee fails to procure and maintain with respect to the Aircraft (or cause to be procured and maintained) Insurances or any such Insurances shall lapse or be cancelled or notice of cancellation is given with respect to any such Insurance[***].

(iv)                              Return: Subject to the provisions of Section 21.6, Lessee fails to Return the Aircraft to Lessor on the Expiry Date in accordance with this Agreement, [***];

(v)                                 Breach: Lessee fails to perform or observe any other covenant or agreement to be performed or observed by it under this Agreement or any other Operative Document to which it is a party, which failure (a) if, in the opinion of Lessor, acting reasonably, is capable of being cured within [***];

(vi)                              Representation: any representation or warranty made or deemed to be made or repeated by Lessee under this Agreement or under any of the Operative Documents to which it is a party or any certificate or statement in connection therewith, is or proves to have been incorrect, inaccurate or misleading in any material respect at the time made or deemed to be made or repeated [***];

(vii)                           Registration: the registration of the Aircraft is cancelled, revoked or suspended as a result of any act or omission of Lessee or Sub-Lessee;

(viii)                        Possession: Lessee abandons the Aircraft or the Engines or Lessee no longer has unencumbered control (other than Permitted Liens) or possession of the Aircraft and the Engines (other than as a consequence of a: (a) breach by Lessor, Owner or any Security Trustee of its quiet enjoyment undertaking; or (b) a requisition of the Aircraft; or (c) a hijacking or theft of the Aircraft), unless otherwise expressly permitted by this Agreement;

(ix)                              Approvals:

(a)                     any consent, authorisation, licence, certificate or approval of or registration with or declaration to any Government Entity required to be obtained by Lessee in connection with this Agreement or any of the Operative Documents to which it is a party to obtain and transfer Dollars (or any other relevant currency) freely out of any relevant country;

(b)                     any consent, authorisation, licence, certificate or approval of or registration with or declaration to any Government Entity in connection with this Agreement or any of the Operative Documents to which it is a party required to be obtained by Lessee to authorise, or in connection with the execution, delivery, validity, enforceability or admissibility in evidence of this Agreement or any of the Operative Documents or the performance by Lessee of its obligations hereunder; or

(c)                      Lessee’s or to the extent the Aircraft is subleased at the relevant time, a Permitted Sub-Lessee’s, AOC, or any airline licence or air transport licence or other licence or permit or certificate required to be obtained by Lessee or such Permitted Sub-Lessees, for the conduct of its business as a certified air carrier, is withheld, revoked, suspended, cancelled, withdrawn, terminated or not renewed, or otherwise ceases to be in full force and effect, or is modified in a manner which would, in the opinion of Lessor, materially adversely affect Lessee’s ability to perform its obligations under this Agreement or the Operative Documents to which Lessee is a party, and/or which is or is likely to be prejudicial to the rights or interests of any other Relevant Party, provided that such withholding, revocation, suspension, cancellation, withdrawal, termination or non renewal (i) is due to any act or omission by Lessee or any Sub-Lessee, and (ii) continues for more than five (5) Business Days;

(x)                                 Attachment: there shall have occurred any attachment, sequestration, distress or execution of the Aircraft or any Engine (other than to the extent the same constitutes a Total Loss) (with the exception of Permitted Liens) as a result of an act or omission of Lessee, [***];

(xi)                              Discontinuation: Lessee suspends or ceases to carry on all or substantially all of its business;

(xii)                           Rights and Remedies: the existence, validity, enforceability or priority of the rights of any Relevant Party in respect of the Aircraft and/or the Operative Documents and/or Financing Documents, as applicable, are challenged by Lessee or any other person claiming by, through or under Lessee;

(xiii)                        Disposal of Business: Lessee sells or otherwise disposes of all or substantially all of its business;

(xiv)                       Bankruptcy:

(a)                     there shall have been commenced against Lessee an involuntary case or other proceeding under the bankruptcy laws of the State of Incorporation or the State of Registration, as now or hereafter constituted, or any other applicable foreign, federal, provincial, state or local bankruptcy, insolvency or other similar law or seeking the appointment of a receiver, liquidator, assignee, custodian, trustee, sequestrator (or similar official) of Lessee for all or substantially all of its property, or seeking the winding-up or liquidation of its affairs (and any such involuntary case or other proceeding shall not have been dismissed, vacated, or withdrawn within [***], unless an order judgment or decree is entered during that period); or

(b)                     an order, judgment or decree shall have been entered in any proceeding by any court of competent jurisdiction appointing a receiver, trustee or liquidator of Lessee for all or substantially all of Lessee’s property or sequestering all or substantially all of the property of Lessee and any such order, judgement or decree or appointment or sequestration shall be final or shall remain in force and effect, undismissed, unstayed or unvacated; or

(c)                      there shall at any time be an order for relief under the Bankruptcy Code in effect and applicable to Lessee; or

(d)                     any of the foregoing occurs in relation to any Leasing Affiliate that is then the Sub-Lessee of the Aircraft (other than where Lessee has regained possession or is in the process of repossessing the Aircraft from such Leasing Affiliate);

(xv)                          Insolvency:

(a)                     Lessee suspends payment on its debts or other obligations, is unable to or admits its inability to pay its debts or other obligations as they fall due or shall have voluntarily commenced a case or other proceeding under the bankruptcy laws of the State of Incorporation or the State of Registration, as now constituted or hereafter amended, or any other applicable foreign, federal, provincial, state or local bankruptcy, insolvency or other similar law; or

(b)                     Lessee shall have consented to the appointment of or taking possession by a receiver, liquidator, assignee, trustee, custodian, sequestrator (or other similar official) of Lessee for all or substantially all of the property of Lessee; or

(c)                      Lessee shall have made any assignment for the benefit of creditors of Lessee; or

(d)                     Lessee shall have taken any corporate action to authorise or facilitate any of the foregoing; or

(e)                      any of the foregoing occurs in relation to any Leasing Affiliate that is then the Sub-Lessee of the Aircraft (other than where Lessee has regained possession or is in the process of repossessing the Aircraft from such Leasing Affiliate).

(xviii)                 Cross Default: Lessee is in breach of or, in default under, any Other Agreement and such Other Agreement shall have been terminated or accelerated as a result thereof;

(xix)                       Eurocontrol and other Charges and Duties: Eurocontrol, any EU ETS Authority or any customs authority or any other competent authority or airport has unpaid charges or duties due from Lessee (unless such charges are being contested in good faith and by appropriate proceedings and such proceedings do not involve any risk of seizure, detention, interference with the use or operation, sale, forfeiture or loss of the Aircraft) [***]; and

(xx)                          Sublease: Any approved sublessee, in breach of its obligations under its sublease, materially and adversely affects Lessor’s, Owner’s or the Security Trustee’s rights, title or interest to or in the Aircraft.

24.3                        Lessor’s General Rights.

24.3.1                       Upon the occurrence of any Event of Default which is continuing, Lessor may, at its option (and without prejudice to any of its other rights under the Operative Documents) at any time thereafter and while such Event of Default is continuing:

(i)                                     without prejudice to the provisions of Section 24.3.2, by notice to Lessee and with immediate effect terminate the leasing of the Aircraft whereupon (as Lessee hereby agrees and acknowledges) all rights and interests of Lessee to possess and operate the Aircraft, shall immediately cease and terminate; and/or

(ii)                                if such leasing has not yet commenced, cancel Lessee’s right to lease the Aircraft hereunder and terminate Lessor’s obligations under this Agreement (but in each case without prejudice to the indemnity obligations and any continuing obligations of Lessee under this Agreement); or

(iii)                                deregister any International Interests created pursuant to this Agreement, if applicable.

24.3.2                       Upon the occurrence of an Event of Default under Section 24.2(xiv) or Section 24.2(xv) the leasing of the Aircraft to Lessee shall automatically be deemed cancelled with immediate effect without any further action from Lessor being required whereupon (as Lessee hereby agrees and acknowledges) all rights and interests of Lessee to possess and operate the Aircraft, shall immediately cease and terminate.

24.3.3                       In addition to the rights of Lessor under Sections 24.3.1 and 24.3.2, if any Event of Default has occurred and is continuing Lessor may do all or any of the following at its option (in addition to such other rights and remedies which Lessor may have by applicable law or otherwise):

(i)                            require that Lessee immediately move or divert the Aircraft to an airport designated by Lessor, ground the Aircraft and not operate the Aircraft other than to comply with such instruction;

(ii)                         require that Lessee shall (a) provide Lessor unlimited access to the Aircraft at such location and at such time as Lessor may specify, and (b) provide Lessor full information as to the location and status of any Engine or Part not installed on the Aircraft;

(iii)                      require that Lessee shall provide Lessor immediately with the originals of the Aircraft Documentation and Lessee hereby accepts the obligation to comply with such request;

(iv)                     for Lessee’s account, do anything that may be required to cure any default and recover from Lessee all costs, including legal fees and expenses incurred in doing so and Late Payment Interest;

(v)                        proceed by appropriate court action or actions to enforce performance of this Agreement and to recover any damages for the breach hereof, including the amounts specified in Section 24.4;

(vi)                     enter upon the premises where the Airframe or any or all Engines or any or all Parts or Aircraft Documents are (believed to be) located without liability and take immediate possession of and remove the Airframe, Engine or Parts or Aircraft Documents or cause the Aircraft to be returned to Lessor at the Return Location (or such other location as Lessor may require) or, by serving notice require Lessee to Return the Aircraft to Lessor at the Return Location (or such other location as Lessor may require) and Lessee hereby irrevocably by way of security for Lessee’s obligations under this Agreement appoints Lessor as Lessee’s attorney and agent in causing the Return or in directing the pilots of Lessee or other pilots to fly the Aircraft to an airport designated by Lessor and Lessor shall have all the powers and authorisations necessary for taking that action;

(vii)                  Lessor shall be entitled to sell, re-lease or otherwise deal with the Aircraft at such time and in such manner, as Lessor considers appropriate, free and clear of any interest of Lessee as if this Agreement had never been made. While an Event of Default is continuing Lessee will not operate the Aircraft without consent of Lessor;

(viii)               if the relevant state is a Contracting State or becomes a Contracting State during the Lease Term, exercise its rights under Articles 8, 10 and 13(1) of the Cape Town Convention and any rights expressed to be available to Creditors under the Cape Town Convention. Lessee acknowledges that Article 13(2) of the Cape Town Convention shall be disapplied if Lessor chooses to exercise its rights under Article 13(1) of the Cape Town Convention in accordance with this Agreement; and

(ix)                     require that the Aircraft is not operated or moved.

Upon notification by Lessor of any requirement stated in this Section 24.3.3(i) Lessee shall immediately comply with such requirement and instructions given by Lessor.

Nothing herein shall limit rights or remedies available to Lessor or any other Relevant Party under applicable laws.

Lessee acknowledges and agrees that: (i) Lessor is a company whose main business is the leasing of aircraft to lessees at fair market values; (ii) the punctual receipt of Rent and other amounts from Lessee under the Lease is of vital importance to Lessor’s existence and indispensable for its financial and economic healthiness; (iii) the occurrence of an Event of Default will adversely affect Lessor’s ability to honour its own obligations owed to third parties and, accordingly, Lessee understands and expressly agrees that upon the occurrence of an Event of Default which is continuing the Aircraft, if already delivered to Lessee, shall be immediately returned to Lessor under the terms of this Section (even taking into consideration that the Aircraft is operated in regular transportation, that is, pre-scheduled flights) so that Lessor may re-lease or sell the Aircraft and mitigate Lessor’s and ultimately Lessee’s losses and damages.  For the sake of clarity, the will of the parties is to make clear that on the specific case of this Agreement and the respective negotiations between Lessor and Lessee the Rent has been calculated under the assumption that the Aircraft will be immediately returned to Lessor upon the occurrence of an Event of Default which is continuing and on Lessee’s due compliance of their obligations under the Operative Documents to which they are a party.  Therefore, Lessor and Lessee expressly agree that upon the occurrence of an Event of Default which is continuing the Aircraft shall be returned to Lessor, friendly or through a repossession court order, despite the fact that the Aircraft is used in Lessee’s commercial activity.

24.4                        Lessee Liability for Damages.

If an Event of Default occurs, Lessor has the right to recover from Lessee, and Lessee shall indemnify Lessor on Lessor’s first written demand against any Losses which Lessor may sustain or incur directly or indirectly as a result (subject to Lessor taking reasonable steps to mitigate such Losses), including but not limited to:

(i)                                     all amounts (including but not limited to Basic Rent and Supplemental Rent) which are then or become due and payable hereunder;

(ii)                                  any Losses incurred by Lessor because of Lessor’s inability to place the Aircraft on lease with another lessee on financial terms as favourable to Lessor as the terms hereof or because whatever use, if any, to which Lessor is able to put the Aircraft upon its return to Lessor, or the funds arising from a sale or other disposition of the Aircraft are not as profitable to Lessor as leasing the Aircraft in accordance with the terms hereof would have been;

(iii)                               all Losses incurred by Lessor in connection with the exercise of its remedies hereunder or otherwise incurred by Lessor as a result of such Event of Default, including but not limited to, an amount for the carrying out of any works or modifications required to bring the Aircraft up to the Return Conditions, an amount sufficient to fully compensate Lessor for any loss of or damage to Lessor’s residual interest in the Aircraft due to Lessee’s failure to maintain the Aircraft in accordance with this Agreement, repossession costs, insurance costs, legal fees, Aircraft storage, repair, maintenance and preservation  costs, Aircraft re-lease or sale costs (including marketing costs and commissions) and Lessor’s internal costs and expenses; and

(iv)                              any Losses sustained by Lessor and/or any other Relevant Party due to Lessee’s failure to Return the Aircraft in the condition required by this Agreement.

24.5                        Waiver of Default.

By written notice to Lessee, Lessor may at its election waive any Default and its consequences. The respective rights of the parties will then be as they would have been had no such Default occurred. Lessor’s waiver of any Default shall not constitute a waiver of any other Default then in existence or a waiver of any future Default (whether similar or dissimilar to the waived Default).

25.                               LESSEE ILLEGALITY AND LESSOR ILLEGALITY AND OTHER EVENTS

25.1                        Lessee Illegality Event.

If a Lessee Illegality Event occurs, Lessee shall notify Lessor of such Lessee Illegality Event. Lessee and Lessor shall consult in good faith as soon as reasonably practicable after receipt of Lessee’s written notice in order to restructure the transactions contemplated by this Agreement and the Operative Documents in order to avoid or mitigate such Lessee Illegality Event. If, following [***] after Lessee’s written notice (or, if earlier, the last day before such Lessee Illegality Event takes effect) the transactions contemplated by this Agreement and the other Operative Documents have not been restructured in order to avoid such Lessee Illegality Event, Lessor or Lessee may by notice in writing to the other party terminate the leasing of the Aircraft under this Agreement, such termination to take effect on the latest date (the “Effective Date”) on which Lessee may continue the leasing of the Aircraft hereunder without being in breach of applicable laws or regulations. Upon such termination, Lessee will forthwith redeliver the Aircraft to Lessor in accordance with Section 21.

25.2                        Lessor Illegality Event.

If a Lessor Illegality Event occurs, Lessor shall notify Lessee of such Lessor Illegality Event. Lessee and Lessor shall consult in good faith as soon as reasonably practicable after receipt of Lessor’s written notice in order to restructure the transactions contemplated by this Agreement and the Operative Documents in order to avoid such Lessor Illegality Event. If, following [***] after Lessor’s written notice (or, if earlier, the last day before such Lessor Illegality Event takes effect) the transactions contemplated by this Agreement and the other Operative Documents have not been restructured in order to avoid such Lessor Illegality Event, Lessor or Lessee may, by notice in writing to the other party terminate the leasing of the Aircraft under this Agreement, such termination to take effect on the latest date (the Effective Date) on which Lessor may continue the leasing of the Aircraft hereunder without being in breach of applicable laws or regulations and Lessee will forthwith redeliver the Aircraft to Lessor in accordance with Section 21.

25.3                        Other Events.

Where an event or circumstance of the type described in Section 24.2(vii) or (ix) occurs and is continuing other than as a result of any act or omission of Lessee or any Sub-Lessee, and in the case of Section 24.2(ix) continues for more than [***], Lessor will be entitled by notice in writing to Lessee to terminate the Leasing of the Aircraft and if Lessor gives such notice then Lessee will forthwith redeliver the Aircraft to Lessor in accordance with Section 21.

26.                               NOTICES

26.1                        Manner of Sending Notices.

Any notice, approval, consent or other communication required or permissible under this Agreement or the other Operative Documents will be in writing and in English. Notices will be delivered in person or sent by fax, letter (mailed airmail, certified and return receipt requested) or by expedited delivery addressed to the parties as set forth in Section 26.2. In the case of a fax, notice will be deemed received on the date set forth on the confirmation of receipt produced by the sender’s fax machine immediately after the fax is sent. In the case of a mailed letter, notice will be deemed received on the tenth (10th) day after mailing. In the case of a notice sent by expedited delivery, notice will be deemed received on the date of delivery set forth in the records of the Person, which accomplished the delivery. If any notice is sent by more than one of the above listed methods, notice will be deemed received on the earliest possible date in accordance with the above provisions.

26.2                        Notice Information.

Notices will be sent:

If to Lessor:	[*]

	Attention:	[*]
	Fax:	[*]
	Telephone:	[*]

If to Lessee:	LATAM Airlines Group S.A. Avenida Presidente Riesco 5711 20th Floor Las Condes Santiago Chile

	[***]	[***]
	[***]	[***]
	[***]	[***]

or to such other places, addresses and numbers as either party directs in writing to the other party by giving not less than five (5) Business Days prior notice to the other party.

27.                               GOVERNING LAW AND JURISDICTION

27.1                        Governing Law.

This Agreement and any non-contractual obligations arising out of or in relation to this Agreement shall in all respects be governed by and construed in accordance with the Laws of England and Wales.

27.2                        [***].

27.2.1                       [***].

[***].

27.2.2                       [***].

[***].

27.2.3                       [***].

[***].

27.2.4                       [***].

[***].

27.2.5                       [***].

[***].

27.3                        Jurisdiction.

27.3.1              English Courts.

Except as provided otherwise in this Agreement, the courts of England shall have exclusive jurisdiction to settle any Dispute arising out of or in connection with this Agreement (including claims for set-off and counterclaims), including, without limitation, Disputes arising out of or in connection with: (i) the creation, validity, effect, interpretation, performance or non-performance of, or the legal relationships established by, this Agreement; and (ii) any non-contractual obligations arising out of or in connection with this Agreement. For these purposes, the parties agree that the courts of England are the most appropriate and convenient courts to settle Disputes between them and that they will not argue to the contrary, and each party irrevocably submits to the jurisdiction of the English courts and waives any objection to the exercise of such jurisdiction.

27.3.2              Non-Exclusive Jurisdiction.

Section 27.2.5 is for the benefit of Lessor only. As a result, they do not prevent Lessor from taking proceedings relating to a Dispute in any other courts with jurisdiction. To the extent allowed by law, Lessor may take concurrent Proceedings in any number of jurisdictions.

27.3.3              Service of Process.

Lessee and Lessor agree that the documents which start any legal action or other proceedings (“Proceedings”) and any other documents required to be served in relation to those Proceedings may be served on it at the address of Lessee’s or Lessor’s process agent as evidenced in the process agent letter to be provided in accordance with Section 6.1 and 6.3.  If the appointment of the person mentioned in this Section ceases to be effective, Lessee and Lessor shall immediately appoint another person in England to accept service of process on his behalf in England. If Lessee or Lessor fail to do so (and such failure continues for a period of not less than 14 (fourteen) days), Lessor or Lessee shall be entitled to appoint such a person by notice to Lessee or Lessor. Nothing contained herein shall restrict the right to serve process in any other manner allowed by law. This Section applies to Proceedings in England and to Proceedings elsewhere.

Lessee agrees that the documents which start any Proceedings and any other documents required to be served in relation to those Proceedings may be served on it at its registered office.

28.                               MISCELLANEOUS

28.1                        Confidentiality.

This Agreement and the other Operative Documents, including any information provided hereunder or thereunder, in each case to the extent not publicly disclosed, and all non-public information obtained by either party about the other, are confidential and are between Lessor and Lessee only and shall not be disclosed by a party to third parties (other than to Owner Participant, an actual or prospective New Lessor, Owner or Owner Participant or a party’s Affiliates and its or their: (i) Board of Directors and employees, auditors, legal counsel, professional advisors, rating agencies, shareholders, prospective investors and actual or prospective financiers so long as such person is under a duty of confidentiality or is subject to a confidentiality agreement or, in the case of a rating agency, a practice of confidentiality); (ii) the Servicer, its Board of Directors, its employees and professional advisors; and (iii) as may be required to be disclosed under applicable law or regulations or for the purpose of legal proceedings) without the prior written consent of the other party.  If disclosure is required as a result of applicable law, Lessee and Lessor will co-operate with one another to obtain confidential treatment as to the commercial terms and other material provisions of this Agreement; provided that if they are unable to obtain such confidential treatment and disclosure is required by applicable law, then such disclosure may be made in accordance with such law.

28.2                        Delegation by Lessor.

Lessor may delegate to any Person(s) all or any of the rights, powers or discretion vested in it by this Agreement and any such delegation may be made upon such terms and conditions as Lessor in its absolute discretion thinks fit.

28.3                        Remedy.

If Lessee fails to comply with any provision of this Agreement, Lessor may, without being in any way obliged to do so or responsible for so doing and without prejudice to the ability of Lessor to treat such non-compliance as an Event of Default, effect compliance on behalf of Lessee, whereupon Lessee shall become liable to immediately indemnify and pay to Lessor any sums expended by Lessor together with all costs and expenses (including legal costs) in connection therewith.

28.4                       Waiver, Remedies Cumulative.

The rights and remedies of Lessor hereunder are cumulative, not exclusive, may be exercised as often as Lessor considers appropriate and are in addition to its rights and remedies under applicable Law. The rights and remedies of Lessor against Lessee or in relation to the Aircraft, whether arising under this Agreement or the other Operative Documents or applicable Law, are not capable of being waived or amended except by an express waiver or amendment in writing and signed by a duly authorised officer of Lessor. Any failure to exercise or any delay in exercising any of such rights or remedies shall (i) not operate as a waiver or amendment of that or any other such right or remedy, and (ii) not constitute an election to affirm any of the Operative Documents. Any election to affirm any of the Operative Documents on the part of Lessor shall be ineffective unless it is in writing and signed by a duly authorised officer of Lessor. Any defective or partial exercise of any such rights shall not preclude any other or further exercise of that or any other such right; and no act or course of conduct or negotiation on Lessor’s part or on its behalf shall in any way preclude it from exercising any such right or constitute a suspension or any amendment of any such right.

28.5                        Further Assurances.

Lessee agrees and undertakes at its own expense from time to time to do and perform such other and further acts and execute and deliver any and all such other instruments as may be required by Law or reasonably requested by Lessor as a result of a name change of Lessor or otherwise to establish, maintain or protect the rights, interests and remedies of Lessor and the Relevant Parties or to carry out and effect the intent and purpose of this Agreement.

28.6                        Severability.

If any of the provisions of this Agreement is or becomes invalid, illegal or unenforceable in any respect under any Law, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired. To the extent such Law may not be waived, the parties shall use reasonable efforts to substitute for any affected provision(s) a valid, legal and binding provision that will cover as closely as possible the interest and scope of such affected provision(s).

28.7                        Time is of the Essence.

The time stipulated in this Agreement or the other Operative Documents for all payments by Lessee to Lessor and for the prompt, punctual performance of Lessee’s other obligations under this Agreement or the other Operative Documents shall be of the essence for this Agreement or the other Operative Documents.

28.8                        Amendments in Writing.

The provisions of this Agreement or the other Operative Documents may only be amended or modified by an instrument in writing executed by Lessor and Lessee.

28.9                        Third Party Rights.

28.9.1                       Except as set out in this Section 28.9, a person who is not a party to this Agreement shall have no right under the Contracts (Rights of Third Parties) Act 1999 (the “Act”) to enforce any term of this Agreement.

28.9.2                       Lessor shall be entitled, by written notice to Lessee, to elect that any Indemnitee who is not a party to this Agreement may enforce the terms of this Agreement expressed to be for the benefit of, or given by Lessee to or in favour of, such Indemnitee subject to and in accordance with the provisions of this Agreement and the Act.

28.9.3                       The parties to this Agreement do not require the consent of any person not a party to this Agreement to rescind, supplement, amend or vary this Agreement (or any rights arising by virtue of the Act as contemplated herein) from time to time, unless such consent is required by any of the Relevant Parties.

28.10                 Entire Agreement.

This Agreement and the other Operative Documents constitute the entire agreement between the parties in relation to the leasing of the Aircraft by Lessor to Lessee and supersede all previous proposals, agreements and other written and oral communications in relation hereto. The parties acknowledge that there have been no representations, warranties, promises, guarantees or agreements, express or implied, except as set forth herein.

28.11                 English Language.

All written communication to and certificates and other documents to be delivered to Lessor in connection with this Agreement shall (save as set out herein) be in English or, if not in English, shall be accompanied by a certified English translation upon which Lessor shall be entitled to rely. If there is any inconsistency between the English version of a document and any version in any other language, the English version will prevail.

28.12                 No Brokers.

Each of the parties hereby represents and warrants to the other that it has not paid, agreed to pay or caused to be paid directly or indirectly in any form, any commission, percentage, contingent fee, brokerage or other similar payment of any kind, in connection with the establishment or operation of this Agreement, to any Person.

28.13                 Execution in Counterparts.

This Agreement may be executed in two or more duplicate originals, each of which will constitute an original.

28.14                 [Concerning Lessor.

[*] is entering into the Operative Documents solely in its capacity as Owner Trustee under the Trust Agreement and not in its individual capacity (except as expressly provided in the Operative Documents) and in no case shall [*] (or any entity acting as successor Owner Trustee under the Trust Agreement) be personally liable for or on account of any of the statements, representations, warranties, covenants or obligations stated to be those of Lessor under the Operative Documents; provided, however, that [*] (or any such successor Owner Trustee) shall be personally liable under the Operative Documents for its own Gross Negligence, its own simple negligence in the handling of funds actually received by it in accordance with the terms of the Operative Documents, its wilful misconduct and its breach of its covenants, representations and warranties in the Operative Documents, to the extent covenanted or made in its individual capacity or as otherwise expressly provided in the Operative Documents; provided, further, that nothing contained in this Section 28.14 shall be construed to limit the rights of Lessee under the Lessor Guarantee or the exercise and enforcement in accordance with the terms of the Operative Documents of rights and remedies against the Trust Estate (as defined in the Trust Agreement).

28.15                 [Successor Owner Trustee.

Lessee agrees that, in the case of the appointment of any successor Owner Trustee pursuant to the terms of the Trust Agreement and Section 23, such successor Owner Trustee shall, upon written notice to Lessee by such successor Owner Trustee, succeed to all the rights, powers and title of Lessor hereunder subject to the provisions of Section 23 and shall be deemed to be Lessor of the Aircraft for all purposes without in any way altering the terms of this Lease or Lessee’s obligations hereunder. One such appointment and designation of a successor Owner Trustee shall not exhaust the right to appoint and designate further successor Owner Trustees pursuant to the Trust Agreement, but such right may be exercised repeatedly as long as this Lease shall be in effect.](24)

[Signature Page Follows]

(24) Only relevant where there is an Owner Trustee and Lessor.

IN WITNESS WHEREOF Lessee has executed this Aircraft Operating Lease Agreement as a deed and Lessor has executed this Aircraft Operating Lease Agreement under hand, both on the date shown at the beginning of this Aircraft Operating Lease Agreement.

[*]

By:
Name:
Title:

LATAM Airlines Group S.A.

By:
Name:
Title:

Exhibit A

DESCRIPTION OF AIRCRAFT

The description of the Aircraft set forth below in this Exhibit A and the description of the delivery condition of the Aircraft set forth in Exhibit F are solely for the purposes of describing the condition in which the Aircraft is required to be in all material respects in order for Lessor to be obligated to purchase the Aircraft under the [Purchase Agreement/Purchase Agreement Assignment] and then lease it to Lessee hereunder.  Nothing in this Exhibit A shall be construed as a guaranty, representation, warranty or agreement of any kind, whatsoever, express or implied, by Lessor with respect to the Aircraft or its condition, all of which have been disclaimed by Lessor and waived by Lessee as set forth above in this Agreement.

On the Delivery Date, the Aircraft shall be delivered per [insert Airbus specification number].

AIRFRAME
Manufacturer	:	Airbus
Model	:	A350-900
Manufacturer’s Serial Number	:
Date of Manufacture	:		[Month/Year]
Cockpit Instrumentation	:		[Metric/Imperial]
:
WEIGHTS
Maximum Gross take-Off Weight	:		[Lbs/Kg]
Maximum Landing Weight	:		[Lbs/Kg]
Maximum Zero Fuel Weight	:		[Lbs/Kg]
Maximum Taxi Weight	:		[Lbs/Kg]

INTERIOR CONFIGURATION
No. of Economy Class Seats	:
No. of Business Class Seats	:
No. of First Class Seats	:
No. of Galleys/Position	:
Galley Standard	:
No of Lavatories/Position	:
IFE System	:

ENGINES
Manufacturer	:	Rolls Royce
Model	:
#1 Manufacturers Serial Number	:
#2 Manufacturers Serial Number	:
Quantity	:
Maximum Take-Off Thrust Rating	:		[Lbs/Kg]
Assumed Thrust Rating	:

AUXILIARY POWER UNIT (If installed)
Manufacturer	:
Model	:
Type	:
Manufacturer’s Serial Number	:

On the Delivery Date the Aircraft shall be in “as is where is” condition. (25)

(25) Attach SCN/BFE schedule.

Exhibit B

FINANCIAL PROVISIONS

Agreed Value	:	[***]	[***]

Minimum Liability Coverage	:	[***]	[***]

Deductible	:	[***]	[***]

Basic Rent per Rent Period	:	[***]	[***]

Rent Period	:	[***]

Lease Term	:	[***]

[***]

Exhibit C

FORM OF DELIVERY ACCEPTANCE CERTIFICATE

DELIVERY ACCEPTANCE CERTIFICATE

This Delivery Acceptance Certificate is delivered, on and as of the date set forth below, by LATAM Airlines Group S.A. (hereinafter referred to as “Lessee”) to                              (hereinafter referred to as “Lessor”) pursuant to that Aircraft Operating Lease Agreement dated [month][year]. between Lessor and Lessee (hereinafter referred to as the “Agreement”):

The capitalized terms used in this Delivery Acceptance Certificate shall have the meanings given to such terms in the Agreement.

Details of Acceptance

Lessee hereby indicates and confirms to Lessor, its successors and assigns, that Lessee has at                o’clock on this          day of [month][year], at                            accepted the following, in accordance with the provisions of the Agreement:

(i)                          Aircraft Information.

Manufacturer	:
Type	:
Manufacturer’s Serial Number	:
Current Registration number	:
Total Hours since new	:	Hrs ; Min.
Total Cycles since new	:

(ii)          Airframe Information.

Last performance of C Check:

Date check performed	:	N/A, new aircraft
Total Flight Hours at time of check	:	N/A, new aircraft
Total Cycles at time of check	:	N/A, new aircraft
(Note: If not previously accomplished insert “N/A”)

Last performance of Airframe Major Checks:

Name of check(s)	:	N/A, new aircraft
Date check performed	:	N/A, new aircraft
Total Flight Hours at time of check	:	N/A, new aircraft
Total Cycles at time of check	:	N/A, new aircraft
(Note: If not previously accomplished insert “N/A”)

(iii)                     Engine Information.

		Installed in Position #1	Installed in Position #2
Manufacturer	:
Type	:
Thrust Rating	:	Lbs.	Lbs.
Manufacturers Serial Number	:
Total Flight Hours since new	:	Hrs ; Min	Hrs : Min
Total Cycles since new	:	Cyc	Cyc
Time remaining to first Life Limited Part change	:	Cyc	Cyc
LLP name	:
LLP list attached	:	No, LLP list will be provided to Lessee by Engine Manufacturer after delivery	No, LLP list will be provided to Lessee by Engine Manufacturer after delivery

Last Performance Restoration shop visit information:

Date Performance Restoration shop visit performed	:	N/A, new engine	N/A, new engine
Total Flight Hours since new at time of Performance Restoration shop visit	:	N/A, new engine	N/A, new engine
Total Cycles since new at time of Performance Restoration shop visit	:	N/A, new engine	N/A, new engine
(Note: If not previously accomplished insert “N/A”)

(iv)                      Landing Gear Information.

		Main Gear	Main Gear	Nose Gear
		Left-hand	Right-hand
Manufacturer	:
Manufacturer’s Part Number
Manufacturer’s Serial Number	:
Total Flight Hours since new	:	Hrs; min	Hrs; min	Hrs; min
Total Cycles since new	:	Cyc.	Cyc.	Cyc.

Last Overhaul information:
Date Overhaul performed:	:	N/A, new landing gear	N/A, new landing gear	N/A, new landing gear
Total Flight Hours since new at time of Overhaul	:	N/A, new landing gear	N/A, new landing gear	N/A, new landing gear
Total Cycles since new at time of Overhaul	:	N/A, new landing gear	N/A, new landing gear	N/A, new landing gear

(Note: If not previously accomplished insert “N/A”)

(v)                                                                                 APU Information.

Manufacturer	:
Type	:
Manufacturers Serial Number	:
Total Cycles since new	:	Cyc
Time Remaining to first Life Limited Part Change	:	New
LLP name

Last Performance Restoration shop visit information:
Date shop visit performed	:	N/A, new APU
Total Cycles at time of Performance Restoration shop visit	:	N/A, new APU
(Note: If not previously accomplished insert “N/A”)

(vi)                      Fuel Status:      [•] kilos.

(vii)                   Aircraft Documentation as per Aircraft Documentation List signed by Lessor and Lessee and attached hereto as Schedule 1.

(viii)                Loose Equipment as per the Loose Equipment Check List signed by Lessor and Lessee and attached hereto as Schedule 2.

(ix)                      Exceptions as per the Exceptions List signed by Lessor and Lessee and attached hereto as Schedule 3.

(x)                         Engine Life Limited Parts (disk sheets) attached hereto as Schedule 4 to include part number, serial number, life limit, life used qualified by thrust rating as appropriate.

(xi)                      Hard Time Components as per the Hard Time Component List signed by Lessor and Lessee and attached hereto as Schedule 5.

(xii)                   Cabin configuration as per the LOPA attached hereto as Schedule 6.

(xiii)                Emergency Equipment as per the Emergency Equipment Layout drawing attached hereto as Schedule 7.

(xiv)               Final agreed list of SCN pursuant to Exhibit A of the Agreement as per the list attached hereto as Exhibit 8.

(xv)                  Final agreed list of BFE pursuant to Exhibit A of the Agreement as per the list attached hereto as Exhibit 9.

2.                                      Confirmation.

Lessee confirms, represents and warrants that at the time indicated above being the Delivery Date:

(i)                                     Lessee’s duly appointed and authorised technical experts have inspected the Aircraft and the Aircraft Documentation to ensure the Aircraft and the Aircraft Documentation conform to Lessee’s requirements and there have been affixed to the Aircraft and Engines the fireproof notices required by Section 13 of the Agreement;

(ii)                                  the Aircraft is fully equipped in accordance with the specifications of the Agreement and the Aircraft is airworthy and satisfactory in all respects;

(iii)                               the Aircraft is unconditionally and irrevocably accepted by Lessee in an “AS IS, WHERE IS” condition with all faults and defects, without exception or reservation, and Lessee hereby repeats the provisions of Section 7 of the Agreement as set out in full herein;

(iv)                              the Aircraft is compliant in every respect and without reservation or exception, with the Delivery Conditions, notwithstanding that such condition and specification may be modified by any change request agreed to before Delivery between Lessee and Lessor and noted on the Delivery Acceptance Certificate in accordance with the provisions of the Agreement, and the execution and delivery of this Certificate constitutes the acceptance of the Aircraft by Lessee for all purposes of the Agreement;

(v)                                 the Lease Term has commenced and Lessee is obliged to pay to Lessor the amounts provided for in the Agreement with respect to the Aircraft;

(vi)                              the Aircraft is insured in accordance with the Agreement;

(vii)                           the representations and warranties contained in Section 18 of the Agreement remain, and if made on the date hereof, would be, true and correct in all respects;

(viii)                        Lessee has no right of set-off, deduction, withholding or counterclaim against Lessor whatsoever; and

(ix)                              no Event of Default is subsisting.

IN WITNESS WHEREOF, Lessee has executed this Delivery Acceptance Certificate by its duly authorised officer(s) or representative(s), pursuant to due corporate authority, on the date written in Section 1 above.

LESSEE

By:	[	]

Title:	[	]

LESSOR’s signature for acknowledgement

By:	[	]

Title:	[	]

Schedule 1 of Exhibit C

AIRCRAFT DELIVERY DOCUMENTATION LIST

The following documents are herewith transferred with the Aircraft:

[Airbus issued List of Technical Documents for Delivery to be attached.]

Agreed and Accepted	Agreed and Accepted
[LESSOR]	[LESSEE]

BY	BY

TITLE	TITLE

Received on	Received on

Schedule 2 of Exhibit C

LOOSE EQUIPMENT CHECK LIST

Emergency Equipment in accordance with the following Airbus Drawings signed by Lessor and Lessee and attached hereto:

•                  [Insert Airbus Drawing Number]

•                  [Insert Airbus Drawing Number]

Catering Equipment in accordance with the following Airbus Drawings signed by Lessor and Lessee and attached hereto:

•                  [Insert Airbus Drawing Number]

•                  [Insert Airbus Drawing Number]

Catering Equipment in accordance with the following [insert Galley manufacturer name] drawings signed by Lessor and Lessee and attached hereto:

•                  [Insert Galley Manufacturer Drawing Number]

•                  [Insert Galley Manufacturer Drawing Number]

Cockpit Equipment in accordance with the following Airbus Drawing attached hereto (including the Technical Note attached to such drawing) signed by Lessor and Lessee and attached hereto:

•                  [Insert Airbus Drawing Number]

Flight Kit in accordance with the Suitcase Installation Flight Kit per the Illustrated Parts Catalogue (IPC), a copy of such extract from the IPC signed by Lessor and Lessee and attached hereto.

Schedule 3 of Exhibit C

Exceptions List

The Aircraft is delivered in “AS IS, WHERE IS” condition. In this Agreement Owner and/or Lessor makes no representation or warranty, express or implied, with respect to the Aircraft or any Part thereof.

Execution of the Delivery Acceptance Certificate including this Schedule 3 constitutes Lessee’s waiver of any warranty of description and any claims Lessee may have against Owner and/or Lessor based on the failure of the Aircraft to conform to such description.

Lessee covenants that it has used its judgement to select the Aircraft and that its duly appointed and authorised technical representatives have inspected the Aircraft to ensure that it confirms to Lessee’s requirements.

Schedule 4 of Exhibit C

Engine Life Limited Parts

(Disk Sheets)

[To be provided by the Engine Manufacturer post Delivery.]

Schedule 5 of Exhibit C

Hard Time Component List

[As per schedule Airbus Aircraft Inspection Report MSN          dated                    in combination with Lessee Maintenance Programme.]

Schedule 6 of Exhibit C

LOPA

LOPA in accordance with the following Airbus Drawing signed by Lessor and Lessee and attached hereto:

•                  [Insert Airbus Drawing Number]

Schedule 7 of Exhibit C

Emergency Equipment Layout

Emergency Equipment Layout in accordance with the following Airbus Drawings signed by Lessor and Lessee and attached hereto:

•                  [Insert Airbus Drawing Number]

•                  [Insert Airbus Drawing Number]

Schedule 8 of Exhibit C

Final Agreed List of SCN Pursuant to Exhibit A of the Agreement

Final Agreed List of SCN in accordance with the list signed by Lessor and Lessee to be attached hereto.

Schedule 9 of Exhibit C

Final Agreed List of BFE Pursuant to Exhibit A of the Agreement

Final Agreed List of BFE in accordance with the list signed by Lessor and Lessee to be attached hereto.

Exhibit D

FORM OF RETURN ACCEPTANCE CERTIFICATE

RETURN CERTIFICATE

This Return Acceptance Certificate is executed and delivered, on and as of the date set forth below, by                                       (hereinafter referred to as “Lessor”) and                                 (hereinafter referred to as “Lessee”) pursuant to that Aircraft Operating Lease Agreement dated [month], [year] between Lessor and Lessee (hereinafter referred to as the “Agreement”):

The capitalized terms used in this Certificate shall have the meanings given to such terms in the Agreement.

1.                                     Details of Return and Acceptance

Lessor hereby confirms to Lessee, its successors and assigns, that Lessee has at [                 ] o’clock on this [                  ] day of [month], [year], at                             ,                         , redelivered and Lessor has accepted the following:

(i)                                    Aircraft Information.

Manufacturer	:
Type	:
Manufacturer’s Serial Number	:
Current Registration Number	:
Total Flight Hours since new	:
Total Cycles since new	:

(ii)               Airframe Information.

Last performance of C Check:

Date check performed	:
Total Flight Hours at time of check	:
Total Cycles at time of check	:
(Note: If not previously accomplished insert “N/A”)

Last performance of Airframe Major Check(s):

Name of check(s)	:
Date check performed	:
Total Flight Hours since new at time of check	:
Total Cycles since new at time of check	:

(Note: If not previously accomplished insert “N/A”)

(iii)                               Engine Information.

		Installed in Position #1	Installed in Position #2
Manufacturer	:
Type	:
Thrust Rating	:	Lbs.	Lbs.
Manufacturers Serial Number	:
Total Flight Hours since new	:	Hrs.	Hrs.
Total Cycles since new	:	Cyc.	Cyc.
Time remaining to first Life Limited Part change	:	Cyc.	Cyc.
LLP name	:
LLP list attached	:	Y/N	Y/N

Last Performance Restoration shop visit information:

Date Performance Restoration shop visit performed	:
Total Flight Hours since new at time of Performance Restoration shop visit	:	Hrs.	Hrs.
Total Cycles since new at time of Performance Restoration shop visit	:	Cyc.	Cyc.
(Note: If not previously accomplished insert “N/A”)

(iii)                               Landing Gear Information.

		Main Gear Left-hand	Main Gear Right-hand	Nose Gear
Manufacturer	:
Manufacturer’s Serial Number	:
Total Flight Hours since new	:	Hrs.	Hrs.	Hrs.
Total Cycles since new	:	Cyc.	Cyc.	Cyc.

Last Overhaul information:

Date Overhaul performed	:
Total Flight Hours since new at time of Overhaul	:	Hrs.	Hrs.	Hrs.

Total Cycles since new at time of Overhaul :	Cyc.		Cyc.	Cyc.

(Note: If not previously accomplished insert “N/A”)

(iv) APU Information.

Manufacturer		:
Type		:
Manufacturers Serial Number		:
Total Cycles since new		:	Cyc.
Time remaining to first Life Limited Part change		:	Cyc.
LLP name		:

Last Performance Restoration shop visit information:

Date Performance Restoration shop visit performed		:
Total Cycles since new at time of Performance Restoration shop visit		:	Cyc.
(Note: If not previously accomplished insert “N/A”)

(v)           Fuel Status:                                [                 ] [kilos/Lbs].

(vi)          Aircraft Documentation as per Aircraft Documentation List signed by Lessor and Lessee and attached hereto as Schedule 1.

(vii)         Loose Equipment as per Loose Equipment Check List signed by Lessor and Lessee and attached hereto as Schedule 2.

(viii)        Exceptions as per Exceptions List signed by Lessor and Lessee and attached hereto as Schedule 3.

(ix)          Engine Life Limited Parts (disk sheets) attached hereto as Schedule 4 to include part number, serial number, life limit, life used qualified by thrust rating as appropriate.

(x)           Hard Time Components as per the Hard Time Component List signed by Lessor and Lessee and attached hereto as Schedule 5.

(xi)          Cabin configuration as per the LOPA attached hereto as Schedule 6.

(xii)         Emergency Equipment as per the Emergency Equipment Layout drawing attached hereto as Schedule 7.

2.             Confirmation by Lessor.

Lessor confirms that the Aircraft is redelivered to it subject to the provisions of the Agreement and the correction by Lessee of the discrepancies specified in

Schedule 3 hereto (which correction Lessee undertakes to perform as soon as possible, but ultimately before [day] [month] [year]).

3.             Continuing obligations.

Subject to Section 2 above, the leasing of the Aircraft by Lessor to Lessee pursuant to the Agreement is hereby terminated without prejudice to Lessee’s continuing obligations under the Agreement including, without limitation, under Sections 15 and 16 and as set forth herein.

4.             Confirmation by Lessee.

Lessee confirms, represents and warrants that:

(i)            during the Lease Term all maintenance and repair to the Aircraft were performed in accordance with the requirements set out in the Agreement;

(ii)           all of its obligations under the Agreement whether accruing prior to the date hereof or which survive the termination of the Agreement by their terms and accrue after the date hereof, will remain in full force and effect until all such obligations have been satisfactorily fulfilled; and

(iii)          the Aircraft Documentation delivered and listed in Schedule 1 hereto are up-to-date, true and accurate.

IN WITNESS WHEREOF, the parties hereto have caused this Return Certificate to be executed in their respective names, by their duly authorised officer(s) or representative(s), all as of the date written in Section 1 above.

LESSEE:

By:	[	]

Title:	[	]

LESSOR:

By:	[	]

Title:	[	]

Schedule 1 of Exhibit D

Aircraft Documentation List

The following documents are herewith transferred with the Aircraft:

[Airbus issued List of Technical Documents for Delivery to be attached.]

Schedule 2 of Exhibit D

Loose Equipment Check List

Schedule 3 of Exhibit D

Exceptions List

Schedule 4 of Exhibit D

Engine Life Limited Parts

(Disk Sheets)

Schedule 5 of Exhibit D

Hard Time Component List

Schedule 6 of Exhibit D

LOPA

Schedule 7 of Exhibit D

Emergency Equipment Layout

Exhibit E

INSURANCE REQUIREMENTS

1.                            The Insurances required to be maintained are as follows:

(i)            HULL ALL RISKS of Loss or Damage whilst flying and on the ground with respect to the Aircraft on an “agreed value basis” for the Agreed Value and with a deductible not exceeding [***], or such higher amount agreed by Lessor from time to time;

(ii)           HULL WAR AND ALLIED PERILS, as per and as wide as LSW555D being such risks excluded from the Hull All Risks Policy including confiscation and requisition by the State of Registration for the Agreed Value;

(iii)          ALL RISKS (INCLUDING WAR AND ALLIED RISK except when on the ground or in transit other than by air) property insurance on all Engines and Parts when not installed on the Aircraft for their full replacement value and including engine test and running risks; and

(iv)          AIRCRAFT THIRD PARTY, PROPERTY DAMAGE, PASSENGER, BAGGAGE, CARGO AND MAIL AND AIRLINE GENERAL THIRD PARTY (INCLUDING PRODUCTS) LEGAL LIABILITY (such policy or polices to cover war risk and allied perils in accordance with AVN52E) for a Combined Single Limit (Bodily Injury/Property Damage) of an amount not less than the Minimum Liability Coverage for the time being any one occurrence (but in respect of products, personal injury and AVN52E liability this limit may be an aggregate limit for any and all losses occurring during the currency of the policy) for an amount not less than the Minimum Liability Coverage.  The war and allied risk third party liability coverage (AVN52E) may be provided by the Government of the State of Registration of the Aircraft, in a manner, in such amounts and in form and substance reasonably satisfactory to Lessor, having regard to prevailing practice in such State of Registration.

2.                                      All required hull and spares insurance (as specified above), so far as it relates to the Aircraft will:

(i)            name Lessor, Owner and the Security Trustee as additional insureds for their respective rights and interests, warranted each as to itself only, no operational interest;

(ii)           name Lessor or if relevant, the Security Trustee as (sole) Loss Payee in respect of any Total Loss of the Aircraft or Airframe and provide that any such Total Loss will be settled with Lessor or Security Trustee as applicable and will be payable in Dollars directly to Lessor or Security Trustee as applicable as (sole) Loss Payee or as Lessor or Security Trustee as applicable may direct, for the account of all interests provided that where proceeds do not relate to a Total Loss of the Aircraft or Airframe and Lessor or Security Trustee has not notified the insurers to the contrary, the loss will be settled with and paid to Lessor or where the loss does not exceed the Damage Notification Threshold and Lessor has not notified the insurers to the contrary, the loss will be settled with and paid to Lessee; provided that, if at the time of payment of any such insurance proceeds an Event of Default has occurred and is continuing, then all such proceeds shall be paid to or retained by the Security Trustee to be applied toward payment of any amounts which may be then due and payable by Lessee in such order as the Security Trustee may elect;

(iii)          if separate Hull “all risks” and “war risks” insurance are arranged, include a 50/50 provision in accordance with market practice (AVS. 103 is the current market language);

(iv)          confirm that the insurers are not entitled to replace the Aircraft in the event of an insured Total Loss;

(v)           confirm that the insurers will not obtain a valid discharge of the obligations under any of the Insurances by payment to the broker, notwithstanding market practice to the contrary; and

(vi)          confirm that under the insurance policies, if the insured installs an engine owned by a third party on the Aircraft, either (i) the hull insurance will automatically increase to such higher amount as is necessary in order to satisfy both lessors requirement to receive the Agreed Value in the event of a Total Loss, and the amount required by the third party engine owner, or (ii) separate additional insurance on such engine will attach in order to satisfy the requirements of the insured to such third party engine owner.

3.                                      All required liability insurance (specified above) will:

(i)            include Lessor, and each of the Indemnitees as additional insureds for their respective rights and interests, warranted each as to itself only, no operational interest;

(ii)           include a Severability of Interest clause which provides that the insurance, except for the limit of liability, will operate to give each insured the same protection as if there was a separate policy issued to each insured;

(iii)          contain a provision confirming that the policy is primary without right of contribution and the liability of the insurers will not be affected by any other insurance of which Lessor, any other Indemnitee or Lessee has so as to reduce the amount payable to the additional insureds under such policies; and

(iv)          provide cover for the parties as set out in 3(i) above in respect of death or injury to Lessee’s employees.

4.                                      All Insurances will:

(i)            be in accordance with normal industry practice of persons operating similar aircraft in similar circumstances and shall include the endorsement AVN67B or its then current equivalent;

(ii)                                  provide cover denominated in Dollars and any other currencies which Lessor may reasonably require in relation to liability insurance;

(iii)                               operate on a world-wide basis subject to such limitations and exclusions as Lessor may agree;

(iv)                              acknowledge that the insurer is aware (and has seen a copy) of this Agreement and that the Aircraft is owned by Owner and subject, if applicable, to the rights, title and interests of the other Relevant Parties (including under the Mortgage);

(v)                                 provide that, in relation to the interests of each of the additional insureds the Insurances will not be invalidated by any act or omission by Lessee, or any other person other than the respective additional insured seeking protection and shall insure the interests of each of the additional insureds regardless of any breach or violation by Lessee, or any other person other than the respective additional insured seeking protection of any warranty, declaration or condition, contained in such Insurance;

(vi)                              provide that the insurers will hold harmless and waive any rights of recourse and/or subrogation against the additional insureds or to be subrogated to any rights of the Indemnitees against Lessee;

(vii)                           provide that the additional insureds will have no obligation or responsibility for the payment of any premiums due (but reserve the right to pay the same should any of them elect so to do) and that the insurers will not exercise any right of set-off or counterclaim in respect of any premium due against the respective interests of the additional insureds other than outstanding premiums relating to the Aircraft, any Engine or Part the subject of the relevant claim;

(viii)                        provide that the insurers shall as soon as reasonably practicable notify Lessor and Servicer if applicable in the event of cancellation of, or any material change in, the Insurances or any act, omission or event that might invalidate or render unenforceable the Insurances, or in the event that any premium or instalment of premium shall not have been paid when due and that the Insurances will continue unaltered for the benefit of the additional insureds for at least 30 days after written notice by registered mail or telex of any cancellation, change, event of non-payment of premium or instalment thereof has been sent to the Servicer if applicable, Lessor and the Security Trustee, except in the case of war risks for which 7 days (or such lesser period as is or may become customarily available in respect of war risks or allied perils) will be given, or in the case of war between the 5 great powers or nuclear peril for which termination is automatic;

(ix)                              provide that the Insurances will continue unaltered for the benefit of the additional insureds for at least 30 days after written notice by registered mail or telex of any cancellation, change, event of non-payment of premium or instalment thereof has been sent to Lessor, except in the case of war risks for which 7 days (or such lesser period as is or may become customarily available in respect of war risks or allied perils) will be given, or in the case of war between the 5 great powers or nuclear peril for which termination is automatic;

(x)                                 if reinsurance is required by Lessor under this Agreement such reinsurance will (i) be on the same terms as the original insurance (with minimum [***] cover or such percentage as reasonably agreed by Lessor) and will include the provisions of this Schedule, (ii) provide that notwithstanding any bankruptcy, insolvency, liquidation, dissolution or similar proceedings of or affecting the reinsured that the reinsurers’ liability will be to make such payments as would have fallen due under the relevant policy of reinsurance if the reinsured had (immediately before such bankruptcy, insolvency, liquidation, dissolution or similar proceedings) discharged its obligations in full under the original insurance policies in respect of which the then relevant policy of reinsurance has been effected and (iii) contain a “cut-through” clause in the following form (or otherwise, satisfactory to Lessor): “The Reinsurers and the Reinsured hereby mutually agree that in the event of any claim arising under the reinsurance in respect of a total loss or other claim where as provided by the Aircraft Lease Agreement dated as of [      ] and made between Lessor and Lessee such claim is to be paid to the person named as sole loss payee under the primary insurance, the Reinsurers will in lieu of payment to the Reinsured, its successors in interest and assigns pay to the person named as sole loss payee under the primary insurance effected by the Reinsured that portion of any loss due for which the Reinsurers would otherwise be liable to pay the Reinsured (subject to proof of loss), it being understood and agreed that any such payment by the Reinsurers will (to the extent of such payment) fully discharge and release the Reinsurers from any and all further liability in connection therewith”; subject to such provisions not contravening any law of the State of Incorporation; and

(xi)          contain a provision entitling Lessor or any insured party to initiate a claim under any policy in the event of the refusal of Lessee to do so.

Exhibit F

OPERATING CONDITION OF THE AIRCRAFT AT DELIVERY

1                                        Condition of Aircraft at Delivery.

1.1                               In order for the Lessor to be obligated to purchase the Aircraft under the [Purchase Agreement/Purchase Agreement Assignment], and lease it to the Lessee hereunder, the Aircraft shall be new “ex factory” and comply with the specification as provided in Exhibit A.

1.2                               The Aircraft will be delivered on an “as-is, where is” basis.

Exhibit G

OPERATING CONDITION OF AIRCRAFT AT RETURN

1.                                      General Condition of Aircraft at Return.

1.1                               The Aircraft will have installed the full complement of engines and other equipment, parts and accessories and loose equipment as is installed in the Aircraft at Delivery.

1.2                               The Aircraft will be returned with the same Engines and APU installed as at Delivery and with the same Parts, subject only to those replacements, additions and Modifications expressly permitted under this Agreement.

1.3                               The Aircraft shall have the same interior configuration as at Delivery or in such other configuration mutually agreed between Lessor and Lessee.

1.4                               The Aircraft will have been maintained and repaired in accordance with the Maintenance Programme and the rules and regulations of the Aviation Authority.  If Lessee complies with the Aviation Authority or the Maintenance Programme requirements by means of sampling within its fleet, Lessee shall, prior to Return, perform all required work to eliminate such sampling with respect to the Aircraft.

1.5                               The Aircraft will be airworthy and ready for flight with all of its Parts and systems fully functional and operating within limits and/or guidelines established by the Aviation Authority, the Manufacturers and the Compliance Authority.

1.6                               The Aircraft will be in working order and condition (subject to the other provisions of this Exhibit G, reasonable wear and tear from normal flight operations excepted), with all defects, pilot reports and deferred maintenance items cleared on a terminating action basis (if such terminating action is available).

1.7                               No special or unique Manufacturer or Aviation Authority inspection or check requirements or reduced inspection intervals which are specific to the Aircraft or Engines (as opposed to all aircraft, engines or parts of their types), other than damage tolerance inspections associated with permanent repairs to the Airframe, will exist with respect to the Airframe, Engines or Parts.

1.8                               All repairs, Modifications and alterations made to the Aircraft or the addition or removal of Parts will have been made in accordance with Compliance Authority approved data, approved by the Aviation Authority and will have been properly documented in accordance with the rules and regulations of the Aviation Authority and the Compliance Authority.  All repairs to the Airframe shall be Acceptable Repairs and shall have the final approval (not temporary) of the Compliance Authority.  In case of repairs performed during the Redelivery Check which the Manufacturer provides only an interim approval, Lessor shall reasonably accept such interim approval until the final approval is provided by the Manufacturer Repairs to Engines  shall have been accomplished in accordance with the Engine Manufacturer’s published manuals.  Repairs to Parts shall have been accomplished in accordance with the Part Manufacturer’s published manuals.  No DER Repairs shall have been incorporated in the Airframe, Engines or Parts other than DER Repairs incorporated in the passenger cabin which are permitted.  [***]. No part incorporating a DER Repair shall have been installed other than a Part installed in the passenger cabin. If an item which is subject to the ITAR should be found to have been incorporated, even after the Lease Term, Lessee shall be liable for the costs of remediation; i.e. removal such ITAR controlled item as well as purchase, installation, testing and certification of a replacement item which is not subject to the ITAR. In case a terminating action for any temporary repair is unavailable from the manufacturer at the Redelivery Date, Lessor will accept the temporary repair.

1.9                               The Aircraft shall be in compliance with all Airworthiness Directives affecting aircraft (including engines and parts) of the same type as the Aircraft (including Engines or Parts) issued by or on behalf of the Aviation Authority and/or EASA on or before the Expiry Date such that no compliance action shall be due within [***] after the Expiry Date. Compliance with any such Airworthiness Directive shall, at Lessor’s option, be on the basis of a terminating action if Lessee has complied by terminating action for other aircraft (including engines and parts) of the same type as the Aircraft (including Engines or Parts) as then operated by Lessee.  Any Airworthiness Directive not having a terminating option, or where Lessor has selected not to have the terminating action accomplished, shall be cleared on the basis of the highest level of inspection and/or maintenance option permitted by such Airworthiness Directive.  Any repetitive Airworthiness Directive with an interval between compliance actions less than that stated above shall have such compliance action accomplished immediately prior to the Expiry Date.

1.10                        The Aircraft shall be in compliance with all mandatory operational requirements affecting aircraft (including engines and parts) of the same type as the Aircraft (including Engines or Parts) issued on or before the Expiry Date pursuant to EASA Part M, EU-OPS and the requirements for operation in Eurocontrol managed airspace such that no compliance action shall fall due within [***] after the Expiry Date.

1.11                        In the event the Aircraft was delivered by Lessor to Lessee in a configuration fit and capable of ETOPS operation or other special operational capability (e.g. high altitude capabilities, cold weather operation, RNP-performance, RVSM, etc), then the Aircraft (including Engines and Parts) shall be returned in a configuration, with all necessary equipment installed, fit for the same special operational capability, and having been maintained in a manner fit to retain the same special operational capability.

1.12                        The Aircraft shall be in full compliance with the Maintenance Programme regarding corrosion prevention and control as recommended by Manufacturer, the Aviation Authority and Compliance Authority. The Aircraft and all its compartments will be substantially free from corrosion and will have been adequately treated against such corrosion in accordance with the Manufacturer’s recommendations.

1.13                        The Aircraft will be free from any Security Interest (other than Lessor Liens) and no circumstance will have so arisen whereby the Aircraft is or could become subject to any Security Interest (other than Lessor Liens), or right of detention or sale in favour of the Aviation Authority, any airport authority, or any other authority whatsoever.

1.14                        All no-charge Manufacturer’s service bulletin kits received by Lessee for the Aircraft but not installed thereon will be on board the Aircraft as cargo.  Lessee shall identify to Lessor all no-charge Manufacturer’s service bulletin kits which Lessee has ordered for the Aircraft but not yet received, and shall make arrangements with Lessor for these kits to be either (i) redirected by the Manufacturer to an address designated by Lessor, or (ii) shipped to an address designated by Lessor upon receipt.  All such kits shall be documented in the Schedule 3 to Exhibit D.

1.15                        Service bulletins and operation engineering bulletins shall have been incorporated in accordance with paragraph 11.4 (iii) of Section 11.

1.16                        Notwithstanding the contents of this Exhibit G the Aircraft will be in a condition such that it will be capable of immediate commercial operation with all maintenance due within the MPD C Check hourly limit for Flight Hours or the MPD C Check cyclic limit for Cycles or the MPD C Check calendar limit for Months (whichever is the most limiting) having been accomplished.

1.17                        The Aircraft and all documentation shall be in a condition for immediate operation by a commercial air carrier in a EASA Member State.  Such condition will include, but not be limited to, fit condition to register and fit condition to be placed on an air operator’s certificate for commercial passenger transport operations.

1.18                        Lessee will remove any exterior markings, including all exterior paint by scuff/sanding the paint from the Airframe in accordance with Manufacturer’s recommendations. As Lessor elects, Lessee shall repaint the Airframe in the colours and logo properly specified by Lessor as long as such external livery should not be more complex than Lessee´s livery and  provided that such repainting shall take place not later than two (2) months before the redelivery heck begins, or repaint the Airframe in plain white colours. Such painting shall be accomplished in such a manner so as to result in a uniformly smooth aerodynamic surface without colour differences.

1.19                        All interior and exterior lettering, signs and decals will be clean, secure and legible and will, in any event, be in the English language.

1.20                        The Aircraft will be free of fuel, oil and hydraulic leaks in excess of AMM limits. Any temporary leak repairs will have been replaced by permanent repairs.

1.21                        A fuel tank contamination maintenance programme will be in operation and in full compliance with the Maintenance Programme and in accordance with the Manufacturer’s requirements.

1.22                        The Aircraft fluid reservoirs (excluding fuel but including oil, hydraulic, water and waste tanks) will be serviced to maximum level in accordance with Manufacturer’s requirements.

1.23                        The fuselage will be free of major dents and abrasions, temporary repairs and loose or pulled or missing rivets, all windows will be substantially free of delamination, blemishes, crazing, all within AMM and SRM limits respectively and will be properly sealed and all doors will be free moving, correctly rigged and be free from signs of leaking per the AMM.

1.24                        The Aircraft exterior and interior shall be deep cleaned and washed including but not limited to service areas, wheel wells, flaps, wings, pantries, cockpit and cabin in accordance with an airline standard.

1.25                        All ceilings, sidewalls, fairing panels and bulkhead panels will be serviceable, clean and free of cracks and stains and cosmetically acceptable (reasonable wear and tear from normal flight operations excepted)and repainted per the Manufacturer’s recommendations or replaced if necessary. Floor coverings will be clean and effectively sealed in accordance with the AMM.

1.26                        Carpets, seat cushions, seat covers and any other material installed in cockpit and cabin will conform to the Aviation Authority’s and Compliance Authority’s fire resistance regulations.

1.27                        All emergency equipment and other loose equipment will be properly installed In accordance with the Emergency equipment layout and in good condition.  Loose equipment shall include all those items noted on Schedule 2 to Exhibit C.

1.28                        Lessee shall touch up the paint in the cockpit in accordance with Manufacturer’s recommendations and replace placards as required.

1.29                        In the cargo compartments, all panels will be serviceable, free of temporary repairs and cosmetically acceptable (reasonable wear and tear from normal flight operations excepted), all nets and cargo restraining nets will be serviceable and in good condition.

1.30                        Any unpainted surfaces, cowlings, fairings or leading edges will be treated in accordance with best industry practice and the Manufacturer’s maintenance requirements and recommendations.

2.                                      Airframe Condition.

2.1                              The Aircraft will be fresh from the next sequential Manufacturer’s block C check (or equivalent as defined in the MPD) with all maintenance tasks cleared for the equivalent of one C Check interval in accordance with the MPD less demonstration and/or ferry Flight Hours.

2.2                              Prior to the Return of the Aircraft, the thrust reversers and inlet nose cowling shall have been inspected on wing for corrosion and delamination in accordance with the AMM.  All corrosion and delamination beyond AMM limits shall be repaired in accordance with the AMM.

3.                                      Engine Condition.

3.1                               Each Engine shall have at least [***] Flight Hours remaining after the Expiry Date to its next expected removal for shop visit.  No Engine shall be “on-watch” as a result of any of the inspections accomplished prior to return.  No Engine shall have any reduced inspection intervals or additional inspections required as a result of any of the inspections accomplished prior to Return.

3.2                               Engine Life Limited Parts shall have not less than [***] Cycles remaining to scrap.

3.3                               The Return Conditions for each Engine and Engine Life Limited Parts shall be based on the highest thrust rating for which the Engine has been certified at Delivery and on the Assumed FH:Cycle Ratio as set out in clause 5.3.

3.4                               Each Engine shall have all the following checks and inspections accomplished to demonstrate the serviceability and anticipated remaining life of each Engine in accordance with Section 3.1 of this Exhibit G:

(i)                                     pass a full and complete video borescope inspection in accordance with the AMM performed after satisfactory completion of the demonstration flight and any power assurance or other engine run;

(ii)                                  be capable of producing maximum certified thrust at all conditions with all parameters within AMM limits demonstrated by actual running of the Engine;

(iii)                               not have any performance deterioration higher than normal or any step changes with respect to engine trend monitoring data by reference to temperature margin, fuel consumption, rotor speed or oil pressure and temperature;

(iv)                              pass a magnetic chip detection inspection in accordance with the AMM; and

(v)                                 each Engine shall have a minimum hot day take-off EGT margin commensurate with the Manufacturer’s recommendations for the maximum certified thrust at sea level reflective of the time since restoration.  In the event of a disagreement between Lessee and Lessor with respect to such margin then Lessee shall perform a full power ground run at the maximum take-off rating.

3.5                               Each Engine shall be at least the same Rolls Royce model as at delivery.  During the Lease Term, Lessee shall upgrade the Engines if similar upgrades have been accomplished on similar engines within Lessee’s fleet.  If the final performance restoration visit occurs at Redelivery, then Lessee will incorporate any Engine upgrades which are available to it free of charge in consultation with Lessor.

4.                                      Landing Gear Condition.

4.1                               The Landing Gear and wheel wells will be clean and free of leaks in excess of AMM limits.

4.2                               The installed Landing Gear will have at least one C Check interval of life remaining until next scheduled removal for overhaul in accordance with the MPD.

4.3                               Each brake wheel and tyre will have at least [***] of useful life remaining.

4.4                               In the event that the Landing Gear has been changed during the Lease Term, the installed Landing Gear, at time of installation, shall not have lower LLPs than the original Landing Gear.

5.                                      APU Condition.

5.1                               The APU will be serviceable.

5.2                               The APU shall have the following checks and inspections accomplished to demonstrate the serviceability and anticipated remaining life:

(i)                                     pass a full and complete video borescope inspection in accordance with the AMM after completion of the APU power condition check run;

(ii)                                  be capable of producing maximum air and electrical outputs at all conditions with all parameters within the AMM limits demonstrated by performing an APU power condition check in accordance with the AMM; and

(iii)                               pass a magnetic chip detection inspection in accordance with the AMM.

6.                                      Parts.

6.1                               Each Hard Time Component will be serviceable and will have at least one “C-Check” interval (as applicable based on the Hard Time Event interval units) remaining to next scheduled removal for Hard Time Event, in accordance with the Maintenance Programme or the MPD, whichever is more limiting.  All “hard time” components shall have a release to service certificate (FAA 8130-3 or EASA Form 1).

6.2                               Each Hard Time Component that has a Hard Time Event interval less than the time remaining stated in Section 6.1 above shall have at least [***] of its Hard Time Event interval remaining to next scheduled removal for Hard Time Event, in accordance with the MPD.

6.3                               All “on-condition” and “condition-monitored” Parts replaced in the last 3 years shall be serviceable and will be supported by either a FAA 8130 or EASA Form 1.

6.4                               The modification status of each Part shall be as good as or better than at Delivery.

6.5                               Each item of emergency equipment will be serviceable and have as a minimum [***] of its Hard Time Event interval [***] remaining to next scheduled removal for Hard Time Event in accordance with the Maintenance Programme or the Manufacturer’s recommendations, whichever is more limiting.

7.                                      Aircraft Documentation and Software.

7.1                               Aircraft Documentation will have been maintained in accordance with the rules and regulations of the Aviation Authority and comply with the requirements of EASA Part M.

7.2                               The Aircraft Documentation (excluding pilot reports) will be in English and up-to-date.

7.3                               Prior to the Expiry Date and upon Lessor’s request, Lessee will provide Lessor or its representatives access to the Maintenance Programme and the Aircraft Documentation Lessee shall assign to Lessor any access rights to electronic and/or internet based manuals and publications granted to Lessee by the Manufacturer.

7.4                               Lessee shall Return all Aircraft Documentation provided to Lessee by Lessor at Delivery.

7.5                               Lessee shall provide, to the extent no incident has occurred during the Lease Term, a non-incident letter, in industry standard form, with respect to the Aircraft, Engines, Landing Gear and APU.

7.6                               Lessee shall provide Lessor with such written authorizations as are needed to transfer Lessee’s rights to access the Manufacturer’s “electronic tool box” used to upload configuration changes, software updates and other technical data for the Aircraft.

Exhibit H

FORM OF QUARTERLY REPORT

QUARTERLY AIRCRAFT UTILISATION STATUS REPORT

Month:		MSN:

A/C TYPE:		REGISTRATION:

AIRCRAFT TOTAL TIME SINCE NEW:	HRS		MINS:

TOTAL CYCLES SINCE NEW:

HOURS FLOWN DURING QUARTER:	HRS		MINS

CYCLES/LANDINGS DURING QUARTER:

DAYS FLOWN:

Note: Please specify if reported utilization is given in Hours/Minutes      or Hours/Decimals

	POSITION NO.1	POSITION NO.2	APU
S/N of Engine Installed:
S/N of Original Engine’s:
Present Location of Original Engine:
Total Time Since New of Original Engine:
Total Cycles Since New of Original Engine:
Hours flown during Month of Original Engine:
Cycles During Month of Original Engine:

NOTE:

In case of an engine/APU removal, the lessor should be informed about not only the reason, but also where the engine is going to (name and place of facility so that the lessor knows the Locations of the engines).

	Main Landing Gear 1	Main Landing Gear 2	Nose Landing Gear
S/N of Landing Gear Installed:
Total Time Since New:
Total Cycles Since New :
Total Hours Flown During Month:
Total Cycles Made During Month:

(N.B. Any landing gear change should show serial number removed and reason for removal).

Scheduled Maintenance

Next C Check Due:

Next D (4C, 8C, as applicable) Check Due:

Exhibit I

FORM OF NOTICE AND ACKNOWLEDGEMENT

OF SECURITY ASSIGNMENT

[Form to be provided depends on portfolio]

Part A

Standard Form

Notice of Assignment of Lease

From:               [*] (the “Lessor”)

To:                             LATAM AIRLINES GROUP S.A. (the “Lessee”)

Date:

Dear Sirs,

Airbus [•] Aircraft with manufacturer’s serial number [•] (the “Aircraft”).

1.                                               We refer to the Aircraft Operating Lease Agreement dated [•] between Lessor and you as further novated, supplemented and amended from time to time (the “Lease”) relating to the Aircraft.

2.                                               Terms defined in the Lease shall, unless the context otherwise requires, have the same meanings in this notice.

3.                                               Lessor hereby gives you notice that by an assignment dated [•] between Lessor and [•] (the “Security Trustee”), Lessor has assigned to the Security Trustee by way of security all its right, title and interest in and to the Lease.

4.                                               Henceforth, all moneys that may be payable by you under the Lease shall be paid to Lessor unless and until the Security Trustee otherwise directs, whereupon you are required to comply with the Security Trustee’s directions.

5.                                               This notice and the instructions herein contained are irrevocable. Please acknowledge receipt of this notice to the Security Trustee on the enclosed Acknowledgement, it being provided hereby that your signature on such Acknowledgement shall confirm your acknowledgement and agreement for the benefit of the Security Trustee that the Security Trustee shall not be bound by, nor have any liability to you for the performance of, any of the obligations of Lessor under the Lease save and to the extent otherwise expressly agreed in writing by the Security Trustee with you and that Lessor shall not, nor shall have any authority to, agree to any termination of or amendment to the Lease without the prior written consent of the Security Trustee.

6.                                               You are hereby authorised to assume the obligations expressed to be assumed by you under the enclosed Acknowledgement to the effect that, so far as the same would otherwise be incompatible with the Lease, your obligations to us under the Lease shall be modified accordingly.

7.                                               Lessor hereby confirms in favour of Lessee that Lessee:

(a)                                 shall be entitled to rely on any Relevant Notice (as such term is defined in the acknowledgement of this notice) whether or not such Relevant Notice is validly given;

(b)                                shall have no liability to Lessor for complying with any instruction or direction received from the Security Trustee after receipt by Lessee of a Relevant Notice; and

(c)                                  shall incur no increased obligation (financial or otherwise) as a consequence of complying with any directions or instructions given by the Security Trustee under a Relevant Notice or pursuant to the terms hereof and to the extent Lessee would incur such increased obligations Lessee shall not be required to comply with such directions or instructions.

8.                                               This notice and any non-contractual obligations associated with it or connected to it are governed by and shall be construed in accordance with the laws of England and shall be subject to the jurisdiction of the courts of England.

Yours faithfully,

[*], the Lessor

Acknowledgement of Notice of Assignment of Lease

From:               LATAM AIRLINES GROUP S.A.

To:                             [Security Trustee]

[Date]

Dear Sirs,

Airbus [•] Aircraft with manufacturer’s serial number [•] (the “Aircraft”).

We acknowledge receipt of a notice of assignment dated [•] 201[•] (the “Assignment Notice”) relating to an assignment between [*] (the “Lessor”) and yourselves (the “Assignment”).

In consideration of payment to us of US$1 and other good and valuable consideration, and the issuance to us of a quiet enjoyment letter, receipt of which we hereby acknowledge, we hereby agree as follows:

1.                                               Subject to paragraph 2 below, to comply with the provisions of the Assignment Notice.

2.                                               If the Security Trustee issues to us a notice (a “Relevant Notice”) that its rights as assignee under the relevant Assignment have become exercisable, we agree that, subject always to paragraph 7(c) of the Assignment Notice we will thereafter (a) perform, observe and comply with all our other undertakings and obligations under the Lease in favour and for the benefit of the Security Trustee as if the Security Trustee were named as lessor therein instead of Lessor; and (b) if the Security Trustee so requests, enter into a lease with the Security Trustee or its nominee, on the same terms (mutatis mutandis) as the Lease at no cost or expense to ourselves.

3.                                               If Lessor is in breach of any of its obligations, express or implied, under the Lease or if any event occurs which would permit us to terminate, cancel or surrender the Lease, we will: (a) promptly upon becoming aware of it, give the Security Trustee notice of such breach or event; (b) accept as adequate remedy for any such breach performance by the Security Trustee of such obligations within 14 days after our written notice to the Security Trustee; and (c) if the Security Trustee so requests, enter into a lease with the Security Trustee on terms identical to the Lease, mutatis mutandis at no cost or expense to ourselves.

4.                                               We agree that after issue by the Security Trustee of any Relevant Notice, we shall not recognise the exercise by Lessor of any of its rights and powers under the Lease unless and until requested to do so by the Security Trustee.

5.                                               We agree that the Security Trustee shall have the benefit of clause 15 of the Lease and (as regards our payment obligations to the Security Trustee) clause 5 of the Lease, and we agree that we are bound by the terms of such clauses, as though the same were set out herein in full, mutatis mutandis.

6.                                               We confirm that we have not received any notice of assignment of the Lease that has not been released on or before the date hereof.

7.                                               This acknowledgement and any non-contractual obligations associated with it or connected to it are governed by and construed in accordance with English law.

Yours faithfully,

LATAM AIRLINES GROUP S.A.

Part B

Warehouse Form

NOTICE AND ACKNOWLEDGMENT

From:              [*] (the “Lessor”)

To:                             LATAM AIRLINES GROUP S.A.  (the “Lessee”)

Date:

Ladies and Gentlemen,

We refer to the lease agreement described on the attached Schedule 1 (as supplemented and amended from time to time, the “Lease Agreement”) relating to one Airbus [•] aircraft with manufacturer’s serial number     (together with the engines described in the Lease Agreement, the “Aircraft”).  All terms defined in the Lease Agreement shall, unless the context otherwise requires, have the same meanings in this Notice and Acknowledgment (this “Notice”).

We hereby notify you, and for good and valuable consideration, the receipt of which is hereby acknowledged, you acknowledge and agree to the following:

1.                                         By a Security Trust Agreement dated as of April 26, 2006 (the “Security Assignment”) by and among Deutsche Bank Trust Company Americas, as Collateral Agent (the “Collateral Agent”) and ourselves and the other parties named therein, we have, among other things, assigned and encumbered to the Collateral Agent, as security, all of our right, title and interest in and to (a) the Lease Agreement, the other Operative Documents and all other agreements (including any side letters, guarantees, subleases or option agreements) entered into in connection with, or relating to, the Lease Agreement (collectively, the “Security Assignment Documents”) and (b) the rent payable under the Lease Agreement and, if any, other supporting obligations and arrangements, and insurance proceeds, and all proceeds of any of the foregoing (collectively, “Security Amounts”) relating to the Aircraft or the Security Assignment Documents.  In connection with such collateral assignment, the Collateral Agent has agreed to execute and deliver to you a Confirmation of Quiet Enjoyment in the form attached hereto as Schedule 2.

2.                                         From and after the date of this Notice, AerCap Ireland Limited (“AerCap”), in its capacity as primary servicer for Lessor, will act as Lessor’s attorney-in-fact, servicer and agent for all matters related to the Aircraft, the Security Assignment Documents and the Security Amounts (in such capacity, the “Servicer”).  We hereby authorize you, and you agree, to rely upon (and to comply with, where the context calls for such compliance) communications you receive from AerCap (or any successor Servicer whose appointment you receive written notice from the Collateral Agent) in connection with the Security Assignment Documents and the Security Amounts as if received from Lessor, subject in all cases to the rights of the Collateral Agent as provided in this Notice.

3.                                         Lessor hereby confirms in favour of Lessee that Lessee:

a.              shall be entitled to rely on any Relevant Notice (as such term is defined in the acknowledgement of this notice) whether or not such Relevant Notice is validly given;

b.              shall have no liability to Lessor for complying with any instruction or direction received from the Collateral Agent after receipt by Lessee of a Relevant Notice; and

c.               shall incur no increased obligation (financial or otherwise) as a consequence of complying with any directions or instructions given by the Collateral Agent or the Servicer pursuant to the terms hereof or under a Relevant Notice and to the extent Lessee would incur such increased obligations Lessee shall not be required to comply with such directions or instructions.

4.                                         From and after the date of this Notice (it being agreed that any period of notice for change of account details set forth in the Lease Agreement is hereby waived), unless and until the Collateral Agent otherwise directs in writing, (i) all monies that are payable by you under the Lease Agreement or any other Security Assignment Document to which Lessee is a party shall be paid to:

[***]

5.                                         From and after the date of this Notice, if the Collateral Agent delivers to you a written notice that it has exercised its rights under the Security Assignment (a “Relevant Notice”), then subject always to paragraph 3(c) above, you shall thereafter perform, observe and comply with all terms of the Lease Agreement and the other Security Assignment Documents for the benefit of the Collateral Agent as if the Collateral Agent were named in place of Lessor in the Security Assignment Documents.  After the Collateral Agent delivers any Relevant Notice, you shall not recognize the exercise by Lessor (or AerCap or any successor Servicer) of any of its rights and powers under the Security Assignment Documents unless and until requested to do so by the Collateral Agent and the Collateral Agent shall have the right to exercise, in the place of Lessor, all rights and remedies of the “Lessor” under the Lease Agreement.

6.                                         You agree to cause the hull and liability insurance required to be maintained under the Lease Agreement to be endorsed as specified in the attached Schedule 3 and to obtain from your insurance/reinsurance brokers revised certificates of insurance and broker’s letter of undertaking to evidence such endorsements.

7.                                         You agree that the Lease Agreement is hereby, effective as of the date hereof, amended to include: (i) AerFunding 1 Limited; (ii) AerCap, as primary servicer; (iii) the Collateral Agent; (iv) UBS Real Estate Securities Inc. and each other Lender  (as such terms are defined in the Security Assignment); and (v) UBS Securities LLC as Administrative Agent, on behalf of the Lenders, and as UBS Funding Agent, and the Other Funding Agents (as defined in the Security Assignment) as “Indemnitees” for all purposes of the Lease Agreement and we agree to be bound by the provisions set out in Section 15 of the Lease Agreement.

8.                                         You represent and warrant as follows:

This Notice and the Security Assignment Documents to which Lessee is a party have each been duly authorized, executed and delivered by, and constitute a legal, valid and binding agreement of, Lessee, enforceable against Lessee in accordance with their respective terms except as enforceability may be limited by bankruptcy, insolvency, reorganisation or principles of equity or other Laws of general application affecting the enforcement of creditors’ rights.

As of the date hereof, no “Total Loss” or similar event as defined in the Lease Agreement has occurred as to the Aircraft or the related engines.

As of the date of this Notice, no “Event of Default” or similar event as defined in the Lease Agreement, or, to Lessee’s knowledge, event which with the giving of notice or the passage of time or both would mature into an “Event of Default” or similar event, has occurred and is continuing.

Lessee is not entitled to any offset against any amounts payable under the Security Assignment Documents and, to the best of Lessee’s knowledge, Lessee has no present claim against Lessor with respect to the Aircraft, the Security Assignment Documents or the Security Amounts.

9.                                         This Notice and any non-contractual obligations associated with it or connection to it are governed by and construed in accordance with English law.

This Notice and the authorizations and instructions contained in this Notice are irrevocable unless and until you receive written notice to the contrary from the Collateral Agent.  The Collateral Agent shall not be bound by, nor have any liability for the performance of, any of Lessor’s obligations under the Security Assignment Documents (whether taken by Lessor, AerCap or any successor attorney-in-fact and manager) unless expressly agreed to in writing by the Collateral Agent following the exercise by the Collateral Agent of remedies under the Security Assignment.

[Signatures follow on attached page]

Yours faithfully,

For and on behalf of
[*]

ACKNOWLEDGED AND AGREED
this           day of

LATAM AIRLINES GROUP S.A. as Lessee

By:
Name:
Title:

Schedule 1

Lease Agreement

Schedule 2

Confirmation of Quiet Enjoyment

From:               Deutsche Bank Trust Company Americas, not in its individual capacity but solely as Collateral Agent (the “Collateral Agent”)

To:                             LATAM AIRLINES GROUP S.A.

Date:

Ladies and Gentlemen,

We refer to the lease agreement described on the attached Schedule 1 (as assigned, supplemented and amended from time to time, the “Lease Agreement”), relating to one Airbus [•] aircraft bearing manufacturer’s serial number          and Registration Mark            (the “Aircraft”).  Words and expressions defined in the Lease Agreement shall have the same respective meaning when used herein.

In consideration of your consent, acknowledgment and agreements to the Notice and Acknowledgment of Assignment, dated this date, from Lessor to you (the “Notice”), we hereby agree that so long as no Event of Default shall have occurred and be continuing, we will not (nor will any Person lawfully acting by, through or under us or in our name), directly or indirectly, take any action that would interfere with Lessee’s rights to quiet and peaceful enjoyment of the Aircraft under the Lease Agreement, in accordance with the terms of the Lease Agreement, but the exercise by the Collateral Agent of its rights under or in respect of the Lease Agreement or any of the Operative Documents shall not constitute such an interference.

Yours faithfully,

for and on behalf of
DEUTSCHE BANK TRUST COMPANY AMERICAS,
not in its individual capacity
but solely as Collateral Agent

Schedule 3

Insurance

(A)                               Without limiting the requirements of the Lease Agreement, all required hull, spares and hull war risk insurance shall, unless effected on the basis of an AVN67B endorsement (i) name Lessor, Owner and Collateral Agent as additional insureds, and (ii) designate the Collateral Agent as the sole loss payee in relation to any total loss to the extent possible.

(B)                               All required liability (including war risk liability) insurance shall include: (i) Lessor; (ii) AerFunding 1 Limited; (iii) AerCap Ireland Limited; (iv) the Collateral Agent; (v) UBS Real Estate Securities Inc. and other Lenders (as defined in the Credit Agreement reference under the Contracts Section); and (vi) UBS Securities LLC as Administrative Agent, on behalf of the Lenders; (vii) the respective successors and assigns of such parties; and (viii) the respective subsidiaries, directors, members, officers, agents and employees of such parties as additional insureds.

For insurance coverage that includes AVN67B (or the substantive equivalent) the following should be identified in the insurance/reinsurance certificates.

Contract Parties:

[Lessor]

[Owner Participant]

AerFunding 1 Limited
AerCap Ireland Limited Credit
Suisse AG New York Branch
Each Lender (as defined in the Credit Agreement referenced under the Contracts Section)
Deutsche Bank Trust Company Americas
in each case, with its successor and assigns

Contracts:

1.                                      Third Amended and Restated Credit Agreement dated as of May 10, 2013 (the “Credit Agreement”) among AerFunding 1 Limited, as borrower, AerCap Ireland Limited, AerCap Administrative Services Limited, AerCap Cash Manager II Limited, Credit Suisse AG New York Branch, as Administrative Agent and a Funding Agent, the other Funding Agents from time to time party thereto, certain banks and other persons from time to time party thereto as Lenders, and Deutsche Bank Trust Company Americas, as Collateral Agent and Account Bank.

2.                                      Security Trust Agreement dated as of April 26, 2006 among AerFunding 1 Limited, certain additional grantors identified therein, the Administrative Agent, and Deutsche Bank Trust Company Americas, as Collateral Agent, as such agreement may be amended, restated, supplemented or otherwise modified from time to time.

3.                                      Servicing Agreement dated as of April 26, 2006 among AerFunding 1 Limited, AerCap Ireland Limited, as Primary Servicer, AerCap Administrative Services Limited, AerCap Cash Manager II Limited, the aircraft owning entities and applicable intermediaries identified therein, and the Administrative Agent, as such agreement may be amended, restated, supplemented or otherwise modified from time to time.

4.                                      Aircraft Operating Lease Agreement dated [•] between [*] and LATAM AIRLINES GROUP S.A.

Exhibit J

FORM OF CONFIRMATION OF QUIET ENJOYMENT

[to be provided depending on portfolio]

Part A

Standard Form

QUIET ENJOYMENT LETTER

To:                             LATAM AIRLINES GROUP S.A. the (“Lessee”)

From:               [                                        ] the (“Security Trustee”)

Date:

Dear Sirs,

Airbus [•] Aircraft Manufacturer’s Serial Number [•] (the “Aircraft”)

Aircraft Operating Lease Agreement (the “Lease”) dated [*] between Lessor and Lessee.

In consideration of your issuing to the Security Trustee an Acknowledgment of Notice of Assignment of Lease (a copy of which is annexed hereto) in respect of the Lease (the “Acknowledgment”), we confirm to you that we, the Security Trustee (nor any person lawfully acting by, through or under us or in our name), will not interfere with the quiet possession and use of the Aircraft by Lessee throughout the term of the Lease, so long a no Event of Default has occurred and is continuing.

The foregoing undertaking is not to be construed as restricting the rights of the Security Trustee to dispose of the Aircraft in certain circumstances to such persons and on such terms as the Security Trustee considers appropriate.

Please countersign this letter in order to confirm your agreement to the arrangements contained herein.

[Security Trustee]

Agreed and accepted

LATAM AIRLINES GROUP S.A.

Part B

Warehouse Form

[As per Schedule 2 of the Notice and Acknowledgement of Security Assignment in Exhibit I Part B]

Exhibit K

EUROCONTROL AUTHORISATION LETTER

•                  Printed on the Aircraft operator’s letter head paper (logo of the company)

•                  Duly signed by an official representative of the Aircraft operator, with name and position clearly written

•                  One page only

•                  Letter must be dated and the date of the Lease must be entered

•                  To be returned by email to: crco.cat.head@eurocontrol.int

(Logo of the Aircraft operator)

DATE (        )

The Director of the Central Route Charges Office

European Organisation for the Safety of Air Navigation (EUROCONTROL)

Rue de la Fusée, 96

1130 BRUXELLES

BELGIUM

Dear Sir,

Authorisation Letter(26)

Aircraft model xxx: Registration xxx, MSN xxxx  (the “Aircraft”)

We have leased the above Aircraft from [•] (the “Lessor”), in accordance with a lease agreement (dated [dd/mm/yyyy]) between us and Lessor.

We hereby authorise you to provide Lessor (hereby represented by AerCap Holdings N.V.)  with a general statement of account in relation to air navigation charges incurred by us and due to EUROCONTROL.  Access to the statement(s) of account will be provided in accordance with the procedures established by EUROCONTROL.

The authorisation contained in this letter may only be revoked or amended by a written instruction signed by us and Lessor.

Yours faithfully,

For and on behalf of [•]

Name:

Title:

(26) Letter to be adapted where there is an Initial Sub-lessee.

Exhibit L

The purpose of this Exhibit M is to describe certain documents that may be relevant to the Aircraft and the standard to which they are required to conform.   Lessor makes no warranty as to the documents supplied with the Aircraft at delivery and Section 7 shall apply to this Exhibit L as if set out in full herein.

AIRCRAFT DOCUMENTATION AND STANDARDS

STATUS LISTS

Certified Current Time in Service

Certified report showing the TSN (Time Since New — i.e. total Flight Hours since new manufacture) and CSN (Cycles Since New — i.e. total Cycles since new manufacture) at the date of Transfer for Airframe, Engines, APU and Landing Gear.

Certified Aircraft Flight Time and Flight Cycle Summary	A certified record of the Flight Hours and Cycles for each day of operation since new. Ideally, it should show the TSN and CSN of the Aircraft for each Date since new.
Certified Airworthiness Directive Status

A certified list of all the ADs generally applicable to the Aircraft/Engine type showing for each AD, method of compliance, interval, last done, next due (TSN, CSN, Date). The status should be broken down by individual task of the AD. If not applicable, then must show reason not applicable. A separate status is preferable for each of the following:

• Airframe

• Engines

• Propellers

• Appliances

Certified Structural Inspection Status

A certified list of all the Manufacturer’s Structural Inspection Tasks showing for each task, the Threshold, Interval, TSN, CSN and Date of last accomplishment.

Where structural sampling is permitted by Lessor, details of sampling accomplished must be provided.

Certified CPCP Status	A certified list of all the CPCP task cards showing for each task card, Threshold, Interval, last done, next due (Date).
Certified ALI Status

Where applicable to the aircraft type, a certified list of all the ALI (Airworthiness Limitation Item) task cards showing for each task card, Threshold, Interval, type of inspection accomplished, last done, next due (TSN, CSN, Date).

STATUS LISTS

Certified SSID Status

Where applicable to the aircraft type, a certified list of all the SSID (Supplemental Structural Inspection Document) task cards showing for each task card, Threshold, Interval, type of inspection accomplished, last done, next due (TSN, CSN, Date).

Certified CMR Status	Where applicable to the aircraft type, a certified list of all the CMR (Certification Maintenance Requirement) task cards showing for each task card, Interval, last done, next due (TSN, CSN, Date).
Certified MPD Status	A certified list of all MPD tasks showing for each task, Threshold, Interval, last done, next due (TSN, CSN, Date).
Certified Maintenance Check Status

A certified summary showing the TSN, CSN and Date of last accomplishment of each aircraft maintenance check.

Where phased checks are permitted by Lessor, the TSN, CSN and Date of last accomplishment of each Phase must be shown.

Certified Service Bulletin Status

A certified list of all the Manufacturer’s Service Bulletins issued for the Aircraft/Engine type showing for each Service Bulletin, whether or not incorporated, interval, last done, next due (TSN, CSN, Date), as applicable to the Service Bulletin type. A separate status is preferable for each of the following:

• Airframe

• Engines

• APU

Certified Operator Modification Status

A certified summary of all modifications accomplished on the Aircraft/Engine which are not accomplished in accordance with a service bulletin issued by the Manufacturer. A separate status is preferable for each of the following:

• Airframe

• Engines

• APU

Certified STC Status	A certified summary of all modifications accomplished on the Aircraft/Engines which are accomplished in accordance with an STC (Supplemental Type Certificate).

STATUS LISTS

Certified Engine Life Limited Parts Status

A certified list for each engine showing all the LLPs incorporated in the engine by P/N (Part Number) and S/N (Serial Number), showing the Life Limit of the part for each Thrust Setting, the Hours and Cycles accumulated at each Thrust Setting, and the Hours and Cycles remaining at each Thrust Setting.

Certified Landing Gear Life Limited Parts Status

A certified list for each Landing Gear assembly showing all the LLPs incorporated in the assembly by P/N and S/N, showing the Life Limit for the part for each aircraft type (including weight variant where applicable) to which it can be fitted, the Flight Hours and Cycles accumulated on each aircraft type (including weight variant where applicable), and the Flight Hours and Cycles remaining for each aircraft type (including weight variant where applicable).

Certified APU Life Limited Parts Status	A certified list for the APU showing all the LLPs incorporated in the APU by P/N and S/N, showing the Life Limit of the part, the Cycles accumulated, and the Cycles remaining.
Certified Hard Time Component Status

A certified list of the Hard Time Components which require replacement or off aircraft maintenance at time intervals specified in the MPD and/or Maintenance Programme. The list should show by P/N and S/N the Hard Time Event maintenance required, the hard time limit (Flight Hours, Cycles or Calendar Time, as appropriate), last done, next due (TSN, CSN, Date).

Certified Fitted Listing

A certified list of all serialised Parts fitted to the Aircraft. The list should show by P/N and S/N the time since installation (Flight Hours, Cycles, Days). Ideally, the list should also show the time since new (Flight Hours, Cycles, Days) and the time since shop visit (Flight Hours, Cycles, Days).

Certified Repair Status

A certified list of all repairs accomplished on the Aircraft, showing for each repair, the location, the nature of the defect, the repair accomplished, the date accomplished, and the TSN and CSN of the Aircraft at accomplishment. Each repair item should have an item number and this item number should be cross referenced to a drawing of the Aircraft marked with the item number to show the location of the repair.

STATUS LISTS

Certified Repair Assessment Program Status	If applicable, a certified inspection programme status for all repairs applicable to the RAP (Repair Assessment Program).
Certified EU-OPS / FAR 121 Compliance Report

A certified status report demonstrating that the Aircraft is compliant with the equipment configuration requirements of EU-OPS / FAR 121, as applicable. EU-OPS status should include equipment mandated by Eurocontrol for operation in Eurocontrol managed airspace.

Certified ETOPS Compliance Report	If applicable, a certified report demonstrating the required ETOPS configuration for the Aircraft as per the CMP Document approved for the Aircraft Type.
Certified Deferred Defects Status

Normally, deferred defects are not permitted upon Transfer of an aircraft. In situations where this is permitted, a certified list of outstanding defects must be provided with details of any time limits. Where this is not permitted, a certified status must be provided confirming that there are no deferred defects.

Certified Deferred Inspection Status

Normally, deferred defects or time limited repairs are not permitted upon Transfer of an aircraft. In situations where this is permitted, details and the status of any special inspections must be provided. Where this is not permitted, a certified status must be provided confirming that there are no deferred inspections.

Certified Loose Equipment Inventory

A certified list of installed loose equipment, or special tools to be provided with the Aircraft at Transfer and their location on the aircraft e.g. galley equipment, emergency equipment, headsets, landing gear pins, covers, etc.

CERTIFICATES

Certificate of Airworthiness

Current Certificate of Airworthiness as provided by the NAA (National Airworthiness Authority) of the country of registration. In cases where Lessee’s NAA does not provide an Export Certificate of Airworthiness, the current Certificate of Airworthiness must be less than two months since date of issue.

Airworthiness Review Certificate	For Transfer from an EASA Member State, an ARC (Airworthiness Review Certificate) issued for the Aircraft at Transfer pursuant to EASA Part M.
Certificate of Registration	Certificate of Registration as provided by the NAA of the country of registration.
Noise Limitation Certificate	Noise Limitation Certificate as provided by the NAA of the country of registration.
Radio Station Licence	Radio Station Licence as provided by the NAA or radio licensing authority of the country of registration.
Flight Manual Approval	Flight Manual Approval as provided by the NAA of the country of registration.
Certificate of Sanitary Construction	As provided by the Manufacturer.
Air Operator Certificate	Current AOC (Air Operator Certificate) as issued by the NAA of the State of the Operator.
Export Certificate of Airworthiness at Lease Expiry	Current Export Certificate of Airworthiness as provided by the NAA of the country of registration at Lease Expiry.
Export Certificate of Airworthiness at Manufacture

One of (i) the Export Certificate of Airworthiness provided at manufacture by the NAA of the State of Final Assembly of the Aircraft where the country of first registration after manufacture was other than the State of Final Assembly, or

(ii) the Certificate of Airworthiness provided at manufacture by the NAA of the State of Final Assembly of the Aircraft where the country of first registration after manufacture was the State of Final Assembly, or

(iii) the EASA Form 52 provided by the Manufacturer (holding Production Organisation Approval in an EASA Member State) at manufacture where the country of first registration after manufacture was an EASA Member State.

STATEMENTS

Major Modification Statement	A certified statement identifying any major modifications incorporated on the Aircraft.
Major Repair Statement	A certified statement identifying any major repairs incorporated on the Aircraft.
Accident/Incident Statement

A certified statement from the Quality Assurance Manager of Lessee identifying the serial number of the Aircraft and the serial number of its installed engines confirming that they have not been involved in any accident or incident while in the possession of Lessee. OR In the event that the Aircraft and/or engines have been involved in an accident or incident (already know to Lessor), then a summary of the accident/incident should be inserted with reference details of the Return to Service workscope accomplished after the accident/incident. The statement should otherwise confirm that apart from the noted accident/incident, the Aircraft and its installed engines have not been involved in any other accident or incident while in the possession of Lessee.

[***]	[***]
DER Repairs Statement	A certified statement confirming that no DER Repairs have been incorporated in the Aircraft (other than in the passenger cabin).
RVSM Compliance Statement	A certified statement confirming that the Aircraft is compliant with the configuration requirements for operation in RVSM airspace.
Oils and Fluids Statement	A certified statement identifying the type of oil, fluid and grease types used in the applicable aircraft systems.
Fuel Sample Statement	A certified statement confirming that the fuel in each tank has been sampled and tested at Transfer and confirming that no contamination has been found.

RECORDS

Airframe Log Book	Log of airframe Flight Hours and Cycles, Maintenance Checks, Modifications, AD’s, etc.
Engine Log Books

Log of engine Flight Hours and Cycles, Shop Visits, Modifications, AD’s, Airframes to which fitted (Serial Numbers or Registrations), Installation data (Date, TSN, CSN), Removal data (Date, TSN, CSN), Thrust Ratings, etc.

APU Log Book	Log of Shop Visits, Modifications, AD’s, Airframes to which fitted, fitted (Serial Numbers or Registrations), Installation data (Date, TSN, CSN), Removal data (Date, TSN, CSN), etc.
Airframe Checks

Work Packs for all maintenance accomplished in compliance with the MPD / Maintenance Programme. At the very minimum this should contain the last accomplishment of each task which would have fallen due since manufacture.

Technical Log	Pilot Reports and Line Maintenance Reports (i.e. in service defect reports). Minimum of previous three years.
Engine Shop Visit Records

Shop visit reports for all Engine/Module shop visits, to include:

Release to Service Certificate

AD Status

Service Bulletin Status

LLP Status

Engine Configuration Status

Incoming Inspection Report

Outgoing Summary Report of Work Accomplished

Test Cell Report

After Test Cell Borescope Report

Fan Blade Plotting

RECORDS

Engine LLP Traceability Records

Certified records showing the accumulation of Hours and Cycles since new for each Life Limited Part of an engine. Typically, the record for each LLP (by LLP part number and serial number) will show the serial number of the engine into which the LLP was installed when new, the Date, TSN & CSN of the engine at time of installation of the LLP and the Date, TSN & CSN of the engine at time of removal of the LLP. The record will subsequently show the serial number of each engine into which the LLP has been installed, the Date, TSN & CSN of each such engine at time of installation of the LLP and the Date, TSN & CSN of each such engine at time of removal of the LLP. The record should also show the Hours and Cycles accumulated at different thrust rates (if applicable).

A Release to Service Certificate (FAA 8130-3 or EASA Form 1) from new must be provided, or, if the LLP was installed new in a new engine, a copy of the engine manufacturer’s log (EDS, VSL, etc) will suffice showing the part number and serial number of the LLP installed new at manufacture of the engine.

A Release to Service Certificate (FAA 8130-3 or EASA Form 1) must also be provided for each maintenance activity (if applicable) accomplished on each LLP. Note, this release to service certificate is critical for an LLP where a change of part number is implemented after the accomplishment of a service bulletin, airworthiness directive or manufacturer modification. The change of part number and reason for change must be clearly identified.

Non-Incident/Accident letters must be provided for each engine into which each LLP has been installed.

Engine Condition Monitoring Report	A copy of the most recent trend report for each engine which must show no obvious deterioration in the on-wing performance of the engine.
Last Engine Borescope Report & Video	Typically, the borescope accomplished as part of the Transfer Conditions.
Last On-Wing Engine Ground Run Report	Typically, the report for the on-wing ground runs accomplished as part of the Transfer Conditions.

RECORDS

APU Shop Visit Records	Shop visit reports for all APU shop visits, to include: Release to Service Certificate AD Status Service Bulletin Status LLP Status Test Cell Report
APU LLP Traceability Records

Where applicable, certified records showing the accumulation of Cycles Since New for each Life Limited Part of the APU. Typically, the record for each LLP (by LLP part number and serial number) will show the serial number of the APU into which the LLP was installed when new, the Date, TSN & CSN of the APU at time of installation of the LLP and the Date, TSN & CSN of the APU at time of removal of the LLP. The record will subsequently show the serial number of each APU into which the LLP has been installed, the Date, TSN & CSN of each such APU at time of installation of the LLP and the Date, TSN & CSN of each such APU at time of removal of the LLP.

A Release to Service Certificate (FAA 8130-3 or EASA Form 1) from new must be provided, or, if the LLP was installed new in a new APU, a copy of the engine manufacturer’s log will suffice showing the part number and serial number of the LLP installed new at manufacture of the APU.

A Release to Service Certificate (FAA 8130-3 or EASA Form 1) must also be provided for each maintenance activity (if applicable) accomplished on each LLP. Note, this release to service certificate is critical for an LLP where a change of part number is implemented after the accomplishment of a service bulletin, airworthiness directive or manufacturer modification. The change of part number and reason for change must be clearly identified.

Non-Incident/Accident letters must be provided for each APU into which each LLP has been installed.

Last APU Borescope Report & Video	Typically, the borescope accomplished as part of the Transfer Conditions.
Last On-Wing APU Health Check Report	Typically, the report for the on-wing health check accomplished as part of the Transfer Conditions.

RECORDS

AD Records

“Dirty Finger Print” records. Originally certified record, as recorded by an aircraft technician of the most recent accomplishment of each task for each AD requirement that would have fallen due since manufacture. Ideally the AD records should be presented in a binder containing a copy of each AD generally applicable to the Aircraft/Engine type. Behind each AD in the binder should be the record of last accomplishment of each requirement of the AD (“dirty finger print” record), or, if the AD is not applicable to the specific Aircraft/Engine, then evidence of this non-applicability should be inserted (e.g. the Applicability list of an associated Service Bulletin showing that the specific Aircraft/Engine is not listed).

Modification Records

Certified records showing the accomplishment of each modification to the Aircraft since delivery from the Manufacturer. For modifications which are not 100% based on a Service Bulletin issued by the Manufacturer evidence must be provided of approval of the modification design data by the State of Design of the Aircraft (e.g. FAA Form 8110-3 for Aircraft designed in the United States) and approval by the NAA of the State of Registration. For modifications which are based on a Service Bulletin issued by the Manufacturer, such Service Bulletin must be applicable to the Aircraft as per the effectivity statement in the Service Bulletin.

For modifications which are based on an STC evidence must be provided of the right to use the STC for the Aircraft.

For major modifications an FAA Form 337 or EASA equivalent approving the actual accomplishment must be provided.

Special Inspection Records	Certified records of any special inspections which have been accomplished.
Structural Inspection Records	Certified accomplishment of each Structural Inspection task listed in the Manufacturer’s MPD. Note: Normally, sampling is not permitted by Lessor.
CPCP Records	A certified accomplishment of each CPCP task card.
SSID Records	Where applicable to the aircraft type, a certified accomplishment of each SSID task card.

RECORDS

ALI Records	Where applicable to the aircraft type, a certified accomplishment of each ALI task card.
CMR Records	Where applicable to the aircraft type, a certified accomplishment of each CMR task card.
Landing Gear Records

Release to Service Certificate (FAA 8130-3 or EASA Form 1) from new or last maintenance activity for each serialised part of the assembly, and Release to Service Certificate for last overhaul for each serialised part of the assembly and release to service record for installation on the Aircraft. Parts installed on the Aircraft since the Aircraft was new, and which have never been removed from the Aircraft, may be evidenced by the Fitted Listing provided at manufacture by the Aircraft Manufacturer (e.g. Boeing - Aircraft Readiness Log, Airbus — Aircraft Inspection Report).

RECORDS

Landing Gear LLP Traceability Records

Certified records showing the accumulation of Cycles since new for each Life Limited Part of a Landing Gear Assembly. Typically, the record for each LLP (by LLP part number and serial number) will show the serial number (or Registration) of the airframe onto which the LLP was installed when new, the Date and TSN/CSN of the airframe at time of installation of the LLP and the date and TSN/CSN of the airframe at time of removal of the LLP. The record will subsequently show the serial number (or Registration) of each airframe onto which the LLP has been installed, the Date and TSN/CSN of each such airframe at time of installation of the LLP and the Date and TSN/CSN of each such airframe at time of removal of the LLP. The record should also show the Flight Hours and Cycles accumulated at different weight variants (if applicable).

A Release to Service Certificate (FAA 8130-3 or EASA Form 1) from new must be provided, or, if the LLP was installed new in a new airframe, a copy of the airframe manufacturer’s fitted listing (e.g. Boeing - Aircraft Readiness Log, Airbus — Aircraft Inspection Report) will suffice showing the part number and serial number of the LLP installed new at manufacture of the airframe.

A Release to Service Certificate (FAA 8130-3 or EASA Form 1) must also be provided for each maintenance activity (if applicable) accomplished on each LLP. Note, this release to service certificate is critical for an LLP where a change of part number is implemented after the accomplishment of a service bulletin, airworthiness directive or manufacturer modification. The change of part number and reason for change must be clearly identified.

Non-Incident/Accident letters must be provided for each airframe into which each LLP has been installed.

RECORDS

Hard Time Component Records

Release to Service Certificate (FAA 8130-3 or EASA Form 1) from new or last maintenance activity, and Release to Service Certificate for last accomplishment of the specified Hard Time Event maintenance and release to service record for installation on the Aircraft. Parts installed on the Aircraft/Engine since the Aircraft/Engine was new, and which have never been removed from the Aircraft/Engine, may be evidenced by the Fitted Listing provided at manufacture by the Aircraft/Engine Manufacturer (e.g. Boeing - Aircraft Readiness Log, Airbus — Aircraft Inspection Report, CFMI - Engine Data Submittals, IAE — Vital Statistics Log).

On-Condition & Condition-Monitored Part Records

Release to Service Certificate (FAA 8130-3 or EASA Form 1) from new or last maintenance activity and release to service record for installation on the Aircraft. Parts installed on the Aircraft/Engine since the Aircraft/Engine was new, and which have never been removed from the Aircraft/Engine, may be evidenced by the Fitted Listing provided at manufacture by the Aircraft/Engine Manufacturer (e.g. Boeing - Aircraft Readiness Log, Airbus — Aircraft Inspection Report, CFMI - Engine Data Submittals, IAE — Vital Statistics Log).

Repair Records

Certified records showing accomplishment of repairs to the Aircraft since delivery from the Manufacturer. For repairs not accomplished in accordance with the Manufacturer’s SRM evidence must be provided of approval of the repair data by the Compliance Authority (e.g. FAA Form 8110-3 for Aircraft designed in the United States) and approval by the NAA of the State of Registration.

For major repairs an FAA Form 337 or EASA equivalent approving the actual accomplishment must be provided.

Last Weighing Report including Schedule

Certified copy of the last weighing report accomplished for the Aircraft. Comparison with the last weighing report accomplished prior to Delivery and with the weighing report issued at manufacture should show no unaccounted changes in weight.

Compass Swing Report	Certified accomplishment and recordings of the last compass swing.

RECORDS

Burn Test Certificates

Certification of compliance with Fire Blocking requirements of EASA CS-25 or FAR 25. Certificates required for:

Seat Bottom Foam

CS/FAR 25.853 Appendix F Part I (Passenger / Cabin Crew / Flight Crew)

Seat Back Foam

CS/FAR 25.853 Appendix F Part I (Passenger / Cabin Crew / Flight Crew)

Seat Dress Fabric

CS/FAR 25.853 Appendix F Part I (Passenger / Cabin Crew / Flight Crew)

Seat Bottom Cushion Assembly

CS/FAR 25.853 Appendix F Part II (Passenger / Cabin Crew)

Seat Back Cushion Assembly

CS/FAR 25.853 Appendix F Part II (Passenger / Cabin Crew)

Curtains

CS/FAR 25.853 Appendix F Part I

Carpets

CS/FAR 25.853 Appendix F Part I

Galley Flooring

CS/FAR 25.853 Appendix F Part I

Last Test Flight Report	Typically, the report for the test flight accomplished as part of the Transfer Conditions.
Last FDR Report & Corrections

Report showing the status of all parameters recorded by the FDR (Flight Data Recorder). Typically a download is accomplished every C Check. Records should show that any errors (e.g. a transducer not reporting) have been corrected.

Fuel Sample Records	Records confirming that the fuel in each tank has been sampled and tested at Transfer and confirming that no contamination has been found.

DRAWINGS

LOPA	Passenger seating configuration drawing approved by the Compliance Authority and the NAA of the State of Registration.

DRAWINGS

PSU Configuration	A PSU configuration drawing to match the LOPA, approved by the Compliance Authority and the NAA of the State of Registration.
Emergency Equipment Layout

A layout drawing showing the location of the installed emergency equipment required to comply with the operational regulations of the State of the Operator, approved by the NAA of the State of the Operator and the NAA of the State of Registration.

Livery Drawing	A drawing showing the livery and mandatory markings at Transfer, approved by the NAA of the State of Registration.
Galley Drawings	Galley Manufacturer’s drawings of the galley installation and openings.

MANUFACTURER DELIVERY DOCUMENTS

Specification

Report issued by the Manufacturer Identifying the specification to which the Aircraft was built (e.g. for Boeing, this would be a Detailed Specification; for Airbus, this would be a Standard Specification with a List of Specification Change Notices (SCNs)).

Fitted Listing

Report issued by the Manufacturer identifying the serialised parts fitted to the Aircraft at manufacture (e.g. for Boeing, this would be the Readiness Log; for Airbus this would be a part of the Aircraft Inspection Report).

Miscellaneous Brochure (Boeing Aircraft)	Miscellaneous reports of the manufacture of the Aircraft.
Rigging Brochure (Boeing Aircraft)	Rigging status of the Aircraft at Manufacture.
Aircraft Inspection Report (Airbus Aircraft)

Report issued by the Manufacturer identifying each of the following:

•  List of Constituent Assemblies

•  Conformity to the Design Standard Requirement

•  List of Equipment

•  List of Recordable Concessions

•  List of Concessions for Customer Information

•  System Ground Testing

•  Temporary Exemptions

Engine Manufacturer Delivery Documents

Report issued by the Engine Manufacturer identifying the serialised components fitted to the Engine at manufacture (e.g. for CFMI, this would be the Engine Data Submittals; for IAE, this would be the Vital Statistics Log).

Weight & Balance Report	Report issued by the Manufacturer showing the Manufacturer’s Empty Weight at manufacture.
AD Status at Manufacture	Report issued by the Manufacturer showing the AD compliance at manufacture.
Incorporated Modifications Report	Report issued by the Manufacturer detailing the post type certification modifications accomplished during manufacture.

MANUALS

Airplane Flight Manual	Latest Revision.

MANUALS

Operations Manual	Latest Revision.
Quick Reference Handbook	Latest Revision.
Master Minimum Equipment List (Airbus Aircraft)	Latest Revision.
Weight and Balance Control and Loading Manual	Latest Revision.
Fuel Quantity (Kilograms) Tables for Ground Attitudes	Latest Revision (If applicable).
Airplane Maintenance Manual

Latest Revision. All Manufacturer Service Bulletins incorporated on the Aircraft should have been advised to the Manufacturer and the manual updated accordingly. Operator modifications may be included in the manual as a Customer Originated Change notified to the Manufacturer or, where permitted by Lessor, may be provided as an operator supplement to the manual.

Illustrated Parts Catalogue

Latest Revision. All Manufacturer Service Bulletins incorporated on the Aircraft should have been advised to the Manufacturer and the manual updated accordingly. Operator modifications may be included in the manual as a Customer Originated Change notified to the Manufacturer or, where permitted by Lessor, may be provided as an operator supplement to the manual.

Wiring Diagram Manual

Latest Revision. All Manufacturer Service Bulletins incorporated on the Aircraft should have been advised to the Manufacturer and the manual updated accordingly. Operator modifications may be included in the manual as a Customer Originated Change notified to the Manufacturer or, where permitted by Lessor, may be provided as an operator supplement to the manual.

Systems Schematic Manual

Latest Revision. All Manufacturer Service Bulletins incorporated on the Aircraft should have been advised to the Manufacturer and the manual updated accordingly. Operator modifications may be included in the manual as a Customer Originated Change notified to the Manufacturer or, where permitted by Lessor, may be provided as an operator supplement to the manual.

Electrical Load Analysis

Up to date analysis of the electrical loading on the AC and DC electrical systems of the Aircraft taking into account all modifications (Manufacturer and Operator modifications) accomplished on the Aircraft since manufacture.

MANUALS

Passenger Seat Component Maintenance Manual	Latest Revision.
Galley Manuals	Latest Revision.
IFE Operations Manual	Manual showing the operation of the In Flight Entertainment system (if installed).
Post Manufacture Modification Manuals	Latest Revision of any manuals issued by STC Holders for any major modifications accomplished on the Aircraft.
Operator Approved Maintenance Program	Latest Revision of Lessee’s Approved Maintenance Programme showing the approval of Lessee’s National Airworthiness Authority.
Operator Publication Supplement	Where permitted by Lessor, supplements issued by Lessee to the Manufacturer’s Manuals for operator modifications accomplished to the Aircraft.

Exhibit M

FORM OF IDERA(27) [(BRAZIL)

IDERA	IDERA
IRREVOCABLE DE-REGISTRATION AND EXPORT REQUEST AUTHORISATION	FORMULÁRIO DE AUTORIZAÇÃO IRREVOGÁVEL DE CANCELAMENTO DE MATRÍCULA E DE SOLICITAÇÃO DE EXPORTAÇÃO

,	de de

To: Agência Nacional de Aviação Civil — ANAC c/o Registro Aeronáutico Brasileiro — RAB	Para: Agência Nacional de Aviação Civil — ANAC c/o Registro Aeronáutico Brasileiro — RAB

Re: Irrevocable De-Registration and Export Request Authorisation	Assunto: Autorização Irrevogável de Cancelamento da Matrícula e de Solicitação de Exportação

The undersigned is the registered operator of the            aircraft bearing manufacturers serial number            and registration mark PR-       (together with all installed, incorporated or attached accessories, parts and equipment, the “aircraft”).

O infra-assinado é a operador registrado da aeronave            , portando número de série do fabricante            e matrícula brasileira PR-      (juntamente com todos os acessórios, peças e equipamentos instalados, incorporados ou afixados, a “aeronave”).

This instrument is an irrevocable de-registration and export request authorization issued by the undersigned in favour of       (“the authorized party”), under the authority of Article XIII of the Protocol to the Convention on International Interests in Mobile Equipment on Matters specific to Aircraft Equipment.  In accordance with that Article and in accordance with the Declaration of the Federative Republic of Brazil, the undersigned hereby requests:

O presente instrumento constitui autorização irrevogável para cancelamento de matrícula e de solicitação de exportação irrevogável emitido pelo infra-assinado em favor de       (a “parte autorizada”), de acordo com os termos do Artigo XIII do Protocolo à Convenção sobre Garantias Internacionais Incidentes sobre Equipamentos Móveis Relativo a Questões Específicas ao Equipamento Aeronáutico. De acordo com esse Artigo e nos termos da Declaração da República Federativa do Brasil, o infra-assinado vem requerer o quanto segue:

(i) recognition that the authorized party or the person it certifies as its	(i) o reconhecimento de que a parte autorizada ou a pessoa que ela

(27)  This drafting reflects the aircraft being registered in Brazil.  To be updated if this is not the case.

designee is the sole person entitled to:	certificar como seu representante é a única pessoa habilitada para:

(a)                                           procure the de-registration of the aircraft from the Brazilian Aeronautical Register maintained by the Agência Nacional de Aviação Civil — ANAC for the purposes of Chapter III of the Convention on International Civil Aviation, signed at Chicago, on 7 December 1944, and

(a)                     providenciar o cancelamento da matrícula da aeronave no Registro Aeronáutico Brasileiro mantido pela Agência Nacional de Aviação Civil - ANAC para os fins do Capítulo III da Convenção de Aviação Civil Internacional, assinada em Chicago, em 7 de dezembro de 1944, e

(b) procure the export and physical transfer of the aircraft from the Federative Republic of Brazil; and	(b) providenciar a exportação e transferência física da aeronave da República Federativa do Brasil; e

(ii)                                  confirmation that the authorized party or the person it certifies as its designee may take the action specified in clause (i) above on written demand without the consent of the undersigned and that, upon such demand, the authorities in Brazil shall co-operate with the authorized party with a view to the speedy completion of such action.

(ii)                                  confirmação no sentido de que a parte autorizada ou a pessoa que ela certificar como seu representante poderá praticar os atos especificados no item (i) acima mediante pedido por escrito, sem o consentimento do infra-assinado e que, quando do referido pedido, as autoridades no Brasil deverão cooperar com a parte autorizada com vistas à pronta consumação dos referidos atos.

The rights in favour of the authorized party established by this instrument may not be revoked by the undersigned without the written consent of the authorized party.	Os direitos em favor da parte autorizada estabelecidos no presente instrumento não poderão ser revogados pelo infra-assinado, sem o consentimento por escrito da parte autorizada.

[ ]	[ ]

By:	Por:
Name:	Nome:
Its:	Cargo:

Witnesses:	Testemunhas:

No. 1:	No. 1:
Name/ID:	Nome/ID:

No. 2:	No. 2:
Name/ID:	Nome/ID: ]

Exhibit N

FORM OF DEREGISTRATION POWER OF ATTORNEY(28) (BRAZIL)

Deregistration Power of Attorney

By this Power of Attorney, [•], a company duly organised and validly existing and registered under the laws of the Federative Republic of Brazil, having its principal offices in [•] (the “Grantor”), herein represented by its directors, Messrs.                   and                   , absolutely, unconditionally, irrevocably and irreversibly appoints [*] a company organized under the laws of [*]with its principal place of business at [*] (the “Head Lessor”) under the Aircraft Lease Agreement dated as of         , executed between [*] and LATAM Airlines Group S.A. (as amended from time to time, the “Head Lease”), as Grantor’s Attorney-in-fact (the “Attorney”), being expressly authorized and empowered to do any and all of the following in its own name, which appointment is coupled with an interest:

To represent the Grantor, in its own name, in any and all jurisdictions including without limitation, the Federative Republic of Brazil, before all ministries, agencies, offices, subdivisions and departments thereof, including, without limitation, the Ministry of Defense, the National Agency of Civil Aviation (“ANAC”), the Brazilian Aeronautical Registry (the “RAB”), the Empresa Brasileira de Infra-Estrutura Aeroportuaria (“INFRAERO”), the Foreign Trade Secretariat (“SECEX”), Registries of Titles and Documents (“RTDs”), the Brazilian Tax and Customs authorities (the “SRF”) and the Central Bank of Brazil, in all sections, divisions, subdivisions thereof, for the purpose of:

(i)                                         deregistering, on behalf of the Grantor (a) the registration of the [       ] model aircraft bearing manufacturer’s serial number         and Brazilian Registration Mark             (the “Aircraft”);

(ii)                                       signing any corresponding petitions, consents, approvals or any other documents and pay all costs related thereto and to take any other measures necessary or desirable to cancel the registration of the Aircraft with RAB and any lease to which the Aircraft is then subject, upon Lessee becoming obliged to redeliver the Aircraft  pursuant to the Lease and receiving any documents issued by any ministry mentioned above confirming such deregistration;

taking any other action necessary or desirable for the repossession and exportation of the Aircraft  overseas; and

(a)                           Generally to do all such acts and execute all such documents, whether by hand or under seal, and deliver any documents under seal or otherwise as may be necessary or desirable to give effect to the terms of this Power of Attorney.

(b)                           At its discretion, to delegate to any person all of the foregoing powers and authorities upon terms as said Attorney shall think proper.

(28)  This drafting reflects the aircraft being registered in Brazil.  To be updated if this is not the case.

(c)                            The Grantor hereby undertakes from time to time and at all times to indemnify the Attorney against all costs and claims, expenses and liabilities howsoever incurred by the Attorney in connection herewith the Grantor may in their discretion take pursuant to this Power of Attorney, shall be as good, valid and effectual for all purposes as if the same had been done by Grantor itself.

(d)                           This Power of Attorney shall be governed by the laws of Brazil and shall be absolutely and unconditionally irrevocable and irreversible as established by Article 684 of the Brazilian Civil Code.

IN WITNESS WHEREOF, this Power of Attorney has been executed by the Grantor in [•], on the           day of                        ,           .

[•]

By:
Name:
Title:

By:
Name:
Title:

SCHEDULE 8

FORM OF LEASE (787-8 AIRCRAFT

AND 787-9 AIRCRAFT)

AGREED FORM

AIRCRAFT OPERATING LEASE AGREEMENT(1)

dated as of

[....]

between

[•]

(Lessor)

and

LATAM AIRLINES GROUP S.A.

(Lessee)

IN RESPECT OF

One Boeing 787-[•] Aircraft

Bearing Manufacturer’s Serial Number [....]

Registration Mark [....]

Scheduled Delivery Date [•]

(1)                                This Lease has been drafted on the assumption that there will be a sub-lease from delivery and that the State of Registration of the Aircraft at Delivery will be Brazil.  If either of these assumptions are incorrect, various supplemental amendments will need to be made where indicated.

Schedule 8 to the Framework Deed

INDEX

R E C I T A L S		5
1.	SUMMARY OF TRANSACTION	5
1.1	Description of Aircraft.	5
1.2	Scheduled Delivery Date and Location.	5
1.3	Lease Term.	5
1.4	Country of Aircraft Registration.	5
1.5	Maintenance Programme.	5
1.6	Agreed Value.	5
1.7	Lessor’s Designated Bank Account(s).	6
2.	DEFINITIONS AND INTERPRETATION	6
2.1	Definitions.	6
2.2	Interpretation.	27
3.	PLACE AND DATE OF DELIVERY, DELIVERY CONDITION	28
3.1	Place of Delivery.	28
3.2	Scheduled Delivery Date.	28
3.3	Delivery Subject to Conditions Precedent.	28
3.4	Lessee Acceptance of Aircraft.	29
3.5	Delay or Failure in Delivery.	29
3.6	Cancellation for Delay.	29
4.	LEASE TERM	30
4.1	Lease Term.	30
4.2	Expiry Date.	30
4.3	Survival.	30
5.	RENT AND OTHER PAYMENTS	31
5.1	Basic Rent.	31
5.2	[***]	31
5.3	[***]	31
5.4	Lessor’s Designated Bank Account.	31
5.5	Lessee’s Bank Account.	32
5.6	Late Payment Interest.	32
5.7	No Deductions or Withholdings.	32
5.8	Sales or Value Added Taxes.	33
5.9	Net Lease.	33
5.10	Currency Indemnity.	34
5.11	Miscellaneous.	35
6.	CONDITIONS PRECEDENT	36
6.1	Conditions Precedent.	36
6.2	Further Conditions.	40
6.3	Lessee Conditions Precedent.	41
6.4	Conditions Subsequent.	42
6.5	Waiver.	42
6.6	Documents in English.	42
7.	DISCLAIMERS	43
7.1	“As Is-Where Is”.	43
7.2	Waiver of Warranty of Description.	44
7.3	Conclusive Evidence.	44
7.4	No Lessor Liability for Losses.	44
7.5	No Liability to Repair or Replace.	45
7.6	Lessee Waiver.	45
7.7	No Waiver.	45
7.8	Consideration for Rent and other Amounts.	45
7.9	Benefit of this Section 7.9.	45
8.	MANUFACTURER’S WARRANTIES	45
8.1	Warranties.	45
8.2	Warranty Claims.	45
8.3	Proceeds.	46
8.4	Assignment on Return.	46

i

9.	OPERATION OF AIRCRAFT	46
9.1	Compliance with Laws.	46
9.2	Costs of Operation.	47
9.3	Training.	47
9.4	No Violation of Insurance Policies.	47
9.5	No Relinquishment of Possession.	48
9.6	No Security Interests.	48
9.7	Non-Representation of Lessor.	48
9.8	Habitual Base.	48
9.9	International Registry	48
9.10	No Risk or Penalty or Appropriation.	49
10.	SUBLEASES	49
10.1	Initial Sublease	49
10.2	No Subleasing without Lessor Consent.	49
10.3	Wetlease.	52
10.4	[***]	53
10.5	Continued Responsibility of Lessee.	53
11.	MAINTENANCE OF AIRCRAFT	53
11.1	General Obligation.	53
11.2	Maintenance Performer.	54
11.3	Notification of Shop Visits and Additional Work Requested by Lessor.	54
11.4	Specific Obligations.	54
11.5	Replacement of Parts.	56
11.6	Removal of Engines.	56
11.7	Pooling.	57
11.8	Modifications.	58
11.9	Reporting Requirements.	59
11.10	Maintenance Programme.	60
11.11	Inspection of Aircraft.	60
12.	TITLE AND REGISTRATION	61
12.1	Title to the Aircraft.	61
12.2	Registration of Aircraft and Security Interests.	61
12.3	International Registry.	62
12.4	Discharge of Registration.	62
12.5	Irrevocable De-registration and Export Request Authorisation.	62
13.	IDENTIFICATION PLATES	63
13.1	Airframe and Engine Identification Plates.	63
14.	TAXES	64
14.1	General Obligation of Lessee.	64
14.2	After-Tax Basis.	64
14.3	Timing of Payment.	64
14.4	Tax Credit	65
14.5	Contest.	65
14.6	Mitigation.	65
14.7	Verification.	66
14.8	Co-operation in Filing Tax Returns.	66
14.9	Survival of Obligations.	66
15.	INDEMNITIES	66
15.1	General Indemnity.	66
15.2	Exceptions to General Indemnities.	67
15.3	Consultation, Mitigation and Reimbursement	68
15.4	After-Tax Basis.	69
15.5	Time of Payment.	69
15.6	Subrogation.	69
15.7	Notice.	70
15.8	Defence of Claims.	70
15.9	Survival of Obligation.	70

16.	INSURANCE	70
16.1	Insurances.	70
16.2	Date Recognition.	71
16.3	Renewal.	71
16.4	Assignment of Rights by Lessor.	71
16.5	Insurance Covenants.	72
16.6	Currency.	73
16.7	Failure to Insure.	73
16.8	Continuation of Insurances.	73
16.9	Application of Insurance Proceeds.	74
17.	RISK, LOSS, DAMAGE AND REQUISITION	74
17.1	Risk.	74
17.2	Total Loss of Aircraft prior to Delivery.	75
17.3	Notice of Total Loss.	75
17.4	Total Loss of Aircraft or Airframe.	75
17.5	Surviving Engine(s).	75
17.6	Total Loss of Engine and not Airframe.	76
17.7	Other Loss or Damage.	76
17.8	Requisition.	77
18.	REPRESENTATIONS AND WARRANTIES OF LESSEE	78
18.1	Lessee Representations.	78
18.2	Repeating Representations.	81
18.3	Survival:	82
19.	REPRESENTATIONS AND WARRANTIES OF LESSOR	82
19.1	Lessor Representations.	82
20.	FINANCIAL AND OTHER INFORMATION	83
20.1	Financial and Other Information.	83
21.	RETURN OF AIRCRAFT	84
21.1	General.	84
21.2	Return Report.	84
21.3	Inspection.	84
21.4	Demonstration Flight.	85
21.5	Certificate of Airworthiness Export and Deregistration Matters at Return.	85
21.6	Non-compliance.	86
21.7	Return Certificate.	87
21.8	Indemnities and Insurance.	87
22.	QUIET ENJOYMENT	87
22.1	Quiet Enjoyment.	87
23.	ASSIGNMENT	87
23.1	No Assignment by Lessee.	87
23.2	Transfer by Lessor.	87
23.3	Lessee Co-operation.	88
23.4	Conditions.	89
23.5	Protection.	90
23.6	Release.	90
24.	DEFAULT OF LESSEE	90
24.1	Lessee Notice to Lessor.	90
24.2	Events of Default.	90
24.3	Lessor’s General Rights.	94
24.4	Lessee Liability for Damages.	96
24.5	Waiver of Default.	96
25.	LESSEE ILLEGALITY AND LESSOR ILLEGALITY AND OTHER EVENTS	97
25.1	Lessee Illegality Event.	97
25.2	Lessor Illegality Event.	97
25.3	Other Events.	97
26.	NOTICES	97

26.1	Manner of Sending Notices.	97
26.2	Notice Information.	98
27.	GOVERNING LAW AND JURISDICTION	98
27.1	Governing Law.	98
27.2	[***]	98
27.3	Jurisdiction.	99
27.3.1	English Courts.	99
27.3.2	Non-Exclusive Jurisdiction.	99
27.3.3	Service of Process.	99
28.	MISCELLANEOUS	100
28.1	Confidentiality.	100
28.2	Delegation by Lessor.	100
28.3	Remedy.	100
28.4	Waiver, Remedies Cumulative.	100
28.5	Further Assurances.	101
28.6	Severability.	101
28.7	Time is of the Essence.	101
28.8	Amendments in Writing.	101
28.9	Third Party Rights.	101
28.10	Entire Agreement.	102
28.11	English Language.	102
28.12	No Brokers.	102
28.13	Execution in Counterparts.	102
28.14	[Concerning Lessor.	102
28.15	Successor Owner Trustee.	103

Exhibit A	105
DESCRIPTION OF AIRCRAFT	105
Exhibit B	107
FINANCIAL PROVISIONS	107
Exhibit C	108
FORM OF DELIVERY ACCEPTANCE CERTIFICATE	108
Exhibit D	122
FORM OF RETURN ACCEPTANCE CERTIFICATE	122
Exhibit E	133
INSURANCE REQUIREMENTS	133
Exhibit F	137
OPERATING CONDITION OF THE AIRCRAFT AT DELIVERY	137
Exhibit G	138
OPERATING CONDITION OF AIRCRAFT AT RETURN	138
Exhibit H	145
FORM OF QUARTERLY REPORT	145
Exhibit I	147
FORM OF NOTICE AND ACKNOWLEDGEMENT OF SECURITY ASSIGNMENT	147
PART A	147
PART B	150
FORM OF CONFIRMATION OF QUIET ENJOYMENT	157
PART A	157
PART B	158
Exhibit K	159
EUROCONTROL AUTHORISATION LETTER	159
Exhibit L	160
AIRCRAFT DOCUMENTATION AND STANDARDS	160
Exhibit M	178
FORM OF IDERA [(BRAZIL)	178
Exhibit N	180
FORM OF DEREGISTRATION POWER OF ATTORNEY [(BRAZIL)	180

AIRCRAFT OPERATING LEASE AGREEMENT

THIS AIRCRAFT OPERATING LEASE AGREEMENT (the “Agreement”) is made and entered into as of this        day of [•], between LATAM Airlines Group S.A., a company duly incorporated under the laws of Chile, through its office located at Av. Presidente Riesco 5711, 20th Floor Las Condes, Santiago, Chile (“Lessee”) and [•], a company duly incorporated under the laws of [•] through its office located at [•] (“Lessor”).

R E C I T A L S

WHEREAS, Lessee desires to lease from Lessor and Lessor is willing to lease to Lessee the Aircraft described herein upon and subject to the terms of this Agreement;

NOW, THEREFORE, in consideration of the mutual promises herein, Lessor and Lessee agree as follows:

1.                                      SUMMARY OF TRANSACTION

The following is a summary of the lease transaction between Lessee and Lessor. It is set forth for the convenience of the parties only and will not be deemed in any way to amend, detract from, simplify or affect the construction of the other provisions of this Agreement. In the event of a conflict with any such other provision, such other provision shall govern.

1.1                               Description of Aircraft.

Boeing 787-[8]/[9]; MSN [        ].

1.2                               Scheduled Delivery Date and Location.

In the month of [•], at the Delivery Location.

1.3                               Lease Term.

[***]

1.4                               Country of Aircraft Registration.

Brazil(2) or such other jurisdiction permitted in accordance with this Agreement.

1.5                               Maintenance Programme.

Initial Sub-Lessee’s Maintenance Programme, for so long as Aircraft is subject to the Initial Sub-Lease.

1.6                               Agreed Value.

The “Agreed Value” of the Aircraft is the amount shown in Exhibit B hereto as the “Agreed Value” and is the amount payable to Lessor (or its designee or assignee) in the event of a Total Loss.

(2)  This drafting reflects the aircraft being registered in Brazil.  To be updated if this is not the case.

5

1.7                               Lessor’s Designated Bank Account(s).

Account Name	[•]
Account Number	[•]
IBAN	[•]
Swift Code	[•]
Bank Name	[•]
Bank Address	[•]
USD Correspondent Bank	[•]
Swift Code	[•]
ABA/Fedwire	[•]

2.                                      DEFINITIONS AND INTERPRETATION

2.1                               Definitions.

Capitalised terms used in this Agreement shall have the following meanings for all purposes of this Agreement.

“[***] Check” means each of the Airframe structural checks for [***] (or such other interval per the then applicable revision of the MPD).

“Acceptable Bank” means a financial institution that:

(a)                                is registered in an OECD (Organisation for Economic Cooperation and Development) member country and has a long term unsecured, unsubordinated and unguaranteed debt obligations rating, as rated by Moody’s Investors Services Inc. or Standard & Poor’s Corporation, of at least equal to or better than Aa3 and AA- respectively; or

(b)                                is acceptable to Lessor (in its reasonable discretion).

“Acceptable Guarantor” means AerCap Ireland Limited, AerFunding 1 Limited, AerCap Lease Securitisation IV Limited or such other guarantor notified by Lessor to Lessee provided that such other guarantor is a Qualifying Person.

“Acceptable Repairs” shall mean fully documented structural repairs as set out in the Structural Repair Manual (“SRM”) or any other repair procedure prescribed by the Manufacturer or a DOA, for such repairs in writing or approved by the Aviation Authority and the Compliance Authority and complying with the following requirements:

(a)                                repairs shall be flush if feasible and applicable;

(b)                                repairs must be permanent and according to standard industry practice;

6

(c)                                 repairs shall not require inspection other than damage tolerance inspection, and the threshold and interval for such damage tolerance inspection shall not be less than the interval required by the Manufacturer or a DOA; and

(d)                                repairs must be fully documented and transferable to the next operator or purchaser of the Aircraft.

“Accession Risk Country” means a country imposing accession risk with respect to pooling of aircraft engines and parts, including but not limited to The Netherlands, Finland, Greece, Jamaica, Sweden, Turkey, and any other country as Lessor may notify Lessee in writing from time to time.

“Administrative User” means the person appointed by Lessee to carry out the functions of the administrator of a registered user entity under section 4 of the procedures for the International Registry as issued by the Supervisory Authority.

“AerCap Group” means AerCap Holdings N.V. and Affiliates.

“Aeronautical Registry” means the [Brazilian Aeronautical Registry (or any successor thereto), for so long as the Aviation Authority is the Agência Nacional de Aviação Civil](3).

“Affiliate” means any other Person directly or indirectly controlling, directly or indirectly controlled by or under direct or indirect common control with the Person specified, and includes any trust of which the beneficiary or Owner Participant (if applicable) is Lessor or Owner Participant (if applicable) or an Affiliate of Lessor or Owner Participant (if applicable).

“Agent” means such person as may be notified to Lessee by Lessor from time to time as being the Agent acting for the Financing Parties.

“Agreed Expiry Date” means the date falling [***] after the Delivery Date.

“Agreed Form of Sublease” means the form of sublease agreed by the parties prior to the date of this Agreement.

“Agreed Value” is then applicable amount calculated as the “Agreed Value” pursuant to Exhibit B.

“Agreement” means this Aircraft Operating Lease Agreement together with all Exhibits hereto.

“Aircraft” means the Airframe to be delivered and leased hereunder together with the two (2) Engines whether or not such Engines are from time to time installed on the Airframe or any other airframe, the Parts and the Aircraft Documentation, as further described in Exhibit A and the Delivery Acceptance Certificate, collectively.  As the context requires, “Aircraft” may also mean the Airframe, any Engine, any Part, the Aircraft Documentation or any part thereof individually.

(3)  This drafting reflects the aircraft being registered in Brazil.  To be updated if this is not the case.

7

“Aircraft Activity” means the ownership (but only for purposes of Sections 14.1 and 15.1), possession, use, import, export, registration, re-registration, deregistration, non-registration, manufacture, performance, transportation, management, location, movement, disposal, transfer, exchange, control, design, condition, defect, testing, inspection, acceptance, delivery, redelivery, leasing, subleasing, wetleasing, pooling, interchange, maintenance, repair, loss, damage, emissions, refurbishment, insurance, reinsurance, service, modification, overhaul, replacement, alteration, storage, removal, operation of or to, or any Security Interest (other than a Lessor Lien) on the Aircraft, the Airframe, any Engine or any Part (whether in the air or on the ground or otherwise) at any time.

“Aircraft Documentation” or “Aircraft Documents” means (i) all Manuals and Technical Records; (ii) all log books, Aircraft records, and other documents provided to Lessee at Delivery of the Aircraft or generated by Lessee, the Initial Sub-Lessee, or other Permitted Sub-Lessee or by third parties during the Lease Term; (iii) all documents listed in a schedule to the Delivery Acceptance Certificate and (iv) any other documents required by the Aviation Authority, the Compliance Authority or the Maintenance Programme to be maintained during the Lease Term (all of which will be maintained in English (excluding pilot reports)), and all additions, renewals, revisions and replacements from time to time made to any of the foregoing in accordance with this Agreement, each of which conforms to the standard set out in Exhibit L.

“Airframe” means the airframe described in Exhibit A together with all Parts relating thereto (except Engines or engines).

[***]

“Airframe Warranties Agreement” means the airframe warranties agreement relating to the Aircraft, entered, or to be entered into between, inter alios, Lessor, Lessee and Manufacturer in form and substance reasonably satisfactory to Lessor, as the same may be amended, modified or supplemented from time to time in accordance with the applicable provisions thereof.

“Airworthiness Directive” or “AD” means each airworthiness directive (or equivalent) and other mandatory instruction of the Compliance Authority and/or the FAA and/or the Aviation Authority and any other mandatory instruction of the Aviation Authority applicable to the Aircraft.

“AMM” means the latest revision of the Airplane Maintenance Manual or Aircraft Maintenance Manual published by the Manufacturer in respect of the Aircraft.

“AOC” means Lessee’s Air Operator’s Certificate issued by the Chilean Aviation Authority (Dirección General de Aeronáutica Civil) or any Sub-Lessee’s Air Operator’s Certificate issued by the Aviation Authority of the State of Registration.

“Applicable Swap Rate” means the [***] rate as stated on Bloomberg screen service page IRSB18 (or on any successor or substitute page of such service, or any successor to or substitute for such service, providing rate quotations comparable to those current provided on such page of such service), expressed as a percentage rounded to two (2) decimal places at 11:00 AM New York City time two (2) Business Days prior to the Delivery Date.

[***]

8

“APU” means the auxiliary power unit installed on the Aircraft on the Delivery Date or any replacement auxiliary power unit installed in accordance with this Agreement.

[***]

“Assignment of Insurances” means the assignment of insurances and requisition compensation granted, or to be granted, by Lessee or Initial Sub-Lessee in favour of Lessor in relation to the Aircraft, in form and substance acceptable to Lessor.

“Aviation Authority”(4) means, as of any time of determination, (i) National Agency of Civil Aviation (“ANAC”) or any Government Entity which under the Laws of Brazil from time to time has control over civil aviation or the registration, airworthiness or operation of aircraft in Brazil or (ii) if, in accordance with this Agreement, the Aircraft is registered in a country other than Brazil, the relevant governmental airworthiness authority having jurisdiction over the Aircraft or which regulates and/or controls civil aviation under the laws of the country or state in which the Aircraft is then registered or having jurisdiction over the registration, airworthiness and operation of, or other matters relating to the Aircraft.

“Aviation Documents” means any or all of the following which at any time may be required to be obtained from the Aviation Authority in the State of Registration: (i) if required, a temporary certificate of airworthiness from the Aviation Authority allowing the Aircraft to be flown after Delivery to the State of Registration; (ii) if applicable, an application for registration of the Aircraft with the appropriate authority in the State of Registration; (iii) the certificate of registration for the Aircraft issued by the State of Registration; (iv) a full certificate of airworthiness for the Aircraft specifying transport category (passenger); (v) an air transport licence, (vi) an air operator’s certificate; (vii) such recordation of Lessor’s rights, title and interest in and to the Aircraft and the Operative Documents as may be available in the State of Registration; and (viii) all such other authorisations, approvals, consents and certificates in the State of Registration and/or the State of Incorporation as may be required to enable Lessee lawfully to operate the Aircraft (such as noise certificates, radio station licences, flight manual approval sheets, etc).

“Bankruptcy Code” means:

(a)                                Title 11 of the United States Code, as amended from time to time, and any successor statute; or

(b)                                [Brazilian Law No. 11,101 of February 9, 2005, as amended from time to time, and any successor statute](5); or

(c)                                 Chilean Law No. 18175 of October 28, 2982, as amended from time to time, and any successor statute; or

(d)                                any other applicable foreign, federal, provincial, state or local bankruptcy, insolvency or other similar law applicable to which Lessee may resort to.

(4)  This drafting reflects the aircraft being registered in Brazil.  To be updated if this is not the case.

(5)  This drafting reflects the aircraft being registered in Brazil.  To be updated if this is not the case.

9

“Basic Rent” has the meaning set forth in Section 5.1.

“BFE” means buyer furnished equipment, supplied or purchased by or on behalf of Lessee in respect of the Aircraft for installation by the Manufacturer pursuant to the Original Purchase Agreement or the Purchase Agreement Assignment on or before the Delivery Date.

[“BFE Bill of Sale” means the bill of sale in relation to the BFE [and Features](6) to be executed by Lessee [or Boeing] in favour of Lessor on the Delivery Date.]

“Bill of Sale” means, collectively, the Manufacturer’s Bill of Sale[, the Seller Bill of Sale], [Manufacturer BFE Bill of Sale] and the BFE Bill of Sale.

“Boeing” means The Boeing Company, a corporation duly organized under the laws of Delaware, or its successor in title.

“Business Day” means any day other than a Saturday or a Sunday on which business of the nature required by this Agreement is carried out in Amsterdam, the Netherlands, Dublin, Ireland, [Sao Paulo, Brazil](7), Santiago, Chile and the state in which the principal place of business of Lessor, Owner, Security Trustee and Lessee is located and, where used in relation to payments, on which commercial banks are open for business in New York, New York, United States of America, [in Sao Paulo, Brazil](8) and in Santiago, Chile.

“C-Check” means an Airframe check during which all those tasks prescribed by the MPD which have an interval of [36 months](9) (or such other interval per the then current revision of the MPD) are accomplished including all tasks with an interval less than [36 months] (or such other interval per the then current revision of the MPD) which, in accordance with typical industry practice, would normally be accomplished at the same time.

“Cape Town Convention” means the English language version of the Convention on International Interests in Mobile Equipment (the “Convention”) and the Protocol to the Convention on International Interests in Mobile Equipment on Matters Specific to Aircraft Equipment (the “Protocol”), both signed in Cape Town, South Africa on November 16, 2001, together with any protocols, regulations, rules, orders, agreements, instruments, amendments, supplements, declarations, revisions or otherwise that have or will be subsequently made in connection with the Convention and/or the Protocol by the “Supervisory Authority” (as defined in the Protocol), the “International Registry” or “Registrar” (as defined in the Convention) or an appropriate “registry authority” (as defined in the Protocol) or any other international or national body or authority.

“Certificated Air Carrier” means any Person (except the United States government) that: (a) is a “citizen of the United States”, as defined in Section 40102(a)(15)(c) of the Title 49 of the United States Code and (b) holds both (i) a Certificate of Public Convenience and Necessity issued under Section 41102 of Title 49 of the United States Code by the Department of Transportation or predecessor or successor agency thereto, or in the event such certificates are no longer issued, a Person meeting the requirements set forth immediately above

(6)  AerCap to confirm.

(7)  This drafting reflects the aircraft being registered in Brazil.  To be updated if this is not the case.

(8)  This drafting reflects the aircraft being registered in Brazil.  To be updated if this is not the case.

(9)  To be updated to the interval in the Boeing MPD.

10

holding all necessary certificates, authorizations and licenses and legally engaged in the business of transporting passengers or cargo for hire by air predominantly to, from or between points within the United States of America, and (ii) an air carrier operating certificate issued pursuant to Chapter 447 of Title 49 of the United States Code for aircraft capable of carrying ten or more individuals or 6,000 pounds or more of cargo and which is certificated within the meaning of and thus entitling Lessor to the benefits of, Section 1110.

“Compliance Authority” means the certifying authorities of the State of Design (as such expression is defined in Annex 8 of the Convention on International Civil Aviation) of the Aircraft, which means any of the Airframe, any Engine or any Part Manufacturer or such other agency or authority as shall succeed its functions.

“Conditions Precedent” has the meaning set forth in Section 6.1.

[“Consent and Agreement” means the Consent and Agreement, dated on or about the Delivery Date [among Lessor, Boeing and Lessee] evidencing Boeing’s consent to the Purchase Agreement Assignment, including all annexes, supplements and exhibits thereto, all as amended, modified and supplemented from time to time.](10)

“Contracting State” has the meaning given to such term in the Cape Town Convention.

“Creditors” has the meaning given to such term in the Cape Town Convention.

“Cycle” or “FC” means one take-off and landing of the Aircraft or, in respect of any Engine or Part temporarily installed on another aircraft, of that other aircraft and for this purpose one (1) “touch and go” shall count as one (1) take-off and landing.

“Damage Notification Threshold” means US$[***].

“Damage Proceeds Threshold” means US$[***].

“Default” means (i) any Event of Default and/or (ii) any event, which with the giving of notice or the lapse of time or both would become an Event of Default.

“Delivery” means the delivery of the Aircraft by Lessor to Lessee.

“Delivery Acceptance Certificate” means the delivery acceptance certificate in the form of Exhibit C.

“Delivery Conditions” means the operating condition of the Aircraft at Delivery as set out in Exhibit F.

“Delivery Date” means the date on which Delivery takes place.

“Delivery Location” has the meaning given to it in the [Purchase Agreement][Purchase Agreement Assignment].

“DER Repair” means a repair which is not covered by the SRM and has not been approved for use on the Airframe by the Manufacturer of the Airframe or on an

(10)  Relevant only where a Purchase Agreement Assignment is used.

11

Engine by the Engine Manufacturer or on a Part by the Manufacturer of such Part is not approved by a person or organization holding a DOA and is not approved by the Aviation Authority and the Compliance Authority.

“Deregistration Power of Attorney” means each de-registration power of attorney that may from time to time be issued by Lessee or any Permitted Sub-Lessee, authorizing inter alia Lessor and any employee or representative of Lessor or such other Person as Lessor may specify from time to time to do anything or any act or to give any consent or approval which may be required to obtain deregistration of the Aircraft from the register of aircraft in the State of Registration upon termination of the leasing of the Aircraft, and in relation to an Aircraft registered in [Brazil](11), substantially in the form set out in Exhibit N.

“Dispute” has the meaning set forth in Section 27.2.1.

“DOA” means a Design Organisation Approval issued pursuant to EASA Part 21.

“Dollars”, “United States Dollars”, “U.S. Dollar”, “USD”, “US$” and “$” means the lawful currency of the United States of America.

“EASA” means the European Aviation Safety Agency as established by European Parliament and Council Regulation (EC) No. 216/2008 (repealing European Parliament and Council Regulation (EC) No. 1592/2002), or any successor thereof.

“EASA Certification Specification” or “EASA CS” means certification specifications issued by EASA pursuant to Article 18 and Article 19 of European Parliament and Council Regulation (EC) No. 216/2008 and 21A.16A of EASA Part 21 or such amendment and/or equivalent standard as might be promulgated by the European Union and/or EASA.

“EASA Member State” means each of (i) the member states of the European Union and (ii) any other country or state which has entered into an agreement with the European Community (or European Union) pursuant to Article 66 of European Parliament and Council Regulation (EC) No. 216/2008 or any successor thereof.

“EASA Part 145” means Annex II to European Union Commission Regulation (EC) 2042/2003 or such amendment and/or equivalent standard as might be promulgated by the European Union and/or EASA.

“EASA Part 21” means the Annex to European Union Commission Regulation (EC) 1702/2003 or such amendment and/or equivalent standard as might be promulgated by the European Union and/or EASA.

“EASA Part M” means Annex I to European Union Commission Regulation (EC) 2042/2003 or such amendment and/or equivalent standard as might be promulgated by the European Union and/or EASA.

“Engine” means (i) each of the engines listed in Exhibit A or each of the engines installed on or furnished with the Aircraft at Delivery and listed in the Delivery Acceptance Certificate, such Engines being identified as to manufacturer, type and serial numbers (serial numbers to be identified as per the Delivery Date); (ii)

(11)  This drafting reflects the aircraft being registered in Brazil.  To be updated if this is not the case.

12

any replacement engine (including any Replacement Engine) and title to which has, or should have passed to Owner in accordance with this Agreement; and (iii) all Parts installed in or on any of such engines at Delivery (or substituted, renewed or replacement Parts in accordance with this Agreement) so long as title to such Parts is or remains or should be vested in Owner in accordance with the terms of Section 12.5. At such time as a replacement engine (including a Replacement Engine) becomes an Engine, the Engine it is replacing shall cease to be an Engine.

“Engine Manufacturer” means Rolls Royce Plc or its successor in title.

“Engine Warranties Agreement” means the engine warranties agreement relating to an Engine, entered, or to be entered into between, inter alios, Lessee, Lessor and Engine Manufacturer in form and substance satisfactory to Lessor, as the same may be amended, modified or supplemented from time to time in accordance with the applicable provisions thereof.

“EU ETS Authority” means any Government Entity of a member state of the European Union with jurisdiction for the application and administration of EU ETS Laws in relation to any of Lessee, Permitted Sub-Lessee or the Aircraft.

“EU ETS Directive” means Directive 2003/87/EC of the European Parliament and of the Council of 13 October 2003 establishing a scheme for greenhouse gas emissions allowance trading and amending Council Directive 96/61/EC, as amended by Directive 2008/101/EC so as to include aviation activities, as the same may be amended, supplemented, superseded or re-adopted from time to time (whether with or without modifications).

“EU ETS Laws” means (a) the EU ETS Directive; and (b) any applicable Law of a member state of the European Union implementing the EU ETS Directive.

“EU-OPS” means Annex III to European Union Council Regulation (EEC) No 3922/91, as amended by Council Regulation (EC) no 1899/2006 or such amendment and/or equivalent standard as might be promulgated by the European Union and/or EASA.

“Eurocontrol” means the European Organisation for the Safety of Air Navigation established by the Eurocontrol International Convention relating to Co-operation for the Safety of Air Navigation of 13 December 1960, as amended from time to time.

“Eurocontrol Authorisation Letter” means the letter in the form set out in Exhibit K.

“Event of Default” means any of the events referred to in Section 24.2 and each such Event of Default shall be a “default” for the purposes of Article 11(1) of the Cape Town Convention.

“Excluded Taxes” means, in relation to a Tax Indemnitee:

(a)                                 any Tax on, based on, measured by or with respect to the net or gross income or profits, net or gross receipts (including any capital gains Taxes, minimum Taxes), Taxes on or measured by any items of tax preference, capital, net worth or taxes in the nature of income taxes imposed by any government entity or taxing authority on such Tax Indemnitee, provided

13

that this paragraph (a) shall not include any such Taxes to the extent they are imposed: (i) as a consequence of the operation, presence or registration in the jurisdiction imposing the Tax of the Aircraft or any Part; (ii) as a result of the presence in the jurisdiction imposing the Tax of a permanent establishment of Lessee; or (iii) as a result of the payment by Lessee from the jurisdiction imposing the Tax of any amount due under this Agreement;

(b)                                 Taxes imposed on such Tax Indemnitee as a result of a sale, assignment, novation, transfer or other disposition, whether voluntary or involuntary (each a “Disposition”), by Lessor or any person, other than Lessee, of the Aircraft or any legal or beneficial interest in the Aircraft, or any Engine or Part, this Agreement or any other Operative Document; provided however, that such Disposition does not result from the exercise of any remedy as a result of an Event of Default; or is not a Disposition expressly contemplated by this Agreement pursuant to Sections 17.2, 17.4 and 17.6;

(c)                                  Taxes imposed on such Tax Indemnitee with respect to any period or event occurring (i) after the Return of the Aircraft in accordance with the conditions set out in this Agreement except to the extent that such Taxes are attributable to such Return or to the period prior to such Return, and (ii) at any time during which Lessee shall have been deprived of the use or possession of the Aircraft as a result of a breach by Lessor, or any person claiming by or through Lessor, of the covenant of quiet and peaceful use and enjoyment of the Aircraft as set forth in Section 22.1 or in any document or instrument delivered in connection herewith;

(d)                                 Taxes to the extent caused by any failure by Lessor to issue or provide punctually any notice or information which is reasonably required and requested by Lessee in order to file punctual and accurate returns, statements or other documents which are required to be filed by the revenue or similar laws of any government entity, or which Lessor is otherwise required to furnish to Lessee by the terms of this Agreement; provided that nothing in this paragraph shall (i) interfere with the right of Lessor to arrange its tax affairs as it thinks fit, or (ii) oblige Lessor to disclose any information relating to its affairs which it determines to be commercially sensitive or confidential;

(e)                                  any Tax liability which such Tax Indemnitee would have had even if the Operative Documents had not been entered into;

(f)                                   any Tax which arises or is imposed on such Tax Indemnitee in respect of, or as a consequence of, any Lessor Lien or any financing arrangements which may from time to time be effected by Lessor to the extent that the amount of any such Tax exceeds the amount of Tax what would otherwise have been payable under this Agreement in the absence of any such financing arrangement;

(g)                                  penalties, additions to Tax, fines or interest on Taxes of such Tax Indemnitee which would not have arisen in relation to any Taxes but for avoidable delay or failure by such Tax Indemnitee in notifying Lessee of the same or in filing the necessary tax returns or in paying the relevant Taxes, or but for an error on the part of such Tax Indemnitee in completing the necessary tax returns or in paying the relevant Taxes,

14

unless such delay or failure or error has been consented to, caused by, or requested by, Lessee;

(h)                                 Taxes to the extent imposed on such Tax Indemnitee as a result of (i) the willful misconduct, or reckless disregard with knowledge of the probable consequences thereof, on the part of such Tax Indemnitee, or any person claiming by or through such Tax Indemnitee; or (ii) any breach by such Tax Indemnitee, or any person claiming by or through such Tax Indemnitee, of any representations, warranties, covenants or obligations contained in this Agreement or any other Operative Document or any other document or instrument delivered under or in connection with this Agreement or any other Operative Document, or the transactions contemplated herein or therein; and

(i)                                     any Tax to the extent that such Tax Indemnitee or any person claiming by or through such Tax Indemnitee has received and retained a payment in respect thereof pursuant to any other provision of this Agreement or any other Operative Document.

“Expiry Date” means the date determined in accordance with Section 4.2.

“FAA” means, as the context requires, the U.S. Federal Aviation Administration of the U.S. Department of Transportation and/or the Administrator of the U.S. Federal Aviation Administration or any successor thereto under the Laws of the United States of America.

“FAR” means the Federal Aviation Regulations embodied in Title 14 of the U.S. Code of Federal Regulations, as amended from time to time, or any successor regulations thereto.

[“Features” means parts supplied or purchased by or on behalf of Lessee in respect of the Aircraft for installation by Manufacturer pursuant to the Original Purchase Agreement on or before the Delivery Date.](12)

“Financing Documents” means any Mortgage, lease assignment, loan agreement, conditional sale agreement, head lease, security assignment, sublease security assignment, Trust Agreement or any other documents entered into by Lessor or Owner or Owner Participant (if applicable) with any Financing Party in connection with Lessor’s or Owner’s or Owner Participant (if applicable) financing of the Aircraft.

“Financing Parties” means any Person from time to time notified by Lessor to Lessee as making any loan, superior lease or other financing arrangement available to Lessor, Owner, any Owner Participant or any of their Affiliates which is for the financing or refinancing of the Aircraft and/or in relation to which such Person (or any Security Trustee on its behalf) acquires title to or any right or interest (present or future) in the Aircraft and/or any of the Operative Documents, and “Financing Parties” includes the Agent and Security Trustee, if any.

“First Run” with respect to an Engine shall refer to the period from new manufacture of the Engine until completion of the first accomplishment of a Performance Restoration of such Engine since new manufacture.

(12)  AerCap to confirm.

15

“Flight Hour” or “FH” means each hour or fraction thereof elapsing from the moment at which the wheels of the Aircraft, or in the case of any Part or Engine temporarily installed on another aircraft, the wheels of that other aircraft, leave the ground on the take-off of such Aircraft or aircraft until the wheels of such Aircraft or aircraft touch the ground on the landing of such Aircraft or aircraft following such flight.

“Framework Deed” means the agreement dated on or about 28 May 2013 among inter alios, Lessee and AerCap Holdings N.V. in respect of, amongst other things, the purchase and leaseback of the Aircraft.

“Geneva Convention” means the Convention on the International Recognition of Rights in Aircraft signed in Geneva, Switzerland on June 19, 1948, and amended from time to time, but excluding the terms of any adhesion thereto or ratification thereof containing reservations to which the State of Registration does not accede.

“Government Entity” means and includes (whether having a distinct legal personality or not) any: (i) national, state or local government; (ii) board, commission, department, division, instrumentality, court, agency or political subdivision thereof, however constituted; and (iii) association, organisation or institution (international or otherwise) of which any thereof is a member or to whose jurisdiction any thereof is subject or in whose activities any thereof is a participant.

“Gross Negligence” means any intentional or conscious action or decision or failure to act with reckless disregard for the consequences of such action or decision or failure to act.

“Habitual Base” means: (i) Brazil(13); (ii) the principal operations base of any Permitted Sub-Lessee provided such base is not in a country or countries which is a Prohibited Country; or (iii) subject to the prior written consent of Lessor acting reasonably, any other country or countries not being a Prohibited Country in which the Aircraft is for the time being habitually based (and for this purpose, the Aircraft shall be “habitually based” at the location from which the Aircraft departs on a flight (or a series of flights) and to which it customarily returns and remains between such flights (or series of flights)).

“Hard Time Component” means a Part, which must be removed from service for a Hard Time Event at specified intervals per the MPD and/or the Maintenance Programme and/or a specified maintenance programme.

“Hard Time Event” means a check, inspection, maintenance, overhaul or scrap for life limit for a Hard Time Component in accordance with the requirements of the MPD and/or the Maintenance Programme and/or a specified maintenance programme.

“Headlease” means any aircraft lease agreement entered, or to be entered into from time to time between Owner and Lessor in respect of the Aircraft.

“IATA” means the International Air Transport Association.

(13)  This drafting reflects the aircraft being registered in Brazil.  To be updated if this is not the case.

16

“IDERA” means the irrevocable deregistration and export request authorisation letter addressed by Initial Sub-Lessee (or any other Permitted Sub-Lessee, as applicable) to the relevant registry authority containing an irrevocable deregistration and export request authorisation, in the form required by the Cape Town Convention and otherwise in the form set forth in Exhibit M.

“IFRS” means the international financial reporting standards.

“Indemnitees” means the Relevant Parties and their successors, assigns, Affiliates, partners, officers, directors, employees, servants, transferees and agents.

“Initial Sublease” means the sublease of the Aircraft entered into between Lessee and Initial Sub-Lessee on or about the date of this Agreement.

[“Initial Sub-Lessee” means [•].]

“Insurances” has the meaning set forth in Section 16.1.

“International Interest” has the meaning given to such term in the Cape Town Convention.

“International Registry” has the meaning given to such term in the Cape Town Convention.

“Landing Gear” means the landing gear assemblies (and their constituent sub-assemblies and Parts) of the Aircraft, meaning the Nose Landing Gear Assembly and the Left Main Landing Gear Assembly and the Right Main Landing Gear Assembly, whether or not for the time being installed in or attached to the Airframe.  As the context requires, “Landing Gear” may also mean each of such landing gear assemblies of the Aircraft individually.

[***]

“Late Payment Interest” has the meaning set forth in Section 5.6.

“Late Payment Interest Rate” means [***] above 1 month USD LIBOR. During the calendar month in which any amount shall become due, the applicable USD LIBOR rate is the rate in effect at the applicable due date. The Late Payment Interest Rate shall be revised each subsequent month, in accordance with the applicable USD LIBOR rate in effect at the first Business Day of such month.

“Late Payment Interest Payment Date” means the 5th (fifth) day of each calendar month except that if such day is not a Business Day, the Late Payment Interest shall be due on the immediately preceding Business Day.

“Law” means any: (i) statute, decree, constitution, regulation, order or any directive of any Government Entity; (ii) treaty, convention, pact or other agreement to which any Government Entity is a signatory or party; and (iii) judicial or administrative interpretation or application of any of the foregoing and “law”, “laws” and “lawfully” shall be construed accordingly.

“Lease Term” means the period commencing on the Delivery Date and ending on the Expiry Date.

17

“Leasing Affiliate” means any of:

(a)                                 a Subsidiary of Lessee;

(b)                                 an Affiliate of Lessee;

(c)                                  any other person controlled by Lessee,

in each case that is, if the relevant person is the operator, or proposed operator of the Aircraft, a commercial air carrier possessing at all relevant times whilst the Aircraft is operated by such person, all necessary authorisations, consents and licences.

For the purpose of this definition, Lessee shall be deemed to control another person if:

(i)                                     Lessee possesses directly or indirectly the power to direct the management or policies of such other person whether through:

(x)                                 the ownership of voting rights;

(y)                                 control of the board (including control of its composition) of the other person; or

(z)                                  indirect control of (x) and (y); or

(ii)                                  such other person would, under relevant accounting principles, be consolidated for accounting purposes with Lessee.

“Lessee Illegality Event” means an event or circumstance which makes it (or will make it) unlawful in (i) any jurisdiction for Lessee to fulfil or perform any of the covenants or obligations expressed to be assumed by it under this Agreement or any other Operative Document to which it is a party, or (ii) the State of Registration, the State of Incorporation of Lessee or the Habitual Base for Lessor to give effect to any of its obligations under this Agreement, other than where such unlawfulness is not specific to this Agreement or Lessor’s dealings with Lessee or is unrelated to any of the jurisdictions mentioned in sub-clause (ii) of this definition.

“Lessor Group” means Lessor and any Owner Participant and Lessor’s and any Owner Participant’s Subsidiaries or Affiliates, any other Person that is the lessor of an aircraft where the subject aircraft is managed by a Servicer and any Person that is an Affiliate of a Servicer.  For the purposes of this definition only, where a Person described herein is either acting as a trustee or is the beneficiary of a trust, the reference to such Person shall be deemed to include both the trustee and the beneficiary of the trust.

“Lessor Guarantee” means the guarantee dated as of the Delivery Date between an Acceptable Guarantor and Lessee in form and substance satisfactory to Lessee, acting reasonably, pursuant to which such guarantor guarantees the performance of the obligations and liabilities of Lessor under this Agreement and the other Operative Documents.

“Lessor Illegality Event” means an event or circumstance which makes it or will make it unlawful in any jurisdiction for Lessor to give effect to any of its

18

obligations under this Agreement or any other Operative Document to which it is a party, save where a Lessee Illegality Event has occurred and is continuing.

“Lessor Lien” means:

(a)                              the Mortgage and any other Security Interest from time to time created by or through Lessor and/or Owner in favour of any Financing Party;

(b)                              any other Security Interest in respect of the Aircraft that results from acts of or claims against Lessor, and/or Owner or any Owner Participant not related to the transactions contemplated by or permitted under this Agreement; or

(c)                               any Security Interest in respect of the Aircraft for Excluded Taxes.

“Lessor’s Designated Bank” has the meaning set forth in Section 5.5.

“Life Limited Part” or “LLP” means a Hard Time Component, which must be removed from service and discarded before a maximum life as specified by the Manufacturer and approved by the Compliance Authority is reached.

[***]

“Losses” means any and all liabilities, obligations, losses, damages, proceedings, claims, demands, actions, suits, judgments, orders or other sanctions, payments, charges, penalties, fines (whether criminal or civil), fees, costs, disbursements and expenses (including legal fees and related expenses, including legal fees and expenses incurred in enforcing any applicable indemnity) of every kind and nature, including any of the foregoing arising or imposed with or without any Indemnitee’s fault or negligence, active or passive, or under the doctrine of strict liability.

“Maintenance Performer” means an EASA Part 145 and/or JAR 145 and/or FAR 145 approved maintenance, overhaul, repair and modification facility approved for the type of maintenance required on aircraft or engines or parts of the same type as the Aircraft, Engines or Parts or such other person approved in advance in writing by Lessor.

“Maintenance Programme” means Lessee’s or any Permitted Sub-Lessee’s maintenance programme as approved by the Aviation Authority and which conforms as a minimum to the MPD or such other maintenance programme as Lessor and Lessee may agree upon in writing.

[***]

“Manuals and Technical Records” means all records, logs, books, operational and maintenance manuals, technical data, aircraft delivery documents, customised specification, interior material specification, material certifications, operator non-incident statements and other materials and documents (whether kept or to be kept in compliance with any regulation of the Aviation Authority or otherwise) relating to the Aircraft.

“Manufacturer” means with respect to the Airframe, Boeing, with respect to the Engines, the Engine Manufacturer and with respect to any Part, the manufacturer of such Part, or its successor in title.

19

[“Manufacturer BFE Bill of Sale” means the bill of sale from the manufacturer of the BFE to [Seller][ in the case of a Purchase Agreement][Lessor][ in the case of a Purchase Agreement Assignment].]

“Manufacturer Bill of Sale” means the bill of sale relating to the Aircraft to be delivered by Manufacturer [to Seller] [in the case of a Purchase Agreement] to [Lessor][ in the case of a Purchase Agreement Assignment].]

“Minimum Liability Coverage” is the amount shown as the “Minimum Liability Coverage” in Exhibit B.

[***]

“Modification” has the meaning set forth in Section 11.8.1.

“Month” means a period commencing on one day in a calendar month and ending on the day immediately preceding the numerically corresponding day in the next calendar month, except that if there is no numerically corresponding day in that next month it shall end on the last day of that next month (and “month”, “months”, and “monthly” shall be construed accordingly).

“Mortgage” means any mortgage or similar Security Interest over the Aircraft from time to time granted by Lessor or Owner to Security Trustee or any other Financing Party in connection with the financing or re-financing of the Aircraft and notified to Lessee in writing from time to time.

“MPD” means the latest revision of the Maintenance Planning Document or Maintenance Planning Data document published by the Manufacturer in respect of the Aircraft, provided always that at Return reference to the MPD shall not require any revision to the MPD issued within three (3) months prior to Return.

“MRB Report” means the latest revision of the Maintenance Review Board document published by the Manufacturer.

“New Lessor” has the meaning set forth in Section 23.2.

“Notice and Acknowledgement of Security Assignment” means the notice delivered or to be delivered by Lessor to Lessee in respect of the Security Assignment and the acknowledgement by Lessee thereof, substantially in the form of Part A or Part B of Exhibit I.

“Operative Documents” means this Agreement, the Assignment of Insurances, the Delivery Acceptance Certificate, the Return Certificate, any Notice and Acknowledgement of Security Assignment, any Quiet Enjoyment Letter, the Airframe Warranties Agreement, the Engine Warranties Agreement, each Bill of Sale, [the Purchase Agreement/the Purchase Agreement Assignment], the Consent and Agreement, the Lessor Guarantee, the Framework Deed, the Initial Sublease, the Subordination Agreement, any Security Assignment of Sublease, any Sublease and any schedules or documents executed pursuant to this Agreement or any of the foregoing documents and/or any other documentation in connection with the leasing of the Aircraft from Lessor to Lessee or the purchase of the Aircraft by Lessor.

20

[“Original Purchase Agreement” means the purchase agreement dated 29 October 2007 and bearing reference number 3256 between Manufacturer, as seller, and Lessee, as purchaser in respect of the Aircraft.]

“Other Agreements” means and includes the Framework Deed and other operating lease agreements between:  (i) Lessee and (a) Lessor, or (b) any of Lessor’s Subsidiaries, or (c) any of Lessor’s Affiliates, or (d) any Trustee; (ii) any of Lessee’s Subsidiaries and (a) Lessor, or (b) any of Lessor’s Subsidiaries, or (c) any of Lessor’s Affiliates, or (d) any Trustee; or (iii) Lessee (or any of Lessee’s Subsidiaries) and any other Person where the subject aircraft is managed by a Servicer (where such Servicer is an Affiliate of Lessor or a member of Lessor Group).  For the purposes of this definition only, where a Person described herein is either acting as a trustee or is the beneficiary of a trust, the reference to such Person shall be deemed to include both the trustee and the beneficiary of the trust and any reference to “Trustee” means a Person acting as Trustee (or in a fiduciary capacity) for Lessor or any of Lessor’s Subsidiaries or any of Lessor’s Affiliates.

“Overhaul” shall mean the work necessary to return an item or Part to the highest standard specified in the relevant overhaul manual.

“Owner” means Lessor or such other Person who, from time to time, Lessor may notify Lessee in writing as being the owner of the Aircraft for the time being. At the date of execution of the Agreement, Owner is Lessor.

“Owner Participant” means such entity as Lessor shall advise Lessee in writing as being the owner participant.

“Owner Trustee” means such entity as Lessor shall advise Lessee in writing, not in its individual capacity but solely as owner trustee under the Trust Agreement.

[“Owner’s Consent to Registration” means the standard form notice from the Owner to the Aeronautical Registry in Brazil in relation to registration of the Initial Sublease.](14)

“Part” means, whether or not for the time being installed in or attached to the Airframe or any Engine: (i) any component, furnishing or equipment (other than a complete Engine) installed on or attached to or furnished with the Airframe or any Engine on the Delivery Date or thereafter; and/or (ii) any other component, furnishing or equipment (other than a complete Engine) title to which has or should have passed to Owner pursuant to this Agreement from time to time; but excluding any such items title to which has or should have passed to Lessee pursuant to this Agreement.

“Performance Restoration” or “PR” with respect to:

(a)                                 an Engine shall mean a shop visit at which such Engine undergoes as a minimum a workscope which includes a core restoration (refurbishment of the High Pressure Compressor, Combustor and High Pressure Turbine modules) and also includes as necessary refurbishment for each other module where such would be recommended by the Engine Manufacturer’s workscope planning guidance documents for the Required Engine Build Level.  The workscope accomplished for each individual module of such

(14)  This drafting reflects the aircraft being registered in Brazil.  To be updated if this is not the case.

21

Engine during such shop visit and the performance of the Engine demonstrated during test cell for such shop visit shall be sufficient to achieve a full operating interval until the next anticipated Performance Restoration shop visit and in any event not less than [***] Flight Hours, with an assumed FH:FC ratio of [***] (the “Required Engine Build Level”); and

(b)                                 an APU shall mean a shop visit at which a prescribed package of inspection, checks, repair and replacement of Parts on the hot section is accomplished in accordance with the APU manufacturer’s shop manual.

“Performance Restoration Rate” means the rate set forth in Exhibit B as the Performance Restoration Rate, subject to escalation as provided in Section 5.1.

“Permitted Lien” means:

(a)                                 this Agreement and any subleases entered into in accordance with the provisions of this Agreement;

(b)                                 any Lessor Lien;

(c)                                  any lien arising after the Delivery Date for Taxes either not yet assessed or, if assessed, not yet due; or

(d)                                 material men’s, mechanic’s, workmen’s, repairmen’s, employees, or other like liens arising by operation of Law in the ordinary course of Lessee’s business for amounts which are either not yet due or which are not overdue for a period of more than 30 (thirty) days;

and which, in the case of (c) and (d) are being diligently contested in good faith by appropriate proceedings in accordance with this Agreement and for which adequate reserves have been made (or, when required in order to pursue such proceedings, an adequate bond has been provided) and such contest does not involve any risk of sale, forfeiture or loss of the Aircraft or any Engine or of imposition of any civil or criminal liability or penalty upon Lessor or any other Relevant Party.

“Permitted Sub-Lessee” means, at any time, (a) a Leasing Affiliate or (b) any other permitted air carrier to whom the Aircraft may be sub-leased, wet-leased or chartered at such time by Lessee in accordance with the provisions of Section 10 and includes, as at the date of this Agreement the Initial Sub-Lessee.

“Person” means any individual, firm, partnership, joint venture, trust, corporation, company, Government Entity, association, committee, department, authority or any other entity, incorporated or unincorporated, whether having distinct legal personality or not, or any member of the same and “person” and “persons” shall be construed accordingly.

“PMA Part” means a Part which has not been manufactured by, or with the written permission of, the Manufacturer or the Engine Manufacturer, as the case may be.

“Prohibited Country” means any state, country or jurisdiction to which the export and/or use of the Aircraft, as applicable, is not permitted under any sanctions, orders or legislation from time to time promulgated by any of:

22

(a)                                 the United Nations;

(b)                                 the European Union;

(c)                                  US export controls;

(d)                                 any country which is prohibited under Lessee’s insurance coverage from time to time in effect; or

(e)                                  any Government Entity of the State of Registration,

the effect of which prohibits or restricts the location and/or consigning for use of the Aircraft in such state, country or jurisdiction.

“Prohibited Person” means any Person with whom any Relevant Party (other than any of the Financing Parties) or Lessee is prohibited by any applicable law, regulation, decree or order (including without limitation, any regulation or order of the Office of Foreign Assets Control United States Department of Treasury) in effect from time to time from transacting business.

[“Purchase Agreement” means the purchase and sale agreement dated on or about the date of this Agreement between Seller, as seller, and Lessor, as purchaser in respect of the Aircraft. / “Purchase Agreement Assignment” means the purchase agreement assignment in respect of the Aircraft to be entered into and dated as of the Delivery Date between Lessor and Lessee, and consented and agreed to by Manufacturer.](15)

“Qualifying Person” has the meaning given to that term in Section 23.4(v)(a).

“Quarterly Report” means a quarterly report substantially in the form of Exhibit H.

“Quiet Enjoyment Letter” means each covenant of quiet enjoyment issued by Security Trustee and/or Owner to Lessee substantially in the form of Part A or Part B of Exhibit I.

[***]

“Relevant Parties” means Lessor, Owner, Owner Participant (if any), the Servicer, each of the Financing Parties (and any other Person who, from time to time, Lessor shall notify Lessee as having a right, title or interest in or to the Aircraft) and the expression “Relevant Party” means any of them individually.

“Rent” means Basic Rent and Supplemental Rent, collectively.

“Rent Payment Date” means the first day of each Rent Period.

“Rent Period” means each of the consecutive monthly periods throughout the Lease Term, the first such period commencing on and including the Delivery Date up to and including the day preceding the next Rent Payment Date.

(15)  References to Purchase Agreement/Purchase Agreement Assignment to reflect method of purchase for each Aircraft.

23

“Replacement Engine” means an engine of the same type, model, thrust rating and same or lesser age as the Engine it is replacing, which: (a) is suitable for installation and use on the Airframe without impairing the value or utility of the Aircraft; and (b) having a value, utility, build standard, modification status, serviceability status (including but not limited to trend monitoring data and EGT margin), complete maintenance history and useful life at least equal to, and being in as good operating condition (including the incorporation of all Airworthiness Directives and services bulletins) and no greater number of Flight Hours or Cycles accumulated since new or since last Performance Restoration completed on such engine as the Engine such Replacement Engine is replacing. In addition the documentation and records of such engine shall comply in all respects with the requirements of this Agreement.

“Required Engine Build Level” has the meaning set forth in the definition of Performance Restoration in this Section 2.1.

“Return” means the return of the Aircraft by Lessee to Lessor in accordance with Section 21.

“Return Certificate” means the return certificate in the form of Exhibit D.

“Return Conditions” means the operating condition of the Aircraft at Return as set out in Exhibit G.

“Return Location” means an airport in [Brazil](16) or any other airport as may be mutually agreed between Lessee and Lessor.

“Scheduled Delivery Date” has the meaning set forth in Section 3.2.

“Second Currency” has the meaning set forth in Section 5.10.2.

“Second Run” with respect to an Engine shall refer to the period after completion of the first accomplishment of a Performance Restoration on such Engine since new manufacture.

“Section 1110” means Section 1110 of the Bankruptcy Code of the United States of America.

“Security Assignment” means any security assignment granted by Lessor or Owner or Owner Participant (if applicable) from time to time in respect, inter alia, of the rights of Lessor under this Agreement.

“Security Assignment of Sublease” means any assignment of sublease entered into between Lessee and Lessor and acknowledged by Sub-Lessee.

“Security Interest” means any encumbrance or security interest whatsoever, however and wherever created or arising including (without prejudice to the generality of the foregoing) any right of ownership, security, mortgage, pledge, assignment by way of security, charge, encumbrance, lease, lien (including Permitted Lien), statutory or other right in rem, hypothecation, title transfer or retention, attachment, levy, claim or right of possession, seizure or detention, set-off or any other agreement or arrangement having the effect of conferring security.

(16)  This drafting reflects the aircraft being registered in Brazil.  To be updated if this is not the case.

24

“Security Trustee” means any Person from time to time notified by Lessor to Lessee as the security or collateral agent or trustee (or similar representative) for any of the Financing Parties.

“Seller” means [•].

[“Seller Bill of Sale” means the warranty bill of sale relating to the Aircraft to be delivered by Seller to [Lessor/Owner] pursuant to the Purchase Agreement.]

“Serviceable Tag” means, (i) with respect to an Engine, a release to service certificate (FAA form 8130-3 or EASA Form 1) with dual maintenance release for both EASA and FAA, and (ii) with respect to a Part, a release to service certificate (FAA form 8130-3 or EASA Form 1).

“Servicer” means AerCap Ireland Limited, AerCap Cash Manager II Limited, AerCap Administrative Services Limited, AerCap Group Services B.V. and/or any member of the AerCap Group that Lessor may notify Lessee in writing as being the Servicer from time to time.

“Solvent” means, when used with respect to any Person, that as of any date of determination, (a) the amount of the “present fair saleable value” of the assets of such Person will, as of such date, exceed the amount of all “liabilities of such Person, contingent or otherwise” as of such date, as determined in accordance with and as defined under applicable Laws governing determination of the solvency of debtors, (b) the present fair saleable value of the assets of such Person will, as of such date, be greater than the amount that will be required to pay the liability of such Person on its debts as such debts become absolute and matured, (c) such Person will not have, as of such date, an unreasonably small amount of capital with which to conduct its business, and (d) such Person will be able to pay its debts as they become due. For purposes of this definition, (i) “debt” means any liability on a claim, and (ii) “claim” means any right to payment, whether or not such right is reduced to judgement, liquidated, unliquidated, fixed, contingent, matured or unmatured, disputed, undisputed, secured or unsecured.

“SRM” means Structural Repair Manual.

“State of Incorporation” means Chile under whose laws Lessee is incorporated.

“State of Registration” means Brazil(17) or (i) the state of registration of Lessee or any Leasing Affiliate provided such country is not a Prohibited Country, or (ii) such other country or state of registration of the Aircraft not being a Prohibited Country as Lessor may, in its reasonable discretion, approve in writing.

“Sub-Lessee” means Initial Sub-Lessee or any other Permitted Sub-Lessee as applicable.

“Subordination Agreement” means any subordination agreement entered into between Sub-Lessee, Lessee and Lessor in relation to a sublease.

“Subsidiary” means:

(17)  This drafting reflects the aircraft being registered in Brazil.  To be updated if this is not the case.

25

(a)                                 in relation to any reference to accounts, any company whose accounts are consolidated with the accounts of Lessee in accordance with accounting principles generally accepted under accounting standards of the State of Incorporation; and

(b)                                 for any other purpose an entity from time to time (i) of which another has direct or indirect control or owns directly or indirectly more than 50 per cent of the voting share capital, or (ii) which is a direct or indirect subsidiary of another under the laws of the jurisdiction of its incorporation.

“Supervisory Authority” has the meaning given to it in the Cape Town Convention.

“Supplemental Rent” means all amounts, liabilities and obligations (other than Basic Rent) which Lessee assumes or agrees to pay to Lessor (a) under this Agreement, including, without limitation, the Agreed Value, [***] and indemnity payments, or (b) under any of the other Operative Documents.

“Taxes” means all present and future taxes, fees, levies, imposts, duties (including without limitation customs duties), charges, deductions or withholdings of in the nature of taxes (including without limitation any value added, franchise, transfer, sales, gross receipts, use, business, occupation, excise, personal property, real property, asset, stamp or other tax), together with any assessments, penalties, fines, surcharge, additions to tax or interest thereon whether imposed upon any Person, the Aircraft or any part thereof by any Government Entity or other taxing authority (whether federal, state, local, municipal, national, international or multinational) in any country.

“Tax Indemnitee” means Lessor and any Owner Participant and the expression “Tax Indemnitee” means either of them individually.

“Total Loss” means any of the following in relation to the Aircraft, Airframe or any Engine:

(a)                                 the actual or constructive total loss of the Aircraft, Airframe or any Engine (including any damage to the Aircraft or any Engine or requisition for use or hire which results in an insurance settlement on the basis of a total loss); or

(b)                                 the Aircraft, Airframe or any Engine being destroyed, damaged beyond economic repair or permanently rendered unfit for normal use for any reason whatsoever; or

(c)                                  the requisition of title or other compulsory acquisition of title for any reason of the Aircraft, Airframe or any Engine by any Government Entity or other Person, whether de jure or de facto; or

(d)                                 the hi-jacking, theft, disappearance, confiscation, detention, or hire of the Aircraft, Airframe or any Engine which deprives any person permitted by this Agreement to have possession and/or use of the Aircraft of its possession and/or use for more than [***] or beyond the Expiry Date.  If, within [***] following the Total Loss Date in relation to such hi-jacking, theft, disappearance, confiscation, detention, seizure or requisition for use or hire of the Aircraft, Airframe or any Engine, the Aircraft, Airframe or

26

Engine are restored to the possession of Lessee, then the Agreed Value should not be payable and the Lease Term should continue.

“Total Loss Date” means:

(a)                                in the case of an actual total loss or destruction, damage beyond economic repair, or being rendered permanently unfit, the date on which such loss, destruction, damage or rendition occurs (or, if the date of loss or destruction is not known, the date on which the Aircraft or Engine was last heard of);

(b)                                in the case of a constructive, compromised, arranged or agreed total loss, whichever shall be earlier of (i) the date being thirty (30) days after the date on which notice claiming such total loss is issued to the insurers or brokers, and (ii) the date on which such loss is agreed or compromised by the insurers;

(c)                                 in the case of requisition for title or compulsory acquisition, the date on which the same takes effect; and

(d)                                in the case of hi-jacking, theft, disappearance, confiscation, detention, seizure or requisition for use or hire (other than by the State of Registration), the earlier of (i) the last day of the period referred to in paragraph (d) of the definition of Total Loss, and (ii) the date on which the insurers make payment on the basis of a Total Loss.

“Total Loss Proceeds” means the proceeds of any insurance or any other compensation or similar payment arising in respect of a Total Loss.

“Transfer” means Delivery and/or Return, as applicable.

“Transfer Conditions” means Delivery Conditions and/or Return Conditions, as applicable.

“Trust Agreement” means any Trust Agreement in relation to the Aircraft between Owner Trustee and Owner Participant.

“USD LIBOR” means, with respect to any period, the rate of interest per cent per annum (rounded upward, if not already such a multiple, to the nearest whole multiple of 1/16th of one per cent), at which deposits in Dollars for such period are displayed on the Bloomberg BBAM1 page (or such other page as may replace it from time to time) at or about 11.00 a.m. (London Time).

“U.S.” means the United States of America.

2.2                               Interpretation.

2.2.1                      The term “including” is used herein without limitation and by way of example only.

2.2.2                      Section headings and the Contents are inserted for convenience of reference only and shall be ignored in the interpretation of this Agreement.

2.2.3                      In this Agreement, unless the context otherwise requires:

27

(i)                                     references to Sections, Exhibits and Schedules are to be construed as references to the sections of, and exhibits and schedules to this Agreement and references to this Agreement include its Exhibits;

(ii)                                  references to (or to any specified provision of) this Agreement or any other document shall be construed as references to this Agreement, that provision or that document as in force for the time being and as amended, modified or supplemented in accordance with the terms hereof or thereof, or as the case may be, with the agreement of the relevant parties and (where such consent is, by the terms of this Agreement or the relevant document required to be obtained as a condition to such amendment being permitted) the prior written consent of Lessor;

(iii)                               words importing the plural shall include the singular and vice versa;

(iv)                              references to any Law, or to any specified provision of any Law, is a reference to such Law or provision as amended, substituted or re-enacted; and

(v)                                 references to Lessor, Owner, Lessee, Security Trustee or any of the Financing Parties shall be construed as including each of its/their respective successors in title, permitted assignees and transferees.

3.                                      PLACE AND DATE OF DELIVERY, DELIVERY CONDITION

3.1                               Place of Delivery.

Lessee shall accept the Aircraft at the Delivery Location on or around the Scheduled Delivery Date subject to and in accordance with the provisions of this Agreement.  Lessee and Lessor hereby acknowledge that the Aircraft will be delivered to Lessee in accordance with the terms and conditions of this Agreement, the Framework Deed and the [Purchase Agreement/Purchase Agreement Assignment].

3.2                               Scheduled Delivery Date.

As of the date of this Agreement, and subject to this Agreement, the Framework Deed and the [Purchase Agreement/Purchase Agreement Assignment], Delivery of the Aircraft to Lessee is scheduled to occur in [•] on such date as notified by Lessee to Lessor at least four (4) Business Days prior to such date as the date on which the Lessee expects “Delivery” to take place under and in accordance with the [Purchase Agreement/Purchase Agreement Assignment] (the “Scheduled Delivery Date”).

3.3                               Delivery Subject to Conditions Precedent.

Lessor’s obligation to purchase the Aircraft under the [Purchase Agreement/Purchase Agreement Assignment] and to lease the Aircraft under this Agreement and therefore the commencement of the leasing, is subject to (i) satisfaction of each of the Conditions Precedent, and (ii) the further conditions set forth in Section 6.2.

28

3.4                               Lessee Acceptance of Aircraft.

Immediately upon acquisition of title of the Aircraft by Lessor, Lessee shall be deemed to have accepted the Aircraft and shall evidence its acceptance of the Aircraft by the execution in twofold and delivery to Lessor of one (1) original Delivery Acceptance Certificate.

Lessee acknowledges that in accepting the Aircraft it is relying on its own inspection and knowledge of the Aircraft in determining whether it meets the requirements of this Agreement.

Lessee shall accept Delivery of the Aircraft in “AS IS, WHERE IS” condition, subject to all faults and defects (whether known or unknown, whether discoverable or undiscoverable (by inspection or otherwise) of whatever nature or degree) and subject to each and every disclaimer and waiver set forth in Section 7.

Lessee acknowledges that Lessor shall not be obligated to purchase the Aircraft and lease it to Lessee hereunder, unless and until Lessor provides written notice to Lessee that the Conditions Precedent and the further conditions set forth in Section 6.2 have been satisfied or waived.

The parties hereby acknowledge that the leasing of the Aircraft hereunder is expressly subject to the Delivery of the Aircraft under the [Purchase Agreement/Purchase Agreement Assignment].

3.5                               Delay or Failure in Delivery.

Subject to the terms of the Framework Deed, Lessor shall not be liable for any Losses (including loss of profit) arising from any delay in the delivery of, or failure to purchase the Aircraft pursuant to the Framework Deed or the [Purchase Agreement/Purchase Agreement Assignment], or to deliver the Aircraft to Lessee under this Agreement, unless such delay or failure arises as a direct consequence of the wilful misconduct or Gross Negligence of Lessor. Lessee shall not be entitled on the grounds of such delay or failure to reject the Aircraft when tendered for delivery by Lessor or to terminate this Agreement, save as expressly stated in Section 3.6. In no event shall Lessor be liable for any delay or failure which is caused by Lessee’s or any Leasing Affiliate’s performance or non-performance under the Framework Deed or the [Purchase Agreement/Purchase Agreement Assignment].

3.6                              Cancellation for Delay.

If for any reason the Aircraft becomes a Cancelled Aircraft (as defined in the Framework Deed), then either party (provided it has not breached the terms of any Operative Document) will have the right to terminate this Agreement by giving written notice to the other party within ten (10) Business Days after such date and this Agreement shall terminate on the date of receipt of such notice. Subject to the terms of the Framework Deed, in the event of such termination, neither party will have any further liability (provided it has not breached the terms of any Operative Document) to the other except: (i) that both Lessee and Lessor shall comply with the confidentiality provision set forth in Section 28.1, (ii) for any indemnities which survive the termination of this Agreement, and (iii)

29

for any obligations or liabilities that exist between Lessee and Lessor pursuant to any Operative Document.

4.                                      LEASE TERM

4.1                               Lease Term.

Lessor shall lease the Aircraft to Lessee and Lessee shall take the Aircraft on lease in accordance with this Agreement for the duration of the Lease Term.

4.2                               Expiry Date.

The Expiry Date shall be the Agreed Expiry Date, subject to the following provisions:

(i)                                     if there is a Total Loss of the Aircraft after Delivery, the Expiry Date shall be the date on which full payment is made to (and received by) Lessor of the Agreed Value and all other sums due from Lessee to Lessor under this Agreement and the other Operative Documents and Lessee has fully complied with all of its other obligations under this Agreement and the other Operative Documents (other than such obligations the performance of which is rendered impossible as a result of the occurrence of such Total Loss);

(ii)                                  if the leasing of the Aircraft to Lessee under this Agreement is terminated pursuant to Section 24.3, the date of such termination shall be the Expiry Date and Sections 24.3 to 24.6 shall apply;

(iii)                               if Section 21.6 becomes applicable, the Expiry Date shall be, with respect to Section 21.6(i), the date when any non-compliance referred to in Section 21.6 has been fully rectified and the Aircraft has been returned by Lessee to Lessor in accordance with this Agreement and, with respect to Section 21.6(ii) the date upon which the payments and/or indemnities specified therein are provided to Lessor and the Aircraft is returned to Lessor;

(iv)                              if Section 25 becomes applicable, the Expiry Date shall be the applicable Effective Date (as defined in Section 25); and

(v)                                 if Section 17.8.4 becomes applicable, the Expiry Date shall be extended until the earlier of (a) the date on which the Aircraft ceases to be subject to the relevant requisition for hire and (b) the date falling [***] after the date on which the relevant requisition commenced.

4.3                               Survival.

All representations and warranties of Lessee shall survive Delivery of the Aircraft.  All indemnities and other obligations of Lessee which shall arise or are attributable to circumstances occurring during the Lease Term shall survive and remain in full force and effect, notwithstanding the expiration of this Agreement or other termination of the leasing of the Aircraft hereunder.

30

5.                                      RENT AND OTHER PAYMENTS

5.1                               Basic Rent.

5.1.1                    Lessee shall pay Basic Rent to Lessor with respect to each Rent Period on each Rent Payment Date in advance in the amount shown in Exhibit B, adjusted as set out in Exhibit B, to be the Basic Rent (the “Basic Rent”). Lessee shall initiate payment adequately in advance to ensure that Lessor receives credit for the payment on such Rent Payment Date. If a Rent Period does not constitute the duration of the entire applicable Month, the Basic Rent for such period shall be prorated on the basis of a thirty (30) day month.

5.1.2                    The first payment of Basic Rent shall be paid no later than the day of Delivery. Each subsequent payment of Basic Rent shall be due thereafter on each Rent Payment Date, except that if such day is not a Business Day, the Basic Rent shall be due on the immediately succeeding Business Day.

5.2                               [***]
[***]

5.3                               [***]
[***]

5.4                              Lessor’s Designated Bank Account.

All payments by Lessee to Lessor under this Agreement and any other Operative Documents (unless otherwise specified therein) shall be paid by wire transfer of immediately available Dollar funds to:

Account Name	[•]
Account Number	[•]
IBAN	[•]
Swift Code	[•]
Bank Name	[•]
Bank Address	[•]
USD Correspondent Bank	[•]
Swift Code	[•]
ABA/Fedwire	[•]

or to such other bank account as Lessor or the Security Trustee may from time to time designate (provided Lessor has given Lessee not less than five (5) Business Days written notice and it does not result in any increased cost to Lessee) (“Lessor’s Designated Bank”). In the event of a conflict between a written notice of Lessor and a written notice of the Security Trustee, that of the Security Trustee shall prevail. Payments

31

under this Agreement shall be deemed made only when actually credited to such account. Receipt of immediately available funds at Lessor’s Designated Bank on the due date shall constitute discharge in respect of such payment by Lessee and receipt of funds after such time on the date due shall be deemed received on the day following the due date.

5.5                               Lessee’s Bank Account.

All payments by Lessor to Lessee under this Agreement shall be paid by wire transfer of immediately available U.S. Dollar funds to such bank account as Lessee may from time to time designate by written notice to Lessor.

5.6                               Late Payment Interest.

5.6.1                    If Lessee fails to pay any amount payable under the Operative Documents when due, Lessee shall pay on the Late Payment Interest Payment Date as Supplemental Rent (by way of liquidated damages and not as a penalty) interest (both before and after judgment) on that amount, until and including the date of payment in full by Lessee to Lessor at the Late Payment Interest Rate based upon actual days elapsed in an assumed year of 360 days and twelve months of thirty (30) days each. Late Payment Interest will accrue (at the Late Payment Interest Rate) on a day-to-day basis and will be compounded monthly at the end of each calendar month.

5.6.2                    Notwithstanding anything to the contrary in this Agreement or the other Operative Documents, Lessee shall not be obligated to pay Late Payment Interest or other interest in excess of the maximum non-usurious interest rate, as in effect from time to time, which may by applicable Law be charged, contracted for, reserved, received or collected by Lessor in connection with this Agreement or the other Operative Documents. During any period of time in which the then applicable highest lawful rate of interest is lower than the Late Payment Interest Rate, Late Payment Interest shall accrue and be payable at such highest lawful rate; however, if at later times such highest lawful rate of interest is greater than the Late Payment Interest Rate, then Lessee shall pay Late Payment Interest at the Late Payment Interest Rate.

5.7                               No Deductions or Withholdings.

All payments by Lessee or Lessor under the Operative Documents shall be made in full without any deduction or withholding whether in respect of set-off, counterclaim, duties, or Taxes, unless Lessee (or Lessor) is prohibited by Law from doing so, in which event Lessee (or Lessor) shall gross up the payment amount such that the net after-tax payment received by Lessor (or Lessee) after any deduction or withholding equals the amounts called for under this Agreement. Lessee (or Lessor) shall also do the following:

(i)                                     ensure that the deduction or withholding does not exceed the minimum amount legally required;

(ii)                                  pay to the relevant Government Entities within the period for payment permitted by applicable Law the full amount of the

32

deduction or withholding (including the full amount of any deduction or withholding from any additional amount paid pursuant hereto); and

(iii)                               furnish to Lessor (or Lessee) within thirty (30) days after each payment an official receipt of the relevant Government Entities involved (to the extent that such receipts are provided) for all amounts so deducted or withheld.

5.8                               Sales or Value Added Taxes.

The Rent and other amounts payable by Lessee under this Agreement or any other Operative Document are exclusive of any sales tax, value added tax, stamp duty (provided any such stamp duty is unrelated to Lessor’s financing or refinancing of the Aircraft), turnover tax, or similar tax or duty.  If a sales tax, use and excise tax, value added tax, stamp duty (provided any such stamp duty is unrelated to Lessor’s financing or refinancing of the Aircraft), turnover tax, or any similar tax or duty (other than an Excluded Tax) is payable in any jurisdiction in respect of any Rent or other amounts as aforesaid, Lessee shall pay all such tax or duty and indemnify Lessor against any claims for the same and any related Losses.  The provisions of Section 14.6 shall apply in relation to this clause.

5.9                               Net Lease.

5.9.1                     This Agreement is a net lease and Lessee’s obligations to pay Rent and to perform any of its other obligations pursuant to the Operative Documents are absolute and unconditional, irrespective of any circumstance or contingency whatsoever, including (but not limited to) any of the following:

(i)                                     any right of set-off, withholding, counterclaim, recoupment, defence or other right (including any right of reimbursement) which Lessee may have against Lessor, Manufacturer or any other Person for any reason whatsoever, including any claim Lessee may have for the foregoing;

(ii)                                  any unavailability of or interruption in use of the Aircraft for any reason, including a requisition thereof or any prohibition or interference with or other restriction against Lessee’s use, operation or possession of the Aircraft (whether by Law or otherwise);

(iii)                               any lack or invalidity or other defect in title, registration, airworthiness, merchantability, fitness for any purpose, condition, design, specification or operation of any kind or nature of the Aircraft, the ineligibility of the Aircraft for any particular use or trade or for registration or documentation under the Laws of any jurisdiction, or, except as expressly provided herein, any Total Loss in respect of or any damage to the Aircraft;

(iv)                              any insolvency, bankruptcy, reorganisation, arrangement, readjustment of debt, dissolution, liquidation, receivership, administration or similar proceedings by or against Lessor, Lessee, Manufacturer or any other Person;

33

(v)                                 any illegality, invalidity or unenforceability or lack of due authorisation of or defect (procedural or otherwise) in or relating to any of the Operative Documents;

(vi)                              any failure or delay on the part of Lessor to perform any of its obligations under or in connection with this Agreement and/or the Operative Documents;

(vii)                           Security Interests or Taxes; and

(viii)                        any other cause or circumstance which (but for this provision) would or might otherwise have the effect of terminating or in any way affecting any obligation of Lessee under any Operative Document.

5.9.2                    Lessee hereby waives, to the extent permitted by applicable Law, any and all rights which it may have or which at any time hereafter may be conferred upon Lessee by statute or otherwise, to terminate, cancel, quit or surrender this Agreement, except termination in accordance with the express provisions hereof. Each Rent payment made by Lessee will be final and Lessee shall not seek to recover all or any part of such payment from Lessor for any reason whatsoever (except that Lessee may seek to recover the amount of any inadvertent overpayment by Lessee).

5.9.3                    Nothing in this Section 5.12 shall be construed to limit Lessee’s rights and remedies in the event of Lessor’s breach of its covenant of quiet enjoyment set forth in Section 22.1, provided no Event of Default has occurred and is continuing, or to take legal proceedings to recover damages from Lessor or to limit Lessee’s rights and remedies to pursue in a court of law any claim it may have against any other Person.

5.10                        Currency Indemnity.

5.10.1             The obligation of Lessee and Lessor to pay amounts due under this Agreement and the Operative Documents in Dollars at the designated place and time of payment is of the essence to Lessor and Lessee. Dollars shall be the currency of account in all events. Each of Lessor and Lessee waives any right it may have in any jurisdiction to pay any amount under this Agreement in a currency other than Dollars.

5.10.2             If for the purpose of obtaining judgment in any court or for any other reason it is necessary to convert a sum due hereunder in Dollars into another currency (hereinafter the “Second Currency”), the rate of exchange that shall be applied shall be that at which in accordance with normal banking procedures Lessor or Lessee (as applicable) could purchase Dollars with the Second Currency in New York, New York on the Business Day on which such payment is received. The obligation of Lessee and Lessor in respect of any such sum due from it to Lessor (or Lessee) hereunder shall, notwithstanding the rate of exchange actually applied in rendering such judgment, be discharged only to the extent that on the Business Day of receipt by Lessor (or Lessee) of any sum adjudged to be due hereunder in the Second Currency, Lessor (or Lessee) may in accordance with normal banking procedures purchase and transfer to New

34

York, New York, Dollars with the amount of the Second Currency so adjudged to be due.

5.10.3             Lessee shall indemnify Lessor against and pay to Lessor on demand, in Dollars as a separate obligation and notwithstanding any such judgment: (i) any difference between the sums originally due to Lessor in Dollars and the amount of Dollars so purchased and transferred; (ii) any exchange costs and Taxes payable in connection with the conversion; and (iii) all other Losses arising out of or as a result of such conversion.

5.10.4             If for any reason any exchange control or other legal prohibition or restriction shall be imposed with respect to the payment in Dollars, Lessee or Lessor (as applicable) shall forthwith obtain any permit, authorization, waiver or exemption as may be necessary to permit the free transfer of such Dollars to designated places and if Lessee (or Lessor) shall for any reason, because of legal restrictions or otherwise, be unable to obtain such permit, authorization waiver or exemption, it shall forthwith make all necessary and satisfactory arrangements with reputable banking or other financing institutions to provide satisfactory assurance to Lessor (or Lessee) that all of its obligations hereunder and under the Operative Documents will be satisfied as they arise in the manner contemplated by this Agreement or the Operative Documents, as the case may be.

5.11                        Miscellaneous.

5.11.1              Set-Off:

Following the occurrence of an Event of Default that is continuing, Lessor may set-off any matured obligation of Lessee under any Operative Document or Other Agreement to which Lessee is a party against any obligation, whether or not matured, owed by Lessor towards Lessee, regardless of the place of payment or currency. If the obligations are in different currencies, Lessor may convert either obligation at the market rate of exchange available in London, or at its option, New York for the purpose of such set-off. If an obligation is unascertained or unliquidated, Lessor may in good faith estimate that obligation and set off in respect of the estimate, subject to the relevant party accounting to the other when the obligation is ascertained or liquidated.  Neither Lessor nor any of its Affiliates shall be obliged to pay any amounts to Lessee under any Operative Document or Other Agreement if a Default is then subsisting so long as any sums which are then due from Lessee under the Operative Documents or under any Other Agreement remain unpaid and any such amounts which would otherwise be due will fall due only if and when Lessee has paid all such sums, except to the extent Lessor otherwise agrees or sets off such amounts against such payment pursuant to the foregoing.

5.11.2              Application of Payments:

After an Event of Default has occurred and is subsisting, any amounts paid or recovered in respect of Lessee’s liabilities under this Agreement and any other Operative Documents or Other Agreements may be applied to Rent, fees or any other amount due under this Agreement and the other Operative Documents or Other Agreements in such proportions, order and manner as Lessor determines in its sole discretion.

35

5.11.3 Expenses:

Whether or not the Aircraft is delivered to Lessee pursuant to this Agreement, Lessee shall pay to Lessor on demand (i) all fees, costs and expenses (including legal, professional and out-of-pocket expenses) directly associated with filing and/or perfecting the Operative Documents in the State of Incorporation, the State of Registration and/or the Habitual Base (and any other state or country as appropriate having regard to the operation of the Aircraft) including (but not limited to) reasonable fees, costs and expenses directly associated with legal opinions, translations and registrations, and the payment of documentary Taxes and any other Taxes (save for Excluded Taxes and stamp duties payable exclusively in relation to any financing) and fees, whether required by Lessor or Lessee; and (ii) all fees, costs and expenses (including legal, professional, inspection, out-of-pocket expenses and other costs) payable or incurred by Lessor in connection with any amendment, waiver or other modification of any Operative Document (unless requested by Lessor) or with the enforcement of or preservation of any of its/their rights under the Operative Documents (including the enforcement of any indemnity hereunder) or in respect of the repossession of the Aircraft. All amounts payable pursuant to this Section 5.11.3 shall be paid in the currency in which they were incurred by Lessor or the Owner.  For avoidance of doubt and as further described in Section 12.2 (ii) the parties hereby acknowledge and agree that Lessor shall be always responsible for all fees, costs and expenses incurred in registering the Financing Documents in any jurisdiction and for any legal opinion and translations in relation to such Financing Documents save as to any sublease.

5.11.4 Costs of Negotiation:

The fees and expenses of each party incurred in connection with the preparation of any Operative Document and all other related documents are for the respective accounts of each such party.

5.11.5 Certificates:

Save where expressly provided in this Agreement, any certificate or determination by Lessor as to any rate of interest or as to any other amount payable under this Agreement will, in the absence of manifest error, be conclusive and binding on Lessee.  Lessor shall provide reasonable details of any calculation made in any such certificate or determination.

6.                                      CONDITIONS PRECEDENT

6.1                               Conditions Precedent.(18)

Lessor’s obligation to lease the Aircraft to Lessee under this Agreement is subject to Lessor having received from Lessee the following before the Scheduled Delivery Date in form and substance reasonably satisfactory to Lessor (the “Conditions Precedent”):

(18)  These CPs assume that there will be an Initial Sub-Lessee in Brazil at Delivery.  If this is not the case, all CPs are to be satisfied by the Lessee and the CPs amended accordingly.

36

(i)                                     Constitutional Documents: an up-to-date copy of the constitutional documents and by-laws (or equivalent) of Lessee;

(ii)                                  Board of Trade Register Extract: a recent extract of the relevant board of trade register or similar document evidencing the legal existence of Lessee;

(iii)                               Resolutions: a copy of a resolution of the appropriate management authority of Lessee approving the terms of and the transactions contemplated by this Agreement and the other Operative Documents, resolving that it enter into this Agreement and the other Operative Documents to which Lessee is a party and authorizing one or more specified person or persons to execute this Agreement and the other Operative Documents and accept delivery of the Aircraft on its behalf;

(iv)                              Opinions: (a) a legal opinion in form and substance reasonably acceptable to Lessor from in-house legal counsel for Lessee; and (b) a legal opinion from in-house counsel of the Initial Sub-Lessee reasonably acceptable to Lessor in each case relating to the due execution, and enforceability of, the Operative Documents to which Lessee and Initial Sub-Lessee are respectively a party; and (c) such information, documents and certificates as reasonably requested by Lessor’s legal counsel to prepare a legal opinion in respect of the registrations required to be made in accordance with 6.1(xxvii);

(v)                                 Approvals: (except to the extent required under sub-clause (vii) below) evidence of the issue of all governmental or other approvals, licences and consents which may be required in relation to, or in connection with the performance by Lessee of any of its obligations hereunder, including but not limited to the remittance to Lessor in Dollars of all amounts payable under this Agreement and the export of the Aircraft;

(vi)                              [Import: a copy of a Declaration of Importation (“DI”) and Proof of Importation (“CI”) valid for the term of the Initial Sub-Lease and evidence that any required import licence, and all customs formalities, relating to the import of the Aircraft into the State of Registration and/or the State of Incorporation have been obtained or complied with (to include certified copies of the customs import declaration(s), documentation evidencing the declared value, customs classifications, certificate of release of duty), and that the import of the Aircraft into the State of Registration is under the temporary importation regime](19);

(vii)                           Licences: certified copies of (a) the Aircraft’s Certificate of Airworthiness and certificate of registration and nationality issued by the Aeronautical Registry, and (b) Initial Sub-Lessee’s valid air transport licence, air operator’s certificates and all other licences, certificates and permits required by Initial Sub-Lessee in relation to or in connection with the operation of the Aircraft;

(19)  This drafting reflects the aircraft being registered in Brazil.  To be updated if this is not the case.

37

(viii)                        Accounts: if the audited balance sheet and other financial statements of Lessee are not available on the following website:  www.latamairlinesgroup.net, a certified copy of the audited balance sheet and other financial statements of Lessee for the financial year ended [•], and if available the most recent quarterly financial statements, prepared in accordance with IFRS and, if available, the most recent quarterly results;

(ix)                              Process Agent: evidence of acceptance of appointment by an agent for the service of process to accept service of process on behalf of Lessee and the Initial Sub-Lessee in England, together with copies of such appointment by Lessee and the Initial Sub-Lessee;

(x)                                 Letter of Authority: evidence that the Eurocontrol Authorisation Letter duly executed by Lessee or Initial Sub-Lessee has been submitted to Eurocontrol pursuant to which Lessee or Initial Sub-Lessee authorizes Eurocontrol to provide Lessor with statement(s) of account in relation to air navigation charges incurred by Lessee or Initial Sub-Lessee and due to Eurocontrol;

(xi)                              Security Assignment: if requested by Lessor, the Notice and Acknowledgement of Security Assignment countersigned by Lessee;

(xii)                           Air Authorities Letter: an irrevocable letter from Initial Sub-Lessee addressed to the airport and air traffic authorities in the State of Registration in a form and substance reasonably satisfactory to Lessor, pursuant to which Initial Sub-Lessee authorises the addressee to: (a) allow Lessor access rights to any applicable on line service to monitor relevant information during the Lease Term; and (b) issue to Lessor, upon written request of Lessor, a statement of account of any sums due by Initial Sub-Lessee to the authority in respect of the Aircraft;

(xiii)                        Maintenance Programme: a summary of the Maintenance Programme, including the Aviation Authority’s approval of the Maintenance Programme;

(xiv)                       Basic Rent:  the first monthly instalment of Rent in accordance with Section 5.1;

(xv)                          Acceptance power of attorney: if required, a power of attorney empowering Lessee’s representative to accept the Aircraft on behalf of Lessee;

(xvi)                       Deregistration power of attorney: a Deregistration Power of Attorney;

(xvii)                    Insurance: a Certificate of Insurance and Brokers’ Letter of Undertaking in form and substance reasonably acceptable to Lessor, from Lessee’s insurance broker evidencing that insurance of the Aircraft will be in place in accordance with this Agreement with effect from the Delivery Date;

38

(xviii)                 Assignment of Insurances: a duly executed Assignment of Insurances, including, but not limited to, the notice and acknowledgement of such Assignment of Insurances in the form and substance reasonably acceptable to Lessor;

(xix)                       [IDERA: the IDERA executed on behalf of Initial Sub-Lessee](20);

(xx)                          Airframe Warranties Agreement: an original copy of the Airframe Warranties Agreement duly executed by all parties thereto (other than any Relevant Party which is party thereto);

(xxi)                       Engine Warranties Agreement: an original copy of the Engine Warranties Agreement duly executed by all parties thereto (other than any Relevant Party which is party thereto);

(xxii)                    Delivery Acceptance Certificate: one (1) original duly executed Delivery Acceptance Certificate covering the Aircraft and effective as of the Delivery Date. Execution of the Delivery Acceptance Certificate will be conclusive proof that Lessee has unconditionally accepted the Aircraft for lease under this Agreement without any reservations or exceptions whatsoever;

(xxiii)                 Purchase Documents: the [Purchase Agreement/Purchase Agreement Assignment, the Consent and Agreement] and each Bill of Sale duly executed by Seller or Manufacturer, as applicable;

(xxiv)                Officer’s Certificate:  a certificate from a duly authorized officer of Lessee: (a) setting out a specimen of each signature of the authorized person(s) referred to in Section 6.1 (iii) above; and (b) certifying that each copy of each document specified in Section 6.1 (i), (ii) and (v) is true, correct and complete and in full force and effect and (c) certifying that Lessee’s representations and warranties as set out herein are true and correct on the Delivery Date as if given on such date and (d) certifying that there has been no material change in Lessee’s constitutional documents since originally delivered by Lessee to Lessor;

(xxv)                           Registration:  evidence that on the Delivery Date all filings, registrations and recordings where possible have been made and other actions have been taken which are necessary or advisable to ensure the validity and enforceability of the Operative Documents to which Lessee and Initial Sub-Lessee is a party and to protect the rights, title and interests of Lessor and each Relevant Party in and to the Aircraft, the Operative Documents and/or the Financing Documents, as applicable;

(xxvi)                          International Registry: if applicable, evidence satisfactory to Lessor, acting reasonably, that immediately after Delivery the prospective International Interests constituted by this Agreement and the Initial Sub-Lease will be duly registered in the International Registry in accordance with the terms of this Agreement;

The form of the IDERA attached reflects the aircraft being registered in Brazil.  To be amended to reflect jurisdiction of State of Registration

39

(xxvii)                       Sublease: certified copy of the Initial Sub-Lease and an original of the Subordination Agreement and if requested, a Security Assignment of Sublease, duly executed by Lessee and Initial Sub-Lessee;

(xxviii)                    [Filing with the Aeronautical Registry and the Registry of Titles and Documents in Brazil: evidence satisfactory to Lessor of (i) lodging of the Initial Sub-Lease and the Owner’s Consent to Registration with the Aeronautical Registry and registration of the Initial Sub-Lease with the Registry of Titles and Documents, and (ii) that following Delivery, any Mortgage, any Notice and Acknowledgement of Security Assignment, any Security Assignment and any Security Assignment of Sublease will be lodged or registered with the Aeronautical Registry and/or Registry of Titles and Documents as applicable, in each case along with their sworn translation into Portuguese, provided that Lessee shall have received the relevant documents from the appropriate Relevant Parties](21);

(xxix)                         Fees: evidence that all registration, notarial, consular and translation fees (if any) due and payable in any applicable jurisdiction in connection with any document (other than Financing Documents) have been duly paid in full;

(xxx)                            General: on giving as much prior notice as is reasonably practicable, such other additional documents, certificates, opinions, filings, approvals and consents as Lessor may reasonably request; and

(xxxi)                         Electronic Tool Box: Lessee shall provide a letter to Boeing which will allow Lessor full and complete access to the Manufacturer’s “electronic toolbox” or equivalent, used to upload configuration changes, software updates, and other technical data for the Aircraft following an Event of Default which is continuing.

6.2                               Further Conditions.

The obligation of Lessor to lease the Aircraft to Lessee under this Agreement is subject to the further conditions that:

(i)                                     the representations and warranties set out in Section 18 are true and correct as if each were made with respect to the facts and circumstances existing immediately prior to Delivery;

(ii)                                  no Default shall have occurred and be continuing or would arise by reason of Delivery taking place;

(iii)                               Lessor is satisfied that in its reasonable opinion since the date of this Agreement there has not occurred a material adverse change in the financial condition of Lessee or a material change in the ownership of Lessee which, in either case, would have a material adverse effect on the ability of Lessee to comply with its obligations under any of the Operative Documents;

(21)  This drafting reflects the aircraft being registered in Brazil.  To be updated if this is not the case.

40

(iv)                              compliance by Lessee with its obligations under the Framework Deed and by Seller with its obligations under the [Purchase Agreement/Purchase Agreement Assignment] in respect of the Aircraft;

(v)                                 the Aircraft shall be tendered in accordance with the terms and conditions of the [Purchase Agreement/Purchase Agreement Assignment] including:

(vi)                              the Aircraft shall be in the condition required under the [Purchase Agreement/Purchase Agreement Assignment] and by the Delivery Conditions and Exhibit A;

(vii)                           [Seller shall have transferred good and marketable title to the Aircraft to Lessor free and clear of all Security Interests, except as contemplated by the Operative Documents, and Lessor shall have accepted the same, in each case, in accordance with the Purchase Agreement](22); and

(viii)                        Lessee shall have performed in full its obligations and undertakings in respect of the Aircraft under the Framework Deed.

6.3                               Lessee Conditions Precedent.

Lessee will receive from Lessor the following before the Scheduled Delivery Date in form and substance reasonably satisfactory to Lessee:

(i)                                     Constitutional Documents: an up-to-date copy of the constitutional documents of Lessor and the Acceptable Guarantor;

(ii)                                  Resolutions: a copy of a resolution of the appropriate management authority of Lessor and the Acceptable Guarantor approving the terms of and the transactions contemplated by this Agreement and the other Operative Documents, resolving that it enter into this Agreement and the other Operative Documents and authorizing one or more specified person or persons to execute this Agreement and the other Operative Documents and accept delivery of the Aircraft on its behalf;

(iii)                               Process Agent: evidence of acceptance of appointment by an entity to accept service of process on behalf of Lessor and Acceptable Guarantor in England, together with copies of such appointment by Lessor and Acceptable Guarantor;

(iv)                              Approvals: evidence of the issue (if any) of all approvals and consents which may be required in relation to, or in connection with the performance by Lessor and Acceptable Guarantor of any of their respective obligations under the Operative Documents to which they are a party;

(v)                                 Officer’s Certificate: a certificate from a duly authorized officer of each of Lessor and Acceptable Guarantor: (a) setting out a specimen of each signature of the authorized person(s) referred to

(22)  To be removed if no Purchase Agreement.

41

in Section 6.3(ii) certifying that each copy of each document specified in Section 6.3 is true, correct and complete and in full force and effect as at the date of the certificate; and (b) certifying that Lessor’s representations and warranties as set out herein are true and correct on the Delivery Date as if given on such date; and (c) certifying that there has been no material change in Lessor’s and Acceptable Guarantor’s constitutional documents since originally delivered to Lessee by Lessor;

(vi)                              Lessor Guarantee: a copy of the Lessor Guarantee duly executed by an Acceptable Guarantor;

(vii)                           Purchase Documents: the [Purchase Agreement/Purchase Agreement Assignment and the Consent and Agreement], duly executed by Lessor and Manufacturer as applicable;

(viii)                        Representation and Warranties:  the representations and warranties set out in Section 19 are true and correct as if each were made with respect to the facts and circumstances existing immediately prior to Delivery;

(ix)                              Quiet Enjoyment Letter: a duly executed Quiet Enjoyment Letter; and

(x)                                 Opinions: a legal opinion in form and substance reasonably acceptable to Lessee from in-house or external legal counsel for Acceptable Guarantor relating to the Lessor Guarantee.

6.4                               Conditions Subsequent.

Lessee shall deliver to Lessor, as soon as practicable but in all events within forty five (45) Business Days after the Delivery Date the following documents each duly authenticated as required by Lessor: a copy of the (a) certificate of registration issued by the Aeronautical Registry specifying the Owner as owner of the Aircraft and the Initial Sub-Lessee as operator of the Aircraft; and (b) certificate issued by the Aeronautical Registry confirming that the Initial Sub-Lease, any Security Assignment, any Security Assignment of Sublease and any Mortgage have each been duly registered and the interests of Lessor, the Owner, the Owner Participant and any other Relevant Parties in the Aircraft are properly recorded, to the extent possible under applicable Law.

6.5                               Waiver.

The applicable Conditions Precedent are inserted for the sole benefit of Lessor and Lessee respectively and may be waived or deferred in whole or in part and with or without conditions by Lessor or Lessee (as applicable) in its sole discretion.

6.6                               Documents in English.

All documents delivered to Lessor pursuant to this Section will be in English or, if not in English, will be accompanied by an English translation if requested by Lessor acting reasonably.

42

7.                                      DISCLAIMERS

7.1                               “As Is-Where Is”.

LESSEE AGREES THAT IT IS LEASING THE AIRCRAFT “AS IS-WHERE IS”. LESSEE UNCONDITIONALLY ACKNOWLEDGES AND AGREES THAT,  EXCEPT AS EXPRESSLY STATED IN THE OPERATIVE DOCUMENTS, NEITHER LESSOR NOR ANY OTHER INDEMNITEE HAVE MADE OR SHALL BE DEEMED TO HAVE MADE ANY TERM, CONDITION, REPRESENTATION, WARRANTY OR COVENANT EXPRESS OR IMPLIED (WHETHER STATUTORY OR OTHERWISE) AS TO: (I) THE CAPACITY, AGE, AIRWORTHINESS, TITLE, VALUE, QUALITY, DURABILITY, CONFORMITY TO THE PROVISIONS OF ANY AGREEMENT RELATING TO THE SALE OR PURCHASE OF THE AIRCRAFT, AND/OR THE OPERATIVE DOCUMENTS, DESCRIPTION, CONDITION (WHETHER OF THE AIRCRAFT, ANY ENGINE, ANY REPLACEMENT ENGINE, ANY PART THEREOF OR THE AIRCRAFT DOCUMENTATION), DESIGN, WORKMANSHIP, MATERIALS, MANUFACTURE, CONSTRUCTION, OPERATION, STATE, MERCHANTABILITY, PERFORMANCE, FITNESS FOR ANY PARTICULAR USE OR PURPOSE (INCLUDING THE ABILITY TO OPERATE OR REGISTER THE AIRCRAFT OR USE THE AIRCRAFT OR AIRCRAFT DOCUMENTATION IN ANY OR ALL JURISDICTIONS) OR SUITABILITY OF THE AIRCRAFT OR ANY PART THEREOF, AS TO THE ABSENCE OF LATENT, INHERENT OR OTHER DEFECTS, WHETHER OR NOT DISCOVERABLE, KNOWN OR UNKNOWN, APPARENT OR CONCEALED, EXTERIOR OR INTERIOR; (II) THE ABSENCE OF ANY INFRINGEMENT OF ANY PATENT, TRADEMARK, COPYRIGHT OR OTHER INTELLECTUAL PROPERTY RIGHTS; (III) ANY IMPLIED WARRANTY ARISING FROM COURSE OF PERFORMANCE, COURSE OF DEALING OR USAGE OF TRADE; OR (IV) ANY OTHER REPRESENTATION OR WARRANTY WHATSOEVER, EXPRESS OR IMPLIED, WITH RESPECT TO THE AIRCRAFT OR ANY PART THEREOF, THE USE, MAINTENANCE, OPERATION OF THE AIRCRAFT OR ANY PART THEREOF, AND ANYTHING THAT HAS BEEN DONE OR OMITTED TO BE DONE WITH RESPECT TO THE AIRCRAFT, ANY PART THEREOF OR ANY AIRCRAFT DOCUMENTS, BY OR ON BEHALF OF THE PREVIOUS OPERATOR (WHOM LESSEE ACKNOWLEDGES WAS RESPONSIBLE FOR THE MAINTENANCE OF THE AIRCRAFT) OR OWNER (IF ANY), THEIR RESPECTIVE EMPLOYEES,  SERVANTS, OFFICERS, AGENTS OR REPRESENTATIVES, ALL OF WHICH ARE HEREBY EXPRESSLY, UNCONDITIONALLY AND IRREVOCABLY EXCLUDED AND EXTINGUISHED. LESSEE COVENANTS TO LESSOR THAT LESSEE HAS USED ITS OWN JUDGMENT IN SELECTING, INSPECTING AND ACCEPTING THE AIRCRAFT AND HAS DONE SO BASED ON ITS SIZE, DESIGN AND TYPE. LESSEE ACKNOWLEDGES THAT LESSOR IS NOT A MANUFACTURER OF THE AIRCRAFT, REPAIRER OR DEALER IN THE AIRCRAFT. TO THE FULLEST EXTENT PERMISSIBLE UNDER APPLICABLE LAW, LESSEE HEREBY WAIVES ANY RIGHTS IT MAY HAVE IN TORT OR OTHERWISE IN RESPECT OF ANY OF THE MATTERS REFERRED TO ABOVE AND IRREVOCABLY AND UNCONDITIONALLY AGREES THAT NEITHER LESSOR NOR ANY OTHER INDEMNITEE SHALL HAVE ANY GREATER LIABILITY IN TORT IN RESPECT OF ANY SUCH MATTER THAN SUCH PERSON WOULD HAVE IN CONTRACT AFTER TAKING ACCOUNT ALL OF THE EXCLUSIONS CONTAINED IN THE OPERATIVE DOCUMENTS. LESSEE ACKNOWLEDGES THAT NO THIRD PARTY IS MAKING OR HAS MADE ANY REPRESENTATION OR WARRANTY RELATING TO THE AIRCRAFT OR ANY PART THEREOF NOR HAS SUCH THIRD PARTY AUTHORITY TO BIND OR REPRESENT LESSOR.

43

7.2                               Waiver of Warranty of Description.

MOREOVER, IN CONSIDERATION OF (I) LESSEE’S RIGHTS WITH RESPECT TO THE FINAL INSPECTION OF THE AIRCRAFT PURSUANT TO THIS AGREEMENT, AND (II) LESSOR PROVIDING TO LESSEE THE BENEFIT OF MANUFACTURER’S WARRANTIES UNDER THIS AGREEMENT, IF APPLICABLE, LESSEE HEREBY AGREES THAT ITS ACCEPTANCE OF THE AIRCRAFT AT DELIVERY AND ITS EXECUTION AND DELIVERY OF THE DELIVERY ACCEPTANCE CERTIFICATE CONSTITUTE LESSEE’S WAIVER OF ANY WARRANTY OF DESCRIPTION, EXPRESS OR IMPLIED, AND ANY CLAIMS LESSEE MAY HAVE AGAINST LESSOR BASED UPON THE FAILURE OF THE AIRCRAFT TO CONFORM WITH SUCH DESCRIPTION.

7.3                               Conclusive Evidence.

LESSOR AND LESSEE AGREE THAT THE DISCLAIMERS, WAIVERS AND CONFIRMATIONS SET FORTH IN THIS SECTION SHALL APPLY AS BETWEEN LESSOR AND LESSEE AT ALL TIMES WITH EFFECT FROM LESSEE’S ACCEPTANCE OF THE AIRCRAFT BY EXECUTION OF THE DELIVERY ACCEPTANCE CERTIFICATE, WHICH SHALL BE CONCLUSIVE EVIDENCE THAT LESSEE HAS FULLY INSPECTED THE AIRCRAFT AND EVERY PART THEREOF AND THAT THE AIRCRAFT, THE ENGINES, THE PARTS AND THE AIRCRAFT DOCUMENTATION ARE IN ALL RESPECTS ACCEPTABLE TO LESSEE.

7.4                               No Lessor Liability for Losses.

LESSOR SHALL NOT HAVE ANY OBLIGATION OR LIABILITY WHATSOEVER TO LESSEE, ANY PERMITTED SUB-LESSEE OR ANY OTHER PERSON WHETHER ARISING IN CONTRACT, TORT OR OTHERWISE AND WHETHER ARISING BY REFERENCE TO NEGLIGENCE OR STRICT LIABILITY OR OTHERWISE FOR:

(i)                                     any liability, loss or damage (consequential or otherwise) or delay of or to or in connection with the Aircraft or any Person or property whatsoever, whether on board of the Aircraft or elsewhere, irrespective of whether such liability, loss, damage or delay is caused or alleged to be caused directly or indirectly by the Aircraft or any Engine or any Part or by any inadequacy or deficiency or defect thereof or by any other circumstance in connection therewith;

(ii)                                  the use, operation or performance of the Aircraft or any risks relating thereto;

(iii)                               any interruption of service, loss of business or anticipated profits or any other direct, indirect or consequential loss or damage (except if any interruption of service is a direct consequence of a breach of the quiet enjoyment obligations under Section 22.1; and/or

(iv)                              the delivery, operation, servicing, maintenance, repair, improvement or replacement of the Aircraft, any Engine or any Part.

44

7.5                               No Liability to Repair or Replace.

Lessor shall not be liable for any expense in repairing or replacing any item of the Aircraft or be liable to supply another aircraft or any item in lieu of the Aircraft or any part thereof if the same is lost, confiscated, damaged, destroyed or otherwise rendered unfit for use.

7.6                               Lessee Waiver.

Lessee hereby waives and agrees not to seek to establish or enforce any rights and remedies, express or implied (whether statutory or otherwise) against Lessor or any Indemnitee or the Aircraft relating to any of the matters mentioned in Sections 7.1, 7.2, 7.3, 7.4 and 7.5.

7.7                               No Waiver.

Nothing in Section 7 or elsewhere in this Agreement shall be deemed to be a waiver by Lessee of any rights it may have against Manufacturer or other supplier of any Part.

7.8                               Consideration for Rent and other Amounts.

The amount of the Rent and other payments contained herein are based upon and in consideration of Lessee’s waiver of warranties and indemnities set forth in Sections 7, 14 and 15, respectively, and the other provisions of this Agreement.

7.9                               Benefit of this Section 7.9.

The provisions of this Section 7.9 are given by Lessee for the benefit of, and to and in the favour of, each Indemnitee.

8.                                      MANUFACTURER’S WARRANTIES

8.1                               Warranties.

During the Lease Term and so long as no Event of Default has occurred and is continuing, Lessor shall make available to Lessee pursuant to the Airframe Warranties Agreement and the Engine Warranties Agreement, the benefit of all subsisting warranties and other product support, if any, in respect of or related to the Aircraft given to Lessor by a Manufacturer, supplier, maintenance performers or other vendor of the Aircraft to the extent that Lessor is permitted to do so. Lessee shall be entitled to such warranties strictly on the terms and conditions as applicable thereto and Lessee hereby acknowledges that such entitlement is without warranty and expressly without recourse against Lessor in any respect whatsoever.

8.2                               Warranty Claims.

8.2.1                      Lessee shall properly and promptly pursue any valid claims it may have against a Manufacturer and others under such warranties with respect to the Aircraft and shall promptly provide Lessor with written notice of any major warranty claim of a value greater than [***].  Lessee shall not do or permit anything to be done or omit to do anything the omission of that would or would be likely to prejudice any material right that Lessor, Owner

45

or Security Trustee may have against a Manufacturer or repairer under any agreement in respect of the Aircraft or any Part thereof.

8.2.2                      Lessee shall give Lessor prompt written notice of any warranty claim that is settled with Lessee on the basis of a total or partial cash payment. Any cash payment shall be applied to remedy the defect subject to such warranty claim unless Lessor otherwise consents in writing. Any cash payment to Lessee in respect of warranty claims that is not applied to the repair or remedy of such relevant defect in the Aircraft or to compensate Lessee for the costs incurred for any such repair or remedy and/or that is not in respect of compensation for loss of use of the Aircraft, an Engine or Part during the Lease Term due to a defect covered by such warranty, shall be for the benefit of Lessor and shall be paid promptly by Lessee to Lessor.

8.3                               Proceeds.

8.3.1                      So long as no Event of Default has occurred and is continuing, Lessor agrees, subject to Section 8.1, to reasonably co-operate with Lessee to cause any proceeds from any warranty referred to in Section 8.1 to be paid directly to Lessee, and if any such proceeds are nonetheless paid to Lessor, Lessor agrees to remit such proceeds to Lessee.

8.3.2                      If an Event of Default has occurred and is continuing, Lessor may immediately:

(i)                                     retain for its own account any such proceeds paid to Lessor that would have been remitted to Lessee under Section 8.3.1 in the absence of such Event of Default;

(ii)                                  cause any proceeds of any pending claims to be paid directly to Lessor, rather than to Lessee; and/or

(iii)                               recover from Lessee the (part of the) proceeds of any warranty claim previously paid to Lessee to the extent that such proceeds relate to any defect in the Aircraft not fully and completely rectified by Lessee.

8.4                               Assignment on Return.

With effect from the Expiry Date, all rights under such warranties to which this Section 8 applies shall immediately revert to Lessor, including all claims thereunder (whether or not perfected) in accordance with the provisions of the Airframe Warranties Agreement and the Engine Warranties Agreement and Lessee shall take steps and execute all documents (at Lessee’s cost) required to perfect such reversion.

9.                                      OPERATION OF AIRCRAFT

9.1                               Compliance with Laws.

Lessee shall not maintain, use or operate the Aircraft in any Prohibited Country or in violation of any Law of any Government Entity having jurisdiction in any country, state, province or other political subdivision in or over which the Aircraft is flown or in violation of any airworthiness

46

certificate, licence or registration relating to the Aircraft issued by the Aviation Authority or any similar authority or any jurisdiction in or over which the Aircraft is flown. Lessee shall be responsible for obtaining any export or re-export approvals required under any jurisdiction in order for the Aircraft to operate to, from or through any destination or in any airspace for which such approvals might be required. Lessee will ensure that the Aircraft at all times during the Lease Term is operated by duly qualified pilots and air crew employees solely for commercial operations (save as to test, ferry and positioning flights and hijacking) and is not used to transport contraband or illegal narcotics or hazardous or perilous cargo or for any illegal purpose (save as for any hijacking) or in any illegal manner or for any purpose for which it is not designed or reasonably suited. Lessee further undertakes that, throughout the Lease Term, it will or will procure that any Permitted Sub-Lessee will, comply with all EU ETS Laws applicable to it or the Aircraft and ensure that it or any Permitted Sub-Lessee (and not Lessor or any Financing Party) shall be the “aircraft operator” for the purpose of the EU ETS Laws, and Lessee shall identify itself as such to any EU ETS Authority (or procure that any Permitted Sub-Lessee so identifies itself) whenever required under the EU ETS Laws or whenever requested by Lessor.

9.2                               Costs of Operation.

Lessee shall promptly pay and discharge when due all costs incurred by it from any Aircraft Activity during the Lease Term, including the costs of flight crews, cabin personnel, fuel, oil, lubricants, maintenance, repair, insurance, storage, landing and navigation fees, airport charges, passenger service, custom duties raised by the customs authorities of the State of Registration, State of Incorporation and/or Habitual Base against Lessee in relation to the import and export of the Aircraft and any and all other expenses of any kind or nature, directly or indirectly incurred by it, in connection with or related to any Aircraft Activity. Lessee has no authority to pledge and shall not pledge the credit of Lessor or any other Relevant Party for any of the same.

9.3                               Training.

Lessee will not use the Aircraft or cause the Aircraft to be used, for purposes of training, qualifying or re-confirming the status of cockpit personnel, except for the benefit of Lessee’s own cockpit personnel (or the cockpit personnel of any Leasing Affiliate), and then only if the use of the Aircraft for such purpose is not disproportionate to the use for such purpose of other aircraft of the same type operated by Lessee.

9.4                               No Violation of Insurance Policies.

Lessee will not fly or use or permit the Aircraft to be flown or used in or over any area or in any manner or for any purpose or for the carriage of any goods, materials or cargo, in each case which is not adequately covered by the policies of Insurances. Lessee will not carry any goods of any description excepted or exempted from such policies or do any other act or permit to be done anything which could be expected to invalidate or limit any such policies. Lessee will not fly or use the Aircraft or permit the Aircraft to be flown or used in or over any recognised or, in the reasonable

47

judgement of Lessor, threatened area of hostilities unless covered by war risk insurance.

9.5                               No Relinquishment of Possession.

Lessee will not, without the prior written consent of Lessor, deliver, transfer or relinquish possession of the Aircraft except for approved maintenance and repair in accordance with Section 11 or approved subleasing in accordance with Section 10. Lessee will not do, and will use all reasonable endeavours to prevent, any act which could reasonably be expected to result in the Aircraft or any of its Engines being arrested, confiscated, seized, taken in execution, impounded, forfeited, detained in exercise or purported exercise of any possessory or other claim (save as to any Lessor Lien) or otherwise taken from the possession of Lessee and, if such arrest, confiscation, seizure, taking, impounding, forfeiture or detention occurs, Lessee will give Lessor and Security Trustee written notice thereof as soon as reasonably practicable (subject to Section 17.3) and will make reasonable efforts to procure the prompt release of the Aircraft and each of the Engines (save in the case of any enforcement or attempted enforcement of a Lessor Lien).

9.6                               No Security Interests.

Lessee will not create, incur or permit to exist over the Aircraft or any Part thereof any Security Interest, other than Permitted Liens. Lessee shall forthwith upon becoming aware of the existence of any Security Interest give written notice thereof to Lessor and take all action as may be necessary to discharge or remove or procure the release of any Security Interest (other than a Permitted Lien).

9.7                               Non-Representation of Lessor.

Lessee will not represent or hold out Lessor or any other Relevant Party as carrying goods or passengers on the Aircraft or as being in any way connected or associated with any operation or carriage being undertaken by Lessee or as having any operational interest in or responsibility for the Aircraft.

9.8                               Habitual Base.

Lessee shall ensure that the Aircraft is habitually based in the Habitual Base.

9.9                               International Registry

As and when the Aircraft Protocol of the Cape Town Convention has entered into force in the State of Incorporation or the State of Registration Lessee shall (and shall procure that the Initial Sub-Lessee shall):  (i) register as, and remain, a transacting user entity in the International Registry; (ii) remain capable of consenting to registrations and discharges of International Interests in accordance with the Cape Town Convention; and (iii) not allow (to the extent that Lessee is legally entitled under the Cape Town Convention to prevent any such registration) any interests conflicting with (whether or not taking priority over) the interests of Lessor

48

or Owner to be registered at the International Registry without the prior written consent of Lessor or Owner (as the case may be).

9.10                        No Risk or Penalty or Appropriation.

Lessee shall not do or permit anything to be done that may reasonably be expected to expose the Aircraft, any Engine or any Part to penalty, forfeiture, impounding, detention, appropriation, arrest, damage or destruction and (without prejudice to the foregoing), if any such penalty, forfeiture, impounding, detention or appropriation, arrest, damage or destruction occurs, Lessee shall give Lessor notice thereof and take such actions as may be necessary to procure the immediate release of the Aircraft, Engine or Part as the case may be.  This Section 9.10 shall not apply in relation to any enforcement or attempted enforcement of a Lessor Lien.

10.                               SUBLEASES

10.1                        Initial Sublease

Lessor and Lessee agree that Lessee has entered (or will enter) into the Initial Sublease with Initial Sub-Lessee on or shortly after the date of this Agreement and Lessor acknowledges that as the operator of the Aircraft, Initial Sub-Lessee will be responsible for providing some of the conditions precedent set out in Section 6.1 (which shall be deemed to also be included as conditions precedent under the Initial Sublease).

Lessor agrees that performance by any Sub-Lessee of any of Lessee’s obligations under this Agreement shall, pro tanto, constitute performance by Lessee of such obligations.

If the Initial Sublease is terminated for any reason and a replacement sublease is not entered into in accordance with the provisions of this Section 10 with the result that Lessee becomes the operator of the Aircraft and/or there is a change in the State of Registration of the Aircraft, Lessee undertakes to provide to Lessor evidence of those documents set out in Section 6.1 which had previously been provided by Initial Sub-Lessee and/or which related to the State of Registration being Brazil. (23)

10.2                        No Subleasing without Lessor Consent.

Lessee will not sublease (included but not limited to dry-, damp-, ACMI- or wet lease), charter, hire or otherwise part with the possession or operational control of the Aircraft, Engine or Part (except as explicitly permitted in this Agreement) without the prior written consent of Lessor, which shall not be unreasonably withheld or delayed. Any permitted subleasing except such subleasing as is permitted under Section 10.4 shall be in accordance with such terms and conditions as Lessor may impose if it grants its consent, which shall not be unreasonably withheld or delayed, but shall at all times at least comply with the following terms:

(23)  This drafting reflects the aircraft being registered in Brazil and assumes there will be an Initial Sublease at Delivery.  To be updated if either of these assumptions is not the case.  .

49

(i)                                     the sublease agreement shall be in form and substance satisfactory to Lessor, acting reasonably;

(ii)                                  Lessor shall be notified of the name of the parties to any sublease in a timely manner;

(iii)                               the Aircraft, the Headlease (if applicable), the Mortgage (if applicable), this Agreement, the sublease, and such documents as evidence any Security Interest (including if requested by Lessor following advice from relevant local counsel that not having such security will be prejudicial to Lessor’s rights, a Security Assignment of Sublease) in the Aircraft shall remain registered with the relevant Aviation Authority and the International Registry (if applicable) throughout the term of the sublease and the interests created by such documents shall be in full force and effect and not in any way affected by such sublease;

(iv)                              the Permitted Sub-Lessee shall covenant for the benefit of Lessor and Owner and Security Trustee that it will not do or refrain from doing anything which could reasonably be expected to prejudice Owner’s title to the Aircraft and Lessor’s rights under this Agreement and the other Operative Documents, or the rights of Owner and Security Trustee under any document granting a Security Interest, or the value of the Aircraft;

(v)                                 the rights of the Permitted Sub-Lessee under the sublease shall be expressly subject and subordinate to this Agreement, the other Operative Documents and to the rights, title and interests of the Relevant Parties hereunder, and the Permitted Sub-Lessee shall at least one (1) Business Day prior to the execution of the sublease execute and deliver to Lessor, Owner and if relevant, the Security Trustee, an acknowledgement of such rights and confirm that its right to possession of the Aircraft under the sublease will terminate immediately upon the termination of the leasing of the Aircraft under this Agreement, and that it will Return the Aircraft to Lessor upon notification from Lessor that an Event of Default under this Agreement has occurred and Lessor has, as a result thereof, terminated Lessee’s right to possession of the Aircraft under this Agreement, in a form set out in a subordination acknowledgment reasonably satisfactory to Lessor, Owner and the Security Trustee;

(vi)                              the term of any sublease, including any renewals and extensions, will in no event exceed or be capable of exceeding the end of the Lease Term;

(vii)                           Lessee shall cause the Permitted Sub-Lessee to provide Lessor with a Deregistration Power of Attorney;

(viii)                        Lessee shall, at Lessee’s cost and expense, provide to each of the Relevant Parties an opinion of counsel from the jurisdiction(s) in which the proposed Permitted Sub-Lessee is domiciled in the form and substance reasonably acceptable to Lessor and the Security Trustee to the effect that rights of the Relevant Parties in and to the Aircraft, the Operative Documents and the Financing Documents shall be protected and otherwise unaffected by the

50

entry into and performance of the sublease or any consequent change in the State of Registration (if approved by Lessor) and that such sublease will not prejudice Lessor’s rights to repossess the Aircraft in the event of an Event of Default hereunder;

(ix)                              Lessee shall procure that all necessary translations and filings in respect of any sublease are made promptly in accordance with all applicable laws in any applicable jurisdiction;

(x)                                 the sublease shall not contain any provision which conflicts with any of the provisions of this Agreement relating to the respective rights, title and interest of the Relevant Parties to and in the Aircraft;

(xi)                              the Aircraft will, during the term of the sublease, continue to be operated and maintained in accordance with the applicable provisions of this Agreement;

(xii)                           the Aircraft shall continue to be insured in accordance with the terms of this Agreement and Lessee shall cause to provide an insurance certificate and broker’s letter of undertaking, both such documents acceptable to Lessor in form and substance and complying with Section 16 and Exhibit E;

(xiii)                        the Permitted Sub-Lessee shall: (a) have a valid air operators certificate and any other relevant licences required for the operation of the same type of aircraft as the Aircraft; (b) shall not be a Prohibited Person; (c) shall not be registered or domiciled in or incorporated in a Prohibited Country; and (d) be a certified air carrier, and if the Permitted Sub-Lessee’s State of Incorporation is the U.S. or any state of the U.S. then the Permitted Sub-Lessee shall be a Certificated Air Carrier;

(xiv)                       the terms of such subleasing shall not permit any further subleasing;

(xv)                         such sublease will not involve anything that would in any way diminish or discharge Lessee’s obligations hereunder or under any other Operative Document;

(xvi)                      Lessee shall remain primarily liable for the performance of all its obligations hereunder;

(xvii)                    if necessary pursuant to applicable Law, financing statements or similar documents shall be executed, if applicable, and delivered by Lessee and the Permitted Sub-Lessee, in the form prescribed by applicable Law, in order to protect the Operative Documents, the Financing Documents, as applicable, and/or the rights of any Relevant Parties;

(xviii)                 Lessee shall deliver to Lessor, prior to the commencement of the subleasing a Eurocontrol Letter of Authorisation (if required by Lessor) executed by the relevant Permitted Sub-Lessee;

51

(xix)                       Lessee shall cause the Permitted Sub-Lessee to provide Lessor with an IDERA executed on behalf of the Permitted Sub-Lessee and, when the Aircraft Protocol of the Cape Town Convention has entered into force in the State of Registration and/or the State of Incorporation of the Permitted Sub-Lessee, countersigned by the relevant registry authority to the extent possible;

(xx)                          the Aircraft: (a) shall remain registered with the Aviation Authority in a country which is not, at the time of that registration, a Prohibited Country; (b) shall be habitually based in a Habitual Base; and (c) shall not be operated in, a Prohibited Country;

(xxi)                       Lessee shall execute a Security Assignment of Sublease if requested by Lessor following advice from relevant local counsel that not having such security will be prejudicial to Lessor’s right, and Lessor shall receive the acknowledgment signed by the relevant Permitted Sub-Lessee in a form reasonably satisfactory to Lessor; and

(xxii)                    Lessee shall provide or shall cause the Permitted Sub-Lessee to provide and/or to do and perform such other and further acts and execute and deliver any and all such other instruments as Lessor may reasonably request.

Within five (5) days after the execution of any sublease, Lessee shall provide Lessor with a fully executed copy of such sublease. Lessee will not amend the terms of any sublease relating to the governing law of such sublease or the subordination provisions without the prior written consent of Lessor.

10.3                       Wetlease.

The wet leasing of the Aircraft during the Lease Term, whereby: (i) the Aircraft will at all times be operated by air crew employed by and subject to the full operational control of Lessee; (ii) the Insurances required under this Agreement shall remain in full force and effect; and (iii) the Aircraft shall be maintained by Lessee and any Maintenance Performer as required under this Agreement, is permitted, provided:

(a)                                 no Event of Default has occurred and is continuing;

(b)                                 the wet lease shall be expressly subject and subordinate in all respects to this Agreement;

(c)                                  the wet lease shall have a maximum continuous term of [***] and, will in any event, not be capable of extending beyond the Expiry Date;

(d)                                 the wet lease shall not result in any change in the State of Registration;

(e)                                  the wet lease shall not result in any change in the Habitual Base;

(f)                                   the wet lease shall not be in violation of any relevant United Nations, US or EU sanction;

52

(g)                                  the wet lease shall be subject to and compliant with the insurance requirements under this Agreement and the Aircraft shall continue to be maintained in accordance with the requirements of this Agreement;

(h)                                 the Aircraft shall be operated solely by regular employees of Lessee possessing all the requisite certificates and licences required by applicable law;

(i)                                     Lessee shall promptly inform Lessor when it has entered into a wet lease and provide Lessor with a copy of such wet lease agreement; and

(j)                                    the Permitted Sub-Lessee is not a Prohibited Person.

10.4                        [***]

[***]

10.5                        Continued Responsibility of Lessee.

Notwithstanding anything contained in this Section 10, Lessee shall continue to be fully and primarily responsible to Lessor for compliance with all the terms of this Agreement during any period of any sublease [***].

11.                               MAINTENANCE OF AIRCRAFT

11.1                        General Obligation.

During the Lease Term, Lessee alone shall, at its own expense at all times, maintain, service, repair, overhaul, test, and modify, or procure the same, the Aircraft, Engines (subject to the provisions of this Section 11) and all of the Parts and equipment therein and Aircraft Documentation: (i) in accordance with the terms of this Agreement; (ii) in accordance with the Maintenance Programme; (iii) in accordance with the rules and regulations of the Aviation Authority; (iv) in accordance with the recommendations of the Manufacturer (save as provided in Section 11.4(iii)); (v) in accordance with the mandatory requirements of the Compliance Authority as permitted or required by the Aviation Authority to the Aircraft; (vi) in the same manner and with at least the same care as used by Lessee with respect to similar aircraft and engines operated by Lessee and without in any way discriminating against the Aircraft provided that Lessee shall be permitted to discriminate against the Aircraft in relation to the implementation of a proposed Modification to the Aircraft (being a Modification which it is implementing, or which it intends to implement, in respect of its B787 fleet) if in Lessee’s sole discretion, acting reasonably, the economic benefit to Lessee of implementing the Modification to the Aircraft is less than the cost of such implementation on the basis of such cost being amortised over the period from the date on which such implementation would be completed until the Agreed Expiry Date); and (vii) so as to enable all airworthiness certifications of the Aircraft to be maintained in good standing at all times under the laws of the State of Registration. Lessee shall promptly repair the Aircraft, including any individual Engine or Part that becomes unserviceable during the Lease

53

Term (or, with respect to a Part, replace such Part pursuant to Section 11.5), and Lessee covenants that it will not allow the Aircraft and/or any Engine and/or any Part to remain unserviceable for more than sixty (60) days, without any evident intent to repair the Aircraft, Engine and/or Part (or, with respect to a Part replace such Part pursuant to Section 11.5).

11.2                        Maintenance Performer.

The performer of all or any part of the above maintenance tasks, whether Lessee itself, a Permitted Sub-Lessee or a third party, must qualify as a Maintenance Performer. In the case of subcontracting of maintenance tasks, such subcontractor must qualify as a Maintenance Performer. Lessee will inform such Person(s) that the Aircraft is owned by Owner and leased from Lessor and shall ensure that no Security Interests are placed on or vested in the Aircraft to secure Lessee’s payment for such work (except for material men’s, mechanic’s, workmen’s, repairmen’s, employees, or other like liens arising by operation of Law for amounts which are either not yet due or which are not overdue for a period of more than thirty (30) days).

11.3                        Notification of Shop Visits and Additional Work Requested by Lessor.

11.3.1               Lessee shall provide to Lessor written details of the work scope for a scheduled Engine shop visit as soon as they are available prior to the scheduled date for the shop visit.  Lessor’s prior written approval of the work scope is required, provided that a decision on such approval shall not be unreasonably withheld or delayed.  Lessee agrees to perform any additional work requested by Lessor which Lessee can reasonably accommodate into its schedule without prejudice to the return to service date and Lessor shall reimburse Lessee for any additional costs (without a profit factor, mark-up or charge for overhead) incurred in the performance of such work.

In the event of an unanticipated shop visit, Lessee shall provide to Lessor written details of the work scope for an Engine shop visit as soon as reasonably practicable.

11.3.2               During the work performed just prior to Return of the Aircraft as required under Section 2 of Exhibit G, Lessee agrees to perform any additional work requested by Lessor which Lessee can reasonably accommodate into its schedule without prejudice to the Expiry Date and Lessor shall reimburse Lessee for the additional costs (without a profit factor) together with any applicable sales or value added Taxes.  In the event of a delay caused by such additional work performed at the request of Lessor, Lessee shall not be required to pay Rent during the period of such delay.

11.4                        Specific Obligations.

Without limiting Section 11.1, Lessee agrees that the maintenance and repair of the Aircraft under this Agreement will include, but not be limited to, each of the following specific items:

(i)                                     performance in accordance with the Maintenance Programme of all routine and non-routine maintenance work;

54

(ii)                                  incorporation in the Aircraft as required, based upon terminating action if such terminating action is available, of all Airworthiness Directives and any other mandatory modifications of the Aviation Authority and the Compliance Authority;

(iii)                               the Aircraft will not be discriminated from the rest of Lessee’s fleet in service bulletin compliance, operation engineering bulletin implementation or other maintenance, servicing, repairing or overhauling matters;

(iv)                              incorporation in the Maintenance Programme for the Aircraft of a full corrosion prevention and control programme as recommended by Manufacturer and/or the Aviation Authority and/or Compliance Authority;

(v)                                 the correction of any defects in accordance with the recommendations of Manufacturer.  All repairs to the Airframe shall be Acceptable Repairs.  No DER Repairs shall be incorporated in the Airframe, Engines or Parts other than DER Repairs incorporated in the passenger cabin of the Airframe or Parts in the passenger cabin.  Repairs to Engines shall be accomplished in accordance with the Engine Manufacturer’s published manuals.  Any deviations to the requirements of the Engine Manufacturer’s published manuals recommended by the Engine Manufacturer which are specific to an Engine (as opposed to all engines of the same type as the Engine) shall require the written approval of Lessor before use with respect to the Engine.  Repairs to Parts shall be accomplished in accordance with the Part Manufacturer’s published manuals;

(vi)                              incorporation in the Maintenance Programme for the Aircraft of a fuel tank contamination programme as recommended by Manufacturer and/or Aviation Authority and/or Compliance Authority;

(vii)                           engine trend monitoring shall be in place;

(viii)                        keeping all Aircraft Documentation up to date and in the English language (excluding pilot reports), including the reporting of modifications status and operation engineering bulletins implementation status to the Manufacturer in a timely manner;

(ix)                              maintain historical records in the English language for all applicable condition-monitored, on-condition, hard time and Life Limited Parts (as required by the Aviation Authority and Compliance Authority), the Flight Hours and Cycles operated by the Aircraft, Engines and Parts and all maintenance and repairs performed on them. In addition, with respect to Engine LLPs, APU LLPs and Landing Gear LLPs, Lessee shall also obtain and/or maintain documentation evidencing complete “back to birth” traceability; and

(x)                                 properly complete and document in the English language all repairs, Modifications, alterations and the addition, removal or replacement of Parts in accordance with the rules and regulations of the Aviation Authority and reflecting such items in the Aircraft Documentation.

55

11.5                        Replacement of Parts.

11.5.1               Lessee, at its own cost and expense, shall promptly replace, or procure the replacement of all Parts which may from time to time become worn out, lost, stolen, destroyed, seized, confiscated, damaged beyond repair or permanently rendered unfit for their intended use for any reason whatsoever. In the ordinary course of maintenance, service, repair, Overhaul or testing, Lessee may remove any Part provided that Lessee replaces such Part promptly. All such replacement Parts will: (i) be of the same type and model as the Part(s) replaced (or a more advance make and model having the same interchangeability); (ii) be free and clear of all Security Interests (except Permitted Liens) of any kind or description; (iii) be in airworthy condition, be of equivalent modification status and have a value and utility at least equal to the Parts replaced, assuming such replaced Parts were in the condition and repair required to be maintained by the terms hereof; and (iv) at installation must have a current Serviceable Tag in accordance with the rules and regulations of the Aviation Authority of the Manufacturer or Maintenance Performer providing such Parts to Lessee, indicating that such Parts are new, serviceable, repaired or overhauled. No PMA Part [***] shall be installed within or on the Aircraft. No PMA Part [***] shall be installed within an Engine, the APU or the Landing Gear. No Part incorporating a DER Repair shall be installed other than a Part installed in the passenger cabin.

11.5.2               All Parts removed from the Airframe or any Engine will remain the property of Owner and subject to the Mortgage (if any) and this Agreement no matter where located, until such time as such Parts have been permanently replaced by Parts (which have been incorporated or installed in or attached to the Airframe or such Engine) which meet the requirements for replacement Parts specified above and title to such replacement Parts has passed to Owner subject to the Mortgage (if any) and this Agreement under all applicable Laws. Lessee shall ensure, without further act from Lessor, that immediately upon any permanent replacement Part becoming incorporated, installed in or attached to the Airframe or an Engine as above provided: (i) title to such replacement Part will thereupon vest in Owner subject to the Mortgage (if any) and this Agreement but otherwise free and clear of all rights of Lessee and Security Interests; (ii) title to the removed Part will thereupon vest in Lessee, free and clear of all rights of Owner and Lessor and Lessor Liens; and (iii) such replacement Part will become subject to this Agreement and be deemed to be a Part hereunder to the same extent as the Parts originally incorporated or installed in or attached to the Airframe or such Engine.

11.5.3               During any Engine shop visit, Lessee shall not replace an Engine LLP with an Engine LLP of lower life remaining. If during a Engine shop visit an Engine LLP needs to be replaced due to not meeting engine shop criteria for reinstallation and an Engine LLP with equal or better life is unavailable then Lessee will request approval from Lessor, acting reasonably, to incorporate such Engine LLP.

11.6                        Removal of Engines.

11.6.1               An Engine may only be removed from the Aircraft for testing, service, repair, maintenance, Overhaul, alterations, modifications or substitution as authorised herein.  If any Engine is removed and not reinstalled on the

56

Aircraft or installed in any other aircraft of the same type as the  Aircraft operated by Lessee within sixty (60) days from the Engine removal, then Lessee, shall store and preserve such removed Engine strictly according to the AMM and the Maintenance Programme.

11.6.2               After the testing, service, repair, maintenance, Overhaul, alteration or modification of the Engine referred to in Section 11.6.1 is finalized, Lessee shall notify Lessor within ninety (90) days after the repaired Engine is installed on the Aircraft or another aircraft pursuant to Section 11.8.

11.6.3               Subject to Sections 11.6.1 and 11.6.2 Lessee may temporarily remove any of the Engines from the Aircraft and install another engine or engines on the Aircraft, provided that Lessee shall:

(i)                                     promptly replace such Engine with an engine of the same type and model as, or an improved or advanced version of the removed Engine, and Lessee shall have full details as to the source and maintenance records of the replacement engine;

(ii)                                  procure that the insurance requirements set forth in Section 16 and Exhibit E are in place. If required by the Insurances, Lessee shall notify the insurers of the Aircraft promptly of any removal of an Engine and any installation of an engine and shall comply with any instructions and directions of the insurers or brokers;

(iii)                               procure that the identification plates referred to in Section 13 are not removed from any Engine when being detached from the Aircraft; and

(iv)                              procure that title to the Engine remains vested in Owner subject to the Mortgage and this Agreement free and clear from all Security Interests (except Permitted Liens) regardless of the location of the Engine or its attachment to the Aircraft or any aircraft or detachment from the Aircraft and any such Engine shall be deemed part of the Aircraft and remain subject to the Agreement for all purposes thereof.

11.7                       Pooling.

11.7.1               Lessee shall (notwithstanding the foregoing provisions of Sections 11.5 and 11.6), be permitted, if no Event of Default has occurred and is continuing, to install any Engine or Part on an aircraft, or in the case of a Part, an engine:

(i)                                     owned and operated by Lessee or a Leasing Affiliate free from Security Interests;

(ii)                                  leased or hired to Lessee or a Leasing Affiliate pursuant to a lease or conditional sale agreement and on terms whereby Lessee has full operational control of that aircraft or engine; or

(iii)                               acquired by Lessee or a Leasing Affiliate and/or financed or refinanced, and operated by Lessee or any Leasing Affiliate, on terms that ownership of that aircraft or engine, as the case may

57

be, pursuant to a lease or conditional sale agreement, or a Security Interest therein, is vested in or held by any other Person,

provided that, in the case of (ii) and (iii) above:

(a)                                 the terms of any such lease, conditional sale agreement or Security Interest will not have the effect of prejudicing the title and interest of Lessor and Owner to and in that Engine or Part or the interests of the Relevant Parties in respect thereof;

(b)                                 the lessor under such lease, the seller under such conditional sale agreement or the holder of such Security Interest, as the case may be, has confirmed and acknowledged by way of written agreement (which may be set forth in the relevant lease or conditional sale agreement or other security agreement) in form and substance reasonably satisfactory to Lessor, that it will respect the respective title and interest of Lessor and the Relevant Parties to and in that Engine or Part and that it will not seek to exercise any rights whatever in relation thereto; and

(c)                                  an installation of an Engine or Part on an aircraft, or a Part on an engine in an Accession Risk Country shall only be permitted if a recognition of rights agreement in form and substance reasonably satisfactory to Lessor have been entered into between, inter alios, Lessor, Lessee and the owner and/or lessor of such other aircraft or engine, as applicable, and provided further that, in all cases, any such Engine is insured in accordance with all the applicable provisions of this Agreement, on an agreed value basis for an amount not less than the Manufacturer’s list price at that time for a new engine of the same make and model as the Engine, and that Lessee provides Lessor with evidence of such insurance cover in form and substance satisfactory to Lessor, prior to any such installation.

11.7.2               Provided the conditions set forth in this Section 11.7 shall have been complied with, Lessor hereby agrees (for the benefit of each such lessor, seller or holder of a Security Interest, as the case may be) that during the Lease Term it will respect the respective title and interest of such lessor, seller or holder of a Security Interest, as the case may be, in and to any Engine or Part installed on the Airframe or Engines at any time while such engine or part is subject to such lease, conditional sale agreement or security agreement and owned by such lessor or seller or subject to such Security Interest.

11.8                        Modifications.

11.8.1               Lessee may at its own expense, make or procure the making of such modifications, alterations, additions to and removals from the Aircraft as Lessee may need for the proper operation of the Aircraft  (“Modification”), provided that such Modification shall not diminish the value or utility of the Aircraft or impair the condition or airworthiness thereof or invalidate any warranty associated with or attached to the Aircraft and provided that any such Modification expected to cost in excess of [***] to complete or reverse will not be made without the prior written

58

consent of Lessor, [***]. Lessor’s consent is not required for Airworthiness Directives or any other mandatory requirement of the Aviation Authority, Compliance Authority or a Manufacturer’s recommended service bulletin.

[***]

11.8.2               Lessor may review Lessee’s proposed designs, plans, engineering drawings and diagrams, and flight and maintenance manual revisions for any proposed Modification requiring Lessor’s consent. If requested by Lessor, Lessee will furnish Lessor (at Lessee’s expense) with such documents in final form and any other documents required by Law, as a result of such Modification. Lessor will not disclose such documents to a third party unless the Modification is still incorporated in the Aircraft on the Expiry Date and the documents are for the sole use of subsequent operators, Lessor or subsequent aviation authorities. All Modifications incorporated on the Aircraft will be properly documented in the Aircraft Documentation and be fully approved by the Aviation Authority and the Compliance Authority including but not limited to: (i) interface load analysis; (ii) electrical load analysis; and (iii) the requirement for continuous airworthiness data.

11.8.3               No Modification (other than a mandatory Modification) will be made by Lessee if an Event of Default has occurred and is continuing.

11.8.4               Unless otherwise agreed by Lessor in writing, all permanent or structural Modifications will forthwith become a part of the Aircraft and Lessee relinquishes to Owner all rights (except for any intellectual property rights) and full and clean title thereto. All temporary and non-structural Modifications will remain the property of Lessee and, at Lessee’s option or Lessor’s request, will be removed from the Aircraft prior to the Return of the Aircraft. Notwithstanding the foregoing, immediately upon the occurrence of an Event of Default hereunder and during the continuation of such Event of Default, without the requirement of any further act or notice, all right (except for any intellectual property right), title and interest in such Modifications will immediately vest in Owner and no removal will be permitted without Lessor’s permission.

11.8.5               Save as provided in Section 11.8.1, neither Lessor nor any other Relevant Party shall have any liability whatsoever for the cost of Modifications of the Aircraft whether in the event of grounding or suspensions of certification or for any other causes.

11.9                        Reporting Requirements.

Lessee will furnish to Lessor a Quarterly Report substantially in the form of Exhibit H.  Each Quarterly Report will be furnished within ten (10) days after the end of each calendar quarter, except that the Quarterly Report pertaining to the last quarter (or any portion thereof) of the Lease Term will be furnished to Lessor on the Expiry Date.

59

11.10                 Maintenance Programme.

11.10.1                                                       Lessee will provide Lessor with a summary of the Maintenance Programme demonstrating its applicability to the Aircraft and the approval of the Aviation Authority.

11.10.2                                                       Lessee will notify Lessor of material changes (if any) made to the Maintenance Programme other than as a result of the Manufacturer issuing a new release of the MPD or in case the Compliance Authority issues a revised MRB Report within three (3) months after release of the applicable revised issue(s).

11.11                 Inspection of Aircraft.

11.11.1                Upon reasonable notice from Lessor [***], Lessor and/or Security Trustee (and/or their/its respective representatives) will have the right to inspect the Aircraft and Aircraft Documentation, such inspections to be coordinated with Lessee so as to cause no disturbance to Lessee’s commercial operation of the Aircraft.  All such inspections shall be carried out at Lessor’s cost and expense, save as expressly provided in Section 11.11.4.  The requirements for reasonable notice and coordination so as not to cause disturbance shall not apply following the occurrence of a Default which is continuing or where such inspection is necessary to verify the rectification of deficiencies shown to require repair on a previous inspection. Lessee shall co-operate with Lessor in making the Aircraft and Aircraft Documentation available to such Lessor’s and/or the Security Trustee’s representatives. Neither Lessor nor the Security Trustee will have any duty to make any such inspection and will not incur any liability or obligation by reason of not making any such inspection (and Lessee’s indemnity obligations pursuant to Section 16 will apply notwithstanding) or by reason of any reports it receives or any reviews it may make of the Aircraft and Aircraft Documentation.

11.11.2                At any one time in the [***] immediately prior to the Expiry Date or at any time an Event of Default has occurred and is continuing, Lessee shall permit Lessor and the Security Trustee and/or its/their representatives to conduct an inspection, which shall not exceed [***], of the Aircraft, and Aircraft Documentation. Lessee shall make up to date copies available of the: (i) Certified Airworthiness Directive Status; (ii) Certified Service Bulletin Status; (iii) Certified Fitted Listing; (iv) Certified Hard Time Component Status; (v) complete workscope for the checks (if available), inspections and other work to be performed on the Aircraft prior to Return; (vi) Certified Repair Status, (vii) Aircraft and Engines Flight Hours and Cycles status report; (viii) Certified Maintenance Programme Status; (ix) current Aircraft and Engine maintenance forecast; (x) Certified Engine Life Limited Part Status and Engine Condition Monitoring Report; and (xi) any other data which is reasonably required by Lessor.  Lessee shall provide Lessor with an updated summary of the Maintenance Programme.

11.11.3                Lessee shall forthwith effect such repairs to the Aircraft as the above inspections or repeat inspections may show are required for the terms of this Agreement to be complied with.

11.11.4                In the event that the inspection is performed: (i) due to a Default having occurred; (ii) at a subsequent visit required to ensure that the repairs required pursuant to Section 11.11.3 have been made; or (iii) the

60

Aircraft is found not to be substantially in the condition required by this Agreement as a result of a breach of Lessee’s material obligations to maintain the Aircraft, Lessee shall reimburse Lessor, without prejudice to all Lessor’s rights under this Agreement, for all of Lessor’s costs and expenses reasonably incurred in performing such inspection, including but not limited to out-of-pocket expenses.

12.                               TITLE AND REGISTRATION

12.1                        Title to the Aircraft.

Title to the Aircraft shall remain vested in Owner subject to the Mortgage (if any) and this Agreement and any assignments or transfers Lessor may make under Section 23. Lessee shall have no right, title or interest in the Aircraft except for the right to lease the Aircraft to the extent provided for in this Agreement. Lessee shall not hold itself out as owner of the Aircraft and shall, on all occasions when the ownership of the Aircraft or any part thereof is relevant, inform all third parties that Owner holds title thereto (subject to the Mortgage, if any). Lessee acknowledges and agrees that: (i) all Parts at any time installed on the Airframe or on any Engine shall be the property of Owner subject to the Mortgage, if any, and this Agreement; (ii) all replacements, renewals or substitutions thereof shall be made with Parts that comply at least with requirements of Section 11.5 (Replacement of Parts); (iii) that all Engines at any time installed on or removed from the Airframe shall be and remain the property of Owner subject to the Mortgage, if any, and this Agreement; and (iv) that all Aircraft Documents shall be the property of the Owner.

12.2                        Registration of Aircraft and Security Interests.

12.2.1             Throughout the Lease Term Lessee shall (i) register and maintain or procure the maintenance of the registration of the Aircraft in the name of Owner as owner of the Aircraft, the Security Trustee as mortgagee and Lessor as lessor of the Aircraft under this Agreement at the register of aircraft maintained by the Aviation Authority in the State of Registration, and (ii) from time to time do or cause to be done any and all such acts and things then required by Law (including the Geneva Convention and the Cape Town Convention as and when the Aircraft Protocol of the Cape Town Convention has entered into force in the State of Registration and/or the State of Incorporation) or by practice, custom or understanding or as Lessor may reasonably request to protect, preserve, maintain and perfect to the fullest extent possible in accordance with applicable laws the rights, title and interests of the Relevant Parties in and to the Aircraft and the Operative Documents in the State of Incorporation, the State of Registration, the Habitual Base or in any other jurisdiction in or over which the Aircraft may be operated at any time. Lessee shall not knowingly take any action or omit to take any action that would reasonably be expected to adversely affect any such registration or otherwise prejudice the rights, title and interest of the Relevant Parties in and to the Aircraft and/or the Operative Documents and the Financing Documents.  Lessee shall provide Lessor with evidence of such registration as soon as available. Lessee shall ensure that the original certificate of registration for the Aircraft is kept on the Aircraft or, where it is permitted to be removed, in safe custody.

61

12.2.2              Lessee shall be responsible for all fees, costs and expenses incurred in registering and perfecting the respective interests of Lessor and/or Owner (as applicable) in the State of Registration, State of Habitual Base and any other jurisdiction in or over which the Aircraft may be operated (to the extent necessary or desirable on reasonable grounds).  Lessor shall be responsible for all fees, costs and expenses incurred in registering and perfecting the respective interests of Lessor and/or Owner (as applicable) in any other jurisdiction and registering and perfecting the interest of the Security Trustee in any jurisdiction (including the State of Registration and the State of Habitual Base). For avoidance of doubt the parties hereby acknowledge and agree that Lessor shall be always responsible for all fees, costs and expenses incurred in registering and/or perfecting the Financing Documents in any jurisdiction.

12.3                        International Registry.

Each of the parties hereto consents to the registration in the International Registry of the International Interest arising by virtue of this Agreement and agrees that this Agreement constitutes an agreement for the registration of the Aircraft for the purposes of the Cape Town Convention as and when the Aircraft Protocol of the Cape Town Convention has entered into force in the State of Registration and/or the State of Incorporation.

Lessee shall do all such acts and things necessary in order to give its consent to the registration in the International Registry of the International Interest arising by virtue of this Agreement or with respect to the Aircraft within 36 hours of receiving e-mail notification from the International Registry that Lessor has requested such consent (provided that Lessee should not incur any liability under this Section 12.3 for any failure to consent within 36 hours if that 36-hour period does not span two Business Days, commencing during normal working hours).

Lessor may (in its sole discretion) assign the associated rights of the Lease and the right to discharge the international interest constituted by the Lease on the International Registry to any other Relevant Party.

12.4                        Discharge of Registration.

Lessee hereby irrevocably and by way of security for its obligations under this Agreement appoints Lessor or those persons as designated by Lessor as its attorney to execute and deliver any documentation and to do any act or thing, and shall be deemed to have hereby provided any necessary consent, required in connection with the exercise by Lessor of its rights under Section 24.3.1(iii).

12.5                        Irrevocable De-registration and Export Request Authorisation.

Lessee undertakes to procure that the Initial Sub-Lessee will within fifteen (15) Business Days after the date on which such recordation is capable of being effected through the Brazilian Aeronautical Registry to submit the IDERA in favour of the Owner and/or the IDERA in favour of Lessor, whichever is required to be registered/lodged with the Brazilian Aeronautical Registry, for recordation by the Brazilian Aeronautical Registry.  Following recordation by the Brazilian Aeronautical Registry,

62

Lessee shall provide Lessor and/or Owner with evidence that the IDERA has been filed as soon as such evidence is provided to it by the Brazilian Aeronautical Registry.(24)

Lessee undertakes not to (or to procure that the Initial Sub-Lessee will not) execute or submit an IDERA for recordation in favour of any creditor other than the Owner or Lessor without Lessor’s prior written consent.

13.                               IDENTIFICATION PLATES

13.1                        Airframe and Engine Identification Plates.

On the Delivery Date Lessee shall have affixed or procure that the Permitted Sub-Lessee has affixed in a permanent fashion on the Airframe and each Engine fireproof metal identification plates containing the following legends or any other legend requested by Lessor in writing:

(i)                           Airframe Identification Plates.

Location:

One to be affixed to the Aircraft structure above the forward entry door or in the cockpit adjacent to and not less prominent than that of the Manufacturer’s data plate and another in a prominent place on the flight deck.

Size:	No smaller than 10 cm X 7 cm

Legend:	“THIS AIRCRAFT WITH MANUFACTURER’S SERIAL NUMBER [….] IS OWNED BY [•] AND IS SUBJECT TO A MORTGAGE IN FAVOUR OF […..]”

(ii)                                 Engine Identification Plates.

Location:	The legend on the plate must be no less prominent than the Engine Manufacturer’s data plate.

Size:	No smaller than 10 cm X 7 cm

Legend:	“THIS ENGINE WITH MANUFACTURER’S SERIAL NUMBER [….] IS OWNED BY [•] AND IS SUBJECT TO A MORTGAGE IN FAVOUR OF [……]”

Lessee shall at all times maintain or procure that any Permitted Sub-Lessee maintains such plates in good repair, clearly visible, free of obstructions and shall cause like plates to be fitted to any Replacement Engine or replacement engine, of which title is transferred to Owner in accordance with this Agreement.

If Lessor from time to time notifies Lessee that the Aircraft shall be subject to any replacement Mortgage, Lessee shall on the next occasion when the

(24)  This drafting reflects the aircraft being registered in Brazil.  To be updated if this is not the case.

63

Aircraft is removed from service for the performance of maintenance, affix or procure that any Permitted Sub-Lessee affixes replacement identification plates complying with the requirements of this Section 13.1 and including legends:  “THIS AIRCRAFT / ENGINE WITH MANUFACTURER’S SERIAL NUMBER [….] IS OWNED BY [•]AND IS SUBJECT TO A MORTGAGE IN FAVOUR OF [….]”.

Any change of identification plates requested by Lessor, shall be at Lessor’s cost.

14.                               TAXES

14.1                        General Obligation of Lessee.

Lessee agrees to pay promptly when due, and to indemnify and hold harmless the Tax Indemnitees on demand on a full indemnity basis from all licence and registration fees and Taxes (other than Excluded Taxes) however or wherever imposed (whether imposed upon Lessee, Lessor, on all or part of the Aircraft, the Engines or otherwise) by any Government Entity or taxing authority upon or with respect to, based upon or measured by any of the following:

(i)                                     the Aircraft, the Engines or any Parts;

(ii)                                  the use, rental, operation or maintenance of the Aircraft or carriage of passengers or freight during the Lease Term;

(iii)                               Lessee, this Agreement and Operative Documents, the payments due hereunder and thereunder and the terms and conditions hereof and thereof; and/or

(iv)                              the ownership (but only to the extent relating or attributable to the leasing, operation, maintenance, possession or registration of the Aircraft or to any of the transactions contemplated by this Agreement or any of the other Operative Documents), possession, performance, refurbishment, transportation, replacement, exchange, removal, pooling, interchange, sub-leasing, wet leasing, chartering, registration, storage, control, maintenance, condition, service, repair, overhaul, delivery, import or export, Return, payment of Total Loss Proceeds or any rent, receipts, insurance proceeds, income or other amounts arising therefrom or the making of any Modification.

14.2                        After-Tax Basis.

The amount which Lessee is required to pay with respect to any Taxes indemnified against under Section 14.1 is an amount sufficient to restore the relevant Tax Indemnitee on an after-tax basis to the same position the relevant Tax Indemnitee would have been in had such Taxes not been incurred.

14.3                        Timing of Payment.

Any amount payable by Lessee pursuant to this Section 14 shall be paid within ten (10) Business Days after receipt of a written demand therefore

64

from the relevant Tax Indemnitee accompanied by a written statement describing in reasonable detail the basis for such indemnity and the computation of the amount so payable; provided that such amount need not be paid by Lessee prior to the earlier of (i) the date any Taxes become payable to the appropriate Government Entity or taxing authority, and (ii) in the case of amounts that are being contested by Lessee in good faith or by the relevant Tax Indemnitee pursuant to Section 14.5, the date such contest is finally resolved.

14.4                        Tax Credit

If a Tax Indemnitee, in good faith, determines that it has realised a cash tax benefit as a result of any payment for which Lessee is liable under Sections 14.1 or 5.8 such Tax Indemnitee shall pay to Lessee (provided no Event of Default has occurred and is continuing) as soon as practicable after the tax benefit has been realised (but not before Lessee has made all payments and indemnities to such Tax Indemnitee required under either Section 14.1 or 5.8) an amount which will ensure that (after taking into account the payment itself) such Tax Indemnitee is in no better and no worse position than it would have been if such cash tax benefit had not been realised.  Lessee acknowledges that nothing contained in this Section 14.4 shall interfere with the right of each Tax Indemnitee to arrange its tax affairs in whatsoever proper manner it thinks fit and in particular each Tax Indemnitee shall not be under any obligation to claim any tax benefit in priority to any other tax benefit available to it.

14.5                        Contest.

If a claim is made against any Tax Indemnitee for Taxes with respect to which Lessee is liable for a payment or indemnity under this Agreement, Lessor shall promptly upon becoming aware thereof, give Lessee notice in writing of such claim. Lessor’s failure to give notice shall not relieve Lessee of its obligations hereunder. Provided: (i) a contest of such Taxes does not involve any risk of the sale, forfeiture or loss of the Aircraft or any interest therein; (ii) if the relevant Tax Indemnitee has requested that Lessee provide such Tax Indemnitee with an opinion of independent tax counsel (addressed to Lessor and the relevant Tax Indemnitee) that a reasonable basis exists for contesting such claim, and Lessee has provided such opinion; (iii) no Event of Default has occurred and is continuing; and (iv) a contest does not involve any risk of criminal or unreimbursed civil penalties against such Tax Indemnitee, then the relevant Tax Indemnitee at Lessee’s written request shall in good faith, with due diligence and at Lessee’s sole cost and expense, contest the validity, applicability or amount of such Taxes provided always that Lessee shall indemnify and keep indemnified the Tax Indemnitees from and against any Losses suffered or incurred in connection with such contest.

14.6                        Mitigation.

Lessor agrees that it shall, as soon as reasonably practicable after it becomes aware of any circumstances which shall, or would reasonably be expected to, become the subject of a claim for indemnification pursuant to Section 14.1, notify Lessee in writing accordingly.  Similarly, Lessee (or, as the case may be, Lessor) shall, as soon as reasonably practicable after it becomes aware of any circumstances which shall, or would reasonably

65

be expected to, require it to make any deduction or withholding pursuant to Section 5.8 notify Lessor (or, as the case may be, Lessee) in writing accordingly.  Lessor and Lessee shall then consult with one another in good faith in order to determine what action (if any) may reasonably be taken to mitigate or avoid the incidence of the relevant Taxes. Lessor (or, as the case may be, Lessee) shall then take such steps as are reasonably requested by Lessee (or, as the case may be, Lessor) for that purpose, provided always that (i) it is fully indemnified by Lessee (or, as the case may be, Lessor) for so doing, (ii) it shall not be required to take, or omit to take, any action, if the effect of such action or omission would reasonably be expected to adversely affect Lessor (or, as the case may be, Lessee) or would be contrary to applicable Law. The costs of any restructuring shall be for the account of Lessee.

14.7                        Verification.

At Lessee’s request the computation of any amount payable by Lessee pursuant to Section 14.1 above shall be verified by an independent accounting firm of national reputation selected by Lessor and reasonably satisfactory to Lessee.  The fees of such accounting firm shall be paid by Lessee unless the results of such verification show that the actual amount due is at least ten percent less than the amount claimed by Lessor or any Tax Indemnitee, in which event such fees shall be paid by Lessor.

14.8                        Co-operation in Filing Tax Returns.

Lessee and Lessor shall co-operate with one another in providing information that may be reasonably required to fulfil each party’s tax filing requirements and any audit information request arising from such filing. Nothing herein shall be deemed, however, to require that either party furnish or disclose to the other or any other Person any tax return or other information relating to its tax affairs that Lessor deems, in its sole discretion, to be confidential or proprietary.

14.9                        Survival of Obligations.

The representations, warranties, indemnities and agreements of Lessee provided for in this Section 14 shall survive the Expiry Date.

15.                               INDEMNITIES

15.1                        General Indemnity.

Lessee agrees that it is liable for and waives any rights to make a claim against any Indemnitee for any Losses that may from time to time be suffered or incurred by or asserted against Lessee, and Lessee shall indemnify and hold harmless each of the Indemnitees on demand from and against any and all Losses that may at any time be suffered or incurred by or asserted against such Indemnitee:

(i)                                    that are in any manner related to the Aircraft, this Agreement, any of the other Operative Documents to which Lessee is a party or any transactions contemplated hereby or the breach of any representation, warranty or covenant made by Lessee hereunder or any other default by Lessee in the due and punctual performance of

66

any of its obligations under this Agreement and the other Operative Documents to which Lessee is a party;

(ii)                                 directly or indirectly as a result of or connected with any Aircraft Activity,  including without limitation, claims for death, personal injury, property damage, other loss or harm to any Person whatsoever and claims relating to any Laws, including without limitation environmental control, noise and pollution laws, rules or regulations;

(iii)                               on the grounds that any design, article or material in the Aircraft, any Engine or any Part or the operation or use thereof constitutes a defect in design, material or workmanship, whether or not discovered or discoverable or a patent, trademark or copyright infringement or a breach of any obligation of confidentiality owed to any Person;

(iv)                             in preventing or attempting to prevent the arrest, confiscation, seizure, taking in execution, impounding, forfeiture or detention of the Aircraft or any Engine or any Part, or in securing the release of the Aircraft or any Engine or any Part; and/or

(v)                                in connection with any Total Loss.

15.2                        Exceptions to General Indemnities.

Lessee shall have no liability to indemnify any Indemnitee under Section 15.1 with respect to any Losses:

(a)                                 to the extent that such Losses are caused by the wilful misconduct or Gross Negligence of or breach of any applicable Law by, an Indemnitee or of their respective employees, servants or agents;

(b)                                 to the extent that any such Losses are the result of any failure on the part of Lessor or any other Indemnitee to comply with any of the express terms of this Agreement or any other Operative Document or any representation or any warranty given by Lessor in this Agreement not being true and correct at the date when, or when deemed to have been, given or made;

(c)                                  to the extent that any such Losses represent a Tax or a loss of Tax benefits (Lessee’s liabilities for which, to the extent thereof, are set forth in Section 14);

(d)                                 which are an ordinary and usual operating or overhead expense of Lessor except to the extent that the same arise on the occurrence of an Event of Default;

(e)                                  which are required to be borne by Lessor in accordance with any other provision of this Agreement or the other Operative Documents;

(f)                                   which represent or result from any decline in the market value of the Aircraft (unless such decline arises out of any Event of Default or breach by Lessee of its obligations under this Agreement in

67

respect of operation, maintenance or repair of the Aircraft or the Aircraft being materially damaged for any reason during the Lease Term);

(g)                                  which are caused by a Lessor Lien or any Losses which arise out of any claim of title to or against the Aircraft by any creditor of Lessor or the Owner claiming in its capacity as such, other than any such Losses which arise out of the occurrence of any Event of Default;

(h)                                 which are caused by, or arise out of, any breach by any Indemnitee of its contractual obligations to any third party;

(i)                                     which result from any voluntary Disposition of all or any part of Lessor’s or Owner’s rights, title or interest to or in the Aircraft and/or under this Agreement, unless such Disposition occurs as a consequence of an Event of Default or is a Disposition expressly contemplated by this Agreement in Sections 11.5, 17.2, 17.4 and 17.6;

(j)                                    to the extent that any such Losses arise in connection with the Aircraft in respect of an act, omission, event or circumstance which occurs, exists or arises after Return (or, as the case may be, the termination of the leasing of the Aircraft hereunder following the occurrence of a Total Loss), and which is not directly attributable to any act or omission on the part of Lessee or Sub-Lessee or any event or circumstance occurring, existing or arising after Delivery and prior to Return (or, as the case may be, the Total Loss);

(k)                                 which are settled or reimbursed from any proceeds of Insurances paid to that Indemnitee;

(l)                                     which arise as a result of any financing arrangement entered into by Lessor with respect to the Aircraft, including without limitation break costs and any other amounts payable under any Financing Documents but without derogating from the rights of the Financing Parties to be indemnified under clause 15.1 for the matters referred to in section 15.1(ii), (iii) and (v) and 15.1 (iv) where the Security Trustee has exercised its rights under the Security Assignment; and

(m)                             which arise out of any legal liability of an Indemnitee as manufacturer, repairer or maintenance provider or as a person performing maintenance of the Aircraft or any Part thereof.

15.3                        Consultation, Mitigation and Reimbursement

15.3.1              Lessor agrees that it shall, as soon as reasonably practicable after it becomes aware of any circumstances which shall, or would reasonably be expected to, become the subject of a claim for indemnification pursuant to Section 15.1 (a “Claim”) notify Lessee in writing accordingly.  Lessor (and/or any other Indemnitee seeking indemnification, as the case may be) and Lessee shall then consult with one another in good faith in order to determine what action (if any) may reasonably be taken to avoid or mitigate such Claim.  Provided always that Lessee shall have admitted in writing to Lessor (or any such other Indemnitee) its liability to indemnify Lessor (or any such other Indemnitee) in respect of such Claim, Lessee

68

shall have the right to take all reasonable action (on behalf, and, if necessary, in the name, of Lessor and/or other such Indemnitee) in order to resist, defend or compromise (provided such compromise is accompanied by payment) any claims by third parties giving rise to such Claim, provided always that Lessee shall not be entitled to take any such action unless adequate provision, reasonably satisfactory to Lessor (and/or any other such Indemnitee), shall have been made in respect of the third party claim and the costs thereof.  Lessee shall be entitled to select any counsel to represent it and/or Lessor (and/or other such Indemnitee) in connection with any such action, subject to the approval of Lessor and/or other such Indemnitee (such approval not to be unreasonably withheld) and any action taken by Lessee shall be on a full indemnity basis in respect of Lessor (and/or other such Indemnitee).  Lessee shall not be entitled to take any such action on behalf and, if necessary, in the name, of Lessor and/or other such Indemnitee if an Event of Default shall have occurred and be continuing, or if any such action involves a material risk of the sale, forfeiture or loss of, or the creation of a Security Interest (other than a Permitted Lien) over, the Aircraft, or if such action could in the reasonable opinion of Lessor and/or other such Indemnitee give rise to any reasonable likelihood of criminal liability or a conflict of interest making separate legal representation necessary.

15.3.2              Any sums paid by Lessee to Lessor and/or any other Indemnitee in respect of any Claim pursuant to Section 15.1 shall be paid subject to the condition that, in the event that Lessor (and/or other such Indemnitee) is subsequently reimbursed in respect of that Claim by any other person, Lessor (and/or other such Indemnitee) shall, provided no Default shall have occurred and be continuing, promptly pay to Lessee an amount equal to the sum paid to it by Lessee, including any interest on such amount to the extent attributable thereto and received by Lessor (and/or other such Indemnitee), less any Tax payable by Lessor (and/or other such Indemnitee) in respect of such reimbursement and less any costs and expenses incurred by Lessor and/or any other Indemnitee in obtaining such reimbursement (to the extent that Lessor and/or such other Indemnitee is not reimbursed for such costs and expenses).

15.4                        After-Tax Basis.

The amount which Lessee shall be required to pay with respect to any Losses indemnified against under Section 15.1 shall be an amount sufficient to restore the Indemnitee, on an after-tax basis, to the same position such Indemnitee would have been in had such Losses not been incurred.

15.5                        Time of Payment.

Lessee shall pay directly to each Indemnitee all amounts due pursuant to this Section 15 within five (5) Business Days after written demand is given by such Indemnitee accompanied by a written statement describing in reasonable detail the basis for such indemnity.

15.6                        Subrogation.

Upon the payment in full to an Indemnitee of any indemnity pursuant to this Section 15 by Lessee, Lessee shall be subrogated to any right of such

69

Indemnitee in respect of the matter against which such indemnity has been made.

15.7                        Notice.

Each Indemnitee and Lessee shall give prompt written notice one to the other of any Losses of which such party has knowledge, for which Lessee is, or may be, liable under Section 15.1. Failure to give such notice will not terminate any of the rights of Indemnitees under this Section 15 and will not relieve Lessee of any of its obligations hereunder.

15.8                        Defence of Claims.

Unless an Event of Default has occurred and is continuing, and so long as Lessee has agreed that such claim will be indemnified by Lessee hereunder, Lessee and its insurers shall have the right (in each such case at Lessee’s sole expense) to investigate, defend or compromise any claim covered by insurance for which indemnification is sought pursuant to Section 15.1 and each Indemnitee shall co-operate with Lessee or its insurers (to the extent it is reasonable for the Indemnitee so to do) with respect thereto; provided, however that Lessee shall not and shall not permit its insurers to compromise or settle any claim that may result in any admission of culpability on the part of any Indemnitee or otherwise subject any Indemnitee to any civil or criminal penalty. Notwithstanding this Section 15.8 no Indemnitee shall be prevented from settling or paying any claim immediately if required by Law to do so nor from assuming control of and terminating Lessee’s participation in any defence of a claim if, in Lessor’s reasonable judgment, any act, delay or omission of Lessee indicates that the interest of any Indemnitee may be adversely affected or prejudiced by Lessee’s continued defence of such claim. If Lessee or its insurers retain attorneys to act on any such claim, such counsel must be reasonably satisfactory to the Indemnitees. If not, the Indemnitees shall have the right to retain counsel of their choice at Lessee’s expense.

15.9                        Survival of Obligation.

The indemnities contained in this Section 15 shall continue in full force and effect notwithstanding any breach by Lessor or Lessee of the terms of this Agreement or of any other Operative Document, the termination of the leasing of the Aircraft to Lessee under this Agreement or the repudiation by Lessor or Lessee of this Agreement, and the indemnities shall survive the Expiry Date. The indemnities are expressly made for the benefit of and shall be enforceable by each Indemnitee.

16.                               INSURANCE

16.1                        Insurances.

Throughout the Lease Term Lessee shall, at its own expense, effect and maintain in full force and effect the insurance and, where required by Lessor or Security Trustee, reinsurance, and the broker’s letter of undertaking described in this Section 16 and in Exhibit E (the “Insurances”) through brokers and with insurers of recognised standing in London or New York or such other insurance markets as may be approved by Lessor and Security Trustee who normally participate in

70

aviation insurances in the leading international insurance markets and led by internationally recognised and reputable underwriters. Lessor or Security Trustee may require Lessee to amend the Insurances from time to time so that the scope and level of cover are maintained in order that the interests of Lessor, Owner and the other Indemnitees, in Lessor’s sole opinion, are prudently protected. The certificates of insurance and the broker’s letter of undertaking to be provided to Lessor shall be in English.  Notwithstanding the provisions of this Section 16 and Exhibit E, for so long as the AVN67B endorsement is in effect and remains the general practice to insure equipment financed or leased on the basis of such endorsement, Lessee may maintain insurances in respect of the Aircraft for the purposes of this Agreement which incorporate the terms and conditions of AVN67B. To the extent any provision of AVN67B conflicts, or is otherwise inconsistent with, the requirements of this Section 16 and Exhibit E, then such AVN67B endorsement will be deemed to satisfy the relevant requirements of this Agreement. An insurance certificate in the form of AVN67B will be deemed to satisfy the requirements of this Section 16 and Exhibit E insofar as such provisions relate to the form of the insurance certificate required under this Agreement (but without regard to the adequacy of the monetary amounts of coverage maintained), the types of risks insured against and the other matters that are neither unavailable under nor in conflict with the AVN67B form of endorsement. The provisions of this Section 16.1 will not apply to any successor endorsement to AVN67B, which Lessor will have the right to review and determine, acting reasonably, whether or not to accept.

16.2                        Date Recognition.

In case a date recognition exclusion clause AVN 2000 or equivalent clause acceptable to insurers, is contained or introduced into insurance coverage of Lessee with respect to the Aircraft or otherwise, Lessee has to fulfil all requirements to enable insurers to write back the insurance cover in accordance with a date recognition limited coverage clause AVN 2001 with respect to Hull and Aircraft Liability coverage and AVN 2002 with respect to non-Aircraft liability, or equivalent clause with the same effect.

16.3                        Renewal.

On or prior to the expiration or termination date of any Insurances, Lessee shall procure that its brokers shall confirm in writing to Lessor that the Insurances have been renewed and that all premiums in respect thereof as are due upon renewal have been paid. Within seven (7) days after the renewal date, Lessee shall furnish to Lessor or, at its request, to Lessor’s insurance brokers or make available on its broker’s website to which Lessor has been provided access rights, the renewal certificates of insurance (and reinsurance if applicable) and the brokers’ letters of undertaking.

16.4                        Assignment of Rights by Lessor.

If Lessor assigns all or any of its rights under and in accordance with the terms of this Agreement or otherwise disposes of its rights, title or interest in the Aircraft to any Person as permitted by this Agreement, Lessee shall, upon request, procure that such Person hereunder be added as a loss payee and/or an additional insured in the policies effected hereunder and

71

enjoy the same rights and insurance enjoyed by Lessor under such policies. Lessor shall nevertheless continue to be covered by such policies in accordance with Section 23.5.

16.5                        Insurance Covenants.

Lessee shall:

(i)                                     ensure that all requirements as to insurance of the Aircraft, any Engine or any Part which may from time to time be imposed by the Laws of the State of Registration, the State of Incorporation, the Habitual Base or any state to, from or over which the Aircraft may be flown, in so far as they affect or concern the operation of the Aircraft, are complied with;

(ii)                                  comply with the terms and conditions of each policy of the Insurances and not do, consent or agree to any act or omission which:

(a)                             invalidates or may invalidate the Insurances;

(b)                             renders or may render void or voidable the whole or any part of any of the Insurances; and/or

(c)                              brings any particular insured liability within the scope of an exclusion or exception to the Insurances;

(iii)                               not make any modification or alteration to the Insurances adverse to the interests of any of the Indemnitees and notify Lessor and Security Trustee promptly of any modification or alteration;

(iv)                              be responsible for any deductible under the Insurances;

(v)                                 provide any other information and assistance in respect of the Insurances that Lessor or Security Trustee may from time to time reasonably require, including, but not limited to, information as to any claim being made or threatened to be made, information as to the payment of premium and evidence as Lessor may require of Lessee’s compliance with its obligations under this Section;

(vi)                              not create any Security Interests over the Insurances other than in favour of Lessor or any Security Trustee; and

(vii)                           not take out insurances with respect to the Aircraft or any Engine other than as required under this Agreement where such insurance shall or may prejudice the Insurances or recovery hereunder such as insuring the Aircraft for a value higher than the Agreed Value; however, Lessee may carry hull all risks and hull war and allied perils cover on the Aircraft in excess of the Agreed Value (which is payable to Lessor) only to the extent that such excess insurance (which is payable to Lessee) does not exceed 10% of the Agreed Value and only to the extent that such excess insurance will not prejudice the insurance required herein or recovery by Lessor or Security Trustee thereunder.

72

16.6                        Currency.

Lessee shall provide cover denominated in Dollars and any other currencies, which Lessor and Security Trustee may reasonably require in relation to liability insurance. All proceeds of insurance pursuant to this Agreement shall be payable in Dollars except as may be otherwise agreed by Lessor and Security Trustee.

16.7                        Failure to Insure.

16.7.1                       If at any time any of the Insurances shall cease to be in full force and effect, Lessee shall:

(i)                                     forthwith ground or cause to be grounded the Aircraft and keep the Aircraft grounded until such time as all Insurances are in full force and effect again; and

(ii)                                  immediately notify Lessor and Security Trustee of the non-compliance of the Insurances and provide Lessor and Security Trustee with full details of any steps which Lessee is taking or proposes to take, in order to remedy such non-compliance.

16.7.2                       If at any time any of the Insurances shall cease to be in full force and effect in compliance with all provisions of this Agreement, each of the Indemnitees shall be entitled but not bound upon prior written notice to Lessee, without prejudice to any rights of Lessor or any other Indemnitee under this Agreement:

(i)                                     to pay the premiums due or to effect and maintain insurances satisfactory to it or otherwise remedy Lessee’s failure in such manner, including to effect and maintain an “owner’s interest” policy, as it considers appropriate. Any sums so expended by Lessor and/or such Indemnitee shall become immediately due and payable by Lessee to Lessor or, as applicable, the relevant Indemnitee, together with interest thereon at the Late Payment Interest Rate, from the date of expenditure by Lessor or the relevant Indemnitee up to the date of reimbursement by Lessee; and

(ii)                                  at any time while such failure is continuing to require the Aircraft to remain at an airport or to proceed to and remain at an airport designated by Lessor until the Insurances are in full force and effect.

16.8                        Continuation of Insurances.

Lessee will maintain (at no cost to Lessor or Security Trustee) after the Expiry Date the insurance required under paragraph 1 (iv) of Exhibit E until whichever is the earlier of (a) the second anniversary of the Expiry Date, and (b) the next C-Check to be performed on the Aircraft following the Expiry Date, with each Indemnitee being an additional insured. Lessee’s obligation in this Section 16.8 shall not be affected by Lessee ceasing to be lessee of the Aircraft and/or any Indemnitees ceasing to have any interest in respect of the Aircraft.

73

16.9                        Application of Insurance Proceeds.

As between Lessor and Lessee:

(i)                                     all insurance payments received as the result of a Total Loss occurring during the Lease Term shall be paid to Lessor (or as directed by Lessor) for application in and towards satisfaction of Lessee’s obligations under this Agreement and the other Operative Documents;

(ii)                                  all insurance proceeds of any damage or loss to the Aircraft, any Engine or any Part occurring during the Lease Term not constituting a Total Loss and in excess of the Damage Proceeds Threshold will be paid to a Maintenance Performer (or to reimburse Lessee) for repairs or replacement property, upon Lessor being satisfied that the repairs or replacement have been or will be effected in accordance with this Agreement. If at the time of the payment of any such insurance proceeds an Event of Default has occurred and is continuing, all such proceeds will be paid to or retained by Lessor (so long as such Event of Default is continuing) to be applied toward payment of any amounts which may be or become payable by Lessee in such order as Lessor sees fit or as Lessor may elect;

(iii)                               all insurance proceeds in amounts below the Damage Proceeds Threshold may be paid by the insurer directly to Lessee or at Lessee’s option, to a Maintenance Performer. If at the time of the payment of any such insurance proceeds a Default has occurred and is continuing, all such proceeds will be paid to or retained by Lessor (so long as such Default is continuing) to be applied toward payment of any amounts which may be or become payable by Lessee in such order as Lessor sees fit or as Lessor may elect; and

(iv)                              all insurance proceeds in respect of third party liability shall, except to the extent paid by the insurers to the relevant third party, be paid in satisfaction of the relevant liability or to Lessee in reimbursement of any payment so made by Lessee in respect of such liability.

17.                               RISK, LOSS, DAMAGE AND REQUISITION

17.1                        Risk.

Throughout the Lease Term Lessee shall bear the full risk of any loss, destruction, theft, defect, hi-jacking, condemnation, confiscation, seizure or requisition of or damage to the Aircraft and of any other occurrence of whatever kind that shall deprive Lessee or the operator of the Aircraft (for the time being) of the use, possession or enjoyment thereof except for any period during which Lessee shall be deprived of its quiet use or possession of the Aircraft as a result of a breach by Lessor, or any Relevant Party or any Person claiming by or through them of their respective covenant of quiet and peaceful use and enjoyment as set forth in Section 23.1 or in any other document or instrument delivered in connection herewith.

74

17.2                        Total Loss of Aircraft prior to Delivery.

If a Total Loss of the Aircraft (not being a Total Loss of an Engine only) occurs prior to Delivery, the rights and obligations of the parties under this Agreement to commence the leasing of the Aircraft shall immediately terminate. In the event of such termination, neither party will have any further liability to the other under this Agreement both Lessee and Lessor shall comply with the confidentiality provision set forth in Section 28.1.

17.3                        Notice of Total Loss.

Lessee shall immediately after a Total Loss Date notify Lessor and Security Trustee in writing (and in any event within three (3) Business Days after a Total Loss Date) of the Total Loss of the Aircraft, Airframe or any Engine. Lessee shall supply to Lessor and Security Trustee all necessary information, documentation and assistance that may be required by Lessor in connection with such Total Loss (including, without limitation, any information, documentation or assistance required for making any claim under the Insurances).

17.4                        Total Loss of Aircraft or Airframe.

17.4.1                       If a Total Loss of the Aircraft or Airframe occurs during the Lease Term, Lessee shall, on or prior to the earlier of:

(i)                            ninety (90) days after the Total Loss Date; and

(ii)                         the date of receipt of insurance proceeds in respect of that Total Loss,

pay to Lessor:

(a)                                 the Agreed Value; and

(b)                                 Rent and all other amounts then accrued and due under this Agreement.

17.4.2                       Upon receipt by Lessor of the amounts described in Section 17.4.1, Rent shall cease to be payable and the leasing of the Aircraft shall thereupon immediately terminate, but without prejudice to any continuing obligations of Lessee and Lessor (as to payment, indemnity or otherwise) under this Agreement. Lessor shall refund that part of the Basic Rent paid by Lessee which relates to any period following the receipt of the amounts described in 17.4.1.

17.5                        Surviving Engine(s).

If a Total Loss of the Airframe occurs and there has not been a Total Loss of an Engine or Engines, then, provided no Default has occurred and is continuing, at the request of Lessee (subject to agreement of relevant insurers) and on receipt of all monies due under Section 17.4, Lessor shall procure that Owner transfers all its right, title and interest in the surviving Engine(s) to Lessee, but without any responsibility, condition or warranty whatsoever on the part of Lessor other than as to freedom from Lessor Liens.

75

17.6                        Total Loss of Engine and not Airframe.

17.6.1                       Upon a Total Loss of any Engine not then installed on the Aircraft or a Total Loss of an Engine installed on the Airframe not involving a Total Loss of the Airframe, Lessee shall give Lessor and Security Trustee written notice of such Total Loss within five (5) Business Days thereof. Lessee shall replace such Engine as soon as reasonably practicable and in any event within ninety (90) days after the occurrence of such Total Loss and shall duly convey to Owner, at Lessee’s expense, title to a Replacement Engine free and clear of all Security Interests but subject to the Mortgage, if any, and this Agreement. In fulfilment of its obligations under this Section 17.6.1, Lessee shall provide Lessor with a duly executed and enforceable bill of sale, a lease supplement providing for the leasing of the Replacement Engine hereunder, a supplement to any Mortgage providing for the granting of a security interest in the Replacement Engine to the holder of such Mortgage and a legal opinion confirming the validity of the transfer of legal title to such Replacement Engine, the leasing of the Replacement Engine hereunder, the grant and perfection of the holder of the Mortgage’s security interest in the Replacement Engine, all such documents being in all respects reasonably acceptable to Lessor, Security Trustee and Owner.

17.6.2                       Lessee shall, if applicable register the prospective International Interest over the Replacement Engine to be created by this Agreement and any Bill of Sale in respect of the Replacement Engine in the International Registry as soon as reasonably practicable after Lessee becomes aware of the Manufacturer’s serial number of the Replacement Engine.

17.6.3                       Lessee agrees at its own expense to take such action as Lessor may reasonably request in order that any such Replacement Engine becomes the property of Owner subject to the Mortgage, if any, and is leased hereunder on the same terms as the Engine that is a Total Loss. Lessee’s obligation to pay Rent shall continue in full force and effect, but an amount equal to the Total Loss Proceeds received by Lessor with respect to such destroyed Engine shall be paid to Lessee, subject to Lessor’s right to deduct therefrom any amounts then due and payable by Lessee under the Operative Documents and provided Owner has received title to the Replacement Engine free and clear of any Security Interest other than the Mortgage, if any, and the receipt of the documents required by Section 17.6.1. If the Total Loss Proceeds in respect of the Engine are received before Lessee purchases a Replacement Engine, then such Total Loss Proceeds shall be applied towards the purchase price of such Replacement Engine.

17.7                        Other Loss or Damage.

17.7.1                       If the Aircraft or any part thereof suffers loss or damage not constituting a Total Loss of the Aircraft or the Airframe or any Engine, all the obligations of Lessee under this Agreement (including without limitation payment of Rent) shall continue in full force.

17.7.2                       In the event of any loss or damage to the Aircraft or Airframe which does not constitute a Total Loss of the Aircraft or the Airframe, or any loss or damage to an Engine which does not constitute a Total Loss of such Engine, Lessee shall at its sole cost and expense fully repair the Aircraft

76

or Engine in order that the Aircraft or Engine is placed in an airworthy condition and at least the same condition as it was prior to such loss or damage, assuming Lessee has fully performed its obligations under this Agreement with respect hereto. Lessee shall notify Lessor forthwith of any loss, theft or damage to the Aircraft for which the cost of repairs is estimated to exceed the Damage Notification Threshold. Any such repairs shall be carried out in accordance with the SRM or, to the extent not covered by the SRM, in accordance with a repair scheme developed by the Manufacturer (or a DOA) and approved by the Aviation Authority and Lessor (such approval by Lessor not to be unreasonably withheld).

17.7.3                       To the extent insurance proceeds received by Lessee directly from its insurers do not cover the cost of such repair work on the Aircraft or Engine and Lessor has received additional insurance proceeds from Lessee’s insurers with respect to such repair work, Lessor shall (subject to submission by Lessee of reasonable documentation in support of such excess repair costs and for so long as no Event of Default shall be continuing) pay to Lessee insurance proceeds received by Lessor as and when such repair work is performed on the Aircraft. If the insurance moneys are insufficient to pay the cost of the repair, Lessee will pay the deficiency.

17.8                        Requisition.

17.8.1                       If the Aircraft, Airframe or any Engine is requisitioned for use by any Government Entity and such requisition does not constitute a Total Loss,  Lessee shall promptly (and in any event within five (5) Business Days of such requisition) notify Lessor of such requisition. In any such case, the leasing of the Aircraft to Lessee under this Agreement shall continue in full force and effect and all of Lessee’s obligations hereunder shall continue as if such requisition had not occurred.

17.8.2                       Provided no Event of Default has occurred and is continuing, all payments received by Lessor or Lessee from such Government Entity shall be paid over to or retained by Lessee. Lessee shall, as soon as practicable after the requisition, cause the Aircraft to be put into the condition required by this Agreement.

17.8.3                       Lessor shall be entitled to all compensation payable by the requisitioning authority in respect of any change in the structure, state or condition of the Aircraft arising during the period of requisition, and Lessor shall apply such compensation in reimbursing Lessee for the cost of complying with its obligations under this Agreement in respect of any such change; PROVIDED THAT, if any Event of Default has occurred and is continuing, Lessor may apply the compensation in or towards settlement of any amounts owing by Lessee under this Agreement or any other Operative Document. If there is any excess of requisition compensation over the prevailing Rent and Lessor’s Losses then provided there is no subsisting Event of Default, such excess shall be paid to Lessee.

17.8.4                       If the Aircraft is under requisition for use or hire at the end of the Lease Term (in circumstances where no Total Loss occurs), the Lease Term shall, provided no Event of Default has occurred and is continuing, be deemed to be extended until the earlier of (i) the date on which the Aircraft ceases to be subject to such requisition for use or hire, and (ii)

77

the date falling one-hundred and eighty (180) days after the date on which the relevant requisition commenced. If at the end of the one-hundred and eighty (180) day period, the Aircraft is still subject to requisition for use or hire and consequently cannot be returned to Lessor in accordance with Section 22.1, a Total Loss shall be deemed to have occurred and then Lessee shall pay to Lessor the Agreed Value applicable as at the end of the Lease Term. Title to the Aircraft shall pass to Lessee free of Lessor Liens and on an ‘AS IS, WHERE IS’ basis and Lessor will, at Lessee’s expense, execute and deliver such bills of sale and other documents and instruments as Lessee may reasonably request to evidence such transfer. During any extension of the Lease Term as contemplated by this Section 17.8.4, Lessee shall pay Rent to Lessor in the same amounts and in the same manner as were being paid prior to the commencement of the requisition for use or hire (pro rata for any period of less than one month) and Lessee shall be entitled to receive and retain any requisition hire payable.

18.                               REPRESENTATIONS AND WARRANTIES OF LESSEE

18.1                        Lessee Representations.

Lessee represents and warrants to Lessor that:

(i)                                     Corporate Status: Lessee is a sociedad anónima duly incorporated and validly existing under the laws of the State of Incorporation and has the full corporate power and authority to own its assets and to carry on its business as presently conducted and to perform its obligations hereunder;

(ii)                                  Legal Validity: this Agreement and the other Operative Documents to which Lessee is or will become a party have been (or will have been prior to execution) duly authorized, executed and constitute the legal,  valid and binding obligations of Lessee enforceable against Lessee in accordance with their respective terms, except as enforceability may be limited by bankruptcy, insolvency, reorganisation or principles of equity or other Laws of general application affecting the enforcement of creditors’ rights;

(iii)                               Power and Authority: Lessee has the corporate power to enter into and perform its obligations under and has taken all necessary corporate, shareholder and other action to authorise the entry into, performance and delivery of this Agreement and each of the other Operative Documents to which Lessee is a party and the transactions contemplated hereby and/or thereby;

(iv)                              No Conflict: the entry into and performance by Lessee of and the transactions contemplated by this Agreement and the other Operative Documents to which Lessee is a party do not conflict with any laws binding on Lessee or conflict with any provision of the constitutional documents or, by-laws of Lessee or conflict with or result in any breach or default under any document which is binding upon Lessee or any of its assets nor would it result in the creation of any Security Interest over any of its assets other than as expressly created hereunder or under any of the Operative Documents;

78

(v)                                 Licences: Lessee holds all licences, certificates and permits from all relevant Government Entities for the conduct of its business as a certified air carrier and the performance of its obligations hereunder;

(vi)                              Governmental Approvals: all authorisations, consents, registrations and notifications required in connection with the authorisation, execution, delivery and performance of this Agreement and the other Operative Documents to which Lessee is a party have been (or will on or before the Delivery Date have been) obtained or effected (as appropriate) and are (or will on their being obtained or effected be) in full force and effect and there has been no default in the observance of any of the conditions or restrictions (if any) imposed in or in connection with any of the same;

(vii)                           No Immunity: Lessee is subject to civil commercial Law with respect to its obligations under this Agreement and the other Operative Documents to which Lessee is a party and neither Lessee nor any of its assets is entitled to any right of immunity and the entry into and performance of this Agreement and the other Operative Documents to which Lessee is a party by Lessee constitute private and commercial acts;

(viii)                        Accounts Full Disclosure: the audited (consolidated) financial statements including balance sheets and related consolidated statements of income, profits and losses, stockholder equity and cash flows of Lessee and its Subsidiaries most recently published have been prepared in accordance with accounting principles and practices generally accepted and consistently applied in the State of Incorporation and fairly represent the (consolidated) financial condition of Lessee and its Subsidiaries as at the date to which they were drawn up and the results of operations and cash flow of Lessee for the periods ended on such dates and, as at that date, Lessee had no significant liabilities, contingent or otherwise, which are not disclosed by, or reserved against in, such financial statements and Lessee had no unrealised or anticipated losses;

(ix)                              No Default: no Default has occurred and is continuing or would result from the entry into or performance by Lessee of its obligations under this Agreement and the other Operative Documents to which Lessee is a party and no other event has occurred and is continuing which constitutes (or with the giving of notice, lapse of time, determination of materiality or the fulfilment of any other applicable condition or any combination of the foregoing might constitute) a material default under any agreement or document which is binding on Lessee or any assets of Lessee;

(x)                                 [Registration: except for the registration of the Aircraft with the Aviation Authority and the recordation of the International Interests arising hereunder and thereunder (if any) with the International Registry pursuant to the Cape Town Convention, the issuance of a permanent certificate of airworthiness and the placing on the Aircraft and on each Engine of the plates containing the legends referred to in Section 13.1 hereof and the registration of the Bill of

79

Sale and the Initial Sublease with the Aviation Authority and a competent Registry of Titles and Documents, no further filing, registration or advisable recording of this Agreement, the Delivery Acceptance Certificate or of any other Operative Document and no further actions are necessary for the operation of the Aircraft](25);

(xi)                              Lessor’s Rights Perfected: under the laws of the State of Incorporation, the State of Registration or the Habitual Base the property rights of Owner and Lessor in the Aircraft have been (or will, at Delivery, have been) fully established, perfected and protected and this Agreement and the other Operative Documents will have priority in all respects over the claims of all creditors of Lessee or any other third party in respect of the Aircraft (other than in respect of obligations that are mandatorily preferred by law and statutory priorities in case of bankruptcy);

(xii)                           No Authority to Pledge: Lessee has not pledged, and acknowledges that it has no authority to pledge, the credit of any other party for any fees, costs or expenses connected with any maintenance, overhaul, repairs, replacements or Modifications to the Aircraft or otherwise connected with the use or operation of the Aircraft;

(xiii)                        Litigation: no action, suit, litigation, arbitration, administrative or other proceedings before any court, agency, arbitral, tribunal, body or official are taking place pending or threatened against Lessee or any of its Subsidiaries or to which, its respective business, assets or property are subject that if adversely determined, could reasonably be expected to have a material adverse effect upon its business, assets or financial condition or its ability to perform its obligations under this Agreement and the other Operative Documents to which Lessee is a party and no such actions, suits, arbitrations, administrative or other proceedings are pending or preferred which questions the validity of or seeks to prevent the consummation of the transactions contemplated by this Agreement or any of the other Operative Documents to which Lessee is a party;

(xiv)                       Pari Passu: the obligations of Lessee under this Agreement and the other Operative Documents to which Lessee is a party are direct, general and unconditional obligations of Lessee and rank at least pari passu with all other present and future unsecured and unsubordinated obligations (including contingent obligations) of Lessee, with the exception of such obligations as are mandatorily preferred by law and not by virtue of any contract;

(xv)                          Material Adverse Change: there has been no material adverse change in the (consolidated) financial condition of Lessee and its Subsidiaries since the date to which the accounts most recently published were prepared and Lessee is not in default under any agreement that would have a material adverse effect upon its financial conditions or its business or its ability to perform its obligations under this Agreement and the other Operative Documents to which it is a party;

(25)  This drafting reflects the aircraft being sub-leased to Brazil.  To be updated if this is not the case.

80

(xvi)                       Taxes: Lessee has filed all necessary returns and has made all payments due to the tax authorities in the State of Incorporation, the State of Registration or the Habitual Base and all other jurisdictions in which Lessee is required to pay Taxes or file returns and Lessee is not required by law to deduct any Taxes from any payments under this Agreement or the other Operative Documents;

(xvii)                    Information: the financial and other information, exhibits, reports and any other document, certificate or statement furnished by or on behalf of Lessee in connection with the matters contemplated by this Agreement, the other Operative Documents to which it is a party or with the negotiation and preparation hereof and thereof does not contain any untrue statement or omit to state any fact, the omission of which makes the statements herein or therein, misleading, nor omits to disclose any material matter to Lessor and all forecasts and opinions contained therein were honestly made on reasonable grounds after due and careful inquiry by Lessee; and there is no fact or circumstance which has not been disclosed by Lessee to Lessor in writing that materially adversely affects or will materially adversely affect the ability of Lessee to carry on its business or to perform its obligations hereunder or thereunder;

(xviii)         Insurances: neither the Insurances nor any part thereof will, on the Delivery Date, be subject to any encumbrance save for any Permitted Lien or as may be created pursuant to this Agreement or other Operative Document;

(xix)              No Restriction on Payments: under the laws of the State of Incorporation there are no restrictions on Lessee to make the payments required by or in connection with this Agreement;

(xx)                  No Winding Up: no meeting has been convened or other action taken for or in connection with winding up or dissolution or for the appointment of any receiver in relation to Lessee or any of its assets;

(xxi)               No Security Interest: the Aircraft is not subject to any Security Interest except Permitted Liens;

(xxii)            Prohibited Country: Lessee is not organised under the laws of, or domiciled in, any Prohibited Country; and

(xxiii)         Solvent: Lessee is and immediately after giving effect hereto shall be Solvent.

18.2                        Repeating Representations.

The representations in Clause 18.1 are made by Lessee on the date of this Agreement and on the Delivery Date.

81

18.3                        Survival:

All of the foregoing representations and warranties shall survive the execution of this Agreement and the Delivery of the Aircraft and shall continue until the Expiry Date.

19.                              REPRESENTATIONS AND WARRANTIES OF LESSOR

19.1                        Lessor Representations.

Lessor represents and warrants to Lessee as of the Delivery Date the following:

(i)                           Corporate Status: Lessor is duly incorporated and validly existing under the Laws of the [*] and it has the full corporate power and authority to own its assets and to carry on its business as presently conducted and to perform its obligations hereunder;

(ii)                        Legal Validity: this Agreement and the other Operative Documents to which Lessor is a party have been, or will be when executed, duly authorized and delivered by Lessor and represent the valid, enforceable and binding obligations of Lessor except as enforceability may be limited by bankruptcy, insolvency, reorganisation or principles of equity or other Laws of general application affecting the enforcement of creditors’ rights;

(iii)                     Power and Authority: Lessor has the corporate power to enter into and perform its obligations under and has taken all necessary corporate, shareholder and the other action to authorise the entry into, performance and delivery of, this Agreement and the other Operative Documents to which Lessor is a party and the transactions contemplated hereby and/or thereby;

(iv)                    No Conflict: the entry into and performance by Lessor of, and the transactions contemplated by, this Agreement and the other Operative Documents to which Lessor is a party do not and will not conflict with any laws binding on Lessor or conflict with any provision of the constitutional documents or, by laws of Lessor or conflict with any document which is binding upon Lessor or any of its assets;

(v)                       No Immunity: Lessor is subject to civil commercial Law with respect to its obligations under this Agreement and the other Operative Documents to which Lessor is a party and neither Lessor nor any of its assets is entitled to any right of immunity and the entry into and performance of this Agreement and the other Operative Documents to which Lessor is a party by Lessor constitute private and commercial acts;

(vi)                    Governmental Approvals: all governmental authorisations, consents, registrations and notifications that are required in connection with Lessor’s execution, delivery and performance of this Agreement and the other Operative Documents have been (or will on or before the Delivery Date have been) obtained or effected (as appropriate) and are (or will on their being obtained or effected be) in full force and effect and there has been no default in the

82

observance of any of the conditions or restrictions (if any) imposed in or in connection with any of the same;

(vii)                 No Default: no Default has occurred and is continuing or would result from the entry into or performance by Lessor of its obligations under this Agreement and the other Operative Documents and no other event has occurred and is continuing which constitutes (or with the giving of notice, lapse of time, determination of materiality or the fulfilment of any other applicable condition or any combination of the foregoing might constitute) a material default under any agreement or document which is binding on Lessor or any assets of Lessor;

(viii)              Litigation: no action, suit, litigation, arbitration, administrative or other proceedings before any court, agency, arbitral, tribunal, body or official are taking place pending or threatened against Lessor to which, its respective business, assets or property are subject that if adversely determined, could reasonably be expected to have a material adverse effect upon its business, assets or financial condition or its ability to perform its obligations under this Agreement and the other Operative Documents; and no such actions, suits, arbitrations, administrative or other proceedings are pending or preferred which questions the validity of or seeks to prevent the consummation of the transactions contemplated by this Agreement or any of the other Operative Document;

(ix)                    Pari Passu: the obligations of Lessor under this Agreement and the other Operative Documents are direct, general and unconditional obligations of Lessor and rank at least pari passu with all other present and future unsecured and unsubordinated obligations (including contingent obligations) of Lessor, with the exception of such obligations as are mandatorily preferred by law and not by virtue of any contract;

(x)                       Solvent: Lessor is and immediately after giving effect hereto shall be Solvent; and

(xi)                    No Winding Up: no meeting has been convened or other action taken for or in connection with winding up or dissolution or for the appointment of any receiver in relation to Lessor or any of its assets.

20.                               FINANCIAL AND OTHER INFORMATION

20.1                        Financial and Other Information.

Lessee agrees to furnish each of the following to Lessor:

(i)                                     if requested by Lessor, the consolidated management accounts of Lessee (in Dollars, and comprising a balance sheet and profit and loss statement and cash flow forecasts) in English prepared for the most recent previous financial quarter certified by a qualified financial officer of Lessee as being true and correct, to be provided as soon as reasonably practicable after necessary filings with applicable regulatory authorities;

83

(ii)                                  as soon as available but not in any event later than 180 days after the last day of each financial year of Lessee, to the extent permitted by Law,  its audited consolidated balance sheet in English as of such day and its audited consolidated profit and loss statement for the year ending on such day (each in Dollars); and

(iii)                               such other information concerning the location, condition, use and operation of the Aircraft as Lessor may from time to time reasonably request.

Provided, however, that Lessee will not be required to provide any part of the above information relating to the financial position of Lessee which is publicly available to Lessor through the following website: www.latamairlinesgroup.net.

21.                               RETURN OF AIRCRAFT

21.1                        General.

On the Expiry Date (other than following a Total Loss of the Aircraft or Airframe and provided that the Aircraft has been delivered) Lessee shall at its expense return the Aircraft, Engines, Parts and Aircraft Documentation to Lessor at the Return Location free and clear of all Security Interests, other than Lessor Liens, and in accordance with the procedures set out below. Lessee undertakes that at Return the Aircraft shall be in full compliance with this Agreement and the Return Conditions.

21.2                        Return Report.

No later than six (6) months prior to the Agreed Expiry Date, Lessee shall provide Lessor with a written plan, in form and substance satisfactory to Lessor, as to how Lessee intends to put the Aircraft into the condition required pursuant to the Return Conditions at Return. Such plan shall include evidence that Lessee has booked a maintenance slot which, in the reasonable opinion of Lessor, is in sufficient time ahead of the Agreed Expiry Date in order for Lessee to put the Aircraft in the condition required pursuant to the Return Conditions at Return.

21.3                        Inspection.

21.3.1                       Prior to Return, Lessor and/or its representatives shall be entitled to observe the maintenance checks, as set out in more detail in the Return Conditions, and a full systems functional and operational inspection of the Aircraft in accordance with Manufacturer’s standard aircraft acceptance procedures.

21.3.2                       Immediately prior to Return, Lessee, at its own expense, shall make the Aircraft and Aircraft Documentation available to Lessor for inspection at the Return Location in order to verify that the condition of the Aircraft complies with the Return Conditions. The period allowed for this inspection shall have a duration not exceeding seven (7) days.  Such inspection shall include the following:

(i)                                     inspection of the Aircraft Documentation;

84

(ii)                                  inspection of the Aircraft and Parts;

(iii)                               a demonstration flight per Section 21.4;

(iv)                              power assurance checks or performance checks as applicable confirming the release of each Engine and APU as required in the Return Conditions (to be performed following satisfactory completion of the demonstration flight); and

(v)                                 the witnessing by Lessor of a full video borescope inspection of the Engines and APU performed in accordance with the AMM (to be performed following satisfactory completion of the demonstration flight and power assurance checks).

21.4                        Demonstration Flight.

Immediately prior to Return, Lessee will carry out for Lessor and/or Lessor’s representatives (a maximum of four (4) as observers) a demonstration flight (in accordance with the Manufacturer’s in service test manual unless otherwise mutually agreed) that will not exceed two (2) hours. Flight cost and fuel will be furnished by and at the expense of Lessee.

21.5                        Certificate of Airworthiness Export and Deregistration Matters at Return.

21.5.1              If the Aircraft is to be registered in a country other than one governed by the Compliance Authority after Return, Lessor will provide at least four (4) months notice to Lessee prior to Return and may require that Lessee at its expense put the Aircraft in a condition to meet the requirements for issuance of a certificate of airworthiness in its class of transportation for which it is intended, of the aviation authority of the next state of registration, to the extent not prohibited by the Aviation Authority; provided in all cases that: (i) Lessor’s request does not result in any delay in Return; (ii) there is the required availability of parts and materials, manpower skills, equipment and (if required) hangarage; and (iii) Lessee shall not withdraw the Aircraft from revenue service earlier as a consequence of such request.

21.5.2              If so requested by Lessor, Lessee at its cost shall (i) provide or procure that any Sub-Lessee provides an unconditional “Export Certificate of Airworthiness” or its equivalent which demonstrates that the Aircraft is fit to be operated in its commercial transportation category for which it is intended so that the Aircraft can be exported to the country designated by Lessor; (ii) provide for or at Lessor’s option assist with, the deregistration of the Aircraft from the register of aircraft in the State of Registration (and provide Lessor with satisfactory evidence of such deregistration); and (iii) perform any other acts reasonably required by Lessor, at Lessor’s cost and expense, in connection with the foregoing.

21.5.3              Lessee shall provide Lessor with evidence of the granting of any customs declaration, waiver, certificate, release and evidence of the full payment of any duties due by Lessee to the customs authorities in the State of Registration or the Habitual Base in relation to the import, leasing and

85

export of the Aircraft pursuant to the terms of this Agreement, and any such documents as may have been provided to Lessee by Lessor at Delivery.

21.6                        Non-compliance.

[***]

If for any reason Lessee does not return the Aircraft to Lessor on the Expiry Date in accordance with the Redelivery Conditions [***] and the other provisions of this Agreement (unless Lessee has been deprived of possession of the Aircraft in breach of Section 22.1), Lessee shall at Lessor’s sole option, without prejudice to Sections 15 and 24:

(i)                                     immediately rectify the non-compliance and to the extent the non-compliance extends beyond the Agreed Expiry Date, the Lease Term will be extended for such period as Lessor may determine, in its sole discretion. During such extension period:

(a)                                 Lessee shall not use the Aircraft in flight operations (other than in respect of demonstration flights or repositioning flights for redelivery);

(b)                                 all Lessee’s obligations and covenants under this Agreement will remain in full force and effect until Lessee returns the Aircraft in the accordance with the terms of this Agreement;

(c)                                  until such time as the Aircraft is returned to Lessor in accordance with the terms of this Agreement, instead of paying Rent, Lessee shall pay [***]. Payment shall be made promptly upon presentation of Lessor’s invoice. Following the end of the extension period, provided no Default is occurring, Lessor shall refund to Lessee such amounts paid pursuant to this sub-Section to the extent that they exceed the aggregate of (i) daily Rent for each day of the extension period, and (ii) such other amounts owing by Lessee under the Operative Documents (including, without limitation, by way of indemnity in respect of Losses suffered by Lessor as a result of Lessee’s failure to Return the Aircraft to Lessor in accordance with the provisions of the Operative Documents; and

(d)                                 until such Return, the Agreed Value shall be an amount equal to the Agreed Value on the day the Aircraft should have been returned to Lessor pursuant to this Agreement;

or

(ii)                                  return the Aircraft as-is to Lessor, comply with all other provisions of this Agreement and fully indemnify Lessor and the Relevant Parties from and against any and all Losses it/they suffer or incur as a result of the Aircraft not being returned to Lessor on the Expiry Date in accordance with this Agreement. Lessee shall provide cash to Lessor in an amount satisfactory to Lessor as security for that indemnity, against the cost of putting the Aircraft into the condition required by this Agreement.

86

Options (i) and (ii) above shall not be considered a waiver of any right or remedy of Lessor hereunder.

21.7                        Return Certificate.

Lessor shall indemnify and hold harmless Lessee (except to the extent resulting from Lessee’s Gross Negligence of wilful misconduct) from and against all losses arising from death or injury to any observer, representative or employee of Lessor in connection with any demonstration or test flight or inspection of the Aircraft by Lessor.

Upon Return, Lessor shall prepare and execute two (2) Return Certificates and Lessee shall countersign and return one such Return Certificate to Lessor.

21.8                        Indemnities and Insurance.

The indemnities and insurance requirements set forth in Section 16 and Exhibit E , shall apply to Indemnitees and Lessor’s representatives during Return of the Aircraft, including the ground inspection and demonstration flight. With respect to the demonstration flight, each of Lessor’s and Indemnitees’ representatives shall receive the same protection as Lessor on “Lessee’s Aviation and Airline General Third Party Liability Insurance”.

22.                               QUIET ENJOYMENT

22.1                        Quiet Enjoyment.

Provided no Event of Default has occurred and is continuing, Lessor shall not interfere with Lessee’s quiet use, possession and enjoyment of the Aircraft in accordance with the terms of this Agreement, but the exercise by Lessor of its rights under or in respect of this Agreement or any of the Operative Documents shall not constitute such an interference. Lessor shall procure Security Trustee to deliver to Lessee a signed Quiet Enjoyment Letter. If Owner shall be a Person other than Lessor, Lessor agrees to deliver to Lessee a Quiet Enjoyment Letter signed by Owner.

23.                               ASSIGNMENT

23.1                        No Assignment by Lessee.

Lessee shall not assign, novate, dispose, sell, delegate or otherwise transfer (voluntarily, involuntarily, by operation of law or otherwise), or create or permit to exist any Security Interest in respect of, any of its interests, rights or obligations under this Agreement or the other Operative Documents, and any attempt to do so shall be null and void.

23.2                        Transfer by Lessor.

Lessee agrees that Lessor, Owner or Owner Participant (if any) may at any time without the consent of Lessee (i) sell the Aircraft and/or transfer, assign, novate or otherwise dispose of any or all of its rights and obligations under this Agreement and the other Operative Documents to any Person (“New Lessor”), and (ii) grant, effect, amend, modify or

87

replace the Mortgage, if any, or other Security Interest in favour of any of the Financing Parties in respect of the Aircraft or any Operative Document or any other document evidencing the same.

23.3                        Lessee Co-operation.

Subject to Section 23.4, Lessee agrees to:

(i)                                      co-operate with Lessor, Owner Participant (if any), Owner and the other Relevant Parties in connection with any sale, assignment, disposition, novation by Lessor, Owner Participant (if any), or Owner pursuant to Section 23.2;

(ii)                                   execute and deliver to Lessor any documents (including, but not limited to: (a) legal opinions of in-house legal counsel to Lessee; (b) such information, documents and certificates as reasonably requested by Lessor’s legal counsel for such legal counsel to prepare a legal opinion in respect of such transfer; and (c) in the case of any such sale, assignment, disposition, novation or other transfer, an acknowledgement of assignment requested by New Lessor and in form and substance acceptable to Lessee acting reasonably (other than a Notice and Acknowledgement of Security Assignment which shall be in the form set out in Exhibit I), a replacement Deregistration Power of Attorney and a [replacement IDERA](26) in favour of New Lessor and a replacement letter addressed to the Aviation Authority as detailed in Section 6.1(xii) in favour of New Lessor);

(iii)                                change the nameplates in accordance with Section 13 and to give all other reasonable assistance as Lessor, the other Relevant Parties and New Lessor may reasonably require, including but not limited to assisting in efforts to minimize or eliminate Taxes related to such sale, assignment, disposition, novation or other transfer (to the extent such assistance will not disrupt the commercial operation of the Aircraft by Lessee);

(iv)                               take any actions as are reasonably requested by Lessor to effect, perfect, record or implement any such granting, effecting, amendment, modification, sale, assignment, novation or other transfer;

(v)                                  co-operate with Lessor, Owner Participant (if any) and Owner in connection with the financing or refinancing of the Aircraft or any interest therein or in the Operative Documents, any grant, amendment, modification or replacement of any Mortgage, if any, and/or other Financing Document or Security Interest and countersign and deliver to Lessor any notices delivered to Lessee from time to time in connection therewith to the extent such notices are acceptable to Lessee; and

(vi)                               countersign and deliver to Lessor any Notice and Acknowledgement of Security Assignment delivered to Lessee by Lessor and/or Security Trustee from time to time.

(26)  Form of IDERA reflects registration in Brazil.  Form to be updated if State of Registration is not Brazil.

88

23.4                        Conditions.

In connection with any such sale, assignment, disposition, novation or other transfer by Lessor, Owner or Owner Participant (if any) as is referred to in Section 23.2 (each a “Transfer”):

(i)                                      Quiet Enjoyment: as a condition precedent to such Transfer becoming effective, Lessor will procure that the New Lessor, transferee or any new owner of the Aircraft (save where such new owner is also the “Lessor” hereunder) or any new holder of a mortgage over the Aircraft or any holder of an interest in the Aircraft (by way of security or otherwise), as the case may be, shall execute and deliver to Lessee a letter of quiet enjoyment in respect of Lessee’s use and possession of the Aircraft in a form reasonably satisfactory to Lessee;

(ii)                                   Costs: Lessor shall promptly reimburse to Lessee its reasonable out-of-pocket expenses (including, without limitation, legal expenses) actually incurred in connection with co-operating with Lessor in relation to any such Transfer, provided that such expenses are properly documented and substantiated to Lessor’s reasonable satisfaction;

(iii)                                [***];

(iv)                               [***];

(v)                                  Credit: in relation to a sale, change of Owner Participant or novation only, Lessor shall not, without the prior consent of Lessee, transfer any interest in the Aircraft or its rights and obligations under this Agreement or the other Operative Documents unless the transferee falls within either subclause (a) or subclause (b) below:

(a)                                 it shall be a person (a “Qualifying Person”) (i) with a net worth of [***]; or

(b)                                 it is an Affiliate of a Qualifying Person, provided that the Qualifying Person guarantees the obligations of its Affiliate as lessor hereunder, such guarantee to be in form and substance reasonably acceptable to Lessee;

in either case, (aa) neither the transferee nor any of its Affiliates shall be in direct competition with the commercial airline business of Lessee or any Leasing Affiliate, and (bb) it shall be reasonably experienced in aircraft leasing or will, for the duration of the Lease Term, employ personnel or engage consultants which are reasonably experienced in aircraft leasing.

The reasonable and properly documented out-of-pocket costs of Lessee in co-operating with Lessor shall be reimbursed by Lessor to Lessee.

In connection with any proposed transfer to a New Lessor or a change in any Owner Participant, Lessor will provide to Lessee any financial and other relevant information in respect of the proposed New Lessor or Owner

89

Participant (and, if applicable, the entity which guarantees the New Lessor or Owner Participant) reasonably and promptly requested by Lessee within a reasonable period prior to the effectiveness of such Transfer.

23.5                        Protection.

The agreements, covenants, obligations and liabilities on the part of Lessee contained in this Agreement, including, but not limited to, all obligations to pay Rent and to indemnify any person, are made for the benefit of Lessor, and the Relevant Parties and each of their respective successors and assigns.

For a period of the lesser of (i) two (2) years, and (ii) the next C Check after any sale or assignment or other transfer in accordance with the provisions of this Section 23, Lessee shall, at its own cost, continue to name the Indemnitees as additional insureds under the Aviation and Airline General Third Party Liability Insurance specified in Exhibit E. Lessor shall notify Lessee of such sale, assignment, novation, disposition or other transfer in due course.

23.6                        Release.

Lessee acknowledges that, if Lessor should sell or transfer to a New Lessor all of Lessor’s interest under this Agreement and in the Aircraft, (i) Lessor shall be relieved of all of its obligations hereunder attributable to the period before the date of sale or Transfer, and (ii) New Lessor shall succeed to all of Lessor’s rights, interests and obligations hereunder attributable to the period from the date of the sale or Transfer.

24.                               DEFAULT OF LESSEE

24.1                        Lessee Notice to Lessor.

Lessee shall promptly notify Lessor if Lessee becomes aware of the occurrence of any Default.

24.2                        Events of Default.

The occurrence of any of the following will constitute an Event of Default and repudiatory breach of this Agreement by Lessee:

(i)                                     Non-payment: (a) Lessee fails to make a payment of Basic Rent, Supplemental Rent or Agreed Value [***], or (b) Lessee fails to make a payment of any other amount due under this Agreement, any of the other Operative Documents to which it is a party (such amounts expressed to be payable on demand) after the same shall have become due [***].

(ii)                                  Insurance: Lessee fails to procure and maintain with respect to the Aircraft (or cause to be procured and maintained) Insurances or any such Insurances shall lapse or be cancelled or notice of cancellation is given with respect to any such Insurance [***].

90

(iv)                              Return: Subject to the provisions of Section 21.6, Lessee fails to Return the Aircraft to Lessor on the Expiry Date in accordance with this Agreement, [***];

(v)                                 Breach: Lessee fails to perform or observe any other covenant or agreement to be performed or observed by it under this Agreement or any other Operative Document to which it is a party, which failure (a) if, in the opinion of Lessor, acting reasonably, is capable of being cured within [***];

(vi)                              Representation: any representation or warranty made or deemed to be made or repeated by Lessee under this Agreement or under any of the Operative Documents to which it is a party or any certificate or statement in connection therewith, is or proves to have been incorrect, inaccurate or misleading in any material respect at the time made or deemed to be made or repeated [***];

(vii)                           Registration: the registration of the Aircraft is cancelled, revoked or suspended as a result of any act or omission of Lessee or Sub-Lessee;

(viii)                        Possession: Lessee abandons the Aircraft or the Engines or Lessee no longer has unencumbered control (other than Permitted Liens) or possession of the Aircraft and the Engines (other than as a consequence of a: (a) breach by Lessor, Owner or any Security Trustee of its quiet enjoyment undertaking; or (b) a requisition of the Aircraft; or (c) a hijacking or theft of the Aircraft), unless otherwise expressly permitted by this Agreement;

(ix)                              Approvals:

(a)                     any consent, authorisation, licence, certificate or approval of or registration with or declaration to any Government Entity required to be obtained by Lessee in connection with this Agreement or any of the Operative Documents to which it is a party to obtain and transfer Dollars (or any other relevant currency) freely out of any relevant country;

(b)                     any consent, authorisation, licence, certificate or approval of or registration with or declaration to any Government Entity in connection with this Agreement or any of the Operative Documents to which it is a party required to be obtained by Lessee to authorise, or in connection with the execution, delivery, validity, enforceability or admissibility in evidence of this Agreement or any of the Operative Documents or the performance by Lessee of its obligations hereunder; or

(c)                      Lessee’s or to the extent the Aircraft is subleased at the relevant time, a Permitted Sub-Lessee’s, AOC, or any airline licence or air transport licence or other licence or permit or certificate required to be obtained by Lessee or such Permitted Sub-Lessees, for the conduct of its business as a certified air carrier,

91

is withheld, revoked, suspended, cancelled, withdrawn, terminated or not renewed, or otherwise ceases to be in full force and effect, or is modified in a manner which would, in the opinion of Lessor, materially adversely affect Lessee’s ability to perform its obligations under this Agreement or the Operative Documents to which Lessee is a party, and/or which is or is likely to be prejudicial to the rights or interests of any other Relevant Party, provided that such withholding, revocation, suspension, cancellation, withdrawal, termination or non renewal (i) is due to any act or omission by Lessee or any Sub-Lessee, and (ii) continues for more than five (5) Business Days;

(x)                                 Attachment: there shall have occurred any attachment, sequestration, distress or execution of the Aircraft or any Engine (other than to the extent the same constitutes a Total Loss) (with the exception of Permitted Liens) as a result of an act or omission of Lessee, [***];

(xi)                              Discontinuation: Lessee suspends or ceases to carry on all or substantially all of its business;

(xii)                           Rights and Remedies: the existence, validity, enforceability or priority of the rights of any Relevant Party in respect of the Aircraft and/or the Operative Documents and/or Financing Documents, as applicable, are challenged by Lessee or any other person claiming by, through or under Lessee;

(xiii)                        Disposal of Business: Lessee sells or otherwise disposes of all or substantially all of its business;

(xiv)                       Bankruptcy:

(a)                                 there shall have been commenced against Lessee, an involuntary case or other proceeding under the bankruptcy laws of the State of Incorporation or the State of Registration, as now or hereafter constituted, or any other applicable foreign, federal, provincial, state or local bankruptcy, insolvency or other similar law or seeking the appointment of a receiver, liquidator, assignee, custodian, trustee, sequestrator (or similar official) of Lessee  for all or substantially all of its property, or seeking the winding-up or liquidation of its affairs (and any such involuntary case or other proceeding shall not have been dismissed, vacated, or withdrawn within [***], unless an order judgment or decree is entered during that period); or

(b)                                 an order, judgment or decree shall have been entered in any proceeding by any court of competent jurisdiction appointing a receiver, trustee or liquidator of Lessee for all or substantially all of Lessee’s property or sequestering all or substantially all of the property of Lessee and any such order, judgement or decree or appointment or sequestration shall be final or shall remain in force and effect, undismissed, unstayed or unvacated; or

92

(c)                                there shall at any time be an order for relief under the Bankruptcy Code in effect and applicable to Lessee; or

(d)                               any of the foregoing occurs in relation to any Leasing Affiliate that is then the Sub-Lessee of the Aircraft (other than where Lessee has regained possession or is in the process of repossessing the Aircraft from such Leasing Affiliate);

(xv)                          Insolvency:

(a)                                Lessee suspends payment on its debts or other obligations, is unable to or admits its inability to pay its debts or other obligations as they fall due or shall have voluntarily commenced a case or other proceeding under the bankruptcy laws of the State of Incorporation or the State of Registration, as now constituted or hereafter amended, or any other applicable foreign, federal, provincial, state or local bankruptcy, insolvency or other similar law; or

(b)                                Lessee shall have consented to the appointment of or taking possession by a receiver, liquidator, assignee, trustee, custodian, sequestrator (or other similar official) of Lessee for all or substantially all of the property of Lessee; or

(c)                                 Lessee shall have made any assignment for the benefit of creditors of Lessee; or

(d)                                Lessee shall have taken any corporate action to authorise or facilitate any of the foregoing; or

(e)                                 any of the foregoing occurs in relation to any Leasing Affiliate that is then the Sub-Lessee of the Aircraft (other than where Lessee has regained possession or is in the process of repossessing the Aircraft from such Leasing Affiliate);

(xviii)                 Cross Default: Lessee is in breach of or, in default under, any Other Agreement and such Other Agreement shall have been terminated or accelerated as a result thereof;

(xix)                       Eurocontrol and other Charges and Duties: Eurocontrol, any EU ETS Authority or any customs authority or any other competent authority or airport has unpaid charges or duties due from Lessee (unless such charges are being contested in good faith and by appropriate proceedings and such proceedings do not involve any risk of seizure, detention, interference with the use or operation, sale, forfeiture or loss of the Aircraft) [***]; and

(xx)                          Sublease: Any approved sublessee, in breach of its obligations under its sublease, materially and adversely affects Lessor’s, Owner’s or the Security Trustee’s rights, title or interest to or in the Aircraft.

93

24.3                        Lessor’s General Rights.

24.3.1                       Upon the occurrence of any Event of Default which is continuing, Lessor may, at its option (and without prejudice to any of its other rights under the Operative Documents) at any time thereafter and while such Event of Default is continuing:

(i)                            without prejudice to the provisions of Section 24.3.2, by notice to Lessee and with immediate effect terminate the leasing of the Aircraft whereupon (as Lessee hereby agrees and acknowledges) all rights and interests of Lessee to possess and operate the Aircraft, shall immediately cease and terminate; and/or

(ii)                         if such leasing has not yet commenced, cancel Lessee’s right to lease the Aircraft hereunder and terminate Lessor’s obligations under this Agreement (but in each case without prejudice to the indemnity obligations and any continuing obligations of Lessee under this Agreement); or

(iii)                      deregister any International Interests created pursuant to this Agreement, if applicable.

24.3.2                       Upon the occurrence of an Event of Default under Section 24.2(xiv) or Section 24.2(xv) the leasing of the Aircraft to Lessee shall automatically be deemed cancelled with immediate effect without any further action from Lessor being required whereupon (as Lessee hereby agrees and acknowledges) all rights and interests of Lessee to possess and operate the Aircraft, shall immediately cease and terminate.

24.3.3                       In addition to the rights of Lessor under Sections 24.3.1 and 24.3.2, if any Event of Default has occurred and is continuing Lessor may do all or any of the following at its option (in addition to such other rights and remedies which Lessor may have by applicable law or otherwise):

(i)                            require that Lessee immediately move or divert the Aircraft to an airport designated by Lessor, ground the Aircraft and not operate the Aircraft other than to comply with such instruction;

(ii)                         require that Lessee shall (a) provide Lessor unlimited access to the Aircraft at such location and at such time as Lessor may specify, and (b) provide Lessor full information as to the location and status of any Engine or Part not installed on the Aircraft;

(iii)                      require that Lessee shall provide Lessor immediately with the originals of the Aircraft Documentation and Lessee hereby accepts the obligation to comply with such request;

(iv)                     for Lessee’s account, do anything that may be required to cure any default and recover from Lessee all costs, including legal fees and expenses incurred in doing so and Late Payment Interest;

(v)                        proceed by appropriate court action or actions to enforce performance of this Agreement and to recover any damages for the breach hereof, including the amounts specified in Section 24.4;

(vi)                     enter upon the premises where the Airframe or any or all Engines or any or all Parts or Aircraft Documents are (believed to be)

94

located without liability and take immediate possession of and remove the Airframe, Engine or Parts or Aircraft Documents or cause the Aircraft to be returned to Lessor at the Return Location (or such other location as Lessor may require) or, by serving notice require Lessee to Return the Aircraft to Lessor at the Return Location (or such other location as Lessor may require) and Lessee hereby irrevocably by way of security for Lessee’s obligations under this Agreement appoints Lessor as Lessee’s attorney and agent in causing the Return or in directing the pilots of Lessee or other pilots to fly the Aircraft to an airport designated by Lessor and Lessor shall have all the powers and authorisations necessary for taking that action;

(vii)                  Lessor shall be entitled to sell, re-lease or otherwise deal with the Aircraft at such time and in such manner, as Lessor considers appropriate, free and clear of any interest of Lessee as if this Agreement had never been made. While an Event of Default is continuing Lessee will not operate the Aircraft without consent of Lessor;

(viii)               if the relevant state is a Contracting State or becomes a Contracting State during the Lease Term, exercise its rights under Articles 8, 10 and 13(1) of the Cape Town Convention and any rights expressed to be available to Creditors under the Cape Town Convention. Lessee acknowledges that Article 13(2) of the Cape Town Convention shall be disapplied if Lessor chooses to exercise its rights under Article 13(1) of the Cape Town Convention in accordance with this Agreement; and

(ix)                     require that the Aircraft is not operated or moved.

Upon notification by Lessor of any requirement stated in this Section 24.3.3(i) Lessee shall immediately comply with such requirement and instructions given by Lessor.

Nothing herein shall limit rights or remedies available to Lessor or any other Relevant Party under applicable laws.

Lessee acknowledges and agrees that: (i) Lessor is a company whose main business is the leasing of aircraft to lessees at fair market values; (ii) the punctual receipt of Rent and other amounts from Lessee under the Lease is of vital importance to Lessor’s existence and indispensable for its financial and economic healthiness; (iii) the occurrence of an Event of Default will adversely affect Lessor’s ability to honour its own obligations owed to third parties and, accordingly, Lessee understands and expressly agrees that upon the occurrence of an Event of Default which is continuing the Aircraft, if already delivered to Lessee, shall be immediately returned to Lessor under the terms of this Section (even taking into consideration that the Aircraft is operated in regular transportation, that is, pre-scheduled flights) so that Lessor may re-lease or sell the Aircraft and mitigate Lessor’s and ultimately Lessee’s losses and damages.  For the sake of clarity, the will of the parties is to make clear that on the specific case of this Agreement and the respective negotiations between Lessor and Lessee the Rent has been calculated under the assumption that the Aircraft will be immediately returned to Lessor upon the occurrence of an Event of Default which is continuing and on Lessee’s due compliance of

95

their obligations under the Operative Documents to which they are a party.  Therefore, Lessor and Lessee expressly agree that upon the occurrence of an Event of Default which is continuing the Aircraft shall be returned to Lessor, friendly or through a repossession court order, despite the fact that the Aircraft is used in Lessee’s commercial activity.

24.4                        Lessee Liability for Damages.

If an Event of Default occurs, Lessor has the right to recover from Lessee, and Lessee shall indemnify Lessor on Lessor’s first written demand against any Losses which Lessor may sustain or incur directly or indirectly as a result (subject to Lessor taking reasonable steps to mitigate such Losses), including but not limited to:

(i)                                     all amounts (including but not limited to Basic Rent and Supplemental Rent) which are then or become due and payable hereunder;

(ii)                                  any Losses incurred by Lessor because of Lessor’s inability to place the Aircraft on lease with another lessee on financial terms as favourable to Lessor as the terms hereof or because whatever use, if any, to which Lessor is able to put the Aircraft upon its return to Lessor, or the funds arising from a sale or other disposition of the Aircraft are not as profitable to Lessor as leasing the Aircraft in accordance with the terms hereof would have been;

(iii)                               all Losses incurred by Lessor in connection with the exercise of its remedies hereunder or otherwise incurred by Lessor as a result of such Event of Default, including but not limited to, an amount for the carrying out of any works or modifications required to bring the Aircraft up to the Return Conditions, an amount sufficient to fully compensate Lessor for any loss of or damage to Lessor’s residual interest in the Aircraft due to Lessee’s failure to maintain the Aircraft in accordance with this Agreement, repossession costs, insurance costs, legal fees, Aircraft storage, repair, maintenance and preservation  costs, Aircraft re-lease or sale costs (including marketing costs and commissions) and Lessor’s internal costs and expenses; and

(iv)                              any Losses sustained by Lessor and/or any other Relevant Party due to Lessee’s failure to Return the Aircraft in the condition required by this Agreement.

24.5                        Waiver of Default.

By written notice to Lessee, Lessor may at its election waive any Default and its consequences. The respective rights of the parties will then be as they would have been had no such Default occurred. Lessor’s waiver of any Default shall not constitute a waiver of any other Default then in existence or a waiver of any future Default (whether similar or dissimilar to the waived Default).

96

25.                               LESSEE ILLEGALITY AND LESSOR ILLEGALITY AND OTHER EVENTS

25.1                        Lessee Illegality Event.

If a Lessee Illegality Event occurs, Lessee shall notify Lessor of such Lessee Illegality Event. Lessee and Lessor shall consult in good faith as soon as reasonably practicable after receipt of Lessee’s written notice in order to restructure the transactions contemplated by this Agreement and the Operative Documents in order to avoid or mitigate such Lessee Illegality Event. If, following [***] after Lessee’s written notice (or, if earlier, the last day before such Lessee Illegality Event takes effect) the transactions contemplated by this Agreement and the other Operative Documents have not been restructured in order to avoid such Lessee Illegality Event, Lessor or Lessee may by notice in writing to the other party terminate the leasing of the Aircraft under this Agreement, such termination to take effect on the latest date (the “Effective Date”) on which Lessee may continue the leasing of the Aircraft hereunder without being in breach of applicable laws or regulations. Upon such termination, Lessee will forthwith redeliver the Aircraft to Lessor in accordance with Section 21.

25.2                        Lessor Illegality Event.

If a Lessor Illegality Event occurs, Lessor shall notify Lessee of such Lessor Illegality Event. Lessee and Lessor shall consult in good faith as soon as reasonably practicable after receipt of Lessor’s written notice in order to restructure the transactions contemplated by this Agreement and the Operative Documents in order to avoid such Lessor Illegality Event. If, following [***] after Lessor’s written notice (or, if earlier, the last day before such Lessor Illegality Event takes effect) the transactions contemplated by this Agreement and the other Operative Documents have not been restructured in order to avoid such Lessor Illegality Event, Lessor or Lessee may, by notice in writing to the other party terminate the leasing of the Aircraft under this Agreement, such termination to take effect on the latest date (the Effective Date) on which Lessor may continue the leasing of the Aircraft hereunder without being in breach of applicable laws or regulations and Lessee will forthwith redeliver the Aircraft to Lessor in accordance with Section 21.

25.3                        Other Events.

Where an event or circumstance of the type described in Section 24.2(vii) or (ix) occurs and is continuing other than as a result of any act or omission of Lessee or any Sub-Lessee, and in the case of Section 24.2(ix) continues for more than [***], Lessor will be entitled by notice in writing to Lessee to terminate the Leasing of the Aircraft and if Lessor gives such notice then Lessee will forthwith redeliver the Aircraft to Lessor in accordance with Section 21.

26.                               NOTICES

26.1                        Manner of Sending Notices.

Any notice, approval, consent or other communication required or permissible under this Agreement or the other Operative Documents will be in writing and in English. Notices will be delivered in person or sent by fax, letter (mailed airmail, certified and return receipt requested) or by expedited delivery addressed to the parties as set forth in Section 26.2. In

97

the case of a fax, notice will be deemed received on the date set forth on the confirmation of receipt produced by the sender’s fax machine immediately after the fax is sent. In the case of a mailed letter, notice will be deemed received on the tenth (10th) day after mailing. In the case of a notice sent by expedited delivery, notice will be deemed received on the date of delivery set forth in the records of the Person, which accomplished the delivery. If any notice is sent by more than one of the above listed methods, notice will be deemed received on the earliest possible date in accordance with the above provisions.

26.2                        Notice Information.

Notices will be sent:

If to Lessor:	[•]

	Attention:	[•]
	Fax:	[•]
	Telephone:	[•]

If to Lessee:	LATAM Airlines Group S.A. Avenida Presidente Riesco 5711 20th Floor Las Condes Santiago Chile

[***]	[***]	[***]
[***]	[***]	[***]
[***]	[***]	[***]

or to such other places, addresses and numbers as either party directs in writing to the other party by giving not less than five (5) Business Days prior notice to the other party.

27.                               GOVERNING LAW AND JURISDICTION

27.1                        Governing Law.

This Agreement and any non-contractual obligations arising out of or in relation to this Agreement shall in all respects be governed by and construed in accordance with the Laws of England and Wales.

27.2                        [***]

27.2.1                       [***]

[***]

27.2.2                       [***]

[***]

98

27.2.3                       [***]

[***]

27.2.4                       [***]

[***]

27.2.5                       [***]

[***]

27.3                        Jurisdiction.

27.3.1              English Courts.

Except as provided otherwise in this Agreement, the courts of England shall have exclusive jurisdiction to settle any Dispute arising out of or in connection with this Agreement (including claims for set-off and counterclaims), including, without limitation, Disputes arising out of or in connection with: (i) the creation, validity, effect, interpretation, performance or non-performance of, or the legal relationships established by, this Agreement; and (ii) any non-contractual obligations arising out of or in connection with this Agreement. For these purposes, the parties agree that the courts of England are the most appropriate and convenient courts to settle Disputes between them and that they will not argue to the contrary, and each party irrevocably submits to the jurisdiction of the English courts and waives any objection to the exercise of such jurisdiction.

27.3.2              Non-Exclusive Jurisdiction.

Section 27.2.5 is for the benefit of Lessor only. As a result, they do not prevent Lessor from taking proceedings relating to a Dispute in any other courts with jurisdiction. To the extent allowed by law, Lessor may take concurrent Proceedings in any number of jurisdictions.

27.3.3              Service of Process.

Lessee and Lessor agree that the documents which start any legal action or other proceedings (“Proceedings”) and any other documents required to be served in relation to those Proceedings may be served on it at the address of Lessee’s or Lessor’s process agent as evidenced in the process agent letter to be provided in accordance with Section 6.1 and 6.3.  If the appointment of the person mentioned in this Section ceases to be effective, Lessee and Lessor shall immediately appoint another person in England to accept service of process on his behalf in England. If Lessee or Lessor fail to do so (and such failure continues for a period of not less than 14 (fourteen) days), Lessor or Lessee shall be entitled to appoint such a person by notice to Lessee or Lessor. Nothing contained herein shall restrict the right to serve process in any other manner allowed by law. This Section applies to Proceedings in England and to Proceedings elsewhere.

99

Lessee agrees that the documents which start any Proceedings and any other documents required to be served in relation to those Proceedings may be served on it at its registered office.

28.                               MISCELLANEOUS

28.1                        Confidentiality.

This Agreement and the other Operative Documents, including any information provided hereunder or thereunder, in each case to the extent not publicly disclosed, and all non-public information obtained by either party about the other, are confidential and are between Lessor and Lessee only and shall not be disclosed by a party to third parties (other than to Owner Participant, an actual or prospective New Lessor, Owner or Owner Participant or a party’s Affiliates and its or their: (i) Board of Directors and employees, auditors, legal counsel, professional advisors, rating agencies, shareholders, prospective investors and actual or prospective financiers so long as such person is under a duty of confidentiality or is subject to a confidentiality agreement or, in the case of a rating agency, a practice of confidentiality); (ii) the Servicer, its Board of Directors, its employees and professional advisors; and (iii) as may be required to be disclosed under applicable law or regulations or for the purpose of legal proceedings) without the prior written consent of the other party.  If disclosure is required as a result of applicable law, Lessee and Lessor will co-operate with one another to obtain confidential treatment as to the commercial terms and other material provisions of this Agreement; provided that if they are unable to obtain such confidential treatment and disclosure is required by applicable law, then such disclosure may be made in accordance with such law.

28.2                        Delegation by Lessor.

Lessor may delegate to any Person(s) all or any of the rights, powers or discretion vested in it by this Agreement and any such delegation may be made upon such terms and conditions as Lessor in its absolute discretion thinks fit.

28.3                        Remedy.

If Lessee fails to comply with any provision of this Agreement, Lessor may, without being in any way obliged to do so or responsible for so doing and without prejudice to the ability of Lessor to treat such non-compliance as an Event of Default, effect compliance on behalf of Lessee, whereupon Lessee shall become liable to immediately indemnify and pay to Lessor any sums expended by Lessor together with all costs and expenses (including legal costs) in connection therewith.

28.4                        Waiver, Remedies Cumulative.

The rights and remedies of Lessor hereunder are cumulative, not exclusive, may be exercised as often as Lessor considers appropriate and are in addition to its rights and remedies under applicable Law. The rights and remedies of Lessor against Lessee or in relation to the Aircraft, whether arising under this Agreement or the other Operative Documents or applicable Law, are not capable of being waived or amended except by

100

an express waiver or amendment in writing and signed by a duly authorised officer of Lessor. Any failure to exercise or any delay in exercising any of such rights or remedies shall (i) not operate as a waiver or amendment of that or any other such right or remedy, and (ii) not constitute an election to affirm any of the Operative Documents. Any election to affirm any of the Operative Documents on the part of Lessor shall be ineffective unless it is in writing and signed by a duly authorised officer of Lessor. Any defective or partial exercise of any such rights shall not preclude any other or further exercise of that or any other such right; and no act or course of conduct or negotiation on Lessor’s part or on its behalf shall in any way preclude it from exercising any such right or constitute a suspension or any amendment of any such right.

28.5                        Further Assurances.

Lessee agrees and undertakes at its own expense from time to time to do and perform such other and further acts and execute and deliver any and all such other instruments as may be required by Law or reasonably requested by Lessor as a result of a name change of Lessor or otherwise to establish, maintain or protect the rights, interests and remedies of Lessor and the Relevant Parties or to carry out and effect the intent and purpose of this Agreement.

28.6                        Severability.

If any of the provisions of this Agreement is or becomes invalid, illegal or unenforceable in any respect under any Law, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired. To the extent such Law may not be waived, the parties shall use reasonable efforts to substitute for any affected provision(s) a valid, legal and binding provision that will cover as closely as possible the interest and scope of such affected provision(s).

28.7                        Time is of the Essence.

The time stipulated in this Agreement or the other Operative Documents for all payments by Lessee to Lessor and for the prompt, punctual performance of Lessee’s other obligations under this Agreement or the other Operative Documents shall be of the essence for this Agreement or the other Operative Documents.

28.8                        Amendments in Writing.

The provisions of this Agreement or the other Operative Documents may only be amended or modified by an instrument in writing executed by Lessor and Lessee.

28.9                        Third Party Rights.

28.9.1                       Except as set out in this Section 28.9, a person who is not a party to this Agreement shall have no right under the Contracts (Rights of Third Parties) Act 1999 (the “Act”) to enforce any term of this Agreement.

28.9.2                       Lessor shall be entitled, by written notice to Lessee, to elect that any Indemnitee who is not a party to this Agreement may enforce the terms

101

of this Agreement expressed to be for the benefit of, or given by Lessee to or in favour of, such Indemnitee subject to and in accordance with the provisions of this Agreement and the Act.

28.9.3                       The parties to this Agreement do not require the consent of any person not a party to this Agreement to rescind, supplement, amend or vary this Agreement (or any rights arising by virtue of the Act as contemplated herein) from time to time, unless such consent is required by any of the Relevant Parties.

28.10                 Entire Agreement.

This Agreement and the other Operative Documents constitute the entire agreement between the parties in relation to the leasing of the Aircraft by Lessor to Lessee and supersede all previous proposals, agreements and other written and oral communications in relation hereto. The parties acknowledge that there have been no representations, warranties, promises, guarantees or agreements, express or implied, except as set forth herein.

28.11                 English Language.

All written communication to and certificates and other documents to be delivered to Lessor in connection with this Agreement shall (save as set out herein) be in English or, if not in English, shall be accompanied by a certified English translation upon which Lessor shall be entitled to rely. If there is any inconsistency between the English version of a document and any version in any other language, the English version will prevail.

28.12                 No Brokers.

Each of the parties hereby represents and warrants to the other that it has not paid, agreed to pay or caused to be paid directly or indirectly in any form, any commission, percentage, contingent fee, brokerage or other similar payment of any kind, in connection with the establishment or operation of this Agreement, to any Person.

28.13                Execution in Counterparts.

This Agreement may be executed in two or more duplicate originals, each of which will constitute an original.

28.14                 [Concerning Lessor.

[•] is entering into the Operative Documents solely in its capacity as Owner Trustee under the Trust Agreement and not in its individual capacity (except as expressly provided in the Operative Documents) and in no case shall [•] (or any entity acting as successor Owner Trustee under the Trust Agreement) be personally liable for or on account of any of the statements, representations, warranties, covenants or obligations stated to be those of Lessor under the Operative Documents; provided, however, that [•] (or any such successor Owner Trustee) shall be personally liable under the Operative Documents for its own Gross Negligence, its own simple negligence in the handling of funds actually received by it in accordance with the terms of the Operative Documents, its wilful

102

misconduct and its breach of its covenants, representations and warranties in the Operative Documents, to the extent covenanted or made in its individual capacity or as otherwise expressly provided in the Operative Documents; provided, further, that nothing contained in this Section 28.14 shall be construed to limit the rights of Lessee under the Lessor Guarantee or the exercise and enforcement in accordance with the terms of the Operative Documents of rights and remedies against the Trust Estate (as defined in the Trust Agreement).

28.15                 Successor Owner Trustee.

Lessee agrees that, in the case of the appointment of any successor Owner Trustee pursuant to the terms of the Trust Agreement and Section 23, such successor Owner Trustee shall, upon written notice to Lessee by such successor Owner Trustee, succeed to all the rights, powers and title of Lessor hereunder subject to the provisions of Section 23 and shall be deemed to be Lessor of the Aircraft for all purposes without in any way altering the terms of this Lease or Lessee’s obligations hereunder. One such appointment and designation of a successor Owner Trustee shall not exhaust the right to appoint and designate further successor Owner Trustees pursuant to the Trust Agreement, but such right may be exercised repeatedly as long as this Lease shall be in effect.](27)

[Signature Page Follows]

(27)  Only relevant where there is an Owner Trustee and Lessor.

103

IN WITNESS WHEREOF Lessee has executed this Aircraft Operating Lease Agreement as a deed and Lessor has executed this Aircraft Operating Lease Agreement under hand, both on the date shown at the beginning of this Aircraft Operating Lease Agreement.

[•],

By:
Name:
Title:

LATAM Airlines Group S.A.

By:
Name:
Title:

104

Exhibit A

DESCRIPTION OF AIRCRAFT

The description of the Aircraft set forth below in this Exhibit A and the description of the delivery condition of the Aircraft set forth in Exhibit F are solely for the purposes of describing the condition in which the Aircraft is required to be in all material respects in order for Lessor to be obligated to purchase the Aircraft under the [Purchase Agreement/Purchase Agreement Assignment] and then lease it to Lessee hereunder.  Nothing in this Exhibit A shall be construed as a guaranty, representation, warranty or agreement of any kind, whatsoever, express or implied, by Lessor with respect to the Aircraft or its condition, all of which have been disclaimed by Lessor and waived by Lessee as set forth above in this Agreement.

On the Delivery Date, the Aircraft shall be delivered per [insert Boeing specification number].

AIRFRAME
Manufacturer	:	Boeing
Model	:	787-[•]
Manufacturer’s Serial Number	:
Date of Manufacture	:		[Month/Year]
Cockpit Instrumentation	:		[Metric/Imperial]
:
WEIGHTS
Maximum Gross take-Off Weight	:		[Lbs/Kg]
Maximum Landing Weight	:		[Lbs/Kg]
Maximum Zero Fuel Weight	:		[Lbs/Kg]
Maximum Taxi Weight	:		[Lbs/Kg]

INTERIOR CONFIGURATION
No. of Economy Class Seats	:
No. of Business Class Seats	:
No. of First Class Seats	:
No. of Galleys/Position	:
Galley Standard	:
No of Lavatories/Position	:
IFE System	:

ENGINES
Manufacturer	:	Rolls Royce
Model	:
#1 Manufacturers Serial Number	:
#2 Manufacturers Serial Number	:
Quantity	:
Maximum Take-Off Thrust Rating	:		[Lbs/Kg]
Assumed Thrust Rating	:

AUXILIARY POWER UNIT (If installed)
Manufacturer	:
Model	:
Type	:
Manufacturer’s Serial Number	:

105

On the Delivery Date the Aircraft shall be in “as is where is” condition.(28)

(28)  Attach agreed SCN/BFE/[Features] schedule.

106

Exhibit B

FINANCIAL PROVISIONS

Agreed Value	:	[***]	[***]

Minimum Liability Coverage	:	[***]	[***]

Deductible	:	[***]	[***]

Basic Rent per Rent Period	:	[***]	[***]

Rent Period	:	[***]

Lease Term	:	[***]

[***]

107

Exhibit C

FORM OF DELIVERY ACCEPTANCE CERTIFICATE

DELIVERY ACCEPTANCE CERTIFICATE

This Delivery Acceptance Certificate is delivered, on and as of the date set forth below, by LATAM Airlines Group S.A. (hereinafter referred to as “Lessee”) to                              (hereinafter referred to as “Lessor”) pursuant to that Aircraft Operating Lease Agreement dated [month][year] between Lessor and Lessee (hereinafter referred to as the “Agreement”):

The capitalized terms used in this Delivery Acceptance Certificate shall have the meanings given to such terms in the Agreement.

Details of Acceptance

Lessee hereby indicates and confirms to Lessor, its successors and assigns, that Lessee has at [                ] o’clock on this [        ] day of [month][year], at                                   accepted the following, in accordance with the provisions of the Agreement:

(i)            Aircraft Information.

Manufacturer	:
Type	:
Manufacturer’s Serial Number	:
Current Registration number	:
Total Hours since new	:	Hrs ; Min.
Total Cycles since new	:

(ii)                      Airframe Information.

Last performance of C Check:

Date check performed	:	N/A, new aircraft
Total Flight Hours at time of check	:	N/A, new aircraft
Total Cycles at time of check	:	N/A, new aircraft
(Note: If not previously accomplished insert “N/A”)

108

Last performance of Airframe Major Checks:

Name of check(s)	:	N/A, new aircraft
Date check performed	:	N/A, new aircraft
Total Flight Hours at time of check	:	N/A, new aircraft
Total Cycles at time of check	:	N/A, new aircraft
(Note: If not previously accomplished insert “N/A”)

(iii)                    Engine Information.

		Installed in Position #1	Installed in Position #2
Manufacturer	:
Type	:
Thrust Rating	:	Lbs.	Lbs.
Manufacturers Serial Number	:
Total Flight Hours since new	:	Hrs ; Min	Hrs : Min
Total Cycles since new	:	Cyc	Cyc
Time remaining to first Life Limited Part change	:	Cyc	Cyc
LLP name	:
LLP list attached	:	No, LLP list will be provided to Lessee by Engine Manufacturer after Delivery	No, LLP list will be provided to Lessee by Engine Manufacturer after Delivery

Last Performance Restoration shop visit information:

Date Performance Restoration shop visit performed	:	N/A, new engine	N/A, new engine
Total Flight Hours since new at time of Performance Restoration shop visit	:	N/A, new engine	N/A, new engine
Total Cycles since new at time of Performance Restoration shop visit	:	N/A, new engine	N/A, new engine
(Note: If not previously accomplished insert “N/A”)

109

(iv)                   Landing Gear Information.

		Main Gear Left-hand	Main Gear Right-hand	Nose Gear
Manufacturer	:
Manufacturer’s Part Number
Manufacturer’s Serial Number	:
Total Flight Hours since new	:	Hrs; min	Hrs; min	Hrs; min
Total Cycles since new	:	Cyc.	Cyc.	Cyc.
Last Overhaul information:
Date Overhaul performed:	:	N/A, new landing gear	N/A, new landing gear	N/A, new landing gear
Total Flight Hours since new at time of Overhaul	:	N/A, new landing gear	N/A, new landing gear	N/A, new landing gear
Total Cycles since new at time of Overhaul	:	N/A, new landing gear	N/A, new landing gear	N/A, new landing gear
(Note: If not previously accomplished insert “N/A”)

(v)                                 APU Information.

Manufacturer	:
Type	:
Manufacturers Serial Number	:
Total Cycles since new	:	Cyc
Time Remaining to first Life Limited Part Change	:	New
LLP name

Last Performance Restoration shop visit information:
Date shop visit performed	:	N/A, new APU
Total Cycles at time of Performance Restoration shop visit	:	N/A, new APU
(Note: If not previously accomplished insert “N/A”)

(vi)                      Fuel Status:             [•] kilos.

(vii)                           Aircraft Documentation as per Aircraft Documentation List signed by Lessor and Lessee and attached hereto as Schedule 1.

(viii)                        Loose Equipment as per the Loose Equipment Check List signed by Lessor and Lessee and attached hereto as Schedule 2.

110

(ix)                              Exceptions as per the Exceptions List signed by Lessor and Lessee and attached hereto as Schedule 3.

(x)                                 Engine Life Limited Parts (disk sheets) attached hereto as Schedule 4 to include part number, serial number, life limit, life used qualified by thrust rating as appropriate.

(xi)                              Hard Time Components as per the Hard Time Component List signed by Lessor and Lessee and attached hereto as Schedule 5.

(xii)                           Cabin configuration as per the LOPA attached hereto as Schedule 6.

(xiii)                        Emergency Equipment as per the Emergency Equipment Layout drawing attached hereto as Schedule 7.

(xiv)                       Final agreed list of SCN pursuant to Exhibit A of the Agreement as per the list attached hereto as Exhibit 8.

(xv)                          Final agreed list of BFE[/Features] pursuant to Exhibit A of the Agreement as per the list attached hereto as Exhibit 9.

2.                                      Confirmation.

Lessee confirms, represents and warrants that at the time indicated above being the Delivery Date:

(i)                                     Lessee’s duly appointed and authorised technical experts have inspected the Aircraft and the Aircraft Documentation to ensure the Aircraft and the Aircraft Documentation conform to Lessee’s requirements and there have been affixed to the Aircraft and Engines the fireproof notices required by Section 13 of the Agreement;

(ii)                                  the Aircraft is fully equipped in accordance with the specifications of the Agreement and the Aircraft is airworthy and satisfactory in all respects;

(iii)                               the Aircraft is unconditionally and irrevocably accepted by Lessee in an “AS IS, WHERE IS” condition with all faults and defects, without exception or reservation, and Lessee hereby repeats the provisions of Section 7 of the Agreement as set out in full herein;

(iv)                              the Aircraft is compliant in every respect and without reservation or exception, with the Delivery Conditions, notwithstanding that such condition and specification may be modified by any change request agreed to before Delivery between Lessee and Lessor and noted on the Delivery Acceptance Certificate in accordance with the provisions of the Agreement, and the execution and delivery of this Certificate constitutes the acceptance of the Aircraft by Lessee for all purposes of the Agreement;

(v)                                 the Lease Term has commenced and Lessee is obliged to pay to Lessor the amounts provided for in the Agreement with respect to the Aircraft;

(vi)                              the Aircraft is insured in accordance with the Agreement;

111

(vii)                           the representations and warranties contained in Section 18 of the Agreement remain, and if made on the date hereof, would be, true and correct in all respects;

(viii)                        Lessee has no right of set-off, deduction, withholding or counterclaim against Lessor whatsoever; and

(ix)                              no Event of Default is subsisting.

IN WITNESS WHEREOF, Lessee has executed this Delivery Acceptance Certificate by its duly authorised officer(s) or representative(s), pursuant to due corporate authority, on the date written in Section 1 above.

LESSEE

By:	[	]

Title:	[	]

LESSOR’s signature for acknowledgement

By:	[	]

Title:	[	]

112

Schedule 1 of Exhibit C

AIRCRAFT DELIVERY DOCUMENTATION LIST

The following documents are herewith transferred with the Aircraft:

[Boeing issued List of Technical Documents for Delivery to be attached.]

Agreed and Accepted	Agreed and Accepted
[LESSOR]	[LESSEE]

BY	BY
TITLE	TITLE
Received on	Received on

113

Schedule 2 of Exhibit C

Loose Equipment Check List

114

Schedule 3 of Exhibit C

Exceptions List

The Aircraft is delivered in “AS IS, WHERE IS” condition. In this Agreement Owner and/or Lessor makes no representation or warranty, express or implied, with respect to the Aircraft or any Part thereof.

Execution of the Delivery Acceptance Certificate including this Schedule 3 constitutes Lessee’s waiver of any warranty of description and any claims Lessee may have against Owner and/or Lessor based on the failure of the Aircraft to conform to such description.

Lessee covenants that it has used its judgement to select the Aircraft and that its duly appointed and authorised technical representatives have inspected the Aircraft to ensure that it confirms to Lessee’s requirements.

115

Schedule 4 of Exhibit C

Engine Life Limited Parts

(Disk Sheets)

[To be provided by the Engine Manufacturer post Delivery.]

116

Schedule 5 of Exhibit C

Hard Time Component List

117

Schedule 6 of Exhibit C

LOPA

118

Schedule 7 of Exhibit C

Emergency Equipment Layout

119

Schedule 8 of Exhibit C

Final Agreed List of SCN Pursuant to Exhibit A of the Agreement

[Final Agreed List of SCN in accordance with the list signed by Lessor and Lessee to be attached hereto.]

120

Schedule 9 of Exhibit C

Final Agreed List of BFE Pursuant to Exhibit A of the Agreement

[Final Agreed List of BFE in accordance with the list signed by Lessor and Lessee to be attached hereto.]

121

Exhibit D

FORM OF RETURN ACCEPTANCE CERTIFICATE

RETURN CERTIFICATE

This Return Acceptance Certificate is executed and delivered, on and as of the date set forth below, by                                            (hereinafter referred to as “Lessor”) and                                            (hereinafter referred to as “Lessee”) pursuant to that Aircraft Operating Lease Agreement dated [month], [year] between Lessor and Lessee (hereinafter referred to as the “Agreement”):

The capitalized terms used in this Certificate shall have the meanings given to such terms in the Agreement.

1.                                     Details of Return and Acceptance

Lessor hereby confirms to Lessee, its successors and assigns, that Lessee has at [                ] o’clock on this [                ] day of [month], [year], at                             ,                               , redelivered and Lessor has accepted the following:

(i)                                    Aircraft Information.

Manufacturer	:
Type	:
Manufacturer’s Serial Number	:
Current Registration Number	:
Total Flight Hours since new	:
Total Cycles since new	:

(ii)                      Airframe Information.

Last performance of C Check:

Date check performed	:
Total Flight Hours at time of check	:
Total Cycles at time of check	:
(Note: If not previously accomplished insert “N/A”)

Last performance of Airframe Major Check(s):

Name of check(s)	:
Date check performed	:
Total Flight Hours since new at time of check	:
Total Cycles since new at time of check	:
(Note: If not previously accomplished insert “N/A”)

122

(iii)                               Engine Information.

		Installed in Position #1	Installed in Position #2
Manufacturer	:
Type	:
Thrust Rating	:	Lbs.	Lbs.
Manufacturers Serial Number	:
Total Flight Hours since new	:	Hrs.	Hrs.
Total Cycles since new	:	Cyc.	Cyc.
Time remaining to first Life Limited Part change	:	Cyc.	Cyc.
LLP name	:
LLP list attached	:	Y/N	Y/N

Last Performance Restoration shop visit information:

Date Performance Restoration shop visit performed	:
Total Flight Hours since new at time of Performance Restoration shop visit	:	Hrs.	Hrs.
Total Cycles since new at time of Performance Restoration shop visit	:	Cyc.	Cyc.
(Note: If not previously accomplished insert “N/A”)

(iii)                               Landing Gear Information.

		Main Gear Left-hand	Main Gear Right-hand	Nose Gear
Manufacturer	:
Manufacturer’s Serial Number	:
Total Flight Hours since new	:	Hrs.	Hrs.	Hrs.
Total Cycles since new	:	Cyc.	Cyc.	Cyc.

Last Overhaul information:

Date Overhaul performed	:
Total Flight Hours since new at time of Overhaul	:	Hrs.	Hrs.	Hrs.
Total Cycles since new at	:	Cyc.	Cyc.	Cyc.

123

time of Overhaul

(Note: If not previously accomplished insert “N/A”)

(iv)                              APU Information.

Manufacturer	:
Type	:
Manufacturers Serial Number	:
Total Cycles since new	:	Cyc.
Time remaining to first Life Limited Part change	:	Cyc.
LLP name	:

Last Performance Restoration shop visit information:

Date Performance Restoration shop visit performed	:
Total Cycles since new at time of Performance Restoration shop visit	:	Cyc.
(Note: If not previously accomplished insert “N/A”)

(v)                                 Fuel Status:                                [                  ] [kilos/Lbs].

(vi)                              Aircraft Documentation as per Aircraft Documentation List signed by Lessor and Lessee and attached hereto as Schedule 1.

(vii)                           Loose Equipment as per Loose Equipment Check List signed by Lessor and Lessee and attached hereto as Schedule 2.

(viii)                        Exceptions as per Exceptions List signed by Lessor and Lessee and attached hereto as Schedule 3.

(ix)                              Engine Life Limited Parts (disk sheets) attached hereto as Schedule 4 to include part number, serial number, life limit, life used qualified by thrust rating as appropriate.

(x)                                 Hard Time Components as per the Hard Time Component List signed by Lessor and Lessee and attached hereto as Schedule 5.

(xi)                              Cabin configuration as per the LOPA attached hereto as Schedule 6.

(xii)                          Emergency Equipment as per the Emergency Equipment Layout drawing attached hereto as Schedule 7.

2.                                      Confirmation by Lessor.

Lessor confirms that the Aircraft is redelivered to it subject to the provisions of the Agreement and the correction by Lessee of the discrepancies specified in Schedule 3 hereto (which correction Lessee undertakes to perform as soon as possible, but ultimately before [day] [month] [year]).

124

3.                                      Continuing obligations.

Subject to Section 2 above, the leasing of the Aircraft by Lessor to Lessee pursuant to the Agreement is hereby terminated without prejudice to Lessee’s continuing obligations under the Agreement including, without limitation, under Sections 15 and 16 and as set forth herein.

4.                                      Confirmation by Lessee.

Lessee confirms, represents and warrants that:

(i)                                     during the Lease Term all maintenance and repair to the Aircraft were performed in accordance with the requirements set out in the Agreement;

(ii)                                  all of its obligations under the Agreement whether accruing prior to the date hereof or which survive the termination of the Agreement by their terms and accrue after the date hereof, will remain in full force and effect until all such obligations have been satisfactorily fulfilled; and

(iii)                               the Aircraft Documentation delivered and listed in Schedule 1 hereto are up-to-date, true and accurate.

IN WITNESS WHEREOF, the parties hereto have caused this Return Certificate to be executed in their respective names, by their duly authorised officer(s) or representative(s), all as of the date written in Section 1 above.

LESSEE:

By:	[	]

Title:	[	]

LESSOR:

By:	[	]

Title:	[	]

125

Schedule 1 of Exhibit D

Aircraft Documentation List

The following documents are herewith transferred with the Aircraft:

[Boeing issued List of Technical Documents for Delivery to be attached.]

126

Schedule 2 of Exhibit D

Loose Equipment Check List

127

Schedule 3 of Exhibit D

Exceptions List

128

Schedule 4 of Exhibit D

Engine Life Limited Parts

(Disk Sheets)

129

Schedule 5 of Exhibit D

Hard Time Component List

130

Schedule 6 of Exhibit D

LOPA

131

Schedule 7 of Exhibit D

Emergency Equipment Layout

132

Exhibit E

INSURANCE REQUIREMENTS

1.                            The Insurances required to be maintained are as follows:

(i)                                     HULL ALL RISKS of Loss or Damage whilst flying and on the ground with respect to the Aircraft on an “agreed value basis” for the Agreed Value and with a deductible not exceeding [***], or such higher amount agreed by Lessor from time to time;

(ii)                                  HULL WAR AND ALLIED PERILS, as per and as wide as LSW555D being such risks excluded from the Hull All Risks Policy including confiscation and requisition by the State of Registration for the Agreed Value;

(iii)                               ALL RISKS (INCLUDING WAR AND ALLIED RISK except when on the ground or in transit other than by air) property insurance on all Engines and Parts when not installed on the Aircraft for their full replacement value and including engine test and running risks; and

(iv)                              AIRCRAFT THIRD PARTY, PROPERTY DAMAGE, PASSENGER, BAGGAGE, CARGO AND MAIL AND AIRLINE GENERAL THIRD PARTY (INCLUDING PRODUCTS) LEGAL LIABILITY (such policy or polices to cover war risk and allied perils in accordance with AVN52E) for a Combined Single Limit (Bodily Injury/Property Damage) of an amount not less than the Minimum Liability Coverage for the time being any one occurrence (but in respect of products, personal injury and AVN52E liability this limit may be an aggregate limit for any and all losses occurring during the currency of the policy) for an amount not less than the Minimum Liability Coverage.  The war and allied risk third party liability coverage (AVN52E) may be provided by the Government of the State of Registration of the Aircraft, in a manner, in such amounts and in form and substance reasonably satisfactory to Lessor, having regard to prevailing practice in such State of Registration.

2.                                     All required hull and spares insurance (as specified above), so far as it relates to the Aircraft will:

(i)                                     name Lessor, Owner and the Security Trustee as additional insureds for their respective rights and interests, warranted each as to itself only, no operational interest;

(ii)                                  name Lessor or if relevant, the Security Trustee as (sole) Loss Payee in respect of any Total Loss of the Aircraft or Airframe and provide that any such Total Loss will be settled with Lessor or Security Trustee as applicable and will be payable in Dollars directly to Lessor or Security Trustee as applicable as (sole) Loss Payee or as Lessor or Security Trustee as applicable may direct, for the account of all interests provided that where proceeds do not relate to a Total Loss of the Aircraft or Airframe and Lessor or Security Trustee has not notified the insurers to the contrary, the loss will be settled with and paid to Lessor or where the loss does not exceed the Damage Notification Threshold and Lessor has not

133

notified the insurers to the contrary, the loss will be settled with and paid to Lessee; provided that, if at the time of payment of any such insurance proceeds an Event of Default has occurred and is continuing, then all such proceeds shall be paid to or retained by the Security Trustee to be applied toward payment of any amounts which may be then due and payable by Lessee in such order as the Security Trustee may elect;

(iii)                               if separate Hull “all risks” and “war risks” insurance are arranged, include a 50/50 provision in accordance with market practice (AVS. 103 is the current market language);

(iv)                              confirm that the insurers are not entitled to replace the Aircraft in the event of an insured Total Loss;

(v)                                 confirm that the insurers will not obtain a valid discharge of the obligations under any of the Insurances by payment to the broker, notwithstanding market practice to the contrary; and

(vi)                              confirm that under the insurance policies, if the insured installs an engine owned by a third party on the Aircraft, either (i) the hull insurance will automatically increase to such higher amount as is necessary in order to satisfy both lessors requirement to receive the Agreed Value in the event of a Total Loss, and the amount required by the third party engine owner, or (ii) separate additional insurance on such engine will attach in order to satisfy the requirements of the insured to such third party engine owner.

3.                                      All required liability insurance (specified above) will:

(i)                                     include Lessor, and each of the Indemnitees as additional insureds for their respective rights and interests, warranted each as to itself only, no operational interest;

(ii)                                  include a Severability of Interest clause which provides that the insurance, except for the limit of liability, will operate to give each insured the same protection as if there was a separate policy issued to each insured;

(iii)                               contain a provision confirming that the policy is primary without right of contribution and the liability of the insurers will not be affected by any other insurance of which Lessor, any other Indemnitee or Lessee has so as to reduce the amount payable to the additional insureds under such policies; and

(iv)                              provide cover for the parties as set out in 3(i) above in respect of death or injury to Lessee’s employees.

4.                                      All Insurances will:

(i)                                     be in accordance with normal industry practice of persons operating similar aircraft in similar circumstances and shall include the endorsement AVN67B or its then current equivalent;

134

(ii)                                  provide cover denominated in Dollars and any other currencies which Lessor may reasonably require in relation to liability insurance;

(iii)                               operate on a world-wide basis subject to such limitations and exclusions as Lessor may agree;

(iv)                              acknowledge that the insurer is aware (and has seen a copy) of this Agreement and that the Aircraft is owned by Owner and subject, if applicable, to the rights, title and interests of the other Relevant Parties (including under the Mortgage);

(v)                                 provide that, in relation to the interests of each of the additional insureds the Insurances will not be invalidated by any act or omission by Lessee, or any other person other than the respective additional insured seeking protection and shall insure the interests of each of the additional insureds regardless of any breach or violation by Lessee, or any other person other than the respective additional insured seeking protection of any warranty, declaration or condition, contained in such Insurance;

(vi)                              provide that the insurers will hold harmless and waive any rights of recourse and/or subrogation against the additional insureds or to be subrogated to any rights of the Indemnitees against Lessee;

(vii)                           provide that the additional insureds will have no obligation or responsibility for the payment of any premiums due (but reserve the right to pay the same should any of them elect so to do) and that the insurers will not exercise any right of set-off or counterclaim in respect of any premium due against the respective interests of the additional insureds other than outstanding premiums relating to the Aircraft, any Engine or Part the subject of the relevant claim;

(viii)                        provide that the insurers shall as soon as reasonably practicable notify Lessor and Servicer if applicable in the event of cancellation of, or any material change in, the Insurances or any act, omission or event that might invalidate or render unenforceable the Insurances, or in the event that any premium or instalment of premium shall not have been paid when due and that the Insurances will continue unaltered for the benefit of the additional insureds for at least 30 days after written notice by registered mail or telex of any cancellation, change, event of non-payment of premium or instalment thereof has been sent to the Servicer if applicable, Lessor and the Security Trustee, except in the case of war risks for which 7 days (or such lesser period as is or may become customarily available in respect of war risks or allied perils) will be given, or in the case of war between the 5 great powers or nuclear peril for which termination is automatic;

(ix)                              provide that the Insurances will continue unaltered for the benefit of the additional insureds for at least 30 days after written notice by registered mail or telex of any cancellation, change, event of non-payment of premium or instalment thereof has been sent to Lessor, except in the case of war risks for which 7 days (or such

135

lesser period as is or may become customarily available in respect of war risks or allied perils) will be given, or in the case of war between the 5 great powers or nuclear peril for which termination is automatic;

(x)                                 if reinsurance is required by Lessor under this Agreement such reinsurance will (i) be on the same terms as the original insurance (with minimum [***] cover or such percentage as reasonably agreed by Lessor) and will include the provisions of this Schedule, (ii) provide that notwithstanding any bankruptcy, insolvency, liquidation, dissolution or similar proceedings of or affecting the reinsured that the reinsurers’ liability will be to make such payments as would have fallen due under the relevant policy of reinsurance if the reinsured had (immediately before such bankruptcy, insolvency, liquidation, dissolution or similar proceedings) discharged its obligations in full under the original insurance policies in respect of which the then relevant policy of reinsurance has been effected and (iii) contain a “cut-through” clause in the following form (or otherwise, satisfactory to Lessor): “The Reinsurers and the Reinsured hereby mutually agree that in the event of any claim arising under the reinsurance in respect of a total loss or other claim where as provided by the Aircraft Lease Agreement dated as of [      ] and made between Lessor and Lessee such claim is to be paid to the person named as sole loss payee under the primary insurance, the Reinsurers will in lieu of payment to the Reinsured, its successors in interest and assigns pay to the person named as sole loss payee under the primary insurance effected by the Reinsured that portion of any loss due for which the Reinsurers would otherwise be liable to pay the Reinsured (subject to proof of loss), it being understood and agreed that any such payment by the Reinsurers will (to the extent of such payment) fully discharge and release the Reinsurers from any and all further liability in connection therewith”; subject to such provisions not contravening any law of the State of Incorporation; and

(xi)                              contain a provision entitling Lessor or any insured party to initiate a claim under any policy in the event of the refusal of Lessee to do so.

136

Exhibit F

OPERATING CONDITION OF THE AIRCRAFT AT DELIVERY

1                                         Condition of Aircraft at Delivery.

1.1                               In order for the Lessor to be obligated to purchase the Aircraft under the [Purchase Agreement/Purchase Agreement Assignment], and lease it to the Lessee hereunder, the Aircraft shall be new “ex factory” and comply with the specification as provided in Exhibit A.

1.2                               The Aircraft will be delivered on an “as-is, where is” basis.

137

Exhibit G

OPERATING CONDITION OF AIRCRAFT AT RETURN

1.                                      General Condition of Aircraft at Return.

1.1                               The Aircraft will have installed the full complement of engines and other equipment, parts and accessories and loose equipment as is installed in the Aircraft at Delivery.

1.2                               The Aircraft will be returned with the same Engines and APU installed as at Delivery and with the same Parts, subject only to those replacements, additions and Modifications expressly permitted under this Agreement.

1.3                               The Aircraft shall have the same interior configuration as at Delivery or in such other configuration mutually agreed between Lessor and Lessee.

1.4                               The Aircraft will have been maintained and repaired in accordance with the Maintenance Programme and the rules and regulations of the Aviation Authority.  If Lessee complies with the Aviation Authority or the Maintenance Programme requirements by means of sampling within its fleet, Lessee shall, prior to Return, perform all required work to eliminate such sampling with respect to the Aircraft.

1.5                               The Aircraft will be airworthy and ready for flight with all of its Parts and systems fully functional and operating within limits and/or guidelines established by the Aviation Authority, the Manufacturers and the Compliance Authority.

1.6                               The Aircraft will be in working order and condition (subject to the other provisions of this Exhibit G, reasonable wear and tear from normal flight operations excepted), with all defects, pilot reports and deferred maintenance items cleared on a terminating action basis (if such terminating action is available).

1.7                               No special or unique Manufacturer or Aviation Authority inspection or check requirements or reduced inspection intervals which are specific to the Aircraft or Engines (as opposed to all aircraft, engines or parts of their types), other than damage tolerance inspections associated with permanent repairs to the Airframe, will exist with respect to the Airframe, Engines or Parts.

1.8                               All repairs, Modifications and alterations made to the Aircraft or the addition or removal of Parts will have been made in accordance with Compliance Authority approved data, approved by the Aviation Authority and will have been properly documented in accordance with the rules and regulations of the Aviation Authority and the Compliance Authority.  All repairs to the Airframe shall be Acceptable Repairs and shall have the final approval (not temporary) of the Compliance Authority.  In case of repairs performed during the Redelivery Check which the Manufacturer provides only an interim approval, Lessor shall reasonably accept such interim approval until the final approval is provided by the Manufacturer Repairs to Engines shall have been accomplished in accordance with the Engine Manufacturer’s published manuals.  Repairs to Parts shall have been accomplished in accordance with the Part Manufacturer’s published

138

manuals.  No DER Repairs shall have been incorporated in the Airframe, Engines or Parts other than DER Repairs incorporated in the passenger cabin which are permitted.  [***]. No part incorporating a DER Repair shall have been installed other than a Part installed in the passenger cabin. If an item which is subject to the ITAR should be found to have been incorporated, even after the Lease Term, Lessee shall be liable for the costs of remediation; i.e. removal such ITAR controlled item as well as purchase, installation, testing and certification of a replacement item which is not subject to the ITAR. In case a terminating action for any temporary repair is unavailable from the manufacturer at the Redelivery Date, Lessor will accept the temporary repair.

1.9                               The Aircraft shall be in compliance with all Airworthiness Directives affecting aircraft (including engines and parts) of the same type as the Aircraft (including Engines or Parts) issued by or on behalf of the Aviation Authority and/or EASA on or before the Expiry Date such that no compliance action shall be due within [***] after the Expiry Date. Compliance with any such Airworthiness Directive shall, at Lessor’s option, be on the basis of a terminating action if Lessee has complied by terminating action for other aircraft (including engines and parts) of the same type as the Aircraft (including Engines or Parts) as then operated by Lessee.  Any Airworthiness Directive not having a terminating option, or where Lessor has selected not to have the terminating action accomplished, shall be cleared on the basis of the highest level of inspection and/or maintenance option permitted by such Airworthiness Directive.  Any repetitive Airworthiness Directive with an interval between compliance actions less than that stated above shall have such compliance action accomplished immediately prior to the Expiry Date.

1.10                        The Aircraft shall be in compliance with all mandatory operational requirements affecting aircraft (including engines and parts) of the same type as the Aircraft (including Engines or Parts) issued on or before the Expiry Date pursuant to EASA Part M, EU-OPS and the requirements for operation in Eurocontrol managed airspace such that no compliance action shall fall due within [***] after the Expiry Date.

1.11                        In the event the Aircraft was delivered by Lessor to Lessee in a configuration fit and capable of ETOPS operation or other special operational capability (e.g. high altitude capabilities, cold weather operation, RNP-performance, RVSM, etc), then the Aircraft (including Engines and Parts) shall be returned in a configuration, with all necessary equipment installed, fit for the same special operational capability, and having been maintained in a manner fit to retain the same special operational capability.

1.12                        The Aircraft shall be in full compliance with the Maintenance Programme regarding corrosion prevention and control as recommended by Manufacturer, the Aviation Authority and Compliance Authority. The Aircraft and all its compartments will be substantially free from corrosion and will have been adequately treated against such corrosion in accordance with the Manufacturer’s recommendations.

1.13                        The Aircraft will be free from any Security Interest (other than Lessor Liens) and no circumstance will have so arisen whereby the Aircraft is or could become subject to any Security Interest (other than Lessor Liens),

139

or right of detention or sale in favour of the Aviation Authority, any airport authority, or any other authority whatsoever.

1.14                        All no-charge Manufacturer’s service bulletin kits received by Lessee for the Aircraft but not installed thereon will be on board the Aircraft as cargo.  Lessee shall identify to Lessor all no-charge Manufacturer’s service bulletin kits which Lessee has ordered for the Aircraft but not yet received, and shall make arrangements with Lessor for these kits to be either (i) redirected by the Manufacturer to an address designated by Lessor, or (ii) shipped to an address designated by Lessor upon receipt.  All such kits shall be documented in the Schedule 3 to Exhibit D.

1.15                       Service bulletins and operation engineering bulletins shall have been incorporated in accordance with paragraph 11.4 (iii) of Section 11.

1.16                        Notwithstanding the contents of this Exhibit G the Aircraft will be in a condition such that it will be capable of immediate commercial operation with all maintenance due within the MPD C Check hourly limit for Flight Hours or the MPD C Check cyclic limit for Cycles or the MPD C Check calendar limit for Months (whichever is the most limiting) having been accomplished.

1.17                        The Aircraft and all documentation shall be in a condition for immediate operation by a commercial air carrier in a EASA Member State.  Such condition will include, but not be limited to, fit condition to register and fit condition to be placed on an air operator’s certificate for commercial passenger transport operations.

1.18                        Lessee will remove any exterior markings, including all exterior paint by scuff/sanding the paint from the Airframe in accordance with Manufacturer’s recommendations. As Lessor elects, Lessee shall repaint the Airframe in the colours and logo properly specified by Lessor as long as such external livery should not be more complex than Lessee´s livery and provided that such repainting shall take place not later than two (2) months before the redelivery check begins, or repaint the Airframe in plain white colours. Such painting shall be accomplished in such a manner so as to result in a uniformly smooth aerodynamic surface without colour differences.

1.19                        All interior and exterior lettering, signs and decals will be clean, secure and legible and will, in any event, be in the English language.

1.20                        The Aircraft will be free of fuel, oil and hydraulic leaks in excess of AMM limits. Any temporary leak repairs will have been replaced by permanent repairs.

1.21                       A fuel tank contamination maintenance programme will be in operation and in full compliance with the Maintenance Programme and in accordance with the Manufacturer’s requirements.

1.22                        The Aircraft fluid reservoirs (excluding fuel but including oil, hydraulic, water and waste tanks) will be serviced to maximum level in accordance with Manufacturer’s requirements.

140

1.23                        The fuselage will be free of major dents and abrasions, temporary repairs and loose or pulled or missing rivets, all windows will be substantially free of delamination, blemishes, crazing, all within AMM and SRM limits respectively and will be properly sealed and all doors will be free moving, correctly rigged and be free from signs of leaking per the AMM.

1.24                        The Aircraft exterior and interior shall be deep cleaned and washed including but not limited to service areas, wheel wells, flaps, wings, pantries, cockpit and cabin in accordance with an airline standard.

1.25                        All ceilings, sidewalls, fairing panels and bulkhead panels will be serviceable, clean and free of cracks and stains and cosmetically acceptable (reasonable wear and tear from normal flight operations excepted)and repainted per the Manufacturer’s recommendations or replaced if necessary. Floor coverings will be clean and effectively sealed in accordance with the AMM.

1.26                        Carpets, seat cushions, seat covers and any other material installed in cockpit and cabin will conform to the Aviation Authority’s and Compliance Authority’s fire resistance regulations.

1.27                        All emergency equipment and other loose equipment will be properly installed In accordance with the Emergency equipment layout and in good condition.  Loose equipment shall include all those items noted on Schedule 2 to Exhibit C.

1.28                        Lessee shall touch up the paint in the cockpit in accordance with Manufacturer’s recommendations and replace placards as required.

1.29                        In the cargo compartments, all panels will be serviceable, free of temporary repairs and cosmetically acceptable (reasonable wear and tear from normal flight operations excepted), all nets and cargo restraining nets will be serviceable and in good condition.

1.30                        Any unpainted surfaces, cowlings, fairings or leading edges will be treated in accordance with best industry practice and the Manufacturer’s maintenance requirements and recommendations.

2.                                      Airframe Condition.

2.1                              The Aircraft will be fresh from the next sequential Manufacturer’s block C check (or equivalent as defined in the MPD) with all maintenance tasks cleared for the equivalent of one C Check interval in accordance with the MPD less demonstration and/or ferry Flight Hours.

2.2                              Prior to the Return of the Aircraft, the thrust reversers and inlet nose cowling shall have been inspected on wing for corrosion and delamination in accordance with the AMM.  All corrosion and delamination beyond AMM limits shall be repaired in accordance with the AMM.

3.                                      Engine Condition.

3.1                               Each Engine shall have at least [***] Flight Hours remaining after the Expiry Date to its next expected removal for shop visit.  No Engine shall be “on-watch” as a result of any of the inspections accomplished prior to

141

return.  No Engine shall have any reduced inspection intervals or additional inspections required as a result of any of the inspections accomplished prior to Return.

3.2                               Engine Life Limited Parts shall have not less than [***] Cycles remaining to scrap.

3.3                              The Return Conditions for each Engine and Engine Life Limited Parts shall be based on the highest thrust rating for which the Engine has been certified at Delivery and on the Assumed FH:Cycle Ratio as set out in Section 5.3.

3.4                               Each Engine shall have all the following checks and inspections accomplished to demonstrate the serviceability and anticipated remaining life of each Engine in accordance with Section 3.1 of this Exhibit G:

(i)	pass a full and complete video borescope inspection in accordance with the AMM performed after satisfactory completion of the demonstration flight and any power assurance or other engine run;

(ii)	be capable of producing maximum certified thrust at all conditions with all parameters within AMM limits demonstrated by actual running of the Engine;

(iii)

not have any performance deterioration higher than normal or any step changes with respect to engine trend monitoring data by reference to temperature margin, fuel consumption, rotor speed or oil pressure and temperature;

(iv)	pass a magnetic chip detection inspection in accordance with the AMM; and

(v)

each Engine shall have a minimum hot day take-off EGT margin commensurate with the Manufacturer’s recommendations for the maximum certified thrust at sea level reflective of the time since restoration. In the event of a disagreement between Lessee and Lessor with respect to such margin then Lessee shall perform a full power ground run at the maximum take-off rating.

3.5                               Each Engine shall be at least the same Rolls Royce model as at delivery.  During the Lease Term, Lessee shall upgrade the Engines if similar upgrades have been accomplished on similar engines within Lessee’s fleet.  If the final performance restoration visit occurs at Redelivery, then Lessee will incorporate any Engine upgrades which are available to it free of charge in consultation with Lessor.

4.                                      Landing Gear Condition.

4.1                               The Landing Gear and wheel wells will be clean and free of leaks in excess of AMM limits.

4.2                               The installed Landing Gear will have at least one C Check interval of life remaining until next scheduled removal for overhaul in accordance with the MPD.

142

4.3                               Each brake wheel and tyre will have at least [***] of useful life remaining.

4.4                               In the event that the Landing Gear has been changed during the Lease Term, the installed Landing Gear, at time of installation, shall not have lower LLPs than the original Landing Gear.

5.                                      APU Condition.

5.1                               The APU will be serviceable.

5.2                               The APU shall have the following checks and inspections accomplished to demonstrate the serviceability and anticipated remaining life:

(i)	pass a full and complete video borescope inspection in accordance with the AMM after completion of the APU power condition check run;

(ii)

be capable of producing maximum air and electrical outputs at all conditions with all parameters within the AMM limits demonstrated by performing an APU power condition check in accordance with the AMM; and

(iii)	pass a magnetic chip detection inspection in accordance with the AMM.

6.                                      Parts.

6.1                               Each Hard Time Component will be serviceable and will have at least one “C-Check” interval (as applicable based on the Hard Time Event interval units) remaining to next scheduled removal for Hard Time Event, in accordance with the Maintenance Programme or the MPD, whichever is more limiting.  All “hard time” components shall have a release to service certificate (FAA 8130-3 or EASA Form 1).

6.2                               Each Hard Time Component that has a Hard Time Event interval less than the time remaining stated in Section 6.1 above shall have at [***] of its Hard Time Event interval remaining to next scheduled removal for Hard Time Event, in accordance with the MPD.

6.3                               All “on-condition” and “condition-monitored” Parts replaced in the last 3 years shall be serviceable and will be supported by either a FAA 8130 or EASA Form 1.

6.4                               The modification status of each Part shall be as good as or better than at Delivery.

6.5                               Each item of emergency equipment will be serviceable and have as a minimum [***] of its Hard Time Event interval [***] remaining to next scheduled removal for Hard Time Event in accordance with the Maintenance Programme or the Manufacturer’s recommendations, whichever is more limiting.

143

7.                                      Aircraft Documentation and Software.

7.1                               Aircraft Documentation will have been maintained in accordance with the rules and regulations of the Aviation Authority and comply with the requirements of EASA Part M.

7.2                               The Aircraft Documentation (excluding pilot reports) will be in English and up-to-date.

7.3                               Prior to the Expiry Date and upon Lessor’s request, Lessee will provide Lessor or its representatives access to the Maintenance Programme and the Aircraft Documentation Lessee shall assign to Lessor any access rights to electronic and/or internet based manuals and publications granted to Lessee by the Manufacturer.

7.4                               Lessee shall Return all Aircraft Documentation provided to Lessee by Lessor at Delivery.

7.5                              Lessee shall provide, to the extent no incident has occurred during the Lease Term, a non-incident letter, in industry standard form, with respect to the Aircraft, Engines, Landing Gear and APU.

7.6                               Lessee shall provide Lessor with such written authorizations as are needed to transfer Lessee’s rights to access the Manufacturer’s “electronic tool box” used to upload configuration changes, software updates and other technical data for the Aircraft.

144

Exhibit H

FORM OF QUARTERLY REPORT

QUARTERLY AIRCRAFT UTILISATION STATUS REPORT

Month:		MSN:

A/C TYPE:		REGISTRATION:

AIRCRAFT TOTAL TIME SINCE NEW:	HRS		MINS:

TOTAL CYCLES SINCE NEW:

HOURS FLOWN DURING QUARTER:	HRS		MINS

CYCLES/LANDINGS DURING QUARTER:

DAYS FLOWN:

Note: Please specify if reported utilization is given in Hours/Minutes        or Hours/Decimals

	POSITION NO.1	POSITION NO.2	APU
S/N of Engine Installed:
S/N of Original Engine’s:
Present Location of Original Engine:
Total Time Since New of Original Engine:
Total Cycles Since New of Original Engine:
Hours flown during Month of Original Engine:
Cycles During Month of Original Engine:

NOTE:

In case of an engine/APU removal, the lessor should be informed about not only the reason, but also where the engine is going to (name and place of facility so that the lessor knows the Locations of the engines).

145

	Main Landing Gear 1	Main Landing Gear 2	Nose Landing Gear
S/N of Landing Gear Installed:
Total Time Since New:
Total Cycles Since New :
Total Hours Flown During Month:
Total Cycles Made During Month:

(N.B. Any landing gear change should show serial number removed and reason for removal).

Scheduled Maintenance

Next C Check Due:
Next D (4C, 8C, as applicable) Check Due:

146

Exhibit I

FORM OF NOTICE AND ACKNOWLEDGEMENT

OF SECURITY ASSIGNMENT

[Form to be provided depends on portfolio]

Part A

Standard Form

Notice of Assignment of Lease

From:               [•] (the “Lessor”)

To:                             LATAM AIRLINES GROUP S.A. (the “Lessee”)

Date:

Dear Sirs,

Boeing [•] Aircraft with manufacturer’s serial number [•] (the “Aircraft”).

1.                                      We refer to the Aircraft Operating Lease Agreement dated [•] between Lessor and you as further novated, supplemented and amended from time to time (the “Lease”) relating to the Aircraft.

2.                                      Terms defined in the Lease shall, unless the context otherwise requires, have the same meanings in this notice.

3.                                      Lessor hereby gives you notice that by an assignment dated [•] between Lessor and [•] (the “Security Trustee”), Lessor has assigned to the Security Trustee by way of security all its right, title and interest in and to the Lease.

4.                                      Henceforth, all moneys that may be payable by you under the Lease shall be paid to Lessor unless and until the Security Trustee otherwise directs, whereupon you are required to comply with the Security Trustee’s directions.

5.                                      This notice and the instructions herein contained are irrevocable. Please acknowledge receipt of this notice to the Security Trustee on the enclosed Acknowledgement, it being provided hereby that your signature on such Acknowledgement shall confirm your acknowledgement and agreement for the benefit of the Security Trustee that the Security Trustee shall not be bound by, nor have any liability to you for the performance of, any of the obligations of Lessor under the Lease save and to the extent otherwise expressly agreed in writing by the Security Trustee with you and that Lessor shall not, nor shall have any authority to, agree to any termination of or amendment to the Lease without the prior written consent of the Security Trustee.

6.                                      You are hereby authorised to assume the obligations expressed to be assumed by you under the enclosed Acknowledgement to the effect that, so far as the same would otherwise be incompatible with the Lease, your obligations to us under the Lease shall be modified accordingly.

7.                                      Lessor hereby confirms in favour of Lessee that Lessee:

147

(a)                                 shall be entitled to rely on any Relevant Notice (as such term is defined in the acknowledgement of this notice) whether or not such Relevant Notice is validly given;

(b)                                 shall have no liability to Lessor for complying with any instruction or direction received from the Security Trustee after receipt by Lessee of a Relevant Notice; and

(c)                                  shall incur no increased obligation (financial or otherwise) as a consequence of complying with any directions or instructions given by the Security Trustee under a Relevant Notice or pursuant to the terms hereof and to the extent Lessee would incur such increased obligations Lessee shall not be required to comply with such directions or instructions.

8.                                      This notice and any non-contractual obligations associated with it or connected to it are governed by and shall be construed in accordance with the laws of England and shall be subject to the jurisdiction of the courts of England.

Yours faithfully,

[•], the Lessor

Acknowledgement of Notice of Assignment of Lease

From:               LATAM AIRLINES GROUP S.A.

To:                             [Security Trustee]

[Date]

Dear Sirs,

Boeing [•] Aircraft with manufacturer’s serial number [•] (the “Aircraft”).

We acknowledge receipt of a notice of assignment dated [•] 201[•] (the “Assignment Notice”) relating to an assignment between [•] (the “Lessor”) and yourselves (the “Assignment”).

In consideration of payment to us of US$1 and other good and valuable consideration, and the issuance to us of a quiet enjoyment letter, receipt of which we hereby acknowledge, we hereby agree as follows:

1.                                      Subject to paragraph 2 below, to comply with the provisions of the Assignment Notice.

2.                                      If the Security Trustee issues to us a notice (a “Relevant Notice”) that its rights as assignee under the relevant Assignment have become exercisable, we agree that, subject always to paragraph 7(c) of the Assignment Notice we will thereafter (a) perform, observe and comply with all our other undertakings and

148

obligations under the Lease in favour and for the benefit of the Security Trustee as if the Security Trustee were named as lessor therein instead of Lessor; and (b) if the Security Trustee so requests, enter into a lease with the Security Trustee or its nominee, on the same terms (mutatis mutandis) as the Lease at no cost or expense to ourselves.

3.                                      If Lessor is in breach of any of its obligations, express or implied, under the Lease or if any event occurs which would permit us to terminate, cancel or surrender the Lease, we will: (a) promptly upon becoming aware of it, give the Security Trustee notice of such breach or event; (b) accept as adequate remedy for any such breach performance by the Security Trustee of such obligations within 14 days after our written notice to the Security Trustee; and (c) if the Security Trustee so requests, enter into a lease with the Security Trustee on terms identical to the Lease, mutatis mutandis at no cost or expense to ourselves.

4.                                      We agree that after issue by the Security Trustee of any Relevant Notice, we shall not recognise the exercise by Lessor of any of its rights and powers under the Lease unless and until requested to do so by the Security Trustee.

5.                                      We agree that the Security Trustee shall have the benefit of clause 15 of the Lease and (as regards our payment obligations to the Security Trustee) clause 5 of the Lease, and we agree that we are bound by the terms of such clauses, as though the same were set out herein in full, mutatis mutandis.

6.                                      We confirm that we have not received any notice of assignment of the Lease that has not been released on or before the date hereof.

7.                                      This acknowledgement and any non-contractual obligations associated with it or connected to it are governed by and construed in accordance with English law.

Yours faithfully,

LATAM AIRLINES GROUP S.A.

149

Part B

Warehouse Form

NOTICE AND ACKNOWLEDGMENT

From:              [•] (the “Lessor”)

To:                             LATAM AIRLINES GROUP S.A.  (the “Lessee”)

Date:

Ladies and Gentlemen,

We refer to the lease agreement described on the attached Schedule 1 (as supplemented and amended from time to time, the “Lease Agreement”) relating to one Boeing [•] aircraft with manufacturer’s serial number        (together with the engines described in the Lease Agreement, the “Aircraft”).  All terms defined in the Lease Agreement shall, unless the context otherwise requires, have the same meanings in this Notice and Acknowledgment (this “Notice”).

We hereby notify you, and for good and valuable consideration, the receipt of which is hereby acknowledged, you acknowledge and agree to the following:

1.                                         By a Security Trust Agreement dated as of April 26, 2006 (the “Security Assignment”) by and among Deutsche Bank Trust Company Americas, as Collateral Agent (the “Collateral Agent”) and ourselves and the other parties named therein, we have, among other things, assigned and encumbered to the Collateral Agent, as security, all of our right, title and interest in and to (a) the Lease Agreement, the other Operative Documents and all other agreements (including any side letters, guarantees, subleases or option agreements) entered into in connection with, or relating to, the Lease Agreement (collectively, the “Security Assignment Documents”) and (b) the rent payable under the Lease Agreement and, if any, other supporting obligations and arrangements, and insurance proceeds, and all proceeds of any of the foregoing (collectively, “Security Amounts”) relating to the Aircraft or the Security Assignment Documents.  In connection with such collateral assignment, the Collateral Agent has agreed to execute and deliver to you a Confirmation of Quiet Enjoyment in the form attached hereto as Schedule 2.

2.                                         From and after the date of this Notice, AerCap Ireland Limited (“AerCap”), in its capacity as primary servicer for Lessor, will act as Lessor’s attorney-in-fact, servicer and agent for all matters related to the Aircraft, the Security Assignment Documents and the Security Amounts (in such capacity, the “Servicer”).  We hereby authorize you, and you agree, to rely upon (and to comply with, where the context calls for such compliance) communications you receive from AerCap (or any successor Servicer whose appointment you receive written notice from the Collateral Agent) in connection with the Security Assignment Documents and the Security Amounts as if received from Lessor, subject in all cases to the rights of the Collateral Agent as provided in this Notice.

3.                                         Lessor hereby confirms in favour of Lessee that Lessee:

150

a.              shall be entitled to rely on any Relevant Notice (as such term is defined in the acknowledgement of this notice) whether or not such Relevant Notice is validly given;

b.              shall have no liability to Lessor for complying with any instruction or direction received from the Collateral Agent after receipt by Lessee of a Relevant Notice; and

c.               shall incur no increased obligation (financial or otherwise) as a consequence of complying with any directions or instructions given by the Collateral Agent or the Servicer pursuant to the terms hereof or under a Relevant Notice and to the extent Lessee would incur such increased obligations Lessee shall not be required to comply with such directions or instructions.

4.                                         From and after the date of this Notice (it being agreed that any period of notice for change of account details set forth in the Lease Agreement is hereby waived), unless and until the Collateral Agent otherwise directs in writing, (i) all monies that are payable by you under the Lease Agreement or any other Security Assignment Document to which Lessee is a party shall be paid to:

[***]

5.                                         From and after the date of this Notice, if the Collateral Agent delivers to you a written notice that it has exercised its rights under the Security Assignment (a “Relevant Notice”), then subject always to paragraph 3(c) above, you shall thereafter perform, observe and comply with all terms of the Lease Agreement and the other Security Assignment Documents for the benefit of the Collateral Agent as if the Collateral Agent were named in place of Lessor in the Security Assignment Documents.  After the Collateral Agent delivers any Relevant Notice, you shall not recognize the exercise by Lessor (or AerCap or any successor Servicer) of any of its rights and powers under the Security Assignment Documents unless and until requested to do so by the Collateral Agent and the Collateral Agent shall have the right to exercise, in the place of Lessor, all rights and remedies of the “Lessor” under the Lease Agreement.

6.                                         You agree to cause the hull and liability insurance required to be maintained under the Lease Agreement to be endorsed as specified in the attached Schedule 3 and to obtain from your insurance/reinsurance brokers revised certificates of insurance and broker’s letter of undertaking to evidence such endorsements.

7.                                         You agree that the Lease Agreement is hereby, effective as of the date hereof, amended to include: (i) AerFunding 1 Limited; (ii) AerCap, as primary servicer; (iii) the Collateral Agent; (iv) UBS Real Estate Securities Inc. and each other Lender  (as such terms are defined in the Security Assignment); and (v) UBS Securities LLC as Administrative Agent, on behalf of the Lenders, and as UBS Funding Agent, and the Other Funding Agents (as defined in the Security Assignment) as “Indemnitees” for all purposes of the Lease Agreement and we agree to be bound by the provisions set out in Section 15 of the Lease Agreement.

151

8.                                         You represent and warrant as follows:

This Notice and the Security Assignment Documents to which Lessee is a party have each been duly authorized, executed and delivered by, and constitute a legal, valid and binding agreement of, Lessee, enforceable against Lessee in accordance with their respective terms except as enforceability may be limited by bankruptcy, insolvency, reorganisation or principles of equity or other Laws of general application affecting the enforcement of creditors’ rights.

As of the date hereof, no “Total Loss” or similar event as defined in the Lease Agreement has occurred as to the Aircraft or the related engines.

As of the date of this Notice, no “Event of Default” or similar event as defined in the Lease Agreement, or, to Lessee’s knowledge, event which with the giving of notice or the passage of time or both would mature into an “Event of Default” or similar event, has occurred and is continuing.

Lessee is not entitled to any offset against any amounts payable under the Security Assignment Documents and, to the best of Lessee’s knowledge, Lessee has no present claim against Lessor with respect to the Aircraft, the Security Assignment Documents or the Security Amounts.

9.                                         This Notice and any non-contractual obligations associated with it or connection to it are governed by and construed in accordance with English law.

This Notice and the authorizations and instructions contained in this Notice are irrevocable unless and until you receive written notice to the contrary from the Collateral Agent.  The Collateral Agent shall not be bound by, nor have any liability for the performance of, any of Lessor’s obligations under the Security Assignment Documents (whether taken by Lessor, AerCap or any successor attorney-in-fact and manager) unless expressly agreed to in writing by the Collateral Agent following the exercise by the Collateral Agent of remedies under the Security Assignment.

[Signatures follow on attached page]

152

Yours faithfully,

For and on behalf of
[•]

ACKNOWLEDGED AND AGREED
this            day of

LATAM AIRLINES GROUP S.A. as Lessee

By:
Name:
Title:

153

Schedule 1

Lease Agreement

154

Schedule 2

Confirmation of Quiet Enjoyment

From:               Deutsche Bank Trust Company Americas, not in its individual capacity but solely as Collateral Agent (the “Collateral Agent”)

To:                             LATAM AIRLINES GROUP S.A.

Date:

Ladies and Gentlemen,

We refer to the lease agreement described on the attached Schedule 1 (as assigned, supplemented and amended from time to time, the “Lease Agreement”), relating to one Boeing [•] aircraft bearing manufacturer’s serial number          and Registration Mark                (the “Aircraft”).  Words and expressions defined in the Lease Agreement shall have the same respective meaning when used herein.

In consideration of your consent, acknowledgment and agreements to the Notice and Acknowledgment of Assignment, dated this date, from Lessor to you (the “Notice”), we hereby agree that so long as no Event of Default shall have occurred and be continuing, we will not (nor will any Person lawfully acting by, through or under us or in our name), directly or indirectly, take any action that would interfere with Lessee’s rights to quiet and peaceful enjoyment of the Aircraft under the Lease Agreement, in accordance with the terms of the Lease Agreement, but the exercise by the Collateral Agent of its rights under or in respect of the Lease Agreement or any of the Operative Documents shall not constitute such an interference.

Yours faithfully,

for and on behalf of
DEUTSCHE BANK TRUST COMPANY AMERICAS,
not in its individual capacity
but solely as Collateral Agent

155

Schedule 3

Insurance

(A)                               Without limiting the requirements of the Lease Agreement, all required hull, spares and hull war risk insurance shall, unless effected on the basis of an AVN67B endorsement (i) name Lessor, Owner and Collateral Agent as additional insureds, and (ii) designate the Collateral Agent as the sole loss payee in relation to any total loss to the extent possible.

(B)                               All required liability (including war risk liability) insurance shall include: (i) Lessor; (ii) AerFunding 1 Limited; (iii) AerCap Ireland Limited; (iv) the Collateral Agent; (v) UBS Real Estate Securities Inc. and other Lenders (as defined in the Credit Agreement reference under the Contracts Section); and (vi) UBS Securities LLC as Administrative Agent, on behalf of the Lenders; (vii) the respective successors and assigns of such parties; and (viii) the respective subsidiaries, directors, members, officers, agents and employees of such parties as additional insureds.

For insurance coverage that includes AVN67B (or the substantive equivalent) the following should be identified in the insurance/reinsurance certificates.

Contract Parties:

[Lessor]

[Owner Participant]

AerFunding 1 Limited
AerCap Ireland Limited Credit
Suisse AG New York Branch
Each Lender (as defined in the Credit Agreement referenced under the Contracts Section)
Deutsche Bank Trust Company Americas
in each case, with its successor and assigns

Contracts:

1.                                      Third Amended and Restated Credit Agreement dated as of May 10, 2013 (the “Credit Agreement”) among AerFunding 1 Limited, as borrower, AerCap Ireland Limited, AerCap Administrative Services Limited, AerCap Cash Manager II Limited, Credit Suisse AG New York Branch, as Administrative Agent and a Funding Agent, the other Funding Agents from time to time party thereto, certain banks and other persons from time to time party thereto as Lenders, and Deutsche Bank Trust Company Americas, as Collateral Agent and Account Bank.

2.                                      Security Trust Agreement dated as of April 26, 2006 among AerFunding 1 Limited, certain additional grantors identified therein, the Administrative Agent, and Deutsche Bank Trust Company Americas, as Collateral Agent, as such agreement may be amended, restated, supplemented or otherwise modified from time to time.

3.                                      Servicing Agreement dated as of April 26, 2006 among AerFunding 1 Limited, AerCap Ireland Limited, as Primary Servicer, AerCap Administrative Services Limited, AerCap Cash Manager II Limited, the aircraft owning entities and applicable intermediaries identified therein, and the Administrative Agent, as such agreement may be amended, restated, supplemented or otherwise modified from time to time.

4.                                     Aircraft Operating Lease Agreement dated [•] between [•] and LATAM AIRLINES GROUP S.A.

156

Exhibit J

FORM OF CONFIRMATION OF QUIET ENJOYMENT

[to be provided depending on portfolio]

Part A

Standard Form

QUIET ENJOYMENT LETTER

To:                             LATAM AIRLINES GROUP S.A. the (“Lessee”)

From:               [                                ] the (“Security Trustee”)

Date:

Dear Sirs,

Boeing [•] Aircraft Manufacturer’s Serial Number [•] (the “Aircraft”)

Aircraft Operating Lease Agreement (the “Lease”) dated [*] between Lessor and Lessee.

In consideration of your issuing to the Security Trustee an Acknowledgment of Notice of Assignment of Lease (a copy of which is annexed hereto) in respect of the Lease (the “Acknowledgment”), we confirm to you that we, the Security Trustee (nor any person lawfully acting by, through or under us or in our name), will not interfere with the quiet possession and use of the Aircraft by Lessee throughout the term of the Lease, so long a no Event of Default has occurred and is continuing.

The foregoing undertaking is not to be construed as restricting the rights of the Security Trustee to dispose of the Aircraft in certain circumstances to such persons and on such terms as the Security Trustee considers appropriate.

Please countersign this letter in order to confirm your agreement to the arrangements contained herein.

[Security Trustee]

Agreed and accepted

LATAM AIRLINES GROUP S.A.

157

Part B

Warehouse Form

[As per Schedule 2 of the Notice and Acknowledgement of Security Assignment in Exhibit I Part B]

158

Exhibit K

EUROCONTROL AUTHORISATION LETTER

•                  Printed on the Aircraft operator’s letter head paper (logo of the company)

•                  Duly signed by an official representative of the Aircraft operator, with name and position clearly written

•                  One page only

•                  Letter must be dated and the date of the Lease must be entered

•                  To be returned by email to: crco.cat.head@eurocontrol.int

(Logo of the Aircraft operator)

DATE (       )

The Director of the Central Route Charges Office

European Organisation for the Safety of Air Navigation (EUROCONTROL)

Rue de la Fusée, 96

1130 BRUXELLES

BELGIUM

Dear Sir,

Authorisation Letter

Aircraft model xxx: Registration xxx, MSN xxxx  (the “Aircraft”)

We have leased the above Aircraft from [•] (the “Lessor”), in accordance with a lease agreement (dated [dd/mm/yyyy]) between us and Lessor.

We hereby authorise you to provide Lessor (hereby represented by AerCap Holdings N.V.)  with a general statement of account in relation to air navigation charges incurred by us and due to EUROCONTROL.  Access to the statement(s) of account will be provided in accordance with the procedures established by EUROCONTROL.

The authorisation contained in this letter may only be revoked or amended by a written instruction signed by us and Lessor.

Yours faithfully,

For and on behalf of [•]

Name:

Title:

159

Exhibit L

The purpose of this Exhibit M is to describe certain documents that may be relevant to the Aircraft and the standard to which they are required to conform.   Lessor makes no warranty as to the documents supplied with the Aircraft at delivery and Section 7 shall apply to this Exhibit L as if set out in full herein.

AIRCRAFT DOCUMENTATION AND STANDARDS

STATUS LISTS

Certified Current Time in Service

Certified report showing the TSN (Time Since New — i.e. total Flight Hours since new manufacture) and CSN (Cycles Since New — i.e. total Cycles since new manufacture) at the date of Transfer for Airframe, Engines, APU and Landing Gear.

Certified Aircraft Flight Time and Flight Cycle Summary	A certified record of the Flight Hours and Cycles for each day of operation since new. Ideally, it should show the TSN and CSN of the Aircraft for each Date since new.
Certified Airworthiness Directive Status

A certified list of all the ADs generally applicable to the Aircraft/Engine type showing for each AD, method of compliance, interval, last done, next due (TSN, CSN, Date).  The status should be broken down by individual task of the AD.  If not applicable, then must show reason not applicable.  A separate status is preferable for each of the following:

•                  Airframe

•                  Engines

•                  Propellers

•                  Appliances

Certified Structural Inspection Status

A certified list of all the Manufacturer’s Structural Inspection Tasks showing for each task, the Threshold, Interval, TSN, CSN and Date of last accomplishment.

Where structural sampling is permitted by Lessor, details of sampling accomplished must be provided.

Certified CPCP Status	A certified list of all the CPCP task cards showing for each task card, Threshold, Interval, last done, next due (Date).
Certified ALI Status

Where applicable to the aircraft type, a certified list of all the ALI (Airworthiness Limitation Item) task cards showing for each task card, Threshold, Interval, type of inspection accomplished, last done, next due (TSN, CSN, Date).

160

STATUS LISTS

Certified SSID Status

Where applicable to the aircraft type, a certified list of all the SSID (Supplemental Structural Inspection Document) task cards showing for each task card, Threshold, Interval, type of inspection accomplished, last done, next due (TSN, CSN, Date).

Certified CMR Status	Where applicable to the aircraft type, a certified list of all the CMR (Certification Maintenance Requirement) task cards showing for each task card, Interval, last done, next due (TSN, CSN, Date).
Certified MPD Status	A certified list of all MPD tasks showing for each task, Threshold, Interval, last done, next due (TSN, CSN, Date).
Certified Maintenance Check Status

A certified summary showing the TSN, CSN and Date of last accomplishment of each aircraft maintenance check.

Where phased checks are permitted by Lessor, the TSN, CSN and Date of last accomplishment of each Phase must be shown.

Certified Service Bulletin Status

A certified list of all the Manufacturer’s Service Bulletins issued for the Aircraft/Engine type showing for each Service Bulletin, whether or not incorporated, interval, last done, next due (TSN, CSN, Date), as applicable to the Service Bulletin type.  A separate status is preferable for each of the following:

•                  Airframe

•                  Engines

•                  APU

Certified Operator Modification Status

A certified summary of all modifications accomplished on the Aircraft/Engine which are not accomplished in accordance with a service bulletin issued by the Manufacturer.  A separate status is preferable for each of the following:

•                  Airframe

•                  Engines

•                  APU

Certified STC Status	A certified summary of all modifications accomplished on the Aircraft/Engines which are accomplished in accordance with an STC (Supplemental Type Certificate).

161

STATUS LISTS

Certified Engine Life Limited Parts Status

A certified list for each engine showing all the LLPs incorporated in the engine by P/N (Part Number) and S/N (Serial Number), showing the Life Limit of the part for each Thrust Setting, the Hours and Cycles accumulated at each Thrust Setting, and the Hours and Cycles remaining at each Thrust Setting.

Certified Landing Gear Life Limited Parts Status

A certified list for each Landing Gear assembly showing all the LLPs incorporated in the assembly by P/N and S/N, showing the Life Limit for the part for each aircraft type (including weight variant where applicable) to which it can be fitted, the Flight Hours and Cycles accumulated on each aircraft type (including weight variant where applicable), and the Flight Hours and Cycles remaining for each aircraft type (including weight variant where applicable).

Certified APU Life Limited Parts Status	A certified list for the APU showing all the LLPs incorporated in the APU by P/N and S/N, showing the Life Limit of the part, the Cycles accumulated, and the Cycles remaining.
Certified Hard Time Component Status

A certified list of the Hard Time Components which require replacement or off aircraft maintenance at time intervals specified in the MPD and/or Maintenance Programme.  The list should show by P/N and S/N the Hard Time Event maintenance required, the hard time limit (Flight Hours, Cycles or Calendar Time, as appropriate), last done, next due (TSN, CSN, Date).

Certified Fitted Listing

A certified list of all serialised Parts fitted to the Aircraft.  The list should show by P/N and S/N the time since installation (Flight Hours, Cycles, Days).  Ideally, the list should also show the time since new (Flight Hours, Cycles, Days) and the time since shop visit (Flight Hours, Cycles, Days).

Certified Repair Status

A certified list of all repairs accomplished on the Aircraft, showing for each repair, the location, the nature of the defect, the repair accomplished, the date accomplished, and the TSN and CSN of the Aircraft at accomplishment.  Each repair item should have an item number and this item number should be cross referenced to a drawing of the Aircraft marked with the item number to show the location of the repair.

162

STATUS LISTS

Certified Repair Assessment Program Status	If applicable, a certified inspection programme status for all repairs applicable to the RAP (Repair Assessment Program).
Certified EU-OPS / FAR 121 Compliance Report

A certified status report demonstrating that the Aircraft is compliant with the equipment configuration requirements of EU-OPS / FAR 121, as applicable.  EU-OPS status should include equipment mandated by Eurocontrol for operation in Eurocontrol managed airspace.

Certified ETOPS Compliance Report	If applicable, a certified report demonstrating the required ETOPS configuration for the Aircraft as per the CMP Document approved for the Aircraft Type.
Certified Deferred Defects Status

Normally, deferred defects are not permitted upon Transfer of an aircraft.  In situations where this is permitted, a certified list of outstanding defects must be provided with details of any time limits.  Where this is not permitted, a certified status must be provided confirming that there are no deferred defects.

Certified Deferred Inspection Status

Normally, deferred defects or time limited repairs are not permitted upon Transfer of an aircraft.  In situations where this is permitted, details and the status of any special inspections must be provided.  Where this is not permitted, a certified status must be provided confirming that there are no deferred inspections.

Certified Loose Equipment Inventory

A certified list of installed loose equipment, or special tools to be provided with the Aircraft at Transfer and their location on the aircraft e.g. galley equipment, emergency equipment, headsets, landing gear pins, covers, etc.

163

CERTIFICATES

Certificate of Airworthiness

Current Certificate of Airworthiness as provided by the NAA (National Airworthiness Authority) of the country of registration.  In cases where Lessee’s NAA does not provide an Export Certificate of Airworthiness, the current Certificate of Airworthiness must be less than two months since date of issue.

Airworthiness Review Certificate	For Transfer from an EASA Member State, an ARC (Airworthiness Review Certificate) issued for the Aircraft at Transfer pursuant to EASA Part M.
Certificate of Registration	Certificate of Registration as provided by the NAA of the country of registration.
Noise Limitation Certificate	Noise Limitation Certificate as provided by the NAA of the country of registration.
Radio Station Licence	Radio Station Licence as provided by the NAA or radio licensing authority of the country of registration.
Flight Manual Approval	Flight Manual Approval as provided by the NAA of the country of registration.
Certificate of Sanitary Construction	As provided by the Manufacturer.
Air Operator Certificate	Current AOC (Air Operator Certificate) as issued by the NAA of the State of the Operator.
Export Certificate of Airworthiness at Lease Expiry	Current Export Certificate of Airworthiness as provided by the NAA of the country of registration at Lease Expiry.
Export Certificate of Airworthiness at Manufacture

One of (i) the Export Certificate of Airworthiness provided at manufacture by the NAA of the State of Final Assembly of the Aircraft where the country of first registration after manufacture was other than the State of Final Assembly, or

(ii) the Certificate of Airworthiness provided at manufacture by the NAA of the State of Final Assembly of the Aircraft where the country of first registration after manufacture was the State of Final Assembly, or

(iii) the EASA Form 52 provided by the Manufacturer (holding Production Organisation Approval in an EASA Member State) at manufacture where the country of first registration after manufacture was an EASA Member State.

164

STATEMENTS

Major Modification Statement	A certified statement identifying any major modifications incorporated on the Aircraft.
Major Repair Statement	A certified statement identifying any major repairs incorporated on the Aircraft.
Accident/Incident Statement

A certified statement from the Quality Assurance Manager of Lessee identifying the serial number of the Aircraft and the serial number of its installed engines confirming that they have not been involved in any accident or incident while in the possession of Lessee. OR In the event that the Aircraft and/or engines have been involved in an accident or incident (already know to Lessor), then a summary of the accident/incident should be inserted with reference details of the Return to Service workscope accomplished after the accident/incident. The statement should otherwise confirm that apart from the noted accident/incident, the Aircraft and its installed engines have not been involved in any other accident or incident while in the possession of Lessee.

[***]	[***]
DER Repairs Statement	A certified statement confirming that no DER Repairs have been incorporated in the Aircraft (other than in the passenger cabin).
RVSM Compliance Statement	A certified statement confirming that the Aircraft is compliant with the configuration requirements for operation in RVSM airspace.
Oils and Fluids Statement	A certified statement identifying the type of oil, fluid and grease types used in the applicable aircraft systems.
Fuel Sample Statement	A certified statement confirming that the fuel in each tank has been sampled and tested at Transfer and confirming that no contamination has been found.

165

RECORDS

Airframe Log Book	Log of airframe Flight Hours and Cycles, Maintenance Checks, Modifications, AD’s, etc.
Engine Log Books

Log of engine Flight Hours and Cycles, Shop Visits, Modifications, AD’s, Airframes to which fitted (Serial Numbers or Registrations), Installation data (Date, TSN, CSN), Removal data (Date, TSN, CSN), Thrust Ratings, etc.

APU Log Book	Log of Shop Visits, Modifications, AD’s, Airframes to which fitted, fitted (Serial Numbers or Registrations), Installation data (Date, TSN, CSN), Removal data (Date, TSN, CSN), etc.
Airframe Checks

Work Packs for all maintenance accomplished in compliance with the MPD / Maintenance Programme.  At the very minimum this should contain the last accomplishment of each task which would have fallen due since manufacture.

Technical Log	Pilot Reports and Line Maintenance Reports (i.e. in service defect reports). Minimum of previous three years.
Engine Shop Visit Records

Shop visit reports for all Engine/Module shop visits, to include:

Release to Service Certificate

AD Status

Service Bulletin Status

LLP Status

Engine Configuration Status

Incoming Inspection Report

Outgoing Summary Report of Work Accomplished

Test Cell Report

After Test Cell Borescope Report

Fan Blade Plotting

166

RECORDS

Engine LLP Traceability Records

Certified records showing the accumulation of Hours and Cycles since new for each Life Limited Part of an engine.  Typically, the record for each LLP (by LLP part number and serial number) will show the serial number of the engine into which the LLP was installed when new, the Date, TSN & CSN of the engine at time of installation of the LLP and the Date, TSN & CSN of the engine at time of removal of the LLP.  The record will subsequently show the serial number of each engine into which the LLP has been installed, the Date, TSN & CSN of each such engine at time of installation of the LLP and the Date, TSN & CSN of each such engine at time of removal of the LLP. The record should also show the Hours and Cycles accumulated at different thrust rates (if applicable).

A Release to Service Certificate (FAA 8130-3 or EASA Form 1) from new must be provided, or, if the LLP was installed new in a new engine, a copy of the engine manufacturer’s log (EDS, VSL, etc) will suffice showing the part number and serial number of the LLP installed new at manufacture of the engine.

A Release to Service Certificate (FAA 8130-3 or EASA Form 1) must also be provided for each maintenance activity (if applicable) accomplished on each LLP.  Note, this release to service certificate is critical for an LLP where a change of part number is implemented after the accomplishment of a service bulletin, airworthiness directive or manufacturer modification.  The change of part number and reason for change must be clearly identified.

Non-Incident/Accident letters must be provided for each engine into which each LLP has been installed.

Engine Condition Monitoring Report	A copy of the most recent trend report for each engine which must show no obvious deterioration in the on-wing performance of the engine.
Last Engine Borescope Report & Video	Typically, the borescope accomplished as part of the Transfer Conditions.
Last On-Wing Engine Ground Run Report	Typically, the report for the on-wing ground runs accomplished as part of the Transfer Conditions.

167

RECORDS

APU Shop Visit Records	Shop visit reports for all APU shop visits, to include: Release to Service Certificate AD Status Service Bulletin Status LLP Status Test Cell Report
APU LLP Traceability Records

Where applicable, certified records showing the accumulation of Cycles Since New for each Life Limited Part of the APU.  Typically, the record for each LLP (by LLP part number and serial number) will show the serial number of the APU into which the LLP was installed when new, the Date, TSN & CSN of the APU at time of installation of the LLP and the Date, TSN & CSN of the APU at time of removal of the LLP.  The record will subsequently show the serial number of each APU into which the LLP has been installed, the Date, TSN & CSN of each such APU at time of installation of the LLP and the Date, TSN & CSN of each such APU at time of removal of the LLP.

A Release to Service Certificate (FAA 8130-3 or EASA Form 1) from new must be provided, or, if the LLP was installed new in a new APU, a copy of the engine manufacturer’s log will suffice showing the part number and serial number of the LLP installed new at manufacture of the APU.

A Release to Service Certificate (FAA 8130-3 or EASA Form 1) must also be provided for each maintenance activity (if applicable) accomplished on each LLP.  Note, this release to service certificate is critical for an LLP where a change of part number is implemented after the accomplishment of a service bulletin, airworthiness directive or manufacturer modification.  The change of part number and reason for change must be clearly identified.

Non-Incident/Accident letters must be provided for each APU into which each LLP has been installed.

Last APU Borescope Report & Video	Typically, the borescope accomplished as part of the Transfer Conditions.
Last On-Wing APU Health Check Report	Typically, the report for the on-wing health check accomplished as part of the Transfer Conditions.

168

RECORDS

AD Records

“Dirty Finger Print” records.  Originally certified record, as recorded by an aircraft technician of the most recent accomplishment of each task for each AD requirement that would have fallen due since manufacture.  Ideally the AD records should be presented in a binder containing a copy of each AD generally applicable to the Aircraft/Engine type.  Behind each AD in the binder should be the record of last accomplishment of each requirement of the AD (“dirty finger print” record), or, if the AD is not applicable to the specific Aircraft/Engine, then evidence of this non-applicability should be inserted (e.g. the Applicability list of an associated Service Bulletin showing that the specific Aircraft/Engine is not listed).

Modification Records

Certified records showing the accomplishment of each modification to the Aircraft since delivery from the Manufacturer.  For modifications which are not 100% based on a Service Bulletin issued by the Manufacturer evidence must be provided of approval of the modification design data by the State of Design of the Aircraft (e.g. FAA Form 8110-3 for Aircraft designed in the United States) and approval by the NAA of the State of Registration. For modifications which are based on a Service Bulletin issued by the Manufacturer, such Service Bulletin must be applicable to the Aircraft as per the effectivity statement in the Service Bulletin.

For modifications which are based on an STC evidence must be provided of the right to use the STC for the Aircraft.

For major modifications an FAA Form 337 or EASA equivalent approving the actual accomplishment must be provided.

Special Inspection Records	Certified records of any special inspections which have been accomplished.
Structural Inspection Records	Certified accomplishment of each Structural Inspection task listed in the Manufacturer’s MPD. Note: Normally, sampling is not permitted by Lessor.
CPCP Records	A certified accomplishment of each CPCP task card.
SSID Records	Where applicable to the aircraft type, a certified accomplishment of each SSID task card.

169

RECORDS

ALI Records	Where applicable to the aircraft type, a certified accomplishment of each ALI task card.
CMR Records	Where applicable to the aircraft type, a certified accomplishment of each CMR task card.
Landing Gear Records

Release to Service Certificate (FAA 8130-3 or EASA Form 1) from new or last maintenance activity for each serialised part of the assembly, and Release to Service Certificate for last overhaul for each serialised part of the assembly and release to service record for installation on the Aircraft.  Parts installed on the Aircraft since the Aircraft was new, and which have never been removed from the Aircraft, may be evidenced by the Fitted Listing provided at manufacture by the Aircraft Manufacturer (e.g. Boeing - Aircraft Readiness Log).

170

RECORDS

Landing Gear LLP Traceability Records

Certified records showing the accumulation of Cycles since new for each Life Limited Part of a Landing Gear Assembly.  Typically, the record for each LLP (by LLP part number and serial number) will show the serial number (or Registration) of the airframe onto which the LLP was installed when new, the Date and TSN/CSN of the airframe at time of installation of the LLP and the date and TSN/CSN of the airframe at time of removal of the LLP.  The record will subsequently show the serial number (or Registration) of each airframe onto which the LLP has been installed, the Date and TSN/CSN of each such airframe at time of installation of the LLP and the Date and TSN/CSN of each such airframe at time of removal of the LLP.  The record should also show the Flight Hours and Cycles accumulated at different weight variants (if applicable).

A Release to Service Certificate (FAA 8130-3 or EASA Form 1) from new must be provided, or, if the LLP was installed new in a new airframe, a copy of the airframe manufacturer’s fitted listing (e.g. Boeing - Aircraft Readiness Log, Boeing — Aircraft Inspection Report) will suffice showing the part number and serial number of the LLP installed new at manufacture of the airframe.

A Release to Service Certificate (FAA 8130-3 or EASA Form 1) must also be provided for each maintenance activity (if applicable) accomplished on each LLP.  Note, this release to service certificate is critical for an LLP where a change of part number is implemented after the accomplishment of a service bulletin, airworthiness directive or manufacturer modification.  The change of part number and reason for change must be clearly identified.

Non-Incident/Accident letters must be provided for each airframe into which each LLP has been installed.

171

RECORDS

Hard Time Component Records

Release to Service Certificate (FAA 8130-3 or EASA Form 1) from new or last maintenance activity, and Release to Service Certificate for last accomplishment of the specified Hard Time Event maintenance and release to service record for installation on the Aircraft.  Parts installed on the Aircraft/Engine since the Aircraft/Engine was new, and which have never been removed from the Aircraft/Engine, may be evidenced by the Fitted Listing provided at manufacture by the Aircraft/Engine Manufacturer (e.g. Boeing - Aircraft Readiness Log, CFMI - Engine Data Submittals, IAE — Vital Statistics Log).

On-Condition & Condition-Monitored Part Records

Release to Service Certificate (FAA 8130-3 or EASA Form 1) from new or last maintenance activity and release to service record for installation on the Aircraft.  Parts installed on the Aircraft/Engine since the Aircraft/Engine was new, and which have never been removed from the Aircraft/Engine, may be evidenced by the Fitted Listing provided at manufacture by the Aircraft/Engine Manufacturer (e.g. Boeing - Aircraft Readiness Log, CFMI - Engine Data Submittals, IAE — Vital Statistics Log).

Repair Records

Certified records showing accomplishment of repairs to the Aircraft since delivery from the Manufacturer.  For repairs not accomplished in accordance with the Manufacturer’s SRM evidence must be provided of approval of the repair data by the Compliance Authority (e.g. FAA Form 8110-3 for Aircraft designed in the United States) and approval by the NAA of the State of Registration.

For major repairs an FAA Form 337 or EASA equivalent approving the actual accomplishment must be provided.

Last Weighing Report including Schedule

Certified copy of the last weighing report accomplished for the Aircraft.  Comparison with the last weighing report accomplished prior to Delivery and with the weighing report issued at manufacture should show no unaccounted changes in weight.

Compass Swing Report	Certified accomplishment and recordings of the last compass swing.

172

RECORDS

Burn Test Certificates

Certification of compliance with Fire Blocking requirements of EASA CS-25 or FAR 25.  Certificates required for:

Seat Bottom Foam

CS/FAR 25.853 Appendix F Part I (Passenger / Cabin Crew / Flight Crew)

Seat Back Foam

CS/FAR 25.853 Appendix F Part I (Passenger / Cabin Crew / Flight Crew)

Seat Dress Fabric

CS/FAR 25.853 Appendix F Part I (Passenger / Cabin Crew / Flight Crew)

Seat Bottom Cushion Assembly

CS/FAR 25.853 Appendix F Part II (Passenger / Cabin Crew)

Seat Back Cushion Assembly

CS/FAR 25.853 Appendix F Part II (Passenger / Cabin Crew)

Curtains

CS/FAR 25.853 Appendix F Part I

Carpets

CS/FAR 25.853 Appendix F Part I

Galley Flooring

CS/FAR 25.853 Appendix F Part I

Last Test Flight Report	Typically, the report for the test flight accomplished as part of the Transfer Conditions.
Last FDR Report & Corrections

Report showing the status of all parameters recorded by the FDR (Flight Data Recorder).  Typically a download is accomplished every C Check.  Records should show that any errors (e.g. a transducer not reporting) have been corrected.

Fuel Sample Records	Records confirming that the fuel in each tank has been sampled and tested at Transfer and confirming that no contamination has been found.

DRAWINGS

LOPA	Passenger seating configuration drawing approved by the Compliance Authority and the NAA of the State of Registration.

173

DRAWINGS

PSU Configuration	A PSU configuration drawing to match the LOPA, approved by the Compliance Authority and the NAA of the State of Registration.
Emergency Equipment Layout

A layout drawing showing the location of the installed emergency equipment required to comply with the operational regulations of the State of the Operator, approved by the NAA of the State of the Operator and the NAA of the State of Registration.

Livery Drawing	A drawing showing the livery and mandatory markings at Transfer, approved by the NAA of the State of Registration.
Galley Drawings	Galley Manufacturer’s drawings of the galley installation and openings.

174

MANUFACTURER DELIVERY DOCUMENTS

Specification

Report issued by the Manufacturer Identifying the specification to which the Aircraft was built (e.g. for Boeing, this would be a Detailed Specification; with a List of Specification Change Notices (SCNs)].

Fitted Listing	Report issued by the Manufacturer identifying the serialised parts fitted to the Aircraft at manufacture (e.g. for Boeing, this would be the Readiness Log).
Miscellaneous Brochure (Boeing Aircraft)	Miscellaneous reports of the manufacture of the Aircraft.
Rigging Brochure (Boeing Aircraft)	Rigging status of the Aircraft at Manufacture.
[Aircraft Inspection Report (Airbus Aircraft)

Report issued by the Manufacturer identifying each of the following:

•                  List of Constituent Assemblies

•                  Conformity to the Design Standard Requirement

•                  List of Equipment

•                  List of Recordable Concessions

•                  List of Concessions for Customer Information

•                  System Ground Testing

•                  Temporary Exemptions](29)

Engine Manufacturer Delivery Documents

Report issued by the Engine Manufacturer identifying the serialised components fitted to the Engine at manufacture (e.g. for CFMI, this would be the Engine Data Submittals; for IAE, this would be the Vital Statistics Log).

Weight & Balance Report	Report issued by the Manufacturer showing the Manufacturer’s Empty Weight at manufacture.
AD Status at Manufacture	Report issued by the Manufacturer showing the AD compliance at manufacture.
Incorporated Modifications Report	Report issued by the Manufacturer detailing the post type certification modifications accomplished during manufacture.

(29)  AerCap to confirm.

175

MANUALS

Airplane Flight Manual	Latest Revision.
Operations Manual	Latest Revision.
Quick Reference Handbook	Latest Revision.
Master Minimum Equipment List (Boeing Aircraft)	Latest Revision.
Weight and Balance Control and Loading Manual	Latest Revision.
Fuel Quantity (Kilograms) Tables for Ground Attitudes	Latest Revision (If applicable).
Airplane Maintenance Manual

Latest Revision. All Manufacturer Service Bulletins incorporated on the Aircraft should have been advised to the Manufacturer and the manual updated accordingly. Operator modifications may be included in the manual as a Customer Originated Change notified to the Manufacturer or, where permitted by Lessor, may be provided as an operator supplement to the manual.

Illustrated Parts Catalogue

Latest Revision. All Manufacturer Service Bulletins incorporated on the Aircraft should have been advised to the Manufacturer and the manual updated accordingly. Operator modifications may be included in the manual as a Customer Originated Change notified to the Manufacturer or, where permitted by Lessor, may be provided as an operator supplement to the manual.

Wiring Diagram Manual

Latest Revision. All Manufacturer Service Bulletins incorporated on the Aircraft should have been advised to the Manufacturer and the manual updated accordingly. Operator modifications may be included in the manual as a Customer Originated Change notified to the Manufacturer or, where permitted by Lessor, may be provided as an operator supplement to the manual.

Systems Schematic Manual

Latest Revision. All Manufacturer Service Bulletins incorporated on the Aircraft should have been advised to the Manufacturer and the manual updated accordingly. Operator modifications may be included in the manual as a Customer Originated Change notified to the Manufacturer or, where permitted by Lessor, may be provided as an operator supplement to the manual.

176

MANUALS

Electrical Load Analysis

Up to date analysis of the electrical loading on the AC and DC electrical systems of the Aircraft taking into account all modifications (Manufacturer and Operator modifications) accomplished on the Aircraft since manufacture.

Passenger Seat Component Maintenance Manual	Latest Revision.
Galley Manuals	Latest Revision.
IFE Operations Manual	Manual showing the operation of the In Flight Entertainment system (if installed).
Post Manufacture Modification Manuals	Latest Revision of any manuals issued by STC Holders for any major modifications accomplished on the Aircraft.
Operator Approved Maintenance Program	Latest Revision of Lessee’s Approved Maintenance Programme showing the approval of Lessee’s National Airworthiness Authority.
Operator Publication Supplement	Where permitted by Lessor, supplements issued by Lessee to the Manufacturer’s Manuals for operator modifications accomplished to the Aircraft.

177

Exhibit M

FORM OF IDERA(30) [(BRAZIL)

IDERA	IDERA
IRREVOCABLE DE-REGISTRATION AND EXPORT REQUEST AUTHORISATION	FORMULÁRIO DE AUTORIZAÇÃO IRREVOGÁVEL DE CANCELAMENTO DE MATRÍCULA E DE SOLICITAÇÃO DE EXPORTAÇÃO

,	de de

To: Agência Nacional de Aviação Civil — ANAC	Para: Agência Nacional de Aviação Civil — ANAC
c/o Registro Aeronáutico Brasileiro — RAB	c/o Registro Aeronáutico Brasileiro — RAB

Re: Irrevocable De-Registration and Export Request Authorisation	Assunto: Autorização Irrevogável de Cancelamento da Matrícula e de Solicitação de Exportação

The undersigned is the registered operator of the               aircraft bearing manufacturers serial number             and registration mark PR-       (together with all installed, incorporated or attached accessories, parts and equipment, the “aircraft”).

O infra-assinado é a operador registrado da aeronave               , portando número de série do fabricante             e matrícula brasileira PR-       (juntamente com todos os acessórios, peças e equipamentos instalados, incorporados ou afixados, a “aeronave”).

This instrument is an irrevocable de-registration and export request authorization issued by the undersigned in favour of          (“the authorized party”), under the authority of Article XIII of the Protocol to the Convention on International Interests in Mobile Equipment on Matters specific to Aircraft Equipment. In accordance with that Article and in accordance with the Declaration of the Federative Republic of Brazil, the undersigned hereby requests:

O presente instrumento constitui autorização irrevogável para cancelamento de matrícula e de solicitação de exportação irrevogável emitido pelo infra-assinado em favor de          (a “parte autorizada”), de acordo com os termos do Artigo XIII do Protocolo à Convenção sobre Garantias Internacionais Incidentes sobre Equipamentos Móveis Relativo a Questões Específicas ao Equipamento Aeronáutico. De acordo com esse Artigo e nos termos da Declaração da República Federativa do Brasil, o infra-assinado vem requerer o quanto segue:

(i) recognition that the authorized party or the person it certifies as its designee is the sole person entitled to:	(i) o reconhecimento de que a parte autorizada ou a pessoa que ela certificar como seu representante é a

(30) This drafting reflects the aircraft being registered in Brazil. To be updated if this is not the case.

178

única pessoa habilitada para:

(a)                                 procure the de-registration of the aircraft from the Brazilian Aeronautical Register maintained by the Agência Nacional de Aviação Civil — ANAC for the purposes of Chapter III of the Convention on International Civil Aviation, signed at Chicago, on 7 December 1944, and

(a)                   providenciar o cancelamento da matrícula da aeronave no Registro Aeronáutico Brasileiro mantido pela Agência Nacional de Aviação Civil - ANAC para os fins do Capítulo III da Convenção de Aviação Civil Internacional, assinada em Chicago, em 7 de dezembro de 1944, e

(b) procure the export and physical transfer of the aircraft from the Federative Republic of Brazil; and	(b) providenciar a exportação e transferência física da aeronave da República Federativa do Brasil; e

(ii)                                  confirmation that the authorized party or the person it certifies as its designee may take the action specified in clause (i) above on written demand without the consent of the undersigned and that, upon such demand, the authorities in Brazil shall co-operate with the authorized party with a view to the speedy completion of such action.

(ii)                                  confirmação no sentido de que a parte autorizada ou a pessoa que ela certificar como seu representante poderá praticar os atos especificados no item (i) acima mediante pedido por escrito, sem o consentimento do infra-assinado e que, quando do referido pedido, as autoridades no Brasil deverão cooperar com a parte autorizada com vistas à pronta consumação dos referidos atos.

The rights in favour of the authorized party established by this instrument may not be revoked by the undersigned without the written consent of the authorized party.	Os direitos em favor da parte autorizada estabelecidos no presente instrumento não poderão ser revogados pelo infra-assinado, sem o consentimento por escrito da parte autorizada.

[ ]	[ ]

By:	Por:
Name:	Nome:
Its:	Cargo:

Witnesses:	Testemunhas:

No. 1:	No. 1:
Name/ID:	Nome/ID:

No. 2:	No. 2:
Name/ID:	Nome/ID:]

179

Exhibit N

FORM OF DEREGISTRATION POWER OF ATTORNEY(31) [(BRAZIL)

Deregistration Power of Attorney

By this Power of Attorney, [•], a company duly organised and validly existing and registered under the laws of the Federative Republic of Brazil, having its principal offices in the [•] (the “Grantor”), herein represented by its directors, Messrs.                        and                        , absolutely, unconditionally, irrevocably and irreversibly appoints [•] a company organized under the laws of [•]with its principal place of business at [•] (the “Head Lessor”) under the Aircraft Lease Agreement dated as of         , executed between [•]and LATAM Airlines Group S.A. (as amended from time to time, the “Head Lease”), as Grantor’s Attorney-in-fact (the “Attorney”), being expressly authorized and empowered to do any and all of the following in its own name, which appointment is coupled with an interest:

To represent the Grantor, in its own name, in any and all jurisdictions including without limitation, the Federative Republic of Brazil, before all ministries, agencies, offices, subdivisions and departments thereof, including, without limitation, the Ministry of Defense, the National Agency of Civil Aviation (“ANAC”), the Brazilian Aeronautical Registry (the “RAB”), the Empresa Brasileira de Infra-Estrutura Aeroportuaria (“INFRAERO”), the Foreign Trade Secretariat (“SECEX”), Registries of Titles and Documents (“RTDs”), the Brazilian Tax and Customs authorities (the “SRF”) and the Central Bank of Brazil, in all sections, divisions, subdivisions thereof, for the purpose of:

(i)                                         deregistering, on behalf of the Grantor (a) the registration of the [        ] model aircraft bearing manufacturer’s serial number       and Brazilian Registration Mark              (the “Aircraft”);

(ii)                                       signing any corresponding petitions, consents, approvals or any other documents and pay all costs related thereto and to take any other measures necessary or desirable to cancel the registration of the Aircraft with RAB and any lease to which the Aircraft is then subject, upon Lessee becoming obliged to redeliver the Aircraft pursuant to the Lease and receiving any documents issued by any ministry mentioned above confirming such deregistration;

taking any other action necessary or desirable for the repossession and exportation of the Aircraft overseas; and

(a)         Generally to do all such acts and execute all such documents, whether by hand or under seal, and deliver any documents under seal or otherwise as may be necessary or desirable to give effect to the terms of this Power of Attorney.

(b)         At its discretion, to delegate to any person all of the foregoing powers and authorities upon terms as said Attorney shall think proper.

(c)                            The Grantor hereby undertakes from time to time and at all times to indemnify the Attorney against all costs and claims, expenses and liabilities

(31) This drafting reflects the aircraft being registered in Brazil.  To be updated if this is not the case.

180

howsoever incurred by the Attorney in connection herewith the Grantor may in their discretion take pursuant to this Power of Attorney, shall be as good, valid and effectual for all purposes as if the same had been done by Grantor itself.

(d)                           This Power of Attorney shall be governed by the laws of Brazil and shall be absolutely and unconditionally irrevocable and irreversible as established by Article 684 of the Brazilian Civil Code.

IN WITNESS WHEREOF, this Power of Attorney has been executed by the Grantor in this City of [•], on the           day of                                             ,             .

[•]

By:
Name:
Title:

By:
Name:
Title:

181

SCHEDULE 9

ADDITIONAL PROVISIONS FOR LEASE (A350-900 AIRCRAFT)

[***]

SCHEDULE 10
ADDITIONAL PROVISIONS FOR LEASE (787-8 AIRCRAFT AND 787-9 AIRCRAFT)

[***]

SCHEDULE 11

FORM OF LESSOR GUARANTEE

DATED                                          2013

[•],
as Guarantor

LATAM AIRLINES GROUP S.A.,

as Lessee

GUARANTEE

relating to the obligations of
the Lessor under the Lease Agreement and certain other
Operative Documents in respect of [•] aircraft
to be leased by LATAM Airlines Group S.A.

Freshfields Bruckhaus Deringer LLP

65 Fleet Street

London EC4Y 1HS

[WARNING: The form of this guarantee is subject to such changes as may reasonably be required by an Acceptable Guarantor provided that such changes do not affect the substance of the Guarantee]

THIS GUARANTEE (this Guarantee) is made on                          2013

BETWEEN:

(1)                                 [•], a [private limited company][public limited liability company] incorporated and existing under the laws of [•] with company registration number [•], and having its registered office at [•], as the guarantor (the Guarantor); and

(2)                                 LATAM AIRLINES GROUP S.A., a company incorporated under the laws of Chile, whose registered office is at through its branch office located at Av. Presidente Riesco 5711, 20th Floor Las Condes, Santiago, Chile, (the Lessee).

WHEREAS

(A)                               It is proposed that the Lessor and the Lessee will enter into the Lease Agreement pursuant to which the Lessor will lease the Aircraft to the Lessee.

(B)                               The execution and delivery of this Guarantee is one of the conditions precedent to the effectiveness of the Lease Agreement.

NOW THIS DEED WITNESSES as follows:

1.                                      DEFINITIONS AND INTERPRETATION

1.1                               Except as otherwise defined in this Guarantee and except where the context otherwise requires, all words and expressions defined in the Lease Agreement shall have the same meanings when used in this Guarantee.

1.2                               In addition, in this Guarantee, unless the context otherwise requires:

Collateral Instruments means notes, bills of exchange, certificates of deposit and other negotiable and non-negotiable instruments, guarantees, indemnities and other assurances against financial loss and any other documents or instruments which contain or evidence an obligation (with or without security) to pay, discharge or be responsible directly or indirectly for, any indebtedness or liabilities of the Lessor or any other Person liable;

[COMI means, in relation to the Guarantor, its centre of main interest for the purposes of the Insolvency Provisions;](1)

Guarantee includes each separate or independent stipulation or agreement by the Guarantor contained in this Guarantee;

Guaranteed Liabilities means any and all monies, liabilities and obligations (whether actual or contingent, whether now existing or hereafter arising, whether or not for the payment of money, and including any obligation or liability to pay damages and including any interest which would have accrued on the amounts in question) which are now or which may at any time and from time to time hereafter be due, owing, payable, or incurred, or expressed to be due, owing, payable or incurred from or by the Lessor to the Lessee under or in connection

(1)  Only applies where AerCap Ireland is the Guarantor

Schedule 11 to Framework Deed

1

with the Lease Agreement or any of the other Operative Documents, and references to Guaranteed Liabilities includes references to any part thereof;

[Insolvency Provisions means the Cross-Border Insolvency Regulations 2006 (SI 2006/1030) (Cross-Border Regulations) and the Council Regulation (EC) No. 1346/2000 of 29 May 2000 on insolvency proceedings (OJ 2000 L160/1) (Insolvency Regulation);] (2)

Lease Agreement means the aircraft operating lease agreement dated on or about the date of this Guarantee between LATAM, as Lessee; and [•], as Lessor;

Notice of Demand has the meaning given to it in clause 2.2(a); and

Value Added Tax means any value added Tax, good and services Tax, consumption Tax or other Tax of a similar nature.

1.3                               Headings

Clause headings and the table of contents are inserted for convenience of reference only and shall be ignored in the interpretation of this Guarantee.

1.4                               Construction of certain terms

In this Guarantee, unless the context otherwise requires:

(a)                                 references to clauses are to be construed as references to the clauses of this Guarantee;

(b)                                 references to (or to any specified provision of) this Guarantee or any other document shall be construed as references to this Guarantee, that provision or that document as amended with the agreement of the relevant parties and (where such consent is, by the terms of this Guarantee or the relevant document, required to be obtained as a condition of such amendment being permitted) the prior written consent of any other relevant party to the Operative Documents;

(c)                                  words importing the plural shall include the singular and vice versa;

(d)                                 references to a Person shall be construed as references to any individual, firm, company, corporation, unincorporated body of Persons or any Government Entity or any association or partnership (whether or not having a separate legal personality) of two or more of the foregoing;

(e)                                  references to any enactment shall be deemed to include references to such enactment as re-enacted, amended or extended from time to time;

(f)                                  references to a time of day are to London time;

(g)                                  references to a “guarantee” include references to an indemnity or other assurance against financial loss including, without limitation, an obligation to purchase assets or services as a consequence of a default by any other Person to pay any indebtedness and “guaranteed” shall be construed accordingly;

(h)                                 in the event that any clause, paragraph, part or other division or sub-division of this Guarantee is adjudicated to be unenforceable by a competent court of law, the

(2)  Only applies where AerCap Ireland is the Guarantor

2

remaining provisions of this Guarantee shall be unaffected thereby and shall remain in full force and effect; and

(i)                                     references to the Guarantor and the Lessee shall be construed so as to include references to the successors, permitted transferees and permitted assigns thereof.

2.                                      GUARANTEE

2.1                               Guarantee

(a)                                 In consideration of the Lessee entering into the Lease Agreement and the other Operative Documents to which it is a party, the Guarantor hereby irrevocably and unconditionally guarantees on first written demand to pay to the Lessee and to discharge the Guaranteed Liabilities when they become due for payment or discharge whether by acceleration or otherwise.

(b)                                 The Lessee may make any number of demands hereunder in respect of the Guaranteed Liabilities owed to it.

2.2                               Notice of Demand

(a)                                 If at any time, the Lessor is in breach of the Guaranteed Liabilities (or any of them) then the Lessee shall be entitled to notify the Guarantor thereof by sending it a written notice substantially in the form of Schedule 1 (a Notice of Demand).  Each Notice of Demand shall specify:

(i)             the amount outstanding which the Lessor is required to pay or obligation that is required to be performed; and

(ii)          (if applicable) the account to which such payment should be made.

(b)                                 Within three (3) Business Days following receipt of any Notice of Demand, the Guarantor shall pay to such account as is specified in the Notice of Demand the amount, or perform such obligation, mentioned in clause 2.2(a)(i) and so specified in the relevant Notice of Demand, together with all amounts of interest which shall have accrued on such amount in accordance with the relevant provisions of the Lease Agreement and the other Operative Documents since the due date for payment or the date by the relevant obligation is required to be performed (as the case may be).

2.3                               Guarantor as principal debtor

As a primary and independent obligation, the Guarantor irrevocably and unconditionally agrees that if any of the Guaranteed Liabilities ceases to be valid or enforceable on any ground whatsoever whether or not known to the Lessee (including, without limitation, any irregular exercise or absence of any corporate power or lack of authority of, or breach of duty by, any Person purporting to act on behalf of the Lessor or any legal or other limitation or any disability or any change in the constitution of the Lessor), the Guarantor shall:

(a)                                 nevertheless be liable under this Guarantee in respect of the relevant Guaranteed Liabilities as if the same were fully valid and enforceable against the Lessor and the Guarantor were the principal in respect thereof; and

(b)                                 indemnify the Lessee on demand for any Losses incurred by the Lessee as a result thereof.

3

2.4                               Guarantor not to benefit from security

The Guarantor warrants that it has not taken or received, and undertakes that, until such time as all the Guaranteed Liabilities have been paid, repaid, satisfied, performed and discharged in full, it will not take or receive, the benefit of any security from the Lessor or any other Person in respect of or otherwise in connection with the Guaranteed Liabilities (or any of them) or this Guarantee.

2.5                               Continuing guarantee

(a)                                 This Guarantee shall:

(i)             secure the Guaranteed Liabilities from time to time owing to the Lessee and shall be a continuing security, notwithstanding any intermediate payment, discharge in whole or part, partial settlement, delay in payment or other matter whatsoever;

(ii)          be in addition to any present or future rights or remedies available to the Lessee in respect of the Guaranteed Liabilities; and

(iii)       not be in any way prejudiced or affected by the existence of any such rights or remedies or by the same becoming wholly or in part void, voidable or unenforceable on any ground whatsoever or by the Lessee dealing with, exchanging, varying or failing to perfect or enforce any of the same or giving time for payment or indulgence or compounding with any other Person liable.

(b)                                 The Guarantor agrees that the Guaranteed Liabilities shall expressly include all liabilities which the Lessor may incur to the Lessee pursuant to the Operative Documents.

2.6                               Liability unconditional

The liability of the Guarantor shall not be affected nor shall this Guarantee be discharged or reduced by reason of any act or omission which, but for this clause, would discharge or reduce its liability under this Guarantee, including without limitation:

(a)                                 incapacity or lack of power, authority or legal personality of or dissolution or change in the members, name, style or constitution of, the Lessor or any other Person liable;

(b)                                 the release of the Lessor or any other Person under the terms of any composition or arrangement with any creditor or any other Person;

(c)                                  the Lessee granting any time, indulgence or concession to, or compounding with, discharging, releasing or varying the liability of, the Lessor or any other Person liable, or renewing, determining, varying or increasing any accommodation, facility or transaction or otherwise dealing with the same in any manner whatsoever or concurring in, accepting or varying any compromise, arrangement or settlement or omitting to claim or enforce payment from the Lessor or any other Person liable;

(d)                                subject to Clause 3 (Termination of Guarantee), any amendment, novation, supplement, extension (however fundamental and whether or not more onerous), or replacement, assignment, avoidance or termination of any Operative Document or any other document;

4

(e)                                  any unenforceability, illegality or invalidity of any obligation of any person under this Guarantee, any other Operative Document or any other document;

(f)                                   any act or omission which would not have discharged or affected the liability of the Guarantor had it been a principal debtor instead of a guarantor or by anything done or omitted which but for this provision might operate to exonerate the Guarantor; or

(g)                                  any administration, receivership, winding-up, dissolution, reconstruction, examination, reorganisation or insolvency of the Lessor (or analogous step in any jurisdiction).

2.7                               Operative Documents

No action taken or omitted by the Lessee in connection with any Operative Document or other means of payment shall discharge, reduce, prejudice or affect the liability of the Guarantor under this Guarantee.

2.8                               Waiver of Guarantor’s rights

Until all the Guaranteed Liabilities have been paid, repaid, performed, discharged and satisfied in full and the Lease Term has ended or until this Guarantee has been terminated in accordance with Clause 3 (Termination of Guarantee), the Guarantor agrees that it will not, without the prior written consent of the Lessee:

(a)                                 exercise or take the benefit of any of its rights of subrogation, reimbursement or indemnity against the Lessor in relation to the Guaranteed Liabilities (or any of them);

(b)                                 demand or accept any Collateral Instrument in respect of any right referred to in clause 2.8(a) or dispose of the same;

(c)                                  take any step to enforce any right against the Lessor in respect of any Guaranteed Liabilities including, without limitation, to receive or claim payment from or be indemnified by the Lessor, to bring legal or other proceedings for an order requiring the Lessor to make any payment or perform any obligation in respect of which the Guarantor has given a guarantee, indemnity or undertaking under clauses 2.1 or 2.3;

(d)                                 claim or exercise any right of set-off or counterclaim against the Lessor;

(e)                                  initiate or take any action which would result in the insolvency, administration, receivership, bankruptcy, liquidation, winding-up or dissolution (or any analogous step in any jurisdiction) in relation to the Lessor; and

(f)                                   claim or prove in competition with the Lessee in the bankruptcy, liquidation, insolvency, administration, receivership, examinership, winding-up or dissolution (or any analogous step in any jurisdiction) in relation to the Lessor or have the benefit of, or share in, any payment from, or composition with, the Lessor but so that, if so directed by the Lessee it will prove for the whole or any part of its claim in the liquidation of the Lessor on terms that the benefit of such proof and of all money received by it in respect thereof shall be held on trust for the Lessee and applied in or towards discharge of the Guaranteed Liabilities in accordance with the terms of the Operative Documents.

5

2.9                               Guarantor Intent

Without prejudice to the generality of Clause 2.8 (Waiver of Guarantor’s rights) and subject to the termination of this Guarantee in accordance with Clause 3 (Termination of Guarantee), the Guarantor expressly confirms that it intends that this guarantee shall extend from time to time to any (however fundamental) variation, increase, extension or addition of or to any of the Operative Documents.

2.10                        Immediate recourse

The Guarantor waives any right it may have of first requiring the Lessee (or any trustee or agent on its behalf) to proceed against or enforce any other rights or security or claim payment from any person before claiming from the Guarantor under this Guarantee.  This waiver applies irrespective of any law or any provision of an Operative Document to the contrary.

2.11                        Additional security

This Guarantee is in addition to, is not in any way prejudiced by, and shall not merge with, any other guarantee or security now or in the future held by the Lessee.

2.12                        Suspense accounts

If the Guarantor shall have failed to pay any amount demanded of it pursuant to this Guarantee, any money received by the Lessee from the Guarantor pursuant to this Guarantee (whether before or after the bankruptcy, liquidation, winding-up or dissolution in relation to the Lessor or the Guarantor) may be placed to the credit of a non-interest bearing trust account until such time as the Guaranteed Liabilities have been paid, performed, satisfied and discharged in full.

2.13                        Settlements conditional

Any release, discharge or settlement between the Guarantor and the Lessee shall be conditional upon no security, disposition or payment to the Lessee by the Lessor being void, set aside or ordered to be refunded and if such condition is not fulfilled the Lessee shall be entitled to enforce this Guarantee as if such release, discharge or settlement had not occurred and any such payment had not been made.

2.14                        Guarantor to deliver up certain property

If, contrary to clauses 2.4 (Guarantor not to benefit from security) or 2.8 (Waiver of Guarantor’s rights), the Guarantor takes or receives the benefit of any security or receives or recovers any money or other property it shall promptly notify the Lessee and such security, money or other property shall be held on trust for the Lessee and shall be delivered to the Lessee on written demand for discharge of the Guaranteed Liabilities.  If such trust is held to be unenforceable under applicable Law the Guarantor shall hold or pay cash for such security, money or other property received or recovered which it would otherwise have been bound to hold on trust for the Lessee.

2.15                        Release

Following the payment, performance, satisfaction and discharge in full of all of the Guaranteed Liabilities, the Lessee shall (by written instrument prepared by the Guarantor and signed by the Lessee), at the request and cost of the Guarantor, discharge and release the Guarantor of all of its obligations hereunder.

6

3.                                      TERMINATION OF GUARANTEE

3.1                               Where the Lessor transfers its interest to a Qualifying Person or an Affiliate of a Qualifying Person in accordance with Clause 23.2 (Transfer by Lessor) and Clause 23.4 (Conditions) of the Lease Agreement this Guarantee shall be terminated and the Guarantor released and discharged from all of its obligations hereunder without further action, provided that (i) all of the conditions for such transfer set out in Clause 23.4 (Conditions) of the Lease Agreement have been fulfilled to the satisfaction of the Lessee (acting reasonably), and (ii) when the transferee is an Affiliate of a Qualifying Person, the Lessee has received a replacement to this Guarantee from the Qualifying Person in form and substance reasonably acceptable to the Lessee.

4.                                      PAYMENTS AND TAXES

4.1                               Payment procedure

All payments to be made by the Guarantor under this Guarantee shall be made in immediately available funds before 10.00 a.m. (New York time) on the due date for payment thereof by payment to such account as the Lessee shall direct.

4.2                               Interest

If the Guarantor fails to pay any amount payable by it under this Guarantee on its due date, interest shall accrue on the overdue amount from the due date up to the date of actual payment (both before and after judgment) at the Late Interest Payment Rate.  Any interest accruing under this Clause shall be immediately payable by the Guarantor on demand by the Lessee.

4.3                               Time of the essence

Punctual payment of amounts payable by the Guarantor to the Lessee shall, subject to any express periods of grace set out in this Guarantee, be of the essence and shall be conditions of this Guarantee.

4.4                               Business Days

If any amount falls due to be paid to the Lessee pursuant to or in connection with this Guarantee on a day which is not a Business Day, then it shall be due and payable on the next succeeding Business Day, unless that next succeeding Banking Day falls in the next calendar month, in which case it shall be the immediately preceding Business Day, and any amount of interest shall be adjusted accordingly.

4.5                               Currency of payment

(a)                                 All amounts payable pursuant to this Guarantee shall, unless otherwise required by any of the other Operative Documents, be paid in the same currency as the relevant Guaranteed Liability.

(b)                                If any sum due from the Guarantor under this Guarantee or any order or judgment given or made in relation hereto has to be converted from the currency (the first currency) in which the same is payable under this Guarantee or under that order or judgment into another currency (the second currency) for the purpose of (a) making or filing a claim or proof against the Guarantor, (b) obtaining an order or judgment in any court or other tribunal, or (c) enforcing any order or judgment given or made in relation to this Guarantee, the Guarantor shall, as an independent obligation, within

7

three (3) Business Days of demand, indemnify and hold harmless the recipient party from and against any loss suffered as a result of any difference between (i) the rate of exchange used for that purpose to convert the sum in question from the first currency into the second currency, and (ii) the rate or rates of exchange at which the recipient party may in the ordinary course of business purchase the first currency with the second currency upon receipt of a sum paid to it in satisfaction, in whole or in part, of any such order, judgment, claim or proof.  Any amount due from the Guarantor under this clause 4.5(b) shall be due as a separate debt and shall not be affected by judgment being obtained for any other sums due under or in respect of this Guarantee and the term “rate of exchange” includes any premium and costs of exchange payable in connection with the purchase of the first currency with the second currency.

4.6                               Value Added Tax

(a)                                 All payments made by the Guarantor under this Guarantee are calculated without regard to Value Added Tax.  If any such payment constitutes the whole or any part of the consideration for a taxable or deemed taxable supply to the Guarantor by the Lessee, the amount of that payment shall be increased by an amount equal to the amount of Value Added Tax which is chargeable in respect of the taxable supply in question.  The Guarantor’s obligations under this clause 4.6(a) shall be subject to the delivery to the Guarantor on or before the due date for that payment of an invoice for Value Added Tax purposes made out in accordance with applicable Law.

(b)                                 No payment or other consideration to be made or furnished by the Lessee to the Guarantor pursuant to or in connection with this Guarantee may be increased or added to by reference to (or as a result of any increase in the rate of) any Value Added Tax which shall be or may become chargeable in respect of the taxable supply in question.

(c)                                  If the Lessee makes any payment under, or as contemplated in, this Guarantee or in respect of any of the matters set out herein which bears or includes Value Added Tax which the Lessee determines to be irrecoverable by it, the Guarantor shall, within five (5) Business Days of demand, indemnify the Lessee for that Value Added Tax.

4.7                               Deductions and withholdings

(a)                                 Subject to the provisions of this clause 4.7, all amounts payable to the Lessee by the Guarantor pursuant to or in connection with this Guarantee shall be paid in full without any set-off or counterclaim whatsoever and free and clear of all deductions or withholdings of or on account of Tax whatsoever save only as may be required by applicable Law.

(b)                                 If any deduction or withholding is required by applicable Law in respect of any payment due to the Lessee by the Guarantor pursuant to or in connection with this Guarantee, the Guarantor shall:

(i)             ensure that the deduction or withholding is made and that it does not exceed the minimum legal requirement therefor;

(ii)          pay or procure the payment of the full amount deducted or withheld to the relevant Tax or other authority in accordance with applicable Law;

(iii)       increase the payment in respect of which the deduction or withholding is required so that the net amount received by the Lessee, after the deduction or withholding has been made (and after taking account of any further deduction

8

or withholding which is required to be made as a consequence of the increase), shall equal the amount which the Lessee would have been entitled to receive in the absence of any requirement to make a deduction or withholding; and

(iv)      promptly deliver to the Lessee or procure the delivery of appropriate receipts or other documents evidencing compliance with the foregoing provisions of this clause 4.7(b).

(c)                                  If the Lessee actually receives to its actual knowledge the permanent benefit of a tax credit, allowance or deduction resulting from any additional amount paid by the Guarantor under clause 4.7(b), it shall pay to the Guarantor (provided that there are no circumstances then existing which would entitle the Lessee to issue a Notice of Demand) all or part of that benefit so as to leave the Lessee (after that payment) in no more and no less favourable a position than it would have been in if no such additional amount had been required to be paid, provided always that:

(i)             the amount of any such benefit and the date on which it is received shall be determined by the Lessee (in its sole discretion) and the Lessee shall not be obliged to make any claim in respect of that benefit within any particular period of time;

(ii)          the Lessee shall not be obliged to take any action which in its reasonable opinion would or may prejudice its ability to benefit from any other credit, relief, remission, repayment, allowance or deduction to which it may be entitled;

(iii)       the Guarantor acknowledges that the extent, order and manner in which the Lessee claims tax credits, allowances and deductions available to it is a matter which will be determined in accordance with the Lessee’s accounting and taxation policies and practices and that any credits, allowances or deductions resulting from amounts or additional amounts paid under clause 4.7(b) shall not receive any special preferential treatment, and nothing contained in this clause 4.7(c) shall interfere with the right of the Lessee to arrange its tax affairs in whatsoever manner it thinks fit; and

(iv)      the Lessee shall not be obliged to disclose to the Guarantor information regarding its tax affairs or tax computations.

5.                                      REPRESENTATIONS AND WARRANTIES

5.1                               The Guarantor represents and warrants to the Lessee that on the date hereof:

(a)                                 it is duly incorporated and validly existing under the laws of [•] as a [private limited company][public company with limited liability] and has power to carry on its business as it is now being conducted and to own its property and other assets;

(b)                                it has the power to execute and deliver and to perform its obligations under this Guarantee and all necessary corporate, shareholder and other action has been or will prior to the entering into of the same be taken to authorise the execution, delivery and performance of the same;

(c)                                  its obligations under this Guarantee constitute valid and legally binding obligations of it enforceable in accordance with their respective terms subject to applicable

9

bankruptcy, insolvency, principles of equity and other laws affecting creditor’s rights generally;

(d)                                 the execution and delivery of, the performance of its obligations under, and compliance by it with the provisions of this Guarantee will not (i) contravene any existing applicable Law of [•] or any jurisdiction in which it has a place of business (ii) conflict with, or result in any breach of any of the terms of, or constitute a default under, any agreement or other instrument to which it is a party or is subject or by which it or any of its property is bound, or (iii) contravene or conflict with any provision of its constitutional documents;

(e)                                  its obligations under this Guarantee will rank at least pari passu with all other present and future unsecured and unsubordinated obligations (including contingent obligations) of it with the exception of any such obligations which are mandatorily preferred by law and not by contract;

(f)                                   in any proceedings taken in [•], the choice of English law as the governing law of this Guarantee and any judgment obtained in England or any other applicable jurisdiction will be recognised and enforced;

(g)                                  [its COMI is in [•];](3)

(h)                                 no litigation, arbitration or administrative proceeding that could (by itself or together with any other such proceedings or claims) be expected to have a material adverse effect on its ability to observe or perform its obligations under this Guarantee or a material adverse effect upon its financial condition, business, assets or operations is presently in progress or, to its knowledge or the knowledge of its officers, pending or threatened against it or any of its assets;

(i)                                    under the law of its jurisdiction of incorporation it is not necessary that this Guarantee be filed, recorded or enrolled with any court or other authority in that jurisdiction, or that any stamp, registration or similar tax be paid on or in relation to this Guarantee;

(j)                                    it is subject to civil and commercial law with respect to its obligations under this Guarantee and the transactions contemplated thereby constitute private and commercial acts done for private and commercial purposes and neither it nor any of its assets is entitled to any immunity on the grounds of sovereignty or otherwise from any legal action or proceeding (which shall include suit, attachment prior to judgment, execution or other enforcement);

(k)                                 every consent, authorisation, licence or approval of, or registration with or declaration to, any Government Entity of [•] or any other jurisdiction in which it has a place of business in connection with the execution, delivery, validity, enforceability or admissibility in evidence of this Guarantee, or the performance by it of its obligations under this Guarantee has been or will upon the entering into of the same be obtained or made and is or will upon the entering into of the same be in full force and effect and there has been no default in the observance of any of the conditions or restrictions (if any) imposed in, or in connection with, any of the same;

(l)                                     no event or circumstance (howsoever described) has occurred and is continuing or would result from the entry into or performance by the Guarantor of its obligations under this Guarantee and no event has occurred and is continuing which constitutes (or with the giving of notice, lapse of time, determination of materiality or the

(3)  Only applies where AerCap Ireland is the Guarantor

10

fulfilment of any other applicable condition or any combination of the foregoing might constitute) a material default under any agreement or document which is binding on the Guarantor or any assets of the Guarantor;

(m)                             the obligations of the Guarantor under this Guarantee are direct, general and unconditional obligations of the Guarantor and rank at least pari passu with all other present and future unsecured and unsubordinated obligations (including contingent obligations) of the Guarantor, with the exception of such obligations as are mandatorily preferred by law and not by virtue of any contract;

(n)                                 the Guarantor is and immediately after giving effect hereto shall be Solvent; and

(o)                                 no meeting has been convened or other action taken for or in connection with winding up or dissolution or for the appointment of any receiver in relation to the Guarantor or any of its assets.

5.2                               The rights of the Lessee in relation to any misrepresentation or breach of warranty by the Guarantor shall not be prejudiced by any investigation by or on behalf of the Lessee into the affairs of the Guarantor, by the performance of this Guarantee or by any other act or thing done or omitted by the Lessee which would, but for this clause 5.2, prejudice such rights.

6.                                      COSTS AND EXPENSES

6.1                               Amendment costs

If the Guarantor requests an amendment, waiver, consent or release of or in relation to this Guarantee, the Guarantor shall promptly reimburse the Lessee for the amount of its reasonable out-of-pocket expenses (including, without limitation, legal fees) actually incurred by it in responding to, evaluating, negotiating or complying with that request or requirement provided that such expenses are properly documented and substantiated to the Lessor’s reasonable satisfaction.

6.2                               Enforcement costs

The Guarantor shall, within three Business Days of demand, pay to the Lessee the amount of all costs and expenses (including legal fees) incurred by the Lessee in connection with the enforcement of, or the preservation of any rights under, this Guarantee.

7.                                      CERTIFICATES AND DETERMINATIONS

Any certification or determination by the Lessee of a rate or amount under this Guarantee is, in the absence of manifest error, conclusive evidence of the matters to which it relates.

8.                                      NOTICES

Any communication to be made under or in connection with this Guarantee shall be made in the manner and to the addresses and shall be effective as determined pursuant to the provisions of clause 25 (Notices) of the Lease Agreement and in respect of the Guarantor, notices shall be sent to:

[**                    ].

11

9.                                      MISCELLANEOUS

The provisions of clause 28.1 (Confidentiality), 28.4 (Waiver, Remedies Cumulative), 28.5 (Further Assurances), 28.6 (Severability), 28.8 (Amendments in Writing), 28.10 (Entire Agreement), 28.12 (English Language) of the Lease Agreement shall apply in this Guarantee as if set out in full therein provided that references to Lessor were references to Guarantor and references to this Agreement were references to this Guarantee.

10.                               TRANSFERS

10.1                        Benefit and burden

This Guarantee shall be binding upon the Guarantor and its successors in title and shall enure for the benefit of the Lessee and its respective successors in title, permitted transferees and permitted assignees.

10.2                        No assignment by Guarantor

The Guarantor may not assign or transfer any of its rights or obligations under this Guarantee without the prior written consent of the Lessee.

10.3                        No Assignment by Lessee

The Lessee may not assign or transfer any of its rights or obligations under this Guarantee without the prior written consent of the Guarantor.

11.                               CONTRACTS (RIGHTS OF THIRD PARTIES) ACT 1999

(a)                                 The Guarantor agrees that any of its obligations in this Guarantee which are expressly owed to the Lessee shall be enforceable by the Lessee subject always to any relevant restriction contained in this Guarantee.

(b)                                 It is not intended by any of the parties hereto that any term of this Guarantee shall be enforceable solely by virtue of the Contracts (Rights of Third Parties) Act 1999 by any Person who is not a party hereto. The parties hereto shall not require the consent of any Person who is not a party in order to rescind, vary, waive, release, assign, novate or otherwise dispose of all or any of their respective rights or obligations under this Guarantee.

12.                               GOVERNING LAW AND JURISDICTION

12.1                        Governing law

This Guarantee and any non-contractual obligations arising out of or in connection with this Guarantee shall be governed by and construed in accordance with the laws of England.

12.2                        Jurisdiction

The courts of England are to have exclusive jurisdiction to settle any disputes arising out of or in connection with this Guarantee (including a dispute regarding the existence, validity or termination of this Guarantee) and any dispute relating to non-contractual matters (a Dispute).

12

(a)                                 The parties agree that the courts of England are the most appropriate and convenient courts to settle Disputes and accordingly no Party will argue to the contrary.

(b)                                 This clause 12.2 is for the benefit of the Lessee only.  As a result, the Lessee shall not be prevented from taking proceedings relating to a Dispute in any other courts with jurisdiction. To the extent allowed by law, the parties may take concurrent proceedings in any number of jurisdictions.

Process Agent

12.3                        Guarantor shall at all times maintain an agent for service of process in England.  Such agent shall be [LPA Process Limited (registered in England with company number 6439736) whose current address is at 3A Eghams Wood Road, Beaconsfield, Buckinghamshire, HP9 1JP, England] and any claim form, judgment or other notice of legal process in connection with this Guarantee shall be sufficiently served on the Guarantor if delivered to such agent at its address for the time being.  If for any reason, such agent no longer serves as agent of Guarantor to receive service of process in England, Guarantor shall promptly appoint another agent and advise Lessee thereof. The Guarantor agrees that any failure by a process agent to notify it of the process will not invalidate the proceedings concerned.

12.4                        If any person appointed as an agent for service of process is unable for any reason to act as agent for service of process, the Guarantor must immediately appoint another agent on terms acceptable to the Lessee.  If the Guarantor fails to do so (and such failure continues for a period of not less than fourteen (14) days, the Lessee shall be entitled to appoint such a person by notice to the Guarantor.

12.5                        No immunity

Each of the parties hereto irrevocably and unconditionally:

(a)                                 agrees that in any legal action or proceedings against it or its assets in connection with this Guarantee no immunity from such legal action or proceedings (which shall include suit, attachment prior to judgment, other attachment, the obtaining of judgment, execution or other enforcement) shall be claimed by or on behalf of it or with respect to its assets;

(b)                                 waives any such right of immunity which it or its assets now has or may in the future acquire; and

(c)                                  consents generally in respect of any legal action or proceedings to the giving of any relief or the issue of any process in connection with such action or proceedings including, without limitation, the making, enforcement or execution against any property whatsoever (irrespective of its use or intended use) of any order or judgment which may be made or given in such action or proceedings.

13.                               COUNTERPARTS

This Guarantee may be executed in any number of counterparts and each counterpart shall when executed and delivered be an original document but all counterparts shall together constitute one and the same instrument.

13

IN WITNESS WHEREOF, the parties have caused this Guarantee to be duly executed and delivered on the day and year first above written.

GUARANTOR

SIGNED and DELIVERED as a DEED by	)
as	)	its duly [appointed attorney]
[attorney][authorised signatory] of	)	/[authorised signatory]
[•]	)
in the presence of:	)

Signature of Witness:	)

Name of Witness:	)

Address of Witness:	)

)

Occupation of Witness:	)

LESSEE

SIGNED and DELIVERED as a DEED by	)
LATAM AIRLINES GROUP S.A.,	)
	)	Authorised Signatory )
in the presence of:	)
Signature of Witness:	)
Name of Witness:	)
Address of Witness:	)
)
Occupation of Witness:	)

Signature Page — Guarantee Schedule 11 to Framework Deed

14

SCHEDULE 1
FORM OF NOTICE OF DEMAND

[Letterhead of Lessee]

To:                             [its duly appointed attorney] (the Guarantor)

Dated:  [•]

Guarantee dated [•] between the Guarantor and LATAM Airlines Group S.A., as Lessee, in respect of the Aircraft (the Guarantee)

Capitalised terms used in this Notice of Demand shall have the meanings specified in the Guarantee.

The following Guaranteed Liability has not been performed by [•]:

(a)	Obligation to be performed	[	]

(b)	Amount to be paid	[	]

(c)	Account to which monies should be paid	[	]

Pursuant to the Guarantee, we request [action to be taken/amount to be paid] within three (3) Business Days from receipt of this Notice of Demand.

Signed by:

For and on behalf of:
LATAM Airlines Group S.A.,

15

This Deed has been entered into on the date stated at the beginning of this Deed.

EXECUTED and DELIVERED as a DEED	)
by	)
AERCAP HOLDINGS N.V.	)
)
by	)
its authorised representative in the presence of:	)

by	)
its authorised representative in the presence of:	)

EXECUTED and DELIVERED as a DEED	)
by	)
LATAM AIRLINES GROUP S.A.	)
)
by	)
its authorised representative in the presence of:	)

Framework Deed - Signature Page